UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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United Financial Bancorp, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MERGER PROPOSED—YOUR VOTE IS VERY IMPORTANT

September 6, 2019

Dear Shareholder:

On July 15, 2019, United Financial Bancorp, Inc. (which we refer to as “United Financial”) entered into an Agreement and Plan of Merger (which we refer to as the “merger agreement”) with People’s United Financial, Inc. (which we refer to as “People’s United”). Under the merger agreement, United Financial will merge with and into People’s United, with People’s United as the surviving corporation, in a transaction that we refer to as the “merger.” Following the merger, United Financial’s wholly owned subsidiary, United Bank, will merge with and into People’s United’s wholly owned subsidiary, People’s United Bank, National Association, with People’s United Bank, National Association as the surviving bank.

Under the terms and conditions of the merger agreement, each outstanding share of United Financial common stock, no par value (which we refer to as “United Financial common stock”), held immediately prior to the merger, except for specified shares of United Financial common stock owned by United Financial or People’s United (which will be cancelled), will be converted into the right to receive 0.875 shares (which we refer to as the “merger consideration”) of People’s United common stock, par value $0.01 per share (which we refer to as “People’s United common stock”). The value of the merger consideration will depend on the market price of People’s United common stock on the effective date of the merger.

United Financial’s shareholders should obtain current market price quotations for shares of United Financial common stock and shares of People’s United common stock. Shares of United Financial common stock are listed on the NASDAQ Global Select Market under the symbol “UBNK”. Shares of People’s United common stock are (and those shares to be issued as merger consideration will be) listed on the NASDAQ Global Select Market under the symbol “PBCT”. We expect that upon completion of the transactions contemplated by the merger agreement, former United Financial’s shareholders will own approximately 10.1% of the outstanding People’s United common stock (based on the number of shares of United Financial common stock outstanding as of August 27, 2019, the record date for the special meeting, and the number of shares of People’s United common stock outstanding as of such date).

The market value of People’s United common stock being issued as merger consideration will depend on the market price of People’s United common stock on the closing date of the merger. Based on the closing price of People’s United common stock on July 15, 2019, the last trading day before the public announcement of the execution of the merger agreement, the value of the per share consideration payable to United Financial’s shareholders was $14.53. Based on the closing price of People’s United common stock on August 30, 2019, the last practicable date before the filing of the proxy statement/prospectus accompanying this notice, the value of the per share consideration payable to United Financial’s shareholders was $12.57.

United Financial will be holding a special meeting of its shareholders (which we refer to as the “special meeting”) for the purpose of voting on certain matters in connection with the merger on October 22, 2019 at 10:00 a.m., local time, at the Connecticut Science Center, 250 Columbus Boulevard, Hartford, Connecticut 06103. No vote of People’s United’s shareholders is required in connection with the merger, nor is any such vote being sought.

The United Financial board of directors has determined that the merger agreement and the merger are in the best interests of United Financial and its shareholders, has unanimously approved and adopted the merger agreement and the merger and recommends that you vote “FOR” the merger proposal and “FOR” each of the other proposals described in the accompanying proxy statement/prospectus.

Your vote is important, regardless of the number of shares you own. Whether or not you plan to attend the special meeting, please vote as soon as possible to make sure that your shares of United Financial common stock are represented. Submitting a proxy now will not prevent you from being able to vote in person at the special meeting.

The attached proxy statement/prospectus, which serves as the proxy statement for the special meeting of the shareholders of United Financial and the prospectus for the shares of People’s United common stock to be issued in the merger, includes detailed information about the special meeting, the merger and the documents related to the merger. We urge you to read the entire proxy statement/prospectus carefully, including the discussion of the risks related to the merger and owning People’s United common stock after the merger in the section titled “Risk Factors” beginning on page 23. You can also obtain information about United Financial and People’s United from documents that have been filed with the Securities and Exchange Commission that are incorporated into this proxy statement/prospectus by reference.

Sincerely,

William H. W. Crawford, IV

President and Chief Executive Officer

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued in the merger or passed upon the adequacy or accuracy of this proxy statement/prospectus. Any representation to the contrary is a criminal offense.

The shares of People’s United common stock to be issued in connection with the merger are not savings accounts, deposits or other obligations of any bank or savings association and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

This proxy statement/prospectus is dated September 6, 2019, and is first being mailed to United Financial’s shareholders on or about September 6, 2019.

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

September 6, 2019

To the shareholders of United Financial Bancorp, Inc.:

Notice is hereby given that a special meeting of shareholders (which we refer to as the “special meeting”) of United Financial Bancorp, Inc., a Connecticut corporation (which we refer to as “United Financial”), will be held at the Connecticut Science Center, 250 Columbus Boulevard, Hartford, Connecticut 06103 on October 22, 2019 at 10:00 a.m., local time, for the purpose of considering and voting upon the following matters:

•

the approval of (i) the Agreement and Plan of Merger, dated as of July 15, 2019, by and between People’s United Financial, Inc. (which we refer to as “People’s United”) and United Financial (which we refer to as the “merger agreement”), pursuant to which, among other things, United Financial will merge with and into People’s United, with People’s United as the surviving corporation (which we refer to as the “merger”); and (ii) the merger (we refer to such proposal as the “merger proposal”);

•

the approval, on a non-binding, advisory basis, of the compensation that certain executive officers of United Financial may receive that is based on or otherwise relates to the merger (we refer to such proposal as the “compensation proposal”); and

•

the approval of one or more adjournments of the special meeting, if necessary, advisable or appropriate, to solicit additional proxies in favor of the merger proposal (we refer to such proposal as the “adjournment proposal”).

United Financial will transact no other business at the special meeting except for business properly brought before the special meeting or any adjournment or postponement thereof.

United Financial’s board of directors has fixed the close of business on August 27, 2019 as the record date for determination of shareholders entitled to notice of and to vote at the special meeting, and only shareholders of record on said date will be entitled to receive notice of and to vote at such meeting and any adjournments or postponements thereof.

The affirmative vote of the holders of at least two-thirds of the outstanding shares of United Financial common stock is required to approve the merger proposal. Assuming a quorum is present, the affirmative vote of the holders of a majority of the shares of United Financial common stock represented at the special meeting, either in person or by proxy, is required to approve the compensation proposal and the adjournment proposal.

United Financial’s board of directors has unanimously approved and adopted the merger agreement and the transactions contemplated thereby and recommends that you vote “FOR” the merger proposal, “FOR” the compensation proposal and “FOR” the adjournment proposal.

Your vote is very important. Whether or not you plan to attend the special meeting, please take the time to vote by completing, signing, dating and returning the enclosed proxy card to United Financial in the enclosed postage-paid envelope or by submitting a proxy through the Internet or by telephone as described on the enclosed instructions as soon as possible to make sure your shares of United Financial common stock are represented at the special meeting. If you submit a properly signed proxy card without indicating how you want to vote, your proxy will be counted as a vote “FOR” the merger proposal, “FOR” the compensation proposal and “FOR” the adjournment proposal. The failure to vote by not submitting your proxy or not attending the special meeting and voting in person will have the same effect as a vote “AGAINST” the merger proposal. Submitting a proxy now will NOT prevent you from being able to vote in person at the special meeting. If you hold your shares of United Financial common stock in “street name,” through a bank, broker or other nominee, you should instruct your bank, broker or other nominee how to vote in accordance with the voting instruction form you receive from your bank, broker or other nominee.

If you have any questions or need assistance with voting, please contact our proxy solicitor Morrow Sodali LLC, by calling toll free at (800) 662-5200.

By Order of the Board of Directors,

Marliese L. Shaw

Corporate Secretary

ADDITIONAL INFORMATION

The accompanying proxy statement/prospectus incorporates by reference important business and financial information about People’s United and United Financial from documents filed with the Securities and Exchange Commission (which we refer to as the “SEC”) that are not included in or delivered with the proxy statement/prospectus. You can obtain any of the documents filed with or furnished to the SEC by People’s United or United Financial at no cost from the SEC’s website at http://www.sec.gov. You will also be able to obtain these documents, free of charge, from People’s United at www.peoples.com (“Investor Relations” tab under the heading “Financial Information” and under the subheading “Regulatory Filings”) or from United Financial at www.unitedfinancialinc.com (“Investor Relations” heading under the tab “SEC Filings” and tab “Documents”). Additionally, you may also request copies of these documents, including documents incorporated by reference into the proxy statement/prospectus, at no cost upon written or oral request by contacting the appropriate company at the following addresses and telephone numbers:

People’s United Financial, Inc. 850 Main Street Bridgeport, Connecticut 06604 Attention: Investor Relations Telephone: (203) 338-4581	United Financial Bancorp, Inc. 225 Asylum Street Hartford, Connecticut 06604 Attention: Investor Relations Telephone: (860) 291-3600

You will not be charged for any of these documents that you request. To obtain timely delivery of these documents, please do so by October 15, 2019, in order to receive them before the special meeting.

For a more detailed description of the information incorporated by reference into the accompanying proxy statement/prospectus and how you may obtain it, see “Where You Can Find More Information” beginning on page 121 of the accompanying proxy statement/prospectus. The accompanying proxy statement/prospectus provides a detailed description of the merger and the merger agreement. We urge you to read the accompanying proxy statement/prospectus, including any documents incorporated by reference into the accompanying proxy statement/prospectus, and its annexes carefully and in their entirety.

If you have any questions concerning the merger, the other matters to be considered at the special meeting or the accompanying proxy statement/prospectus or need assistance voting your shares of United Financial common stock, please contact United Financial’s proxy solicitor at the address or telephone number listed below:

Morrow Sodali LLC

470 West Avenue

Stamford, CT 06902

Banks and brokers can call collect: (203) 658-9400	Shareholders should call: (800) 662-5200

Please do not send your stock certificates at this time. You will be sent separate instructions regarding the surrender of your stock certificates.

You should rely only on the information contained in, or incorporated by reference into, the proxy statement/prospectus. No one has been authorized to provide you with information that is different from that contained in, or incorporated by reference into, the proxy statement/prospectus. The proxy statement/prospectus is dated September 6, 2019, and you should assume that the information in the proxy statement/prospectus is accurate only as of such date unless the information specifically indicates that another date applies.

The proxy statement/prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction in which or from any person to whom it is unlawful to make any such offer or solicitation in such jurisdiction.

i

ii

QUESTIONS AND ANSWERS ABOUT THE MERGER AND THE SPECIAL MEETING

The following questions and answers are intended to address briefly some commonly asked questions regarding the merger and the special meeting. These questions and answers may not address all questions that may be important to you as a shareholder. To better understand these matters, and for a description of the legal terms governing the merger, you should carefully read this entire proxy statement/prospectus, including the annexes, as well as the documents that have been incorporated by reference into this proxy statement/prospectus.

Q:	What is the merger?

A:

United Financial Bancorp, Inc. (which we refer to as “United Financial”) and People’s United Financial, Inc. (which we refer to as “People’s United”) have entered into an Agreement and Plan of Merger, dated as of July 15, 2019 (which we refer to as the “merger agreement”), pursuant to which, among other things, United Financial will merge with and into People’s United, with People’s United as the surviving corporation (which we refer to as the “merger”). Immediately following the merger or at such later time as People’s United may determine, United Bank, a Connecticut-chartered stock savings bank, will merge with and into People’s United Bank, National Association (which we refer to as “People’s United Bank”), with People’s United Bank as the surviving bank (which we refer to as the “bank merger”). A copy of the merger agreement is included in this proxy statement/prospectus as Annex A.

Q:	Why am I receiving this proxy statement/prospectus?

A:

In order to complete the merger, United Financial’s shareholders must vote to approve the merger agreement and the merger (which we refer to such proposal as the “merger proposal”). United Financial will hold a special meeting of its shareholders to obtain this approval (which we refer to as the “special meeting”). We are delivering this proxy statement/prospectus to you as both a proxy statement of United Financial and a prospectus of People’s United. It is a proxy statement because United Financial’s board of directors is soliciting proxies from its shareholders to vote on the merger proposal and related matters at a special meeting of shareholders, and your proxy will be used at the special meeting or at any adjournment or postponement of the special meeting. It is a prospectus because People’s United will issue People’s United common stock, par value $0.01 per share (which we refer to as “People’s United common stock”), to United Financial’s shareholders in the merger, and this prospectus contains information about that common stock.

This proxy statement/prospectus contains important information about the merger, the merger agreement, the special meeting and other related matters, and you should read it carefully. The enclosed voting materials for the special meeting allow you to vote your shares of United Financial common stock, no par value (which we refer to as “United Financial common stock”), without attending the special meeting in person. Your vote is important, and we encourage you to submit your proxy as soon as possible.

Q:	What am I being asked to vote on?

A:	United Financial’s shareholders are being asked to vote on the following proposals:

•	the approval of the merger proposal;

•

the approval, on a non-binding, advisory basis, of the compensation that certain executive officers of United Financial may receive that is based on or otherwise relates to the merger (we refer to such proposal as the “compensation proposal”); and

•

the approval of one or more adjournments of the special meeting, if necessary, advisable or appropriate, to solicit additional proxies in favor of the merger proposal (we refer to such proposal as the “adjournment proposal”).

The merger proposal must be approved in order to complete the merger. The approval of the compensation proposal and the adjournment proposal are not conditions to the completion of the merger.

Q:	What will I receive in the merger?

A:

If the merger is completed, each outstanding share of United Financial common stock held immediately prior to the effective time of the merger, except for specified shares of United Financial common stock owned by United Financial or People’s United (which will be cancelled), will be converted into the right to receive 0.875 shares of People’s United common stock (which we refer to as the “merger consideration”). People’s United will not issue any fractional shares of People’s United common stock in the merger. Instead, a United Financial’s shareholder who otherwise would have received a fraction of a share of People’s United common stock will receive an amount in cash with respect thereto as described in this proxy statement/prospectus rounded to the nearest whole cent.

Q:	Will the value of the merger consideration change between the date of this proxy statement/prospectus and the time the merger is completed?

A:

Yes. Although the exchange ratio of 0.875 (which we refer to as the “exchange ratio”) for determining the merger consideration is fixed, the value of the merger consideration is dependent upon the value of People’s United common stock at the effective time of the merger and therefore will fluctuate with the market price of People’s United common stock. Accordingly, any change in the price of People’s United common stock prior to the merger will affect the market value of the merger consideration.

Q:	What are the U.S. federal income tax consequences of the merger to U.S. holders of shares of United Financial common stock?

A:

The merger is intended to qualify for U.S. federal income tax purposes as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (which we refer to as the “Code”), and it is a condition to the respective obligations of People’s United and United Financial to complete the merger that each receives a legal opinion to that effect. Therefore, for U.S. federal income tax purposes, as a result of the merger, a U.S. holder of shares of United Financial common stock generally will not recognize gain or loss on the receipt of People’s United common stock in the merger, but will recognize gain or loss with respect to any cash received in lieu of fractional shares of People’s United common stock. For more information, see “The Merger—Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 80.

Q:	What will happen to shares of People’s United common stock in the merger?

A:	Nothing. Each share of People’s United common stock outstanding will remain outstanding as a share of People’s United common stock following the effective time of the merger.

Q:	When do you expect the merger to be completed?

A:

We will complete the merger when all of the conditions to completion contained in the merger agreement are satisfied or waived, including the receipt of required regulatory approvals and approval of the merger proposal by United Financial’s shareholders. People’s United and United Financial expect the merger to be completed during the fourth quarter of 2019, but because fulfillment of some of the conditions to completion of the merger is not entirely within our control, we cannot assure you of the actual timing.

For more information, see “The Merger Agreement—Conditions to Complete the Merger” beginning on page 101.

Q:	When and where is the special meeting?

A:

The special meeting of shareholders of United Financial will be held at the Connecticut Science Center, 250 Columbus Boulevard, Hartford, Connecticut 06103 on October 22, 2019 at 10:00 a.m., local time.

Q:	Who is entitled to vote at the special meeting?

A:

All holders of United Financial common stock who held shares at the close of business on August 27, 2019 (which we refer to as the “record date”) are entitled to receive notice of and to vote at the special meeting provided that such shares remain outstanding on the date of the special meeting.

Q:	What constitutes a quorum for the special meeting?

A:

Shareholders representing a majority of the outstanding shares of United Financial common stock entitled to vote at the special meeting must be present at the special meeting, either in person or by proxy, for there to be a quorum at the special meeting.

If you hold shares of United Financial common stock in your own name and submit a proxy but fail to provide voting instructions or abstain on any of the proposals listed on the proxy card, your shares will be counted for purposes of determining whether a quorum is present at the special meeting.

If your shares of United Financial common stock are held in “street name” by your broker, bank or other nominee and you do not tell the nominee how to vote your shares, your shares will not be counted for purposes of determining whether a quorum is present for the transaction of business at the special meeting.

Q:	What is the vote required to approve each proposal?

A:	Merger proposal:

•

Standard: Approval of the merger proposal requires the affirmative vote of the holders of at least two-thirds of the shares of United Financial common stock that are outstanding as of the close of business on the record date and entitled to vote on the proposal.

•

Effect of abstentions and broker non-votes: If you fail to submit a proxy or vote in person at the special meeting, mark “ABSTAIN” on your proxy or fail to instruct your bank, broker or other nominee with respect to the merger proposal, it will have the same effect as a vote “AGAINST” the proposal.

Compensation proposal:

•

Standard: Assuming a quorum is present, approval of the compensation proposal requires the affirmative vote of the holders of a majority of the shares of United Financial common stock represented at the special meeting, either in person or by proxy, and entitled to vote on the proposal.

•

Effect of abstentions and broker non-votes: If you mark “ABSTAIN” on your proxy with respect to the compensation proposal, it will have the same effect as a vote “AGAINST” the proposal. If you fail to submit a proxy or vote in person at the special meeting or fail to instruct your bank, broker or other nominee how to vote with respect to the compensation proposal, it will have no effect on such proposal.

Adjournment proposal:

•

Standard: Approval of the adjournment proposal requires the affirmative vote of the holders of a majority of the shares of United Financial common stock represented at the special meeting, either in person or by proxy, and entitled to vote on the proposal, regardless of whether a quorum is present.

•

Effect of abstentions and broker non-votes: If you mark “ABSTAIN” on your proxy with respect to the adjournment proposal, it will have the same effect as a vote “AGAINST” the proposal. If you fail to submit a proxy or vote in person at the special meeting or fail to instruct your bank, broker or other nominee how to vote with respect to the adjournment proposal, it will have no effect on such proposal.

Q:	How does United Financial’s board of directors recommend that I vote?

A:

After careful consideration, United Financial’s board of directors unanimously recommends that United Financial’s shareholders vote “FOR” the merger proposal, “FOR” the compensation proposal and “FOR” the adjournment proposal.

Q:	Are there any risks that I should consider in deciding whether to vote for approval of the merger proposal?

A:

Yes. You should read and carefully consider the risk factors set forth in the section entitled “Risk Factors” beginning on page 23 as well as the risk factors contained in the documents incorporated by reference in this proxy statement/prospectus.

Q:	What do I need to do now? How do I vote my shares of United Financial common stock?

A:

You should carefully read and consider the information contained in or incorporated by reference into this proxy statement/prospectus, including its annexes. It contains important information about the merger, the merger agreement, People’s United and United Financial. If you are a shareholder of record as of the record date, you can ensure that your shares of United Financial common stock are voted at the special meeting by submitting your proxy via:

•	mail, by completing, signing and dating the enclosed proxy card in accordance with the instructions on the proxy card and returning it to United Financial using the enclosed postage-paid envelope;

•	telephone, by calling toll free 1-877-482-6153 and following the recorded instructions; or

•	the Internet, by accessing the website www.proxyvoting.com/UBNK and following the instructions on the website.

If you intend to submit your proxy through the Internet or by telephone, you must do so by 11:59 p.m. Eastern Time on October 21, 2019, the day before the special meeting. If you intend to submit your proxy by mail, your completed proxy card must be received prior to the special meeting.

If you hold your shares of United Financial common stock in “street name” through a bank, broker or other nominee, you must direct your bank, broker or other nominee how to vote in accordance with the instructions you have received from your bank, broker or other nominee.

If you hold shares of United Financial common stock in your plan account under the United Bank 401(k) Plan (which we refer to as the “United 401(k) Plan”), including the employee stock ownership plan component of the United 401(k) Plan (which we refer to as the “ESOP”), you will have received voting instruction forms that reflect all shares of United Financial common stock for which you may direct the voting under the plan. Under the terms of the United 401(k) Plan, the United 401(k) Plan trustee votes all shares of United Financial common stock held by the United 401(k) Plan, but each participant may provide instructions to the trustee on how to vote the shares of United Financial common stock held in his or her plan account. The United 401(k) Plan trustee will vote your shares of United Financial common stock in accordance with your instructions and, subject to the exercise of its fiduciary responsibilities, will vote all unallocated shares of United Financial common stock held by the United 401(k) Plan and allocated shares of United Financial common stock for which no voting instructions were received in the same proportion as the instructions received from other participants in the United 401(k) Plan. The deadline for returning your voting instructions is 11:59 p.m. on October 17, 2019.

Q:	Can I change my vote after I have submitted my signed proxy card?

A:

Yes. If you are a holder of record of United Financial common stock and you have previously submitted your proxy, you may revoke your proxy at any time by taking any of the following actions before your proxy is voted at the special meeting:

•

delivering a written notice bearing a date later than the date of your proxy card to the corporate secretary of United Financial, stating that you revoke your proxy, which notice must be received by United Financial prior to the beginning of the special meeting;

•

completing, signing, dating and returning to the corporate secretary of United Financial a new proxy card relating to the same shares of United Financial common stock and bearing a later date, which new proxy card must be received by United Financial prior to the beginning of the special meeting;

•	casting a new vote through the Internet or by telephone at any time before 11:59 p.m. Eastern Time on October 21, 2019, the day before the special meeting; or

•	attending the special meeting and voting in person (although attendance at the special meeting will not, by itself, revoke a proxy).

You should send any written notice of revocation or any duly executed new proxy, as the case may be, to United Financial at the following address:

United Financial Bancorp, Inc.

225 Asylum Street

Hartford, Connecticut 06103

Attn: Marliese L. Shaw, Corporate Secretary

If you hold your shares of United Financial common stock in “street name” through a bank, broker or other nominee, you must contact your record holder to change your vote.

Q:	Can I attend the special meeting and vote my shares of United Financial common stock in person?

A:

Yes. Although United Financial’s board of directors requests that you promptly return the proxy card accompanying this proxy statement/prospectus, all of United Financial’s shareholders who are holders of record as of the record date are invited to attend the special meeting. If you return the proxy card accompanying this proxy statement/prospectus, you may still attend the special meeting and vote your shares of United Financial common stock in person. If your shares of United Financial common stock are held in “street name,” you must obtain a “legal proxy,” executed in your favor, from the record holder of your shares of United Financial common stock, such as a bank, broker or other nominee, to vote your shares of United Financial common stock in person at the special meeting. If you plan to attend the special meeting, you must hold your shares of United Financial common stock in your own name or have a letter from the record holder of your shares of United Financial common stock confirming your ownership. In addition, you must bring a form of personal photo identification and your admission ticket, which you will have received by mail with this proxy statement/prospectus, with you in order to be admitted to the meeting. United Financial reserves the right to refuse admittance to anyone without proper proof of share ownership, without proper photo identification or without a proper admission ticket. Whether or not you intend to be present at the special meeting, you are urged to complete, sign, date and return the enclosed proxy card to United Financial in the enclosed postage-paid envelope or submit a proxy through the Internet or by telephone as described in the enclosed instructions as soon as possible. If you are then present and wish to vote your shares of United Financial common stock in person, your original proxy may be revoked by attending and voting at the special meeting.

Q:

If my shares of United Financial common stock are held in “street name” by my bank, broker or other nominee, will my bank, broker or other nominee automatically vote my shares of United Financial common stock for me?

A:

No. Your bank, broker or other nominee cannot vote your shares of United Financial common stock unless you provide instructions to your bank, broker or other nominee on how to vote. If your shares of United Financial common stock are held in “street name” through a bank, broker or other nominee, you must provide such bank, broker or other nominee with instructions on how to vote the shares. Please follow the instructions in the voting instruction form provided by the bank, broker or other nominee. You may not vote shares held in street name by returning a proxy card directly to United Financial, or by voting in person at the United Financial special meeting, unless you provide a “legal proxy,” which you must obtain from your bank, broker or other nominee. Further, brokers, banks or other nominees who hold shares of United Financial common stock on behalf of their customers may not give a proxy to United Financial to vote those shares with respect to any of the proposals without specific instructions from their customers, as brokers, banks and other nominees do not have discretionary voting power on these matters. Therefore, failure to instruct your bank, broker or other nominee how to vote with respect to the merger proposal will have the same effect as a vote “AGAINST” approval of such proposal. Failure to instruct your bank, broker or other nominee how to vote with respect to the compensation proposal or the adjournment proposal will have no effect on such proposals.

Q:	What happens if I return my proxy card without indicating how to vote?

If you sign and return your proxy card without indicating how to vote on any particular proposal, the shares of United Financial common stock represented by your proxy will be voted as recommended by United Financial’s board of directors with respect to that proposal, as the case may be.

Q:	What happens if I sell my shares of United Financial common stock after the record date but before the special meeting?

A:

If you sell or otherwise transfer your shares of United Financial common stock after the record date but before the date of the special meeting, you will retain your right to vote at the special meeting (provided that such shares remain outstanding on the date of the special meeting), but you will not have the right to receive the merger consideration. In order to receive the merger consideration, you must hold your shares of United Financial common stock through completion of the merger.

Q:	What do I do if I receive more than one proxy statement/prospectus or set of voting instructions?

A:

United Financial’s shareholders may receive more than one set of voting materials, including multiple copies of this proxy statement/prospectus and multiple proxy cards or voting instruction forms. For example, if you hold shares of United Financial common stock in more than one brokerage account, you will receive a separate voting instruction form for each brokerage account in which you hold such shares. If you hold shares directly as a record holder and also in “street name” or otherwise through a nominee, you will receive more than one proxy statement/prospectus and/or set of voting instructions relating to the special meeting. These should each be voted and/or returned separately in order to ensure that all of your shares of United Financial common stock are voted.

Q:	Are United Financial’s shareholders entitled to seek appraisal or dissenters’ rights if they do not vote in favor of the merger proposal?

A:

No. Pursuant to Section 33-856 of the Connecticut Business and Corporation Act (which we refer to as the “CBCA”), shareholders of a Connecticut corporation are not entitled to exercise any appraisal or dissenters’ rights if such corporation’s stock is listed on a national securities exchange. Accordingly, United Financial’s shareholders do not have appraisal or dissenters’ rights with respect to the merger.

Q:	What are the interests of United Financial’s executive officers and directors in the merger, if any?

A:

Some of the directors and executive officers of United Financial have financial interests in the merger that are different from, or in addition to, the interests of United Financial’s other shareholders generally. These interests include, among others, the accelerated vesting of United Financial stock awards at the effective time of the merger; the rights of named executive officers and two other executive officers under their existing employment agreements upon a qualifying termination of employment within two years after closing; rights of two other executive officers (who are not named executive officers) under the Executive Change in Control Severance Plan upon a qualifying termination of employment within two years after closing; rights of William H. W. Crawford, IV, United Financial’s President and Chief Executive Officer, and one other executive officer (who is not a named executive officer) to enhanced benefits under a supplemental executive retirement plan and agreement, respectively, upon a qualifying termination within two years after closing; rights with respect to 2019 annual cash incentive awards; rights of all eligible employees under the United 401(k) Plan; and rights to continued indemnification and insurance coverage by People’s United after the merger for acts and omissions occurring on or before completion of the merger. The boards of directors of United Financial and People’s United were aware of these interests and considered them, among other matters, in approving the merger agreement and related transactions.

Q:	What happens if the merger is not completed?

A:

If the merger is not completed, United Financial’s shareholders will not receive any merger consideration for their shares of United Financial common stock. Instead, United Financial will remain an independent, public company, and United Financial common stock will continue to be listed and traded on the NASDAQ Global Select Market (which we refer to as “NASDAQ”). In addition, if the merger agreement is terminated in certain circumstances, a termination fee may be required to be paid by United Financial. For a complete discussion of the circumstances under which a termination fee will be required to be paid, see “The Merger Agreement—Termination Fee” beginning on page 103.

Q:	Should I send in my stock certificates now?

A:

No. After the merger is complete, you will receive separate written instructions for surrendering your shares of United Financial common stock in exchange for the merger consideration. In the meantime, you should retain your stock certificates because they are still valid. Please do not send in your stock certificates with your proxy card. If your shares of United Financial common stock are held in book-entry form, you will not be required to take any additional actions. Promptly following the completion of the merger, shares of United Financial common stock held in book-entry form will automatically be exchanged for the merger consideration.

Q:	Where can I find more information about the companies?

A:	You can find more information about People’s United and United Financial from the various sources described under “Where You Can Find More Information” beginning on page 121.

Q:	Whom should I call with questions?

A:

You may contact People’s United or United Financial at the telephone numbers listed under “Where You Can Find More Information” beginning on page 121. In each case, please ask to speak with a representative in the departments identified in that section. You may also contact Morrow Sodali LLC, 470 West Ave., Stamford, CT 06902, United Financial’s proxy solicitor (which we refer to as “Morrow”). Banks and brokers can call collect (203) 658-9400, and all others can call, toll-free, (800) 662-5200.

SUMMARY

This summary highlights selected information from this proxy statement/prospectus. It does not contain all of the information that may be important to you. We urge you to read carefully the entire document and the other documents to which this proxy statement/prospectus refers in order to fully understand the merger and the related transactions. For more information, see “Where You Can Find More Information” beginning on page 121. Each item in this summary refers to the page of this proxy statement/prospectus on which that subject is discussed in more detail.

Information About the Companies (page 41)

People’s United

People’s United is the holding company of People’s United Bank. At June 30, 2019, People’s United had total consolidated assets of $52 billion, over 400 branches across six states and approximately 600 ATMs. A diversified financial services company founded in 1842, People’s United provides consumer, commercial, insurance, retail investment and wealth management and trust services to personal and business banking customers. The address of People’s United’s principal executive offices is 850 Main Street, Bridgeport, Connecticut 06604, and its telephone number is (203) 338-7171.

United Financial

United Financial is the holding company of United Bank. At June 30, 2019, United Financial had total consolidated assets of $7.34 billion, 58 branches and 72 ATMs. A full service financial services firm founded in 1858, United Financial offers a complete line of commercial, small business, wealth management and consumer banking products and services to customers throughout Connecticut, Massachusetts and Rhode Island. United Bank is a financially strong, leading New England bank headquartered in Hartford, Connecticut with its principal executive offices located at 225 Asylum Street, Hartford, Connecticut 06103, and its telephone number is (860) 291-3600.

The Merger (page 43)

United Financial and People’s United have entered into the merger agreement, pursuant to which United Financial will merge with and into People’s United, with People’s United as the surviving corporation in the merger. The merger agreement is attached to this proxy statement/prospectus as Annex A. Please carefully read the merger agreement as it is the legal document that governs the merger.

What United Financial’s Shareholders Will Receive in the Merger

If the merger is completed, each outstanding share of United Financial common stock, held immediately prior to the effective time of the merger, except for shares of United Financial common stock owned by United Financial or People’s United (in each case other than shares of United Financial common stock (1) held in any United Financial benefit plans (other than the United 401(k) Plan, including the ESOP) or trust accounts, managed accounts, mutual funds and the like or otherwise held in a fiduciary or agency capacity, or (2) held, directly or indirectly, in respect of debts previously contracted) (which will be cancelled), will be converted into the right to receive the merger consideration.

Based on the $14.37 closing price of People’s United common stock on NASDAQ on August 30, 2019, the last practicable trading day prior to the date of this proxy statement/prospectus, the value of the merger consideration payable to United Financial’s shareholders was $12.57. The value of the merger consideration is dependent upon the value of People’s United common stock at the effective time of the merger and therefore will fluctuate with the market price of People’s United common stock.

Treatment of United Financial Stock Awards in the Merger

At the effective time of the merger, subject to the terms and conditions of the merger agreement, each option to purchase shares of United Financial common stock granted by United Financial under the United Financial stock incentive plans that is outstanding and unexercised immediately prior to the effective time of the merger (which we refer to as a “United Financial stock option”), whether or not then vested or free of conditions to payment, automatically and without any action on the part of the holder thereof, will be cancelled and converted into the right to receive a number of shares of People’s United common stock equal to the quotient of (i) the product of (A) the number of shares of United Financial common stock subject to such United Financial stock option and (B) the excess, if any, of the per share stock consideration over the exercise price per share of United Financial common stock of such United Financial stock option, divided by (ii) the average of the closing-sale prices of People’s United common stock for the five full trading days ending on the trading day immediately preceding the closing date of the merger, with cash payable in lieu of any fractional shares. The “per share stock consideration” means the exchange ratio times the average of the closing-sale prices of People’s United common stock for the five full trading days ending on the trading day immediately preceding the closing date of the merger. The consideration payable in respect of United Financial stock options will be issued net of applicable tax withholdings, which will be accomplished through the withholding of shares of People’s United common stock with a value equal to the applicable tax withholding obligation, within five business days following the closing date.

At the effective time of the merger, subject to the terms and conditions of the merger agreement, each performance-based restricted stock unit granted by United Financial under the United Financial stock incentive plans that is outstanding immediately prior to the effective time of the merger (which we refer to as a “United Financial PSU”), whether or not then vested or free of conditions to payment, automatically and without any action on the part of the holder thereof, will be cancelled and converted into the right to receive a number of shares of People’s United common stock equal to the product of (A) the number of shares of United Financial common stock subject to such United Financial PSU at the target level of performance applicable to such United Financial PSU, as determined in accordance with the applicable award agreement pursuant to which such United Financial PSU was granted multiplied by (B) the exchange ratio, with cash payable in lieu of fractional shares. The consideration payable in respect of United Financial PSUs will be issued net of applicable tax withholdings, which will be accomplished through the withholding of shares of People’s United common stock with a value equal to the applicable tax withholding obligation, within five business days following the closing date.

At the effective time of the merger, subject to the terms and conditions of the merger agreement, each other United Financial equity-based award granted by United Financial under the United Financial stock incentive plans that is outstanding immediately prior to the effective time of the merger (which we refer to as an “other United Financial equity award”, and together with the United Financial stock options and the United Financial PSUs, the “United Financial stock awards”)), whether or not then vested or free of conditions to payment, automatically and without any action on the part of the holder thereof, will be cancelled and converted into the right to receive a number of shares of People’s United common stock equal to the product of (A) the number of shares of United Financial common stock subject to such other United Financial equity award multiplied by (B) the exchange ratio, with cash payable in lieu of fractional shares. The consideration payable in respect of other United Financial equity awards will be issued net of applicable tax withholdings, which will be accomplished through the withholding of shares of People’s United common stock with a value equal to the applicable tax withholding obligation, within five business days following the closing date.

Accounting Treatment of the Merger (page 83)

People’s United will account for the merger as a purchase for financial reporting purposes.

Material U.S. Federal Income Tax Consequences of the Merger (page 80)

The merger is intended to qualify for U.S. federal income tax purposes as a “reorganization” within the meaning of Section 368(a) of the Code, and it is a condition to the respective obligations of People’s United and United Financial to complete the merger that each receives a legal opinion to that effect. Therefore, for U.S. federal income tax purposes, as a result of the merger, a U.S. holder of shares of United Financial common stock generally will not recognize gain or loss with respect to People’s United common stock received in the merger, but will recognize gain or loss with respect to any cash received in lieu of fractional shares of People’s United common stock.

For more information, see “The Merger—Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 80.

Opinion of United Financial’s Financial Advisor (page 53)

Sandler O’Neill & Partners, L.P. (which we refer to as “Sandler O’Neill”) is acting as financial advisor to United Financial in connection with the proposed merger and participated in certain of the negotiations leading to the execution of the merger agreement. At the July 15, 2019 meeting at which United Financial’s board of directors considered and approved the terms of the merger agreement and the merger, Sandler O’Neill delivered to United Financial’s board of directors its oral opinion, which was subsequently confirmed in writing on the same day, to the effect that, as of such date, the exchange ratio set forth in the merger agreement was fair to the holders of United Financial common stock, from a financial point of view. The full text of Sandler O’Neill’s opinion is attached as Annex B to this proxy statement/prospectus which sets forth the procedures followed, assumptions made, matters considered and qualifications and limitations on the review undertaken by Sandler O’Neill in rendering its opinion. United Financial’s shareholders are urged to read the entire opinion carefully in connection with their consideration of the merger proposal. Sandler O’Neill’s opinion speaks only as of the date of the opinion and was necessarily based on financial, economic, regulatory and other conditions as they existed on, and the information made available to Sandler O’Neill as of, the date thereof. Sandler O’Neill’s opinion is addressed to United Financial’s board of directors in its capacity as such, is directed only as to the fairness of the exchange ratio to the holders of United Financial common stock from a financial point of view, and does not constitute a recommendation as to how any United Financial shareholder should vote with respect to the merger proposal.

For more information, see the section entitled “The Merger—Opinion of United Financial’s Financial Advisor” on page 53 of this proxy statement/prospectus and the copy of the Sandler O’Neill opinion included in this proxy statement/prospectus as Annex B.

RP Financial Analyses (page 64)

United Financial engaged RP Financial, LC. (which we refer to as “RP Financial”) to provide certain strategic planning and advisory services in connection with its assessment of United Financial’s internal strategic plan assuming United Financial continued to operate independently and to assist the board of directors in its evaluation of a prospective merger with People’s United.

RP Financial provided the results of its independent analyses to United Financial’s board of directors (in its capacity as such) in connection with and for the purpose of its evaluation of United Financial’s internal strategic plan and its prospective merger with People’s United. RP Financial made no recommendation to United Financial’s board of directors or management and makes no recommendation to any United Financial shareholder as to how such shareholder should vote with respect to the merger or any other matter at the special meeting or whether to take any other action with respect to the merger. RP

Financial’s analyses were among the many factors considered by United Financial’s board of directors in its evaluation of the transactions contemplated by the merger agreement and should not be viewed as determinative of the views of United Financial’s board of directors or management with respect to the merger consideration or the transactions contemplated by the merger agreement, and the decision to approve and recommend the transactions contemplated by the merger agreement to United Financial’s shareholders was made independently by United Financial’s board of directors.

For more information, see the section entitled “The Merger—RP Financial Analyses” beginning on page 64 of this proxy statement/prospectus.

Recommendation of United Financial’s Board of Directors (page 50)

United Financial’s board of directors has determined that the merger is in the best interests of United Financial and its shareholders. United Financial’s board of directors unanimously recommends that United Financial’s shareholders vote “FOR” the approval of the merger proposal and “FOR” the other matters to be considered at the special meeting.

Interests of United Financial’s Directors and Executive Officers in the Merger (page 72)

In considering the recommendation of United Financial’s board of directors with respect to the merger, United Financial’s shareholders should be aware that the directors and executive officers of United Financial have certain interests in the merger that may be different from, or in addition to, the interests of United Financial’s shareholders generally. These interests include, among others:

•	the accelerated vesting of United Financial stock awards at the effective time of the merger, subject to the terms and conditions of the merger agreement;

•

United Financial’s named executive officers and certain other executive officers are party to employment agreements that provide for “double-trigger” severance benefits upon certain qualifying terminations of employment within two years after a change in control, including the merger;

•

certain of United Financial’s executive officers (excluding the named executive officers) participate in an Executive Change in Control Severance Plan, which provides for “double-trigger” severance benefits upon a qualifying termination of employment within two years or, in some cases, the six-month period prior to the date of a change in control, including the merger;

•

Mr. Crawford and one other executive officer are entitled to receive enhanced benefits under a supplemental executive retirement plan and agreement, respectively, upon an involuntary termination (or termination for good reason) within two years following a change in control;

•

pursuant to the terms of the merger agreement, if the effective time of the merger occurs before the payment of United Financial’s 2019 annual cash incentive awards (which we refer to as the “2019 incentives”), People’s United will cause to be paid to each employee of United Financial and its subsidiaries who is employed by United Financial or its subsidiaries immediately prior to the effective time (including the executive officers) the prorated portion of such employee’s 2019 incentives on or as soon as practicable following the closing date;

•

pursuant to the terms of the merger agreement, prior to closing, United Financial will take steps to terminate the United 401(k) Plan (including the ESOP) and at such later date as directed by People’s United, participants will be permitted to rollover their United 401(k) Plan (including the ESOP) account balances (including loans) into a tax qualified retirement defined contribution plan sponsored by People’s United; and

•

pursuant to the terms of the merger agreement, United Financial’s directors and executive officers are entitled to continued indemnification and insurance coverage after the completion of the merger for acts and omissions occurring on or before completion of the merger.

United Financial’s board of directors was aware of these interests and considered them, among other matters, in making its recommendation that United Financial’s shareholders vote to approve the merger proposal. For more information, see “The Merger—Background of the Merger” beginning on page 43 and “The Merger—United Financial’s Reasons for the Merger; Recommendation of United Financial’s Board of Directors” beginning on page 50. These interests are described in more detail below, and certain of them are quantified in the narrative and in the section entitled “The Merger—Interests of United Financial’s Directors and Executive Officers in the Merger” beginning on page 72.

People’s United’s Board of Directors After the Merger (page 80)

People’s United’s board of directors will not change in connection with the merger and the other transactions contemplated by the merger agreement.

Agreement Not to Solicit Other Offers (page 100)

United Financial has agreed not to initiate, solicit, knowingly encourage or knowingly facilitate inquiries or proposals with respect to, engage or participate in any negotiations concerning, provide any confidential or nonpublic information or data to, or have or participate in any discussions with any person relating to any proposals from third parties regarding acquiring United Financial or its businesses (except to seek to clarify and understand the terms and conditions of any inquiry or proposal made by such third party or to notify a person that has made or, to the knowledge of United Financial, is considering making an acquisition proposal, of the existence of these restrictions). However, if United Financial receives an unsolicited bona fide written acquisition proposal from a third party prior to the approval of the merger proposal by United Financial’s shareholders, United Financial may furnish or cause to be furnished nonpublic information or data to such third party and participate in negotiations or discussions with such third party if, among other steps, United Financial’s board of directors concludes in good faith that failure to take such actions would reasonably be expected to violate its fiduciary duties under applicable law and prior to providing any such nonpublic information, United Financial will have entered into a confidentiality agreement with such third party on terms no less favorable to it than the confidentiality agreement between United Financial and People’s United and which shall not provide such third party with any exclusive right to negotiate with United Financial. For more information, see “The Merger Agreement—Agreement Not to Solicit Other Offers” beginning on page 100.

Regulatory Approvals Required for the Merger (page 83)

Subject to the terms of the merger agreement, both United Financial and People’s United have agreed to use their reasonable best efforts to obtain as promptly as practicable all regulatory approvals necessary or advisable to complete the transactions contemplated by the merger agreement, including the merger and the bank merger, and comply with the terms and conditions of such approvals. These approvals include approvals from (or waivers of such approvals by) the Board of Governors of the Federal Reserve System (which we refer to as the “Federal Reserve Board”), the Office of the Comptroller of the Currency (which we refer to as the “OCC”) and the State of Connecticut Department of Banking (which we refer to as the “Connecticut DOB”). Notifications regarding, and/or applications requesting approval for, the transactions contemplated by the merger agreement may also be submitted to other federal and state regulatory authorities and self-regulatory organizations. People’s United has filed applications to obtain the necessary regulatory approvals or, in the case of the Federal Reserve Board, a request for a determination by the Federal Reserve Board that no regulatory purpose would be served by requiring an application under Section 3 of the Bank Holding Company Act of 1956 (which we refer to as the “BHC Act”) for the transactions contemplated by the merger agreement. People’s United received such a determination from the Federal Reserve Board on August 30, 2019. The completion of the merger is also subject to the expiration of certain waiting periods and other requirements. Although People’s United does not know of any reason why it would not be able to obtain the necessary regulatory approvals in a timely manner, People’s United cannot be certain when or if it will obtain them or, if obtained, whether they will contain terms, conditions or restrictions not currently contemplated that will be detrimental to People’s United or its subsidiaries after the completion of the merger, or will contain any condition or restriction that would reasonably be expected to have a material adverse effect on People’s United and its subsidiaries, taken as a whole, after giving effect to the merger (measured on a scale relative to United Financial and its subsidiaries, taken as a whole) (which we refer to as a “materially burdensome regulatory condition”). For more information regarding the regulatory approvals to which completion of the merger and the bank merger are subject, see “The Merger—Regulatory Approvals Required for the Merger” beginning on page 83.

Conditions to Complete the Merger (page 101)

Each party’s obligation to complete the merger is subject to the satisfaction or waiver (to the extent permitted under applicable law) of certain conditions, including: (i) the approval of the merger proposal by the requisite vote of United Financial’s shareholders; (ii) the authorization for listing on NASDAQ of the shares of People’s United common stock to be issued pursuant to the merger; (iii) the receipt of all required regulatory approvals which are necessary to consummate the transactions contemplated by the merger agreement and the expiration of all statutory waiting periods without the imposition of a materially burdensome regulatory condition; (iv) the effectiveness of the registration statement of which this proxy statement/prospectus is a part with respect to the People’s United common stock to be issued upon the consummation of the merger; (v) the absence of any order, injunction or other legal restraint preventing the completion of the merger or the bank merger or making the completion of the merger illegal; (vi) subject to certain exceptions and materiality standards provided in the merger agreement, the accuracy of the representations and warranties of each of People’s United and United Financial; (vii) performance in all material respects by each of People’s United and United Financial of its respective obligations under the merger agreement; and (viii) receipt by each of People’s United and United Financial of an opinion from its respective counsel to the effect that the merger will be treated as a “reorganization” within the meaning of Section 368(a) of the Code.

Neither United Financial nor People’s United can be certain when, or if, the conditions to the merger will be satisfied or waived, or that the merger will be completed. For more information, see “The Merger Agreement—Conditions to Complete the Merger” beginning on page 101.

Termination of the Merger Agreement (page 101)

The merger agreement may be terminated at any time by People’s United or United Financial prior to the effective time of the merger under the following circumstances:

•	by mutual written consent of People’s United and United Financial;

•

by either People’s United or United Financial, if any governmental entity that must grant a required regulatory approval has denied approval of the merger or the bank merger and such denial has become final and nonappealable, or any governmental entity of competent jurisdiction has issued a final nonappealable order permanently enjoining or otherwise prohibiting or making illegal the consummation of the merger or the bank merger, unless the failure to obtain a required regulatory approval is due to the failure of the party seeking to terminate the merger agreement to perform or observe its covenants and agreements under the merger agreement;

•

by either People’s United or United Financial, if the merger is not consummated by July 15, 2020 (which we refer to as the “termination date”), unless the failure of the merger to be consummated by the termination date is due to the failure of the party seeking to terminate the merger agreement to perform or observe its covenants and agreements under the merger agreement; provided, that the termination date may be extended to October 15, 2020 by either People’s United or United Financial if the closing of the merger has not occurred by July 15, 2020, and on such date, (i) the parties have not received all required regulatory approvals to consummate the merger and (ii) each of the other conditions precedent set forth in the merger agreement has been satisfied or waived (other than those conditions that by their nature are to be satisfied at the closing of the merger; provided, that such conditions would have been satisfied on the termination date);

•

by either People’s United or United Financial, if there is a breach by the other party of any of the covenants or agreements or any of the representations or warranties (or any such representation or warranty ceases to be true) of such other party set forth in the merger agreement that would, individually or in the aggregate with other breaches by such party, result in failure of the conditions to the terminating party’s obligations to complete the merger to be satisfied, unless the breach is cured by the earlier of the termination date and 45 days following written notice of the breach (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement of such terminating party set forth in the merger agreement); and

•

by People’s United, if (i) prior to the approval by United Financial’s shareholders of the merger agreement, United Financial or its board of directors (A) submits the merger agreement to United Financial’s shareholders without a recommendation for approval, or otherwise withdraws or materially and adversely modifies its recommendation for approval (or publicly discloses an intention to do so), or recommends to its shareholders an acquisition proposal other than the merger, or (B) breaches its obligation to call and hold the special meeting for the purpose of voting on the merger proposal or materially breaches its obligation not to solicit other offers or (ii) a tender offer or exchange offer for 25% or more of the outstanding shares of United Financial common stock is commenced (other than by People’s United or its subsidiaries) and United Financial’s board of directors recommends that United Financial’s shareholders tender or exchange their shares (or fails to recommend a rejection of such tender or exchange offer within 10 business days).

For more information, see “The Merger Agreement—Termination of the Merger Agreement” beginning on page 101.

Termination Fee (page 103)

If the merger agreement is terminated under certain circumstances, United Financial may be required to pay to People’s United a termination fee equal to $28,278,000 (which we refer to as the “termination fee”). This termination fee could discourage other companies from seeking to acquire or merge with United Financial. For more information, see “The Merger Agreement—Termination Fee” beginning on page 103.

Amendment, Waiver and Extension of the Merger Agreement (page 103)

People’s United and United Financial may jointly amend the merger agreement, and each of People’s United and United Financial may waive its right to require the other party to comply with particular provisions of the merger agreement. However, People’s United and United Financial may not amend the merger agreement after United Financial’s shareholders have approved the merger if the amendment would legally require further approval by United Financial’s shareholders without first obtaining such further approval.

For more information, see “The Merger Agreement—Amendment, Waiver and Extension of the Merger Agreement” beginning on page 103.

The Special Meeting of United Financial’s Shareholders (page 33)

United Financial will hold its special meeting of shareholders at the Connecticut Science Center, 250 Columbus Boulevard, Hartford, Connecticut 06103 on October 22, 2019 at 10:00 a.m., local time. At the special meeting you will be asked to vote upon the following matters (each as described in more detail in “The Proposals” beginning on page 39):

•	the merger proposal;

•	the compensation proposal; and

•	the adjournment proposal.

You can vote at the United Financial special meeting of shareholders if you owned United Financial common stock at the close of business on the record date. As of the record date, there were approximately 50,884,882 shares of United Financial common stock outstanding and entitled to vote, approximately 859,840 of which, or 1.69%, were owned beneficially or of record by directors and officers of United Financial. You can cast one vote for each share of United Financial common stock that you owned on that date.

Shareholders representing a majority of the outstanding shares of United Financial common stock entitled to vote at the special meeting must be present at the special meeting, either in person or by proxy, for there to be a quorum at the special meeting.

The affirmative vote of the holders of at least two-thirds of the outstanding shares of United Financial common stock is required to approve the merger proposal. Assuming a quorum is present, the affirmative vote of the holders of a majority of the shares of United Financial common stock represented at the special meeting, either in person or by proxy, is required to approve the compensation proposal. The affirmative vote of the holders of a majority of the shares of United Financial common stock represented at the special meeting, either in person or by proxy, is required to approve the adjournment proposal, regardless of whether a quorum is present.

United Financial’s shareholders must approve the merger proposal in order for the merger to occur. United Financial’s shareholders are not, however, required to approve the compensation proposal or the adjournment proposal in order for the merger to occur. If United Financial’s shareholders fail to approve the compensation proposal or the adjournment proposal, but approve the merger proposal, the merger may nonetheless occur.

No Appraisal Rights (page 87)

Pursuant to Section 33-856 of the CBCA, shareholders of a Connecticut corporation are not entitled to exercise any appraisal or dissenters’ rights if such corporation’s stock is listed on a national securities exchange. Accordingly, United Financial’s shareholders do not have appraisal or dissenters’ rights with respect to the merger.

Comparison of Shareholder Rights (page 106)

The rights of United Financial’s shareholders will change as a result of the merger. The rights of United Financial’s shareholders are governed by Connecticut law and by United Financial’s certificate of incorporation, as amended (which we refer to as “United Financial’s certificate of incorporation”), and United Financial’s bylaws, as amended (which we refer to as “United Financial’s bylaws”). Upon completion of the merger, United Financial’s shareholders will become People’s United’s shareholders, and their rights will be governed by Delaware law and People’s United’s certificate of incorporation, as amended (which we refer to as “People’s United’s certificate of incorporation”) and People’s United’s bylaws, as amended (which we refer to as “People’s United’s bylaws”). For additional information regarding the different rights of shareholders of People’s United than shareholders of United Financial, see “Comparison of Shareholder Rights” beginning on page 106.

Risk Factors (page 23)

You should consider all of the information contained in or incorporated by reference into this proxy statement/prospectus in deciding how to vote for the proposals presented in the proxy statement/prospectus. In particular, you should consider the factors described under “Risk Factors” beginning on page 23.

SELECTED HISTORICAL FINANCIAL DATA OF PEOPLE’S UNITED

People’s United is providing the following information to aid you in your analysis of the financial aspects of the merger. People’s United derived the financial information as of and for the fiscal years ended December 31, 2014 through December 31, 2018 from its historical audited financial statements for these fiscal years. People’s United derived the financial information as of and for the six months ended June 30, 2019 and 2018 from its unaudited financial statements, which financial statements include, in the opinion of People’s United management, all adjustments, consisting of normal recurring adjustments, necessary for a fair statement of those results.

The results for the six months ended June 30, 2019 are not necessarily indicative of the results that may be expected for the fiscal year ending December 31, 2019, and you should not assume the results of operations for any past periods indicate results for any future period. This information is only a summary, and you should read it in conjunction with People’s United’s consolidated financial statements and the related notes contained in People’s United’s periodic reports filed with the SEC that have been incorporated by reference into this proxy statement/prospectus. For more information, see “Where You Can Find More Information” beginning on page 121.

	As of and for the Six Months Ended June 30,		As of and for the Fiscal Year Ended December 31,
	2019	2018	2018	2017	2016	2015	2014
	(dollars in millions, except per common share data)
Selected Financial Condition Data:
Total assets	$51,623	$44,575	$47,877	$44,453	$40,610	$38,947	$36,022
Loans	38,557	32,512	35,241	32,575	29,745	28,411	26,592
Securities	7,086	7,324	7,233	7,043	6,738	6,449	5,012
Short-term investments(1)	275	253	266	378	182	380	769
Allowance for loan losses	244	237	240	234	229	211	198
Goodwill and other acquisition-related intangible assets	3,073	2,574	2,866	2,560	2,142	2,088	2,103
Deposits	39,467	32,468	36,159	33,056	29,861	28,417	26,138
Borrowings	3,400	4,639	3,593	4,104	4,057	4,307	3,692
Notes and debentures	912	889	896	902	1,030	1,033	1,027
Stockholders’ equity	7,046	5,900	6,534	5,820	5,142	4,732	4,633
Non-performing assets(2)	179	187	186	168	167	182	224

Financial Results:
Net interest income—FTE(3)	$695.4	$609.9	$1,262.4	$1,143.2	$1,004.5	$957.3	$931.1
Provision for loan losses	13.2	11.9	30.0	26.0	36.6	33.4	40.6
Net security gains (losses)(4)	0.1	0.1	(9.8)	(25.4)	(5.9)	—	3.0
All other non-interest income(5)	200.8	185.2	376.2	378.3	348.6	352.4	347.8
Non-interest expense(6)	555.6	492.1	996.1	960.3	868.8	860.6	841.5
Income from continuing operations	247.8	218.1	468.1	337.2	281.0	260.1	251.7
Net income	247.8	218.1	468.1	337.2	281.0	260.1	251.7
Net income available to common shareholders	240.8	211.1	454.0	323.1	279.2	260.1	251.7

Selected Financial Ratios and Other Data:
Performance Ratios:
Return on average assets(7)	1.00%	0.99%	1.04%	0.79%	0.71%	0.71%	0.75%
Return on average common equity(8)	7.4	7.5	7.8	6.0	5.8	5.5	5.4
Return on average tangible common equity(8)	13.5	13.9	14.3	11.0	10.2	10.0	10.0
Net interest margin(7)	3.15	3.07	3.12	2.98	2.80	2.88	3.09
Net interest rate spread	3.10	3.04	3.07	2.95	2.78	2.86	3.07
Efficiency ratio	56.6	58.9	57.4	57.7	60.5	61.5	62.1
Average interest-earning assets to average interest-bearing liabilities	132.28	133.88	134.41	132.04	127.94	128.07	129.27

	As of and for the Six Months Ended June 30,		As of and for the Fiscal Year Ended December 31,
	2019	2018	2018	2017	2016	2015	2014
	(dollars in millions, except per common share data)

Common Share Data:
Basic earnings per common share	$0.63	$0.62	$1.30	$0.98	$0.92	$0.86	$0.84
Diluted earnings per common share	0.63	0.61	1.29	0.97	0.92	0.86	0.84
Dividends paid per common share	0.3525	0.3475	0.6975	0.6875	0.6775	0.6675	0.6575
Book value per common share (end of period)	17.34	16.56	16.95	16.40	15.85	15.62	15.44
Tangible book value per common share (end of period)(10)	9.51	9.02	9.23	8.87	8.92	8.73	8.43
Common dividend payout ratio	56.0%	56.2%	53.7%	70.6%	73.7%	77.3%	78.2%

Capital Ratios:
Average stockholders’ equity to average total assets	13.7%	13.3%	13.4%	13.1%	12.2%	12.7%	13.7%
Stockholders’ equity to total assets	13.6	13.2	13.6	13.1	12.7	12.1	12.9
Tangible common equity to tangible assets(10)	7.7	7.3	7.6	7.2	7.2	7.2	7.5

Regulatory Capital Ratios(11):
Leverage (core) capital	8.7%	8.6%	8.7%	8.3%	8.4%	8.0%	7.9%
Tier 1 risk-based capital	10.7	10.8	10.9	10.4	10.7	9.8	9.8
Total risk-based capital	12.0	12.5	12.5	12.2	12.5	11.7	12.2

Asset Quality Ratios:
Originated non-performing loans to originated loans(12)	0.56%	0.56%	0.55%	0.49%	0.51%	0.58%	0.77%
Non-performing assets to:
Originated loans, REO and repossessed assets(12)	0.56	0.62	0.61	0.56	0.57	0.66	0.88
Tangible stockholders’ equity and originated allowance for loan losses	4.24	5.25	4.76	4.81	5.19	6.38	8.24
Net loan charge-offs to average total loans(9)	0.05	0.06	0.07	0.08	0.06	0.08	0.12
Total originated allowance for loan losses to:
Originated non-performing loans(12)	146.0	138.4	140.9	155.2	150.6	127.3	95.5
Originated loans(12)	0.76	0.77	0.77	0.77	0.77	0.73	0.74

(1)	Includes securities purchased under agreements to resell.
(2)

Excludes “acquired” loans (see note 12 below) that meet People’s United’s definition of a non-performing loan, but for which the risk of credit loss has been considered by virtue of People’s United’s estimate of acquisition-date fair value and/or the existence of an FDIC loss-share agreement.

(3)	Fully taxable equivalent basis.
(4)

Includes $10.0 million in security losses (considered non-operating) for the fiscal years ended December 31, 2018 and 2017 incurred as a tax planning strategy in response to tax reform-related benefits.

(5)	Includes $9.2 million and $20.6 million of non-operating income for the fiscal years ended December 31, 2015 and 2014, respectively.
(6)

Includes $21.5 million and $2.9 million of non-operating expenses for the six months ended June 30, 2019 and 2018, respectively. Includes $11.4 million, $30.6 million, $4.7 million, $12.9 million, and $9.5 million of non-operating expenses for the fiscal years ended December 31, 2018, 2017, 2016, 2015 and 2014 respectively.

(7)	Calculated based on net income for all periods. Six month ratios are presented on an annualized basis.
(8)	Calculated based on net income available to common stockholders for all periods. Six month ratios are presented on an annualized basis.
(9)	Six month ratios are presented on an annualized basis.
(10)

The tangible common equity ratio is the ratio of (i) tangible common equity (total stockholders’ equity less preferred stock, goodwill and other acquisition-related intangible assets) (the numerator) to (ii) tangible assets (total assets less goodwill and other acquisition-related intangible assets) (the denominator). Tangible book value per common share is calculated by dividing tangible common equity by common shares (total common shares issued, less common shares classified as treasury shares and unallocated People’s United Employee Stock Ownership Plan common shares).

(11)	Effective January 1, 2015, all regulatory capital ratios are calculated in accordance with BASEL III capital rules.
(12)

Calculations exclude “acquired” loans, which represent the acquisition-date portfolios in People’s United’s acquisitions that are accounted for as loan pools. “Originated” loans represent all loans other than acquired loans. Including acquired loans and acquired non-performing loans at June 30, 2019, non-performing loans were 0.51% of total loans and non-performing assets were 0.55% of total loans, REO and repossessed assets.

SELECTED HISTORICAL FINANCIAL DATA OF UNITED FINANCIAL

The following selected consolidated financial information for the fiscal years ended December 31, 2014 through December 31, 2018 is derived from audited financial statements of United Financial. The financial information as of and for the six months ended June 30, 2019 and 2018 are derived from unaudited financial statements, which financial statements include, in the opinion of United Financial’s management, all adjustments, consisting of normal recurring adjustments, necessary for a fair statement of those results. The results of operations for the six months ended June 30, 2019 are not necessarily indicative of the results that may be expected for the entire year ending December 31, 2019, and you should not assume the results of operations for any past periods indicate results for any future period. This information is only a summary, and you should read it in conjunction with United Financial’s consolidated financial statements and the related notes contained in United Financial’s periodic reports filed with the SEC that have been incorporated by reference into this proxy statement/prospectus. For more information, see “Where You Can Find More Information” beginning on page 121.

	As of and for the Six Months Ended June 30,		As of and for the Fiscal Year Ended December 31,
	2019	2018	2018	2017	2016	2015	2014
	(dollars in millions, except per common share data)
Selected Financial Condition Data:
Total assets	$7,336	$7,209	$7,357	$7,114	$6,600	$6,229	$5,477
Loans receivable, net	5,720	5,442	5,623	5,308	4,871	4,587	3,877
Securities—available for sale	841	1,006	973	1,051	1,043	1,059	1,053
Short-term investments	47	47	62	32	44	48	44
Allowance for loan losses	53	49	52	47	43	34	25
Goodwill and other acquisition related intangible assets	122	119	123	120	121	123	125
Deposits	5,727	5,393	5,671	5,198	4,711	4,437	4,035
Advances from the Federal Home Loan Bank	652	925	797	1,046	1,047	949	581
Other borrowings	90	116	102	119	123	150	196
Stockholders’ equity	720	702	713	693	656	626	602
Non-performing assets	32	31	32	34	36	39	35

Financial Results:
Net interest income—FTE	$93.9	$94.7	$191.5	$184.2	$171.1	$164.6	$137.9
Provision for loan losses	4.5	4.3	8.9	9.4	13.4	13.0	9.5
Net security gains	0.9	0.2	0.1	0.8	2.0	0.9	1.2
All other non-interest income	8.9	17.5	36.6	33.8	28.9	32.0	15.4
Non-interest expense	78.6	75.1	157.8	142.8	134.7	128.6	144.4
Income from continuing operations	9.4	31.4	59.9	54.6	49.7	49.6	6.8
Net income	9.4	31.4	59.9	54.6	49.7	49.6	6.8
Net income available to common shareholders	9.4	31.4	59.9	54.6	49.7	49.6	6.8

Selected Financial Ratios and Other Data:
Performance Ratios:
Return on average assets(1)	0.26%	0.89%	0.84%	0.80%	0.78%	0.87%	0.16%
Return on average common equity(1)	2.62	9.07	8.57	8.09	7.77	8.08	1.28
Return on average tangible common equity(1)(2)	3.38	11.14	10.53	10.01	9.81	10.35	1.70
Net interest margin(3)	2.81	2.94	2.92	3.01	2.96	3.19	3.54
Net interest rate spread(4)	2.52	2.74	2.71	2.87	2.83	3.07	3.43
Efficiency ratio(5)	69.83	64.58	66.01	61.91	62.43	61.24	65.40
Average interest-earning assets to average interest-bearing liabilities	118.18	117.43	117.63	117.81	118.75	119.82	123.60

Common Share Data:
Basic earnings per common share	$0.19	$0.62	$1.18	$1.09	$1.00	$1.01	$0.16
Diluted earnings per common share	0.19	0.62	1.17	1.07	0.99	1.00	0.16
Dividends paid per common share	0.24	0.24	0.48	0.48	0.48	0.46	0.40
Book value per common share (end of period)(6)	14.09	13.73	13.94	13.58	12.91	12.53	12.16
Tangible book value per common share (end of period)(7)	11.71	11.40	11.54	11.24	10.53	10.07	9.65
Common dividend payout ratio(8)	129.68	38.93	40.49	44.14	48.00	45.28	265.51

	As of and for the Six Months Ended June 30,		As of and for the Fiscal Year Ended December 31,
	2019	2018	2018	2017	2016	2015	2014
	(dollars in millions, except per common share data)

Capital Ratios:
Average stockholders’ equity to average total assets	9.78%	9.78%	9.78%	9.91%	10.00%	10.79%	12.37%
Stockholders’ equity to total assets	9.81	9.74	9.69	9.75	9.94	10.04	11.00
Tangible common equity to tangible assets(9)	8.29	8.22	8.15	8.20	8.25	8.23	8.93

Regulatory Capital Ratios:
Leverage (core) capital	8.4%	8.5%	8.4%	8.4%	8.6%	8.9%	9.1%
Tier 1 risk-based capital	10.0	10.6	10.4	10.4	10.7	10.3	12.0
Total risk-based capital	12.1	12.8	12.6	12.6	13.0	12.5	14.6

Asset Quality Ratios:
Non Performing Loans / Total Loans	0.53	0.54	0.54	0.59	0.69	0.82	0.83
Non Performing Assets / Total Assets	0.44	0.43	0.44	0.48	0.54	0.62	0.59
Allowance for Loan Losses / Non Performing Loans	174.05	167.12	168.32	148.76	125.64	89.64	76.67
Allowance for Loan Losses / Total Loans	0.92	0.90	0.91	0.88	0.87	0.73	0.64

(1)	Calculated based on net income for all periods. Six month ratios are presented on an annualized basis.
(2)

Return on average tangible common equity ratio is the ratio of total net income excluding tax-effected intangible assets amortization (the numerator) divided by average tangible common equity (average stockholders’ equity less average goodwill and other intangible assets) (the denominator).

(3)	Represents tax-equivalent net interest income as a percentage of average interest-earning assets.
(4)	Represents the difference between the weighted-average yield on average interest-earning assets and the weighted-average cost of interest-bearing liabilities.
(5)	The efficiency ratio represents non-interest expense (the numerator) divided by the sum of net interest income and non-interest income, excluding certain non-GAAP adjustments (the denominator).
(6)	Book value per share is calculated by dividing total shareholders’ equity by total common shares outstanding for the period.
(7)	Tangible book value per share represents the ratio of stockholders’ equity less intangible assets divided by total common shares outstanding.
(8)	Common dividend payout ratio is the ratio of total dividends paid to shareholders during the period (the numerator) divided by total net income for the period (the denominator).
(9)

Tangible common equity ratio is the ratio of (i) tangible common equity (total stockholders’ equity less goodwill and core deposit intangible) (the numerator) divided by tangible assets (total assets less goodwill and core deposit intangible).

UNAUDITED COMPARATIVE PER SHARE DATA

The following table sets forth the basic earnings, diluted earnings, cash dividend and book value per share of common stock data for People’s United and United Financial on a historical basis and on a pro forma combined basis, for the six months ended June 30, 2019, and for the year ended December 31, 2018. The unaudited pro forma data was derived by combining the historical financial information of People’s United and United Financial using the acquisition method of accounting for business combinations, assumes the transaction is completed as contemplated and represents a current estimate based on available information of the combined company’s results of operations. The unaudited pro forma data and equivalent per share information gives effect to the merger as if the transaction had been effective on the dates presented, in the case of the book value data, and as if the transaction had become effective on January 1, 2018, in the case of the earnings per share and dividends declared data. The pro forma financial adjustments record the assets and liabilities of United Financial at their estimated fair values and are subject to adjustment as additional information becomes available and as additional analysis is performed.

The unaudited pro forma data below is presented for illustrative purposes only. You should not rely on the unaudited pro forma data or equivalent amounts presented below as they are not necessarily indicative of the operating results or financial position that would have occurred if the merger had been completed as of the dates indicated, nor are they necessarily indicative of the future operating results or financial position of the combined company. The pro forma information, although helpful in illustrating the financial characteristics of the combined company under one set of assumptions, does not reflect the benefits of expected cost savings, opportunities to earn additional revenue, the impact of merger- and integration-related costs or other factors that may result as a consequence of the merger and, accordingly, does not attempt to predict or suggest future results. The information in the following table is derived from and should be read in conjunction with the historical consolidated financial statements and related notes of People’s United and United Financial, which are incorporated into this document by reference. For more information, see “Where You Can Find More Information” beginning on page 121.

	People’s United as Reported	United Financial as Reported	Pro Forma Combined People’s United(1)	Pro Forma Equivalent Per Share Information(2)
For the six months ended June 30, 2019:
Basic earnings per share of common stock from continuing operations	$0.63	$0.19	$0.59	$0.52
Diluted earnings per share of common stock from continuing operations	0.63	0.19	0.58	0.51
Cash dividends(3)	0.3525	0.24	0.3525	0.3084
Book value at June 30, 2019(4)	17.34	14.09	17.28	15.12
For the year ended December 31, 2018:
Basic earnings per share of common stock from continuing operations	$1.30	$1.18	$1.31	$1.15
Diluted earnings per share of common stock from continuing operations	1.29	1.17	1.30	1.14
Cash dividends(3)	0.6975	0.48	0.6975	0.6103
Book value at December 31, 2018(4)	16.95	13.94	16.68	14.60

(1)	Pro forma earnings per share are based on pro forma combined net income and pro forma combined weighted-average common shares outstanding for the period.
(2)	Pro forma equivalent per share information is calculated based on the pro forma combined multiplied by the exchange ratio.
(3)	Pro forma dividends per share represent People’s United’s historical dividends per share of common stock.
(4)	Pro forma combined People’s United book value per common share is calculated based on pro forma combined equity and pro forma combined shares of common stock outstanding at the end of the period.

COMPARATIVE MARKET PRICE DATA AND DIVIDEND INFORMATION

People’s United common stock is listed and traded on NASDAQ under the symbol “PBCT.” United Financial common stock is listed and traded on NASDAQ under the symbol “UBNK.” On August 30, 2019, the last practicable trading day prior to the date of this proxy statement/prospectus, there were 398,750,070 shares of People’s United common stock issued and outstanding and approximately 18,246 holders of record of People’s United common stock, and 51,152,668 shares of United Financial common stock issued and outstanding (which includes the United Financial PSUs and shares held for exchange from previous United Financial mergers or other corporate transactions) and approximately 6,400 holders of record of United Financial common stock.

The following table presents:

•	the closing sale price of a share of United Financial common stock, as reported on NASDAQ; and

•	the closing sale price of a share of People’s United common stock, as reported on NASDAQ;

in each case, on July 15, 2019, the last full trading day prior to the public announcement of the merger, and on August 30, 2019, the last practicable trading day prior to the date of this proxy statement/prospectus.

The following table also presents the implied per share value of the People’s United common stock that United Financial’s shareholders would receive for each share of their United Financial common stock if the merger was completed on those dates:

	United Financial Common Stock	People’s United Common Stock	Implied Value Per Share of United Financial Common Stock(1)
July 15, 2019	$14.02	$16.61	$14.53
August 30, 2019	$12.50	$14.37	$12.57

(1)	Calculated by multiplying the closing price of People’s United common stock as of the specified date by the exchange ratio.

The market value of the People’s United common stock to be issued in exchange for shares of United Financial common stock upon the completion of the merger will not be known at the time of the United Financial special meeting. The above tables show only historical comparisons. Because the market prices of People’s United common stock and United Financial common stock will likely fluctuate prior to the merger, these comparisons may not provide meaningful information to United Financial’s shareholders in determining whether to approve the merger proposal. Shareholders are encouraged to obtain current market quotations for both People’s United common stock and United Financial common stock and to review carefully the other information contained in this proxy statement/prospectus or incorporated by reference into this proxy statement/prospectus. For more information, see “Where You Can Find More Information” beginning on page 121.

The holders of People’s United common stock receive dividends as and when declared by People’s United’s board of directors out of statutory surplus or from net profits. Following the completion of the merger, subject to approval and declaration by People’s United’s board of directors, People’s United expects to continue paying quarterly cash dividends on a basis consistent with past practice. The current annualized rate of distribution on a share of People’s United common stock is $0.71 per share.

RISK FACTORS

In addition to the general investment risks and the other information contained in or incorporated by reference into this proxy statement/prospectus, including the matters addressed under the caption “Information Regarding Forward-Looking Statements” beginning on page 31, you should carefully consider the following risk factors in deciding how to vote on the proposals presented in this proxy statement/prospectus. You should also consider the other information in this proxy statement/prospectus and the other documents incorporated by reference into this proxy statement/prospectus. For more information, see “Where You Can Find More Information” beginning on page 121.

Risks Related to the Merger and People’s United’s Business upon Completion of the Merger

Because the market price of People’s United common stock will fluctuate, United Financial’s shareholders cannot be certain of the market value of the merger consideration they will receive.

Upon completion of the merger, each outstanding share of United Financial common stock held immediately prior to the effective time of the merger, except for shares of United Financial common stock owned by United Financial or People’s United (in each case other than shares of United Financial common stock (1) held in any United Financial benefit plans (other than the United 401(k) Plan, including the ESOP) or trust accounts, managed accounts, mutual funds and the like or otherwise held in a fiduciary or agency capacity, or (2) held, directly or indirectly, in respect of debts previously contracted) (which will be cancelled), will be converted into the right to receive the merger consideration. The market value of the People’s United common stock to be issued in the merger will depend upon the market price of People’s United common stock and of United Financial common stock. The market value of People’s United common stock and United Financial common stock at the effective time of the merger may vary significantly from their respective values on the date the merger was announced or at other dates, including on the date that this proxy statement/prospectus was mailed to United Financial’s shareholders and on the date of the United Financial special meeting. There will be no adjustment to the merger consideration for changes in the market price of either shares of People’s United common stock or United Financial common stock.

The market price of People’s United common stock and United Financial common stock may result from a variety of factors, including, but not limited to, changes in sentiment in the market regarding People’s United’s and United Financial’s operations or business prospects, including regarding People’s United’s and/or United Financial’s entry into the merger agreement. These risks may also be affected by:

•	operating results that vary from the expectations of People’s United’s and/or United Financial’s management or of securities analysts and investors;

•	developments in People’s United’s and/or United Financial’s business or in the financial services sector generally;

•	regulatory or legislative changes affecting the banking industry generally or People’s United’s and/or United Financial’s business and operations;

•	operating and securities price performance of companies that investors consider to be comparable to People’s United and/or United Financial;

•	changes in estimates or recommendations by securities analysts or rating agencies;

•	announcements of strategic developments, acquisitions, dispositions, financings and other material events by People’s United or its competitors; and

•	changes in global financial markets and economies and general market conditions, such as interest or foreign exchange rates, stock, commodity, credit or asset valuations or volatility.

Many of these factors are outside the control of People’s United and United Financial. Accordingly, at the time of the United Financial special meeting, United Financial’s shareholders will not necessarily know or be able to calculate the value of the merger consideration they would be entitled to receive upon completion of the merger. You should obtain current market quotations for both People’s United common stock and United Financial common stock.

The market price of People’s United common stock after the merger may be affected by factors different from those affecting the shares of People’s United or United Financial currently.

The businesses of People’s United and United Financial differ, and accordingly, the results of operations of the combined company and the market price of the shares of People’s United’s common stock after the completion of the merger may be affected by factors different from those currently affecting the independent results of operations and market prices of common stock of each of People’s United and United Financial. For a discussion of the businesses of People’s United and United Financial and of certain factors to consider in connection with those businesses, see the documents incorporated by reference into this proxy statement/prospectus and referred to under “Where You Can Find More Information” beginning on page 121.

The success of the merger and integration of People’s United and United Financial will depend on a number of uncertain factors.

The success of the merger will depend on a number of factors, including:

•	People’s United’s ability to integrate the branches acquired from United Financial in the merger (which we refer to as the “acquired branches”) into People’s United’s current operations;

•

People’s United’s ability to limit the outflow of deposits held by its new customers in the acquired branches and to successfully retain and manage interest-earning assets (i.e., loans) acquired in the merger;

•	People’s United’s ability to control the incremental non-interest expense from the acquired branches in a manner that enables it to maintain a favorable overall efficiency ratio;

•	People’s United’s ability to retain and attract the appropriate personnel to staff the acquired branches; and

•	People’s United’s ability to earn acceptable levels of interest and non-interest income, including fee income, from the acquired branches.

Integrating the acquired branches will be an operation of substantial size and expense and may be affected by general market and economic conditions or government actions affecting the financial industry generally. Integration efforts will also likely divert People’s United’s management’s attention and resources. No assurance can be given that People’s United will be able to integrate the acquired branches successfully. Additionally, no assurance can be given that the operation of the acquired branches will not adversely affect People’s United’s existing profitability, that People’s United will be able to achieve results in the future similar to those achieved by its existing banking business or that People’s United will be able to manage any growth resulting from the merger effectively.

Regulatory approvals may not be received, may take longer than expected, may delay the date of completion of the merger or may impose conditions that are not presently anticipated or cannot be met and that could have an adverse effect on People’s United.

Before the transactions contemplated in the merger agreement can be completed, various approvals must be obtained from the bank regulatory and other governmental authorities. In deciding whether to grant these approvals, the relevant governmental entities will consider a variety of factors, including the regulatory standing of each of the parties, the effect of the merger on competition, and the factors described in the section of this proxy statement/prospectus entitled “The Merger—Regulatory Approvals Required for the Merger” beginning on page 121. An adverse development in either party’s regulatory standing or other factors could result in an inability to obtain one or more of the required regulatory approvals or delay receipt of required approvals. In addition, the Federal Reserve Board has stated that if supervisory issues arise during the processing of an application for approval of a merger transaction, a banking organization will be expected to withdraw its application pending resolution of such supervisory concerns. No assurance can be given that the OCC or the Connecticut DOB would not also require a similar withdrawal of an application if supervisory issues arise during processing of an application for approval of a bank merger transaction. Accordingly, if there is an adverse development in either party’s regulatory standing, People’s United or People’s United Bank may be required to withdraw its application for approval of the proposed merger and the bank merger, as applicable, and, if possible, resubmit such application after the applicable supervisory concerns have been resolved.

The terms of the approvals that are granted may impose conditions, limitations, obligations or costs, or place restrictions on the conduct of the combined company’s business or require changes to the terms of the transactions contemplated by the merger agreement. There can be no assurance that regulators will not impose any such conditions, limitations, obligations or restrictions and that such conditions, limitations, obligations or restrictions will not have the effect of delaying the completion of any of the transactions contemplated by the merger agreement, imposing additional material costs on or materially limiting the revenues of the combined company following the merger or otherwise reduce the anticipated benefits of the merger if the merger were consummated successfully within the expected timeframe. Nor can there be any assurance that any such conditions, terms, obligations or restrictions will not result in the delay or abandonment of the merger. Additionally, the completion of the merger is conditioned on the absence of certain orders, injunctions or decrees by any court or regulatory agency of competent jurisdiction that would prohibit or make illegal the completion of any of the transactions contemplated by the merger agreement.

People’s United and United Financial believe that the proposed transactions should not raise significant regulatory concerns and that People’s United will be able to obtain all requisite regulatory approvals in a timely manner. However, the processing time for obtaining regulatory approvals for mergers of banking institutions, particularly for larger institutions, has increased since the financial crisis of 2007-2008. In addition, despite the parties’ commitments to use their reasonable best efforts to comply with conditions imposed by regulatory entities, under the terms of the merger agreement, People’s United will not be required and United Financial will not be permitted to take actions that would reasonably be expected to have a material adverse effect on People’s United and its subsidiaries, taken as a whole, after giving effect to the merger (measured on a scale relative to United Financial and its subsidiaries, taken as a whole). See “The Merger—Regulatory Approvals Required for the Merger” beginning on page 83.

Combining People’s United and United Financial may be more difficult, costly or time consuming than expected and the anticipated benefits and cost savings of the merger may not be realized.

People’s United and United Financial have operated and, until the completion of the merger, will continue to operate, independently. The success of the merger, including anticipated benefits and cost savings, will depend, in part, on People’s United’s ability to successfully combine and integrate the businesses of People’s United and United Financial in a manner that permits growth opportunities and does not materially disrupt existing customer relations nor result in decreased revenues due to loss of customers. It is possible that the integration process could result in the loss of key employees, the disruption of either company’s ongoing businesses or inconsistencies in standards, controls, procedures and policies that adversely affect the combined company’s ability to maintain relationships with clients, customers, depositors and employees or to achieve the anticipated benefits and cost savings of the merger. The loss of key employees could adversely affect People’s United’s ability to successfully conduct its business, which could have an adverse effect on People’s United’s financial results and the value of its common stock. People’s United may also encounter unexpected difficulties or costs during the integration that could adversely affect its earnings and financial condition, perhaps materially. If People’s United experiences difficulties with the integration process and attendant systems conversion, the anticipated benefits of the merger may not be realized fully or at all or may take longer to realize than expected.

As with any merger of financial institutions, there also may be business disruptions that cause People’s United and/or United Financial to lose customers or cause customers to remove their accounts from People’s United and/or United Financial and move their business to competing financial institutions. Integration efforts between the two companies may also divert management’s attention and resources. These integration matters could have an adverse effect on each of People’s United and United Financial during this transition period and for an undetermined period after completion of the merger on the combined company. In addition, the actual cost savings of the merger could be less than anticipated or could take longer to anticipate than expected.

The combined company may be unable to retain People’s United and/or United Financial personnel successfully after the merger is completed.

The success of the merger will depend in part on the combined company’s ability to retain the talents and dedication of key employees currently employed by People’s United and United Financial. It is possible that these employees may decide not to remain with People’s United or United Financial, as applicable, while the merger is pending or with the combined company after the merger is consummated. If key employees terminate their employment or if an insufficient number of employees is retained to maintain effective operations, the combined company’s business activities may be adversely affected, and management’s attention may be diverted from successfully integrating United Financial to hiring suitable replacements, all of which may cause the combined company’s business to suffer. In addition, People’s United and United Financial may not be able to locate suitable replacements for any key employees who leave either company or to offer employment to potential replacements on reasonable terms.

The merger agreement limits United Financial’s ability to pursue alternatives to the merger.

The merger agreement contains provisions that make it more difficult for United Financial to sell its business to a party other than People’s United. These provisions include a general prohibition on United Financial’s solicitation of, or, subject to certain exceptions relating to the exercise of fiduciary duties by United Financial’s board of directors, entering into discussions with any third party regarding any acquisition proposal or offer for a competing transaction, the requirement that United Financial pay the $28,278,000 termination fee if the merger agreement is terminated in certain circumstances and the requirement that United Financial submit the merger proposal to a vote of United Financial’s shareholders even if United Financial’s board of directors changes its recommendation in favor of the merger proposal in a manner adverse to People’s United. For more information, see “The Merger Agreement—Agreement Not to Solicit Other Offers,” “The Merger Agreement—Termination Fee” and “The Merger Agreement—Shareholder Meeting of United Financial and Recommendation of United Financial’s Board of Directors” beginning on pages 100, 103 and 99, respectively.

These provisions might discourage a third party that might have an interest in acquiring all or a significant part of United Financial from considering or proposing that acquisition, even if that party were prepared to pay consideration with a higher per share value than the proposed merger consideration. Furthermore, a potential competing acquiror may propose to pay a lower per share price to United Financial’s shareholders than it might otherwise have proposed to pay because of United Financial’s obligation, in connection with termination of the merger agreement under certain circumstances, to pay People’s United the termination fee.

The merger agreement may be terminated in accordance with its terms, and the merger may not be completed.

The merger agreement is subject to a number of conditions, which must be fulfilled in order to complete the merger. Those conditions include: (i) the approval of the merger proposal by the requisite vote of United Financial’s shareholders; (ii) the authorization for listing on NASDAQ of the shares of People’s United common stock to be issued pursuant to the merger; (iii) the receipt of all required regulatory approvals which are necessary to consummate the transactions contemplated by the merger agreement and the expiration of all statutory waiting periods without the imposition of a materially burdensome regulatory condition; (iv) the effectiveness of the registration statement of which this proxy statement/prospectus is a part with respect to the

People’s United common stock to be issued upon the consummation of the merger; (v) the absence of any order, injunction or other legal restraint preventing the completion of the merger or the bank merger or making the completion of the merger illegal; (vi) subject to certain exceptions and materiality standards provided in the merger agreement, the accuracy of the representations and warranties of each of People’s United and United Financial; (vii) performance in all material respects by each of People’s United and United Financial of its respective obligations under the merger agreement; and (viii) the receipt by each of People’s United and United Financial of an opinion from its respective counsel to the effect that the merger will be treated as a “reorganization” within the meaning of Section 368(a) of the Code. These conditions to the closing of the merger may not be fulfilled in a timely manner or at all, and, accordingly, the merger may not be completed.

In addition, the parties may mutually decide to terminate the agreement at any time, before or after the approval of the merger proposal by United Financial’s shareholders, or the parties may choose to terminate the merger agreement in certain other circumstances. For a more complete discussion of the circumstances under which the merger agreement could be terminated, see “The Merger Agreement—Termination of the Merger Agreement” beginning on page 101.

Lawsuits challenging the merger may be filed against United Financial and People’s United, and an adverse judgment in any such lawsuit or any future similar lawsuits may prevent the merger from becoming effective or from becoming effective within the expected timeframe.

Shareholders of United Financial may file lawsuits against United Financial, People’s United and/or the directors and officers of either company in connection with the merger. One of the conditions to the closing of the merger is that no order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition that prevents the consummation of the merger or any of the other transactions contemplated by the merger agreement be in effect. If any plaintiff were successful in obtaining an injunction prohibiting United Financial or People’s United defendants from completing the merger on the agreed upon terms, then such injunction may prevent the merger from becoming effective or from becoming effective within the expected timeframe and could result in significant costs to United Financial and/or People’s United, including any cost associated with the indemnification of directors and officers. The defense or settlement of any lawsuit or claim that remains unresolved at the time the merger is completed may adversely affect People’s United’s business, financial condition, results of operations and cash flow.

United Financial’s shareholders will have a reduced ownership and voting interest after the merger and will exercise less influence over management of the combined organization.

United Financial’s shareholders currently have the right to vote in the election of United Financial’s board of directors and on other matters affecting United Financial requiring shareholder approval under Connecticut law and United Financial’s certificate of incorporation and United Financial’s bylaws. Upon the completion of the merger, each of United Financial’s shareholders that receives shares of People’s United common stock will become a People’s United’s shareholder with a percentage ownership of the combined organization that is much smaller than the shareholder’s percentage ownership of United Financial. Based on the number of shares of People’s United common stock and United Financial common stock outstanding on August 30, 2019, the latest practicable date before the filing of this proxy statement/prospectus, and based on the exchange ratio, it is expected that United Financial’s former shareholders as a group will receive shares in the merger constituting approximately 10.1% of the outstanding shares of People’s United common stock immediately after the merger. Because of this, United Financial’s shareholders as a group will have significantly less influence on the management and policies of People’s United than they now have on the management and policies of United Financial.

United Financial’s shareholders will not have dissenters’ or appraisal rights in the merger.

Dissenters’ and appraisal rights are statutory rights that, if applicable under law, enable shareholders to dissent from an extraordinary transaction, such as a merger, and to demand that the corporation pay the fair value for their shares as determined by a court in a judicial proceeding instead of receiving the consideration offered to shareholders in connection with the extraordinary transaction. Pursuant to Section 33-856 of the CBCA, shareholders of a Connecticut corporation are not entitled to exercise any appraisal or dissenters’ rights if such corporation’s stock is listed on a national securities exchange. Accordingly, United Financial’s shareholders do not have appraisal or dissenters’ rights with respect to the merger.

Certain of United Financial’s directors and executive officers have interests in the merger that may be different from, or in addition to, the interests of United Financial’s shareholders generally.

In considering the information contained in this proxy statement/prospectus, you should be aware that some of United Financial’s executive officers and directors have interests in the merger that may be different from, or in addition to, the interests of United Financial’s shareholders generally. These interests include the vesting in full of certain outstanding United Financial equity compensation awards, the distribution of certain severance and retirement benefits and rights to continued indemnification and insurance coverage by People’s United from and after the effective time of the merger for acts or omissions occurring at or prior to the effective time of the merger. These interests and arrangements may create potential conflicts of interest. United Financial’s board of directors was aware of these interests and considered these interests, among other matters, in evaluating and negotiating the merger agreement and the merger, and in recommending that United Financial shareholders vote in favor of the merger proposal.

For a more complete discussion of these interests, see “The Merger—Interests of United Financial’s Directors and Executive Officers in the Merger” beginning on page 72.

United Financial’s unaudited prospective financial information is based on various assumptions that may not prove to be correct.

The unaudited prospective financial information set forth in the financial forecasts included under “The Merger—Certain Financial Forecasts of United Financial” beginning on page 70, reflect numerous estimates, assumptions and judgments made by, as well as the information available to, United Financial management at the time they were prepared and United Financial is not aware of whether these estimates, assumptions or judgments they made will prove correct. Such information can be adversely affected by inaccurate assumptions or by known or unknown factors, including the risks and uncertainties described under the sections entitled “Risk Factors” and “Information Regarding Forward-Looking Statements” beginning on pages 23 and 31, respectively, all of which are difficult to predict and many of which are outside the control of United Financial and will be beyond the control of the combined company. Such factors will be important in determining the future results of United Financial, however in view of these uncertainties, the inclusion of certain United Financial unaudited prospective financial information in this proxy statement/prospectus is not and should not be viewed as a representation that the forecasted results will be achieved. See “The Merger—Certain Financial Forecasts of United Financial” beginning on page 70 for more information.

The fairness opinion delivered by United Financial’s financial advisor to United Financial’s board of directors prior to the execution of the merger agreement will not reflect changes in circumstances subsequent to the date of the fairness opinion.

Sandler O’Neill, United Financial’s financial advisor in connection with the merger, delivered its fairness opinion to United Financial’s board of directors on July 15, 2019. The opinion of Sandler O’Neill speaks only as of such date and does not reflect changes that may occur or may have occurred after the date of the opinion, including changes to the operations and prospects of People’s United or United Financial, changes in general market and economic conditions or regulatory or other factors. Any such changes may materially alter or affect the relative values of People’s United and United Financial.

United Financial and People’s United will be subject to business uncertainties and contractual restrictions while the merger is pending.

Uncertainty about the effect of the merger on employees and customers may have an adverse effect on United Financial or People’s United. These uncertainties may impair United Financial’s or People’s United’s ability to attract, retain and motivate key personnel until the merger is completed and could cause customers and others that deal with United Financial or People’s United to seek to change existing business relationships with United Financial or People’s United. Retention of certain employees by United Financial or People’s United may be challenging while the merger is pending, as certain employees may experience uncertainty about their future roles with the combined company. If key employees depart because of issues relating to the uncertainty and difficulty of integration or a desire not to remain with United Financial or People’s United, United Financial’s business or People’s United’s business could be harmed. In addition, subject to certain exceptions, United Financial has agreed to operate its business in the ordinary course prior to closing, and People’s United is also subject to certain restrictions on the conduct of its business prior to closing. For more information, see “The Merger Agreement—Covenants and Agreements” beginning on page 93.

Failure to complete the merger could negatively impact the stock prices, future businesses and financial results of People’s United and United Financial.

If the merger is not completed, the ongoing businesses of People’s United and United Financial may be adversely affected, and People’s United and United Financial will be subject to several risks, including the following:

•	United Financial may be required, under certain circumstances, to pay People’s United a termination fee of $28,278,000 under the merger agreement;

•

People’s United and United Financial will be required to pay certain costs relating to the merger, whether or not the merger is completed, such as legal, accounting, financial advisor and printing fees;

•

under the merger agreement, People’s United and United Financial are subject to certain restrictions on the conduct of their business prior to completing the merger, which may adversely affect their ability to execute certain of their business strategies; and

•

matters relating to the merger may require substantial commitments of time and resources by People’s United and United Financial management, which could otherwise have been devoted to other opportunities that may have been beneficial to People’s United and United Financial as independent companies, as the case may be.

In addition, if the merger is not completed, People’s United and/or United Financial may experience negative reactions from the financial markets and from their respective customers and employees. For example, People’s United’s and United Financial’s businesses may be impacted adversely by the failure to pursue other beneficial opportunities due to the focus of management on the merger, without realizing any of the anticipated benefits of completing the merger. The market price of People’s United common stock or United Financial common stock could decline to the extent that the current market prices reflect a market assumption that the merger will be completed. People’s United and/or United Financial also could be subject to litigation related to any failure to complete the merger or to proceedings commenced against People’s United or United Financial to perform their respective obligations under the merger agreement. If the merger is not completed, People’s United and United Financial cannot assure their respective shareholders that the risks described above will not materialize and will not materially affect the business, financial results and stock prices of People’s United and/or United Financial.

If the merger is not completed, People’s United and United Financial will have incurred substantial expenses without realizing the expected benefits of the merger.

Each of People’s United and United Financial has incurred and will incur substantial expenses in connection with the negotiation and completion of the transactions contemplated by the merger agreement, as well as the costs and expenses of filing, printing and mailing this proxy statement/prospectus and all filing and other fees paid to the SEC in connection with the merger. If the merger is not completed, People’s United and United Financial would have to recognize these expenses without realizing the expected benefits of the merger.

The shares of People’s United common stock to be received by United Financial’s shareholders as a result of the merger will have different rights from shares of United Financial common stock.

Following completion of the merger, United Financial’s shareholders will become shareholders of People’s United, and their rights as shareholders will be governed by the Delaware General Corporation Law (which we refer to as the “DGCL”) and People’s United’s certificate of incorporation and People’s United’s bylaws. There will be important differences between your current rights as a United Financial shareholder and the rights to which you will be entitled as People’s United’s shareholder. For a discussion of the different rights associated with People’s United common stock and United Financial common stock, see “Comparison of Shareholder Rights” beginning on page 106.

Risks Related to People’s United’s Business

You should read and consider risk factors specific to People’s United’s business that will also affect the combined company after the merger. These risks are described in the sections entitled “Risk Factors” in People’s United’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 and in other documents incorporated by reference into this proxy statement/prospectus. For more information, see “Where You Can Find More Information” beginning on page 121.

Risks Related to United Financial’s Business

You should read and consider risk factors specific to United Financial’s business that will also affect the combined company after the merger. These risks are described in the sections entitled “Risk Factors” in United Financial’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 and in other documents incorporated by reference into this proxy statement/prospectus. For more information, see “Where You Can Find More Information” beginning on page 121.

INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement/prospectus, including information included or incorporated by reference into this proxy statement/prospectus, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about the benefits of the merger between People’s United and United Financial, including People’s United’s and/or United Financial’s expectations or predictions of future financial or business performance or conditions; statements about People’s United’s and United Financial’s plans, objectives, expectations and intentions with respect to future operations, products and services; and other statements identified by words such as “believe,” “expect,” “anticipate,” “intend,” “target,” “estimate,” “continue,” “positions,” “plan,” “predict,” “project,” “forecast,” “guidance,” “goal,” “objective,” “prospects,” “possible” or “potential,” by future conditional verbs such as “assume,” “will,” “would,” “should,” “could” or “may,” or by variations of such words or by similar expressions. These forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time, are difficult to predict and are generally beyond the control of either company. Forward-looking statements speak only as of the date they are made, and People’s United and United Financial assume no duty to update forward-looking statements. Actual results may differ materially from current projections.

In addition to factors previously disclosed in People’s United’s and United Financial’s reports filed with the SEC and those identified elsewhere in this proxy statement/prospectus, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance:

•

ability to obtain regulatory approvals and satisfy other closing conditions to the merger, including approval by United Financial’s shareholders on the expected terms and schedule, and including the risk that regulatory approvals required for the merger are not obtained or are obtained subject to conditions that are not anticipated;

•	delay in closing the merger and the bank merger;

•	difficulties and delays in integrating the People’s United and United Financial businesses or fully realizing cost savings and other benefits;

•	business disruptions resulting from or following the merger;

•	changes in asset quality and credit risk;

•	the inability to sustain revenue and earnings growth;

•	changes in capital markets and interest rates;

•	inflation;

•	customer acceptance of People’s United’s and United Financial’s products and services;

•	customer borrowing, repayment, investment and deposit practices;

•	customer disintermediation;

•	the introduction, withdrawal, success and timing of business initiatives;

•	competitive conditions;

•	the inability to realize cost savings or revenues or to implement integration plans and other consequences associated with mergers, acquisitions and divestitures;

•	economic conditions;

•	the impact, extent and timing of technological changes;

•	capital management activities;

•	the outcome of pending or threatened litigation or of matters before regulatory agencies, whether currently existing or commencing in the future, including litigation related to the merger;

•	increased capital requirements, other regulatory requirements or enhanced regulatory supervision;

•

changes in legislation, regulation, policies or administrative practices, whether by judicial, governmental or legislative action, including but not limited to the Dodd-Frank Wall Street Reform and Consumer Protection Act (which we refer to as the “Dodd-Frank Act”), and other changes pertaining to banking, securities, taxation, rent regulation and housing, financial accounting and reporting, environmental protection and insurance and the ability to comply with such changes in a timely manner;

•	changes in the monetary and fiscal policies of the U.S. Government, including policies of the U.S. Department of the Treasury and the Federal Reserve Board;

•	changes in accounting principles, policies, practices or guidelines;

•	the potential impact of the announcement or consummation of the merger with United Financial on relationships with third parties, including customers, employees and competitors;

•	People’s United’s potential exposure to unknown or contingent liabilities of United Financial;

•	challenges of integrating, retaining and hiring key personnel;

•	failure to attract new customers and retain existing customers in the manner anticipated;

•	any interruption or breach of security resulting in failures or disruptions in customer account management, general ledger, deposit, loan or other systems;

•	changes in People’s United’s stock price before closing, including as a result of the financial performance of United Financial prior to closing;

•	natural disasters, war or terrorist activities; and

•	other actions of the Federal Reserve Board and legislative and regulatory actions and reforms.

Additional factors that could cause People’s United’s and United Financial’s results to differ materially from those described in the forward-looking statements can be found in People’s United’s and United Financial’s filings with the SEC as described under “Where You Can Find More Information” beginning on page 121.

You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this proxy statement/prospectus or the date of the applicable document incorporated by reference into this proxy statement/prospectus. All subsequent written and oral forward-looking statements concerning the merger or other matters addressed in this proxy statement/prospectus and attributable to People’s United or United Financial or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except to the extent required by applicable law or regulation, People’s United and United Financial undertake no obligation to update these forward-looking statements to reflect facts, assumptions, events or circumstances that occur after the date on which such forward-looking statement was made.

THE SPECIAL MEETING OF UNITED FINANCIAL’S SHAREHOLDERS

This section contains information for United Financial’s shareholders about the special meeting that United Financial has called to allow its shareholders to consider and vote on the merger proposal and other matters as described below. On or about September 6, 2019, this proxy statement/prospectus was mailed to holders of United Financial common stock entitled to vote at the special meeting. This proxy statement/prospectus is accompanied by a notice of the special meeting and a form of proxy card that United Financial’s board of directors is soliciting for use at the special meeting and at any adjournments or postponements thereof.

Date, Time and Place of the Special Meeting

The special meeting of shareholders of United Financial will be held at the Connecticut Science Center, 250 Columbus Boulevard, Hartford, Connecticut 06103 on October 22, 2019 at 10:00 a.m., local time.

Purpose of the Special Meeting

At the special meeting, United Financial’s shareholders as of the record date will be asked to consider and vote on the following proposals:

•	the merger proposal;

•	the compensation proposal; and

•	the adjournment proposal.

Recommendation of United Financial’s Board of Directors

United Financial’s board of directors has unanimously approved and adopted the merger agreement and the transactions contemplated thereby and recommends that you vote “FOR” the merger proposal, “FOR” the compensation proposal and “FOR” the adjournment proposal.

Record Date, Outstanding Shares, Shares Entitled to Vote and Quorum

United Financial’s board of directors has fixed the close of business on August 27, 2019 as the record date for determining the holders of United Financial common stock entitled to receive notice of and to vote at the special meeting.

As of the record date, there were 50,884,882 shares of United Financial common stock outstanding and entitled to vote at the special meeting. Each shareholder of record on that date is entitled to one vote for each share held on each proposal to be considered at the special meeting.

The presence at the special meeting, in person or by proxy, of a majority of the outstanding shares of United Financial common stock entitled to vote at the special meeting constitutes a quorum for transacting business at the special meeting. All shares of United Financial common stock present in person or represented by proxy, including abstentions, will be treated as present for determining the presence or absence of a quorum for all matters voted on at the special meeting. Broker non-votes will also be counted for purposes of establishing a quorum.

Vote Required, Treatment of Abstentions and Failure to Vote

Merger proposal:

•

Standard: Approval of the merger proposal requires the affirmative vote of the holders of at least two-thirds of the shares of United Financial common stock that are outstanding as of the close of business on the record date and entitled to vote on the proposal.

•

Effect of abstentions and broker non-votes: If you fail to submit a proxy or vote in person at the special meeting, mark “ABSTAIN” on your proxy or fail to instruct your bank, broker or other nominee with respect to the merger proposal, it will have the same effect as a vote “AGAINST” the proposal.

Compensation proposal:

•

Standard: Assuming a quorum is present, approval of the compensation proposal requires the affirmative vote of the holders of a majority of the shares of United Financial common stock represented at the special meeting, either in person or by proxy, and entitled to vote on the proposal.

•

Effect of abstentions and broker non-votes: If you mark “ABSTAIN” on your proxy with respect to the compensation proposal, it will have the same effect as a vote “AGAINST” the proposal. If you fail to submit a proxy or vote in person at the special meeting or fail to instruct your bank, broker or other nominee how to vote with respect to the compensation proposal, it will have no effect on such proposal.

Adjournment proposal:

•

Standard: Approval of the adjournment proposal requires the affirmative vote of the holders of a majority of the shares of United Financial common stock represented at the special meeting, either in person or by proxy, and entitled to vote on the proposal, regardless of whether a quorum is present.

•

Effect of abstentions and broker non-votes: If you mark “ABSTAIN” on your proxy with respect to the adjournment proposal, it will have the same effect as a vote “AGAINST” the proposal. If you fail to submit a proxy or vote in person at the special meeting or fail to instruct your bank, broker or other nominee how to vote with respect to the adjournment proposal, it will have no effect on such proposal.

United Financial’s shareholders must approve the merger proposal in order for the merger to occur. United Financial’s shareholders are not, however, required to approve the compensation proposal or the adjournment proposal in order for the merger to occur. If United Financial’s shareholders fail to approve the compensation proposal or the adjournment proposal, but approve the merger proposal, the merger may nonetheless occur.

Shares Held by United Financial’s Executive Officers and Directors

As of the record date, the directors and executive officers of United Financial and their affiliates collectively owned, and were entitled to vote, 859,840 shares of United Financial common stock, representing approximately 1.69% of United Financial’s outstanding shares on that date. United Financial currently expects that each of its directors and executive officers and their affiliates will vote their shares of United Financial common stock “FOR” the approval of the merger proposal, although none of them has entered into an agreement requiring them to do so.

When considering the recommendation of United Financial’s board of directors that you vote in favor of the merger proposal, United Financial’s shareholders should be aware that certain of the directors and executive officers of United Financial have certain interests in the merger that may be different from, or in addition to, the interests of United Financial’s shareholders generally. United Financial’s board of directors was aware of these interests and considered them, among other matters, in making its recommendation that United Financial’s shareholders vote to approve the merger proposal. For more information, see “The Merger—Interests of United Financial’s Directors and Executive Officers in the Merger” beginning on page 72.

Voting of Proxies and Incomplete Proxies

A United Financial’s shareholder may vote by proxy or in person at the special meeting. If you hold your shares of United Financial common stock in your name as a shareholder of record, you may authorize the persons named in the enclosed proxy card to vote your shares of United Financial common stock at the special meeting in the manner you direct by using one of the following methods:

•

By telephone: by calling toll free 1-877-482-6153 (which can also be found on your proxy card) and following the recorded instructions. Please have your proxy card or voting instruction form and your social security number or tax identification number available when you call. Voting by telephone is available 24 hours a day, 7 days a week until 11:59 p.m. Eastern Time on October 21, 2019, the day before the special meeting.

•

Through the Internet: by accessing the website www.proxyvoting.com/UBNK (which can also be found on your proxy card) and following the instructions on the website. Please have your proxy card or voting instruction form and your social security number or tax identification number available when you access this voting site. Voting through the Internet is available 24 hours a day, 7 days a week until 11:59 p.m. Eastern Time on October 21, 2019, the day before the special meeting.

•

By completing and returning the proxy card in accordance with the instructions on the proxy card and in the enclosed envelope, which requires no additional postage if mailed in the United States and must be received by United Financial prior to the special meeting.

If you hold shares of United Financial common stock in “street name” through a bank, broker or other nominee, you should check the voting form provided to you by such bank, broker or other nominee to determine whether you may vote through the Internet or by telephone.

All properly signed proxies received prior to the special meeting and not revoked before the vote at the special meeting will be voted at the special meeting according to the instructions indicated on the proxies or, if no instructions are given, the shares of United Financial common stock will be voted “FOR” the agreement and merger proposal, “FOR” the compensation proposal and “FOR” the adjournment proposal; however, for those shares of United Financial common stock held in the United 401(k) Plan, the United 401(k) Plan trustee will, subject to the exercise of its fiduciary responsibilities, vote all unallocated shares of United Financial common stock held in the United 401(k) Plan and allocated shares of United Financial Stock held in the United 401(k) Plan for which no instructions are given, in the same proportion as voting instructions received from other participants in the United 401(k) Plan.

Your vote is very important. Whether or not you plan to attend the special meeting, please take the time to vote by completing, signing, dating and returning the enclosed proxy card to United Financial in the enclosed postage-paid envelope or by submitting a proxy through the Internet or by telephone as described on the enclosed instructions as soon as possible to make sure your shares of United Financial common stock are represented at the special meeting. Submitting a proxy now will NOT prevent you from being able to attend and vote in person at the special meeting.

Shares Held in Street Name and Broker Non-Votes

If your shares of United Financial common stock are held in “street name” through a bank, broker or other nominee, meaning in the name of a bank, broker or other nominee who is the record holder, you must provide such record holder with instructions on how to vote your shares of United Financial common stock. Please follow the voting instructions provided by the bank, broker or other nominee. You may not vote your shares of United Financial common stock held in street name by returning a proxy card directly to United Financial or by voting in person at the special meeting, unless you provide a “legal proxy,” which you must obtain from your bank, broker or other nominee. Further, brokers, banks or other nominees who hold shares of United Financial common stock on behalf of their customers may not give a proxy to United Financial to vote those shares of United Financial common stock with respect to any of the proposals without specific instructions from their customers, as brokers, banks and other nominees do not have discretionary voting power on these matters. Therefore, failure to instruct your bank, broker or other nominee how to vote with respect to the merger proposal will have the same effect as a vote “AGAINST” approval of such proposal. Failure to instruct your bank, broker or other nominee how to vote with respect to the compensation proposal or the adjournment proposal will have no effect on such proposals.

How to Revoke Your Proxy

If you are a holder of record of United Financial common stock and have previously submitted your proxy, you may revoke your proxy at any time by taking any of the following actions before your proxy is voted at the special meeting:

•

delivering a written notice bearing a date later than the date of your proxy card to the corporate secretary of United Financial, stating that you revoke your proxy, which notice must be received by United Financial prior to the beginning of the special meeting;

•

completing, signing, dating and returning to the corporate secretary of United Financial a new proxy card relating to the same shares of United Financial common stock and bearing a later date, which new proxy card must be received by United Financial prior to the beginning of the special meeting;

•

casting a new vote through the Internet or by telephone at any time before the closure of the Internet and telephone voting facilities at 11:59 p.m. Eastern Time on October 21, 2019, the day before the special meeting; or

•	attending the special meeting and voting in person, although attendance at the special meeting will not, by itself, revoke a proxy.

You should send any written notice of revocation or duly executed new proxy card, as the case may be, to United Financial at the following address:

United Financial Bancorp, Inc.

225 Asylum Street

Hartford, Connecticut 06103

Attn: Marliese L. Shaw, Corporate Secretary

If you hold your shares of United Financial common stock in “street name” through a bank, broker or other nominee, you must contact your record holder to change your vote.

Voting in Person

If you are a shareholder of record of United Financial on August 27, 2019, the record date, you may attend the special meeting and vote in person. Please note, however, that if your shares of United Financial common stock are held of record by a bank, broker or other nominee and you wish to vote at the special meeting, you must obtain a “legal proxy,” executed in your favor from such bank, broker or other nominee who is the holder of record of your shares of United Financial common stock in order to vote your shares of United Financial common stock in person at the special meeting.

If you plan to attend the special meeting, you must hold your shares of United Financial common stock in your own name or have a letter from the record holder of your shares of United Financial common stock confirming your ownership. In addition, you must bring a form of personal photo identification and your admission ticket, which you will have received by mail with this proxy statement/prospectus, with you in order to be admitted to the meeting. United Financial reserves the right to refuse admittance to anyone without proper proof of share ownership, without proper photo identification or without a proper admission ticket. Whether or not you intend to be present at the special meeting, you are urged to complete, sign, date and return the enclosed proxy card to United Financial in the enclosed postage-paid envelope or submit a proxy through the Internet or by telephone as described on the enclosed instructions as soon as possible. This will not prevent you from voting in person at the special meeting, but will assure that your vote is counted if you are unable to attend. If you are then present at the special meeting and wish to vote your shares of United Financial common stock in person, your original proxy may be revoked by voting at the special meeting.

Participants in the United 401(k) Plan

If you hold shares of United Financial common stock in your plan account under the United 401(k) Plan (including the ESOP), you may direct the voting of the shares held in your United 401(k) Plan account. The United 401(k) Plan trustee will vote your shares in accordance with your instructions. If you do not provide voting instructions to the United 401(k) Plan trustee, the trustee will vote your shares, subject to the exercise of its fiduciary responsibilities, in the same proportion as the instructions received by the trustee from the plan participants. The United 401(k) Plan trustee will not disclose the confidential voting directions of any individual participant to United Financial. If you hold shares of United Financial common stock in the United 401(k) Plan (including the ESOP), you will receive a separate voting instruction explaining the voting process with respect to such shares, including instructions on how to direct the trustee to vote those shares.

Proxy Solicitation

The enclosed proxy is solicited by and on behalf of United Financial’s board of directors. United Financial will pay the expenses of soliciting proxies to be voted at the special meeting, except that United Financial and People’s United have each agreed to share equally the costs of preparing, printing, filing and mailing this document, other than attorneys’ and accountants’ fees, which will be paid by the party incurring the expense. Following the original mailing of the proxies and other soliciting materials, United Financial and its officers and employees may also solicit proxies by mail, telephone, facsimile, electronic mail or in person. No additional compensation will be paid to directors, officers or other employees of United Financial for making these solicitations.

United Financial has retained a proxy solicitation firm, Morrow, to aid it in the solicitation process. United Financial estimates it will pay Morrow a fee of approximately $15,000 plus certain expenses and has agreed to indemnify Morrow against certain losses. United Financial intends to reimburse persons who hold United Financial common stock of record but not beneficially, such as brokers, custodians, nominees and fiduciaries, for their reasonable expenses in forwarding copies of proxies and other soliciting materials to, and requesting authority for the exercise of proxies from, the persons for whom they hold the shares of United Financial common stock.

If you hold shares of United Financial common stock in your plan account under the United 401(k) Plan (including the ESOP), you will have received voting instruction forms that reflect all shares of United Financial common stock for which you may direct the voting under the plan. Under the terms of the United 401(k) Plan, the United 401(k) Plan trustee votes all shares of United Financial common stock held by the United 401(k) Plan, but each United 401(k) Plan participant may provide instructions to the trustee on how to vote the shares of United Financial common stock held in his or her plan account. The United 401(k) Plan trustee will vote your shares of United Financial common stock in accordance with your instructions and, subject to the exercise of its fiduciary responsibilities, will vote all unallocated shares of United Financial common stock held by the United 401(k) Plan and allocated shares of United Financial common stock held by the United 401(k) Plan for which no voting instructions were received in the same proportion as the instructions received from other participants in the United 401(k) Plan. The deadline for returning your voting instructions is 11:59 p.m. on October 17, 2019.

Stock Certificates

If you are a United Financial’s shareholder, you should not send in any certificates representing United Financial common stock at this time. Following the completion of the merger, you will receive separate instructions for the exchange of your certificates representing United Financial common stock for merger consideration. If your shares of United Financial common stock are held in book-entry form, you will not be required to take any additional actions. Promptly following the completion of the merger, shares of United Financial common stock held in book-entry form will automatically be exchanged for the merger consideration.

Delivery of Proxy Materials to Shareholders Sharing an Address

Only one proxy statement/prospectus is delivered to two or more of United Financial’s shareholders who share an address unless United Financial or its agent has received contrary instructions from one or more of the shareholders. United Financial will deliver promptly upon written or oral request a separate copy of these documents to United Financial’s shareholders at a shared address to which a single copy was delivered. To request that separate copies of these documents be delivered, United Financial’s shareholders can contact United Financial’s proxy solicitor, Morrow by mail at 470 West Avenue, Stamford, CT 06902 or by telephone at (203) 658-9400, for banks and brokers (who may call collect), and all others can call, toll-free, (800) 662-5200. You may also contact United Financial’s proxy solicitor if you received multiple copies of a proxy statement of United Financial and would prefer to receive a single copy in the future.

Assistance

If you need assistance in completing your proxy card, have questions regarding the special meeting or would like additional copies of this proxy statement/prospectus, please contact United Financial Investor Relations at (860) 291-3600 or United Financial’s proxy solicitor, Morrow, at (203) 658-9400, for banks and brokers (who may call collect), and all others can call, toll-free, (800) 662-5200.

THE PROPOSALS

PROPOSAL NO. 1: THE MERGER PROPOSAL

As discussed elsewhere in this proxy statement/prospectus, the holders of United Financial common stock will consider and vote on the merger proposal. The holders of United Financial common stock should read this proxy statement/prospectus carefully and in its entirety, including the annexes, for more detailed information concerning the merger agreement and the merger. A copy of the merger agreement is attached to this proxy statement/prospectus as Annex A.

Required Vote

Approval of the merger proposal requires the affirmative vote of the holders of at least two-thirds of the shares of United Financial common stock that are outstanding as of the close of business on the record date and entitled to vote on the proposal. If you fail to submit a proxy or vote in person at the special meeting, mark “ABSTAIN” on your proxy or fail to instruct your bank, broker or other nominee with respect to the merger proposal, it will have the same effect as a vote “AGAINST” the proposal.

Vote Recommendation

United Financial’s board of directors unanimously recommends a vote “FOR” the merger proposal. The merger cannot be completed unless United Financial’s shareholders approve the merger proposal. For a more detailed discussion of United Financial’s board of directors’ recommendation, see “The Merger—United Financial’s Reasons for the Merger; Recommendation of United Financial’s Board of Directors” beginning on page 50.

PROPOSAL NO. 2: THE COMPENSATION PROPOSAL

Pursuant to the Dodd-Frank Act and Rule 14a-21(c) under the Securities Exchange Act of 1934, as amended (which we refer to as the “Exchange Act”), United Financial is seeking non-binding, advisory approval from its shareholders of the compensation of United Financial’s named executive officers that is based on or otherwise relates to the merger, as disclosed in “The Merger—Interests of United Financial’s Directors and Executive Officers in the Merger—Quantification of Potential Payments and Benefits to United Financial’s Named Executive Officers in Connection with the Merger” beginning on page 77. The proposal gives United Financial’s shareholders the opportunity to express their views on the merger-related compensation of United Financial’s named executive officers. Accordingly, United Financial is requesting its shareholders to approve the following resolution, on a non-binding, advisory basis:

“RESOLVED, that the compensation that may be paid or become payable to United Financial’s named executive officers in connection with the merger, and the agreements or understandings pursuant to which such compensation may be paid or become payable, in each case as disclosed pursuant to Item 402(t) of Regulation S-K in “The Merger—Interests of United Financial’s Directors and Executive Officers in the Merger—Quantification of Potential Payments and Benefits to United Financial’s Named Executive Officers in Connection with the Merger,” are hereby APPROVED on a non-binding, advisory basis.”

The vote on this proposal is a vote separate and apart from the vote of United Financial shareholders to approve the merger proposal and approval of this proposal is not a condition to completion of the merger. Accordingly, a holder of United Financial common stock may vote to not approve this compensation proposal and vote to approve the merger proposal or vice versa. The vote with respect to this proposal is advisory only and will not be binding on United Financial, regardless of whether the other proposals are approved. If the merger is completed, the merger-related compensation may be paid to United Financial’s named executive officers to the extent payable in accordance with the terms of the compensation agreements and arrangements even if United Financial shareholders fail to approve this compensation proposal.

Required Vote

Assuming a quorum is present, approval of the compensation proposal requires the affirmative vote of the holders of a majority of the shares of United Financial common stock represented at the special meeting, either in person or by proxy, and entitled to vote on the proposal. If you mark “ABSTAIN” on your proxy with respect to the compensation proposal, it will have the same effect as a vote “AGAINST” the proposal. If you fail to submit a proxy or vote in person at the special meeting or fail to instruct your bank, broker or other nominee how to vote with respect to the compensation proposal, it will have no effect on such proposal.

Vote Recommendation

United Financial’s board of directors unanimously recommends a vote “FOR” the compensation proposal.

PROPOSAL NO. 3: THE ADJOURNMENT PROPOSAL

If, at the special meeting, the number of shares of United Financial common stock present or represented and voting in favor of the merger proposal is insufficient to approve such merger proposal, United Financial may move to adjourn the special meeting in order to enable United Financial’s board of directors to solicit additional proxies in favor of the merger proposal. In this proposal, United Financial is asking its shareholders to authorize the holder of any proxy solicited by United Financial’s board of directors on a discretionary basis to vote in favor of adjourning the special meeting to another time and place for the purpose of soliciting additional proxies, including the solicitation of proxies from United Financial’s shareholders who have previously voted. United Financial does not intend to call a vote on adjournment of the special meeting to solicit additional proxies if the merger proposal is approved at the special meeting. Pursuant to the merger agreement, United Financial is required to adjourn or postpone the special meeting to solicit additional proxies if it has not received proxies representing a sufficient number of votes for the shareholder approvals needed to complete the merger.

Required Vote

Approval of the adjournment proposal requires the affirmative vote of the holders of a majority of the shares of United Financial common stock represented at the special meeting, either in person or by proxy, and entitled to vote on the proposal, regardless of whether a quorum is present. If you mark “ABSTAIN” on your proxy with respect to the adjournment proposal, it will have the same effect as a vote “AGAINST” the proposal. If you fail to submit a proxy or vote in person at the special meeting or fail to instruct your bank, broker or other nominee how to vote with respect to the adjournment proposal, it will have no effect on such proposal.

Vote Recommendation

United Financial’s board of directors unanimously recommends a vote “FOR” the adjournment proposal.

INFORMATION ABOUT THE COMPANIES

People’s United Financial, Inc.

People’s United is a bank holding company and a financial holding company registered under the BHC Act, and is incorporated under the state laws of Delaware. People’s United is the holding company for People’s United Bank, a national banking association headquartered in Bridgeport, Connecticut.

The principal business of People’s United is to provide, through People’s United Bank and its subsidiaries, commercial banking, retail banking and wealth management services to individual, corporate and municipal customers. Traditional banking activities are conducted primarily within New England and southeastern New York and include extending secured and unsecured commercial and consumer loans, originating mortgage loans secured by residential and commercial properties and accepting consumer, commercial and municipal deposits.

In addition to traditional banking activities, People’s United Bank provides specialized financial services tailored to specific markets including: personal, institutional and employee benefit trust; cash management; and municipal banking. Through its non-banking subsidiaries, People’s United Bank offers: brokerage and life insurance through People’s Securities, Inc.; financial advisory services and investment management services through People’s United Advisors, Inc.; equipment financing through People’s Capital and Leasing Corp. (which we refer to as “PCLC”), People’s United Equipment Finance Corp. (which we refer to as “PUEFC”) and LEAF Commercial Capital, Inc. (which we refer to as “LEAF”); and other insurance services through People’s United Insurance Agency, Inc.

This full range of financial services is delivered through a network of over 400 branches located in Connecticut, southeastern New York, Massachusetts, Vermont, New Hampshire and Maine, including 85 full-service Stop & Shop supermarket branches throughout Connecticut and 62 in southeastern New York that provide customers with seven-day-a-week banking. People’s United Bank’s distribution network includes investment and brokerage offices, commercial banking offices, online banking and investment trading, a 24-hour telephone banking service and participation in a worldwide ATM network. PCLC, PUEFC and LEAF maintain a sales presence in 17 states to support equipment financing operations throughout the United States. People’s United Bank maintains a mortgage warehouse lending group located in Kentucky and a national credits group that has participations in commercial loans and commercial real estate loans to borrowers in various industries on a national scale.

At June 30, 2019, People’s United had total consolidated assets of $51.6 billion, loans of $38.6 billion, deposits of $39.5 billion and stockholders’ equity of $7.0 billion.

The address of People’s United’s principal executive offices is 850 Main Street, Bridgeport, Connecticut 06604, and its telephone number is (203) 338-7171. For additional information about People’s United, see “Where You Can Find More Information” beginning on page 121.

United Financial Bancorp, Inc.

United Financial is a bank holding company and a financial holding company registered under the BHC Act, and is incorporated under the state laws of Connecticut. United Financial is the holding company for United Bank, a Connecticut-chartered stock savings bank headquartered in Hartford, Connecticut.

United Bank is a full service financial services firm offering a complete line of commercial, small business, wealth management and consumer banking products and services to customers throughout Connecticut, Massachusetts and Rhode Island. United Bank maintains 58 branch offices primarily in Connecticut and Massachusetts (including one branch in Rhode Island), as well as commercial loan production offices, mortgage loan production offices, 72 ATMs, telephone banking, mobile banking, and online banking. United Bank’s personal and business banking customers can bank online as well as using mobile and telephone banking channels. United Financial trades on the NASDAQ Global Select Stock Exchange under the ticker symbol “UBNK.”

At June 30, 2019, United Financial had total assets of $7.34 billion, loans of $7.65 billion, deposits of $5.73 billion and stockholders’ equity of $720.0 million. The address of United Financial’s principal executive offices is 225 Asylum Street, Hartford, Connecticut 06103, and its telephone number is (860) 291-3600. For additional information about United Financial, see “Where You Can Find More Information” beginning on page 121.

THE MERGER

The following discussion contains material information about the merger. The discussion is subject, and qualified in its entirety by reference, to the merger agreement attached as Annex A to this proxy statement/prospectus. We urge you to read carefully this entire proxy statement/prospectus, including the merger agreement, for a more complete understanding of the merger.

On July 15, 2019, People’s United’s board of directors and United Financial’s board of directors, each approved and adopted the merger agreement and the transactions contemplated thereby. The merger agreement provides for the acquisition by People’s United of United Financial through a merger of United Financial with and into People’s United, with People’s United as the surviving corporation. Immediately following the merger or at such later time as People’s United may determine, United Bank will be merged with and into People’s United Bank, with People’s United Bank as the surviving entity.

Upon completion of the merger, each outstanding share of United Financial common stock held immediately prior to the effective time of the merger, except for shares of United Financial common stock owned by United Financial or People’s United (in each case other than shares of United Financial common stock (1) held in any United Financial benefit plans (other than the United 401(k) Plan, including the ESOP) or trust accounts, managed accounts, mutual funds and the like or otherwise held in a fiduciary or agency capacity, or (2) held, directly or indirectly, in respect of debts previously contracted) (which will be cancelled), will be converted into the right to receive the merger consideration. The value of the merger consideration is dependent upon the value of People’s United common stock at the effective time of the merger and therefore will fluctuate with the market price of People’s United common stock.

For additional and more detailed information regarding the legal documents that govern the merger, including information about the conditions to the merger and the provisions for terminating or amending the merger agreement, see “The Merger Agreement” beginning on page 88.

Background of the Merger

As part of United Financial’s continuous efforts to strengthen its business and increase value for shareholders and other constituencies, United Financial’s board of directors and senior management regularly review and assess United Financial’s business plans and strategic opportunities and challenges, including the possibility of pursuing various strategic transactions. In recent years, these strategic discussions have been set against a backdrop of, among other things, business performance, the impact of low interest rates and the challenging regulatory, compliance and competitive environments facing financial institutions generally, and the impact of the economic environment for United Financial in particular. United Financial’s board of directors and senior management routinely reviewed strategic alternatives including, among others, divesting or acquiring specific lines of business, acquiring, or being acquired by, another financial institution and a number of balance sheet restructuring opportunities. In addition, United Financial’s board of directors and senior management have evaluated the expected current and future earnings impact of the various strategic alternatives in the context of its capital position, risk appetite, asset and deposit acquisition capabilities and multiple interest rate scenarios. From time to time, United Financial’s board of directors and senior management have discussed various strategic alternatives potentially available to United Financial with its financial advisor, Sandler O’Neill, and have discussed potential strategic transaction opportunities with various banking organizations.

On March 21, 2018, United Financial’s board of directors held a regularly scheduled meeting. Representatives of senior management of United Financial were also in attendance. During the meeting, Mr. Crawford discussed corporate strategy, including the impact of the operating environment on United Financial and other banks and the many challenges to continued earnings growth. Mr. Crawford also reported that a recent analyst report had downgraded earnings forecasts for United Financial’s common stock and suggested that the most value to the United Financial common stock would result from a sale of United Financial to another banking organization, including People’s United. United Financial’s board of directors discussed United Financial’s earnings potential and considered and discussed the benefits of a potential business combination, including a potential transaction with People’s United.

Following the meeting, Mr. Crawford called Mr. Barnes, and the parties decided to enter into a customary confidentiality agreement in respect of any further discussions regarding a potential business combination. On March 23, 2018, United Financial and People’s United executed a customary confidentiality agreement, and very limited non-public information regarding United Financial was provided to People’s United at that time.

On March 28, 2018, Mr. Crawford, Mr. Barnes and other representatives of senior management of United Financial and People’s United met over dinner where the parties had further discussions about a potential business combination.

On April 18, 2018, United Financial’s senior management discussed strategic alternatives with United Financial’s board of directors at a regularly scheduled meeting. Following a thorough discussion regarding the challenges facing United Financial and the potential benefits of a business combination with People’s United, the board of directors authorized Mr. Crawford to continue exploratory discussions with Mr. Barnes regarding a potential transaction.

Mr. Crawford and Mr. Barnes spoke several times in May 2018 and June 2018 regarding a possible transaction.

On June 7, 2018, representatives of Sandler O’Neill joined a regularly scheduled meeting of United Financial’s board of directors and presented data on potential strategic opportunities and strategic partners that Sandler O’Neill identified based on strategic fit with United Financial and perceived ability to complete a transaction. Following a lengthy discussion with representatives of Sandler O’Neill and United Financial’s senior management, United Financial’s board of directors determined that of the identified strategic partners, only People’s United and a second financial institution (which we refer to as “Company B”) had sufficient perceived interest in a business combination with United Financial and the financial capacity to complete such a transaction, and United Financial’s board of directors authorized representatives of United Financial’s senior management and Sandler O’Neill to pursue discussions regarding potential mergers with each of People’s United and Company B, and to execute a customary confidentiality agreement with Company B.

On July 10, 2018, Mr. Crawford and Mr. Barnes had a dinner meeting during which they continued discussions about a potential business combination and during which Mr. Barnes indicated that People’s United would be interested in pursuing an acquisition of United Financial at an exchange ratio of 1.154 shares of People’s United common stock for each share of United Financial common stock (representing an approximately 19.3% premium based on the share prices of the companies on such date).

On July 12, 2018, United Financial formally engaged Sandler O’Neill to serve as its financial advisor in connection with a potential business combination, based on its extensive financial advisory experience in the banking sector.

Shortly thereafter, representatives of Sandler O’Neill contacted Company B to inquire about its potential interest in a transaction with United Financial, and subsequently United Financial and Company B entered into a customary confidentiality agreement, which contained a customary standstill provision, in respect of any further discussions regarding a potential business combination.

On July 18, 2018, representatives of United Financial’s senior management, its corporate counsel and Sandler O’Neill met with United Financial’s board of directors to discuss a potential transaction with People’s United or Company B. Following a lengthy discussion with representatives of Sandler O’Neill and United Financial’s senior management, United Financial’s board of directors determined that a business combination with either People’s United or Company B had potential to create significant long term value for United Financial’s shareholders and authorized representatives of United Financial’s senior management and Sandler O’Neill to continue discussions with People’s United and Company B, and to invite both institutions to participate in due diligence with respect to United Financial. Shortly thereafter, People’s United and Company B were given access to an electronic data room containing non-public information regarding United Financial and began to perform their respective due diligence reviews of United Financial.

Throughout the remainder of July and August 2018, People’s United and Company B conducted extensive due diligence reviews of United Financial.

On August 16, 2018, Mr. Crawford and Mr. Barnes had another meeting where they continued discussions about the terms of a potential business combination and the timing to complete a transaction.

On August 31, 2018, People’s United submitted a non-binding indication of interest in acquiring United Financial in a stock-for-stock merger transaction at a fixed exchange ratio of 1.18 shares of People’s United common stock for each share of United Financial common stock (representing an approximately 22.9% premium based on the share prices of the companies on such date) and on September 4, 2018, Company B also submitted a non-binding indication of interest in acquiring United Financial in a stock-for-stock merger transaction (representing an approximately 24.4% to 29.2% premium based on the share prices of the companies on such date). At special meetings on September 5, 2018 and September 10, 2019, United Financial’s board of directors reviewed both offers thoroughly with representatives of its senior management team, corporate counsel and Sandler O’Neill and, after initially requesting that People’s United increase its proposal, which People’s United did not do, ultimately determined that Company B’s proposal was superior to People’s United’s. United Financial’s board of directors authorized the United Financial management team to pursue Company B’s proposal, after which, on September 10, 2018, United Financial and Company B executed a letter of intent with an exclusivity arrangement with an expiration date of October 15, 2018. On September 11, 2018, Mr. Crawford notified Mr. Barnes that United Financial was rejecting the offer from People’s United and terminated its access to the electronic data room.

After conducting due diligence on one another over the next several weeks, United Financial’s and Company B’s respective management teams decided that a business combination would not generate the pro forma earnings and other financial metrics that they had previously anticipated. Following discussions with United Financial’s board of directors, on October 2, 2018, United Financial terminated discussions with Company B and closed the electronic data room. United Financial’s board of directors decided to continue to assess strategic alternatives, including remaining independent. In the meantime, United Financial’s senior management continued to refine United Financial’s stand-alone three-year operating plan.

Following termination of discussions with Company B, on October 16, 2018, Mr. Crawford contacted Mr. Barnes to notify him of the expiration of United Financial’s exclusive arrangement with Company B. Mr. Barnes noted that People’s United was not interested in continuing further discussions of a potential business combination at that time because it was pursuing another acquisition, but that he would be open to having further discussions about a business combination with United Financial after that transaction closed.

During the fourth quarter of 2018, United Financial’s stock performance experienced a material decline consistent with a broader trend in the market generally, and in the first quarter of 2019, United Financial’s stock price lagged behind its peer group. During this time, United Financial’s board of directors and representatives of its senior management continued to engage in robust discussions regarding United Financial’s expected future performance on a stand-alone basis, including the possibility that United Financial’s common stock price reflected speculation of a potential transaction, as well as in a potential business combination with another financial institution. United Financial’s board of directors also asked senior management to prepare a comparison of United Financial’s earnings and projected stock price potential reflecting a business combination with another financial institution and a stand-alone strategy implementing the company’s three-year operating plan, which senior management subsequently delivered to United’s board of directors and discussed at the February 26, 2019 meeting of the board as described below.

Between February 13 and February 15, 2019, Mr. Crawford and Mr. Barnes had discussions at a conference in Florida hosted by Keefe, Bruyette & Woods, Inc., People’s United’s financial advisor (which we refer to as “KBW”). At this conference, a representative of KBW conveyed to Mr. Crawford that People’s United would be interested in acquiring United Financial at an exchange ratio in the range of 1.00 to 1.05 shares of People’s United common stock for each share of United Financial common stock, representing an approximately 12.2% to 17.8% premium based on the share prices of the companies on February 15, 2019.

On February 26, 2019, United Financial’s board of directors held a special meeting to discuss strategic objectives and representatives of United Financial’s senior management presented their comparison of United Financial’s stand-alone strategy versus its projections reflecting a business combination. In an executive session, United Financial’s independent directors discussed a potential business combination, including People’s United’s oral indication of interest in a combination with United Financial, and came to a consensus not to pursue a strategic combination at that time.

From March through May 2019, United Financial’s board of directors met several times to discuss strategic alternatives, including People’s United’s oral indication of interest for a potential combination as well as United Financial’s strategy on a stand-alone basis. On March 12, 2019, United Financial’s board of directors held another special meeting to discuss United Financial’s three-year operating plan and various strategic alternatives. Before making any formal decisions regarding such alternatives, including a potential combination with People’s United, United Financial’s board of directors decided to hire a financial advisor with strategic advisory experience to assist United Financial’s board of directors in evaluating United Financial’s strategic options.

On April 2, 2019, representatives of KBW orally communicated to Mr. Crawford People’s United’s continuing interest in pursuing a business combination.

On April 23, 2019, United Financial retained RP Financial, an independent financial advisor, to evaluate the three-year operating plan that was prepared by United Financial’s senior management at the request of United Financial’s board of directors, as well as to assist United Financial’s board of directors in its assessment of potential alternative strategies that United Financial could feasibly implement to enhance shareholder value on a stand-alone basis. United Financial chose RP Financial because of its strategic planning and board advisory experience, and its expertise in the valuation of financial institutions and financial institution regulation.

On May 10, 2019, United Financial’s board of directors held a special meeting with representatives of its senior management to discuss certain preliminary analyses performed by RP Financial. Representatives of RP Financial presented to United Financial’s board of directors its assessment of United Financial’s three-year operating plan and potential strategic initiatives RP Financial developed with United Financial’s senior management to enhance United Financial’s shareholder value on a stand-alone basis. United Financial’s board of directors and representatives of its senior management discussed the financial performance benefits and execution risks associated with the stand-alone strategies in detail, including that such strategies could not fully address fundamental issues relating to expected trends in the interest rate yield curve and United Financial’s below peer returns.

On May 13, 2019, United Financial’s board of directors held another special meeting with representatives of United Financial’s senior management to discuss strategic alternatives. The discussion included United Financial’s management’s expectations for the future financial performance of United Financial, and feedback from some of its institutional investors suggesting that United Financial should consider a business combination if after performing a stand-alone analysis it was determined that United Financial operating independently could not create the shareholder value they were seeking. Following the discussion, United Financial’s board of directors authorized United Financial’s senior management, with the assistance of Sandler O’Neill, to identify financial institutions as potential transaction counterparties based on financial capacity and perceived interest in a business combination with United Financial, and to report back to United Financial’s board of directors.

On or about May 13, 2019, United Financial engaged Sullivan & Cromwell LLP (which we refer to as “Sullivan & Cromwell”) to serve as its legal advisor in connection with a potential strategic transaction.

On May 14, 2019, United Financial’s board of directors held a special meeting with representatives of United Financial’s senior management and Sandler O’Neill. Representatives of Sandler O’Neill reviewed with United Financial’s board of directors Sandler O’Neill’s view of the universe of potential strategic partners for a business combination with United Financial, based on market capitalization, geographical footprint and growth strategy. Representatives of RP Financial and Sullivan & Cromwell were also in attendance at the meeting. Following discussion, United Financial’s board of directors authorized United Financial’s senior management and Sandler O’Neill to solicit preliminary indications of interest regarding a potential business combination from five financial institutions identified by Sandler O’Neill, including People’s United.

Between May 14, 2019 and May 17, 2019, representatives of Sandler O’Neill contacted People’s United and the four other selected financial institutions. Representatives of Sandler O’Neill engaged in preliminary, confidential discussions with each of these institutions to determine whether there was an interest in pursuing a potential business combination with United Financial.

On May 19, 2019, United Financial’s board of directors held a special meeting with representatives of United Financial’s senior management, RP Financial, Sandler O’Neill and Sullivan & Cromwell in attendance. Representatives of Sandler O’Neill reported that People’s United had orally confirmed its potential interest in a transaction with United Financial, and another financial institution expressed potential interest in a transaction but was not prepared to offer an acquisition premium. The other three institutions indicated that they did not have an interest in a transaction with United Financial at that time. Accordingly, United Financial’s board of directors decided to recommence exploratory discussions with People’s United regarding a potential business combination with United Financial and authorized its senior management to pursue such discussions. Shortly after the conclusion of the special meeting, Mr. Crawford contacted Mr. Barnes.

On May 20, 2019, United Financial and People’s United extended the term of their existing confidentiality agreement until May 20, 2021, and the following day, People’s United was provided access to an electronic data room with limited non-public information regarding United Financial.

Following a preliminary due diligence review by People’s United, and based on the results of that review, on May 28, 2019, Mr. Barnes orally communicated to Mr. Crawford an indicative offer to acquire United Financial in a merger at a proposed exchange ratio of 0.91 shares of People’s common stock for each share of United Financial common stock, representing an approximately 8.1% premium over the closing price of the United Financial common stock based on the share prices of the companies on such date.

On May 30, 2019, United Financial’s board of directors held a special meeting to consider People’s United’s proposal. Representatives of United Financial’s senior management, Sandler O’Neill, RP Financial and Sullivan & Cromwell also attended the meeting. Representatives of Sandler O’Neill reported on their initial discussions with KBW regarding the basis for the proposed exchange ratio. United Financial’s board of directors determined it would hold another special meeting to further discuss the proposal from People’s United after Sandler O’Neill received more information from KBW and to review further analyses from RP Financial regarding United Financial’s valuation on a stand-alone basis.

On June 4, 2019, United Financial’s board of directors held a special meeting to further consider People’s United’s proposal and United Financial’s stand-alone strategy. Representatives of United Financial’s senior management, Sullivan & Cromwell, Sandler O’Neill and RP Financial were also in attendance. A representative of Sullivan & Cromwell discussed the fiduciary duties of the board of directors in connection with their evaluation of strategic alternatives. Representatives of Sandler O’Neill reported to the board of directors regarding their discussions with KBW regarding the basis for the exchange ratio proposed by People’s United. Representatives of Sandler O’Neill also discussed in detail the recent performance of the banking industry and recent merger transactions in the industry, including general trends of declining premiums in bank merger transactions and required earn-back periods, and reviewed the current proposal from People’s United to acquire United Financial, as compared to recent, similar acquisitions by People’s United. Representatives of RP Financial presented its strategic planning analyses, which updated its previous analyses by, among other things, (i) assuming a complete loss of $41.7 million, as of June 30, 2019, on United Financial’s investment in three limited liability companies intended to generate solar investment tax credits for United Financial (which we refer to as the “D.C. Solar LLCs”), and (ii) developing and analyzing an additional strategic stand-alone scenario. After an extensive discussion of the information provided at the meeting, United Financial’s board of directors took into account a range of considerations, including the limited financial benefits and significant execution risks associated with the stand-alone strategies developed by RP Financial and United Financial’s senior management, and determined that United Financial’s estimated stand-alone valuation was likely to be materially lower than the proposal from People’s United. In light of the discussions, the board of directors authorized United Financial management and Sandler O’Neill to negotiate and execute a customary exclusivity agreement with People’s United.

On June 4 and 5, 2019, Mr. Crawford and representatives of Sandler O’Neill discussed People’s United’s proposal with Mr. Barnes and representatives of KBW and requested an increase in the proposed exchange ratio. On June 5, 2019, People’s United submitted a written non-binding letter of intent to United Financial, reconfirming its proposed exchange ratio of 0.91 shares of People’s United common stock for each share of United Financial common stock, and exclusivity terms set to expire on July 21, 2019. On June 6, 2019, United Financial executed the letter of intent.

On June 7, 2019, Simpson Thacher & Bartlett, counsel to People’s United (which we refer to as “Simpson Thacher”) sent an initial draft of the merger agreement to Sullivan & Cromwell. From June 7, 2019 until the execution of the merger agreement on July 15, 2019, the parties and their respective legal and financial advisors exchanged drafts of, and engaged in discussion and negotiations concerning the terms of, the merger agreement. Extensive documentary and other due diligence continued in parallel with the negotiation of the transaction documentation.

On June 28, 2019, representatives of KBW informed representatives of Sandler O’Neill that in light of the results to date of its due diligence review of United Financial, People’s United would not proceed with a transaction at the previously proposed 0.91 exchange ratio, and conveyed a revised exchange ratio proposal of 0.875 shares of People’s United common stock for each share of United Financial common stock, representing an approximately 4.0% premium over the closing price of the United Financial common stock based on the closing share prices of the companies on the immediately preceding trading date. Representatives of KBW cited concerns about the credit quality of United Financial’s loan portfolio, and further explained to representatives of Sandler O’Neill that, following its due diligence, People’s United had revised its previous assumptions regarding United Financial’s business and increased the amount of non-core loans that People’s United planned to run off during the two years following the consummation of the proposed merger.

On July 2, 2019, United Financial’s board of directors held a special meeting to discuss the 0.875 exchange ratio proposal from People’s United. Representatives of United Financial’s senior management, Sullivan & Cromwell, Sandler O’Neill and RP Financial were also in attendance. Representatives of Sandler O’Neill and Sullivan & Cromwell provided an update on the status of negotiations with People’s United and its financial and legal advisors. Representatives of Sandler O’Neill presented an updated financial analysis of the potential transaction reflecting the revised exchange ratio. After reviewing Sandler O’Neill’s financial analyses and following a thorough discussion, United Financial’s board of directors authorized management to continue to negotiate a business combination with People’s United at the revised exchange ratio.

On July 3, 2019, representatives of Sandler O’Neill discussed the basis for the revised exchange ratio with representatives of KBW and requested that People’s United increase its proposed exchange ratio, which People’s United declined to do.

On July 9, 2019, members of United Financial’s senior management, together with representatives of Sandler O’Neill and Sullivan & Cromwell, met with representatives of People’s United’s senior management at its headquarters in Bridgeport, Connecticut to perform reverse due diligence on People’s United. During the meeting, representatives of People’s United’s senior management presented on various topics, including strategic outlook, acquisition strategy, capital levels, loan portfolio, relationships with regulators and material litigation, and answered questions from United Financial and its advisors.

On July 11, 2019, United Financial’s board of directors held a special meeting to review the merger agreement and the proposed transaction with People’s United with an exchange ratio of 0.875 shares of People’s United common stock for each share of United Financial common stock. Representatives of United Financial’s senior management, Sullivan & Cromwell, Sandler O’Neill and RP Financial were also in attendance. Mr. Crawford provided an overview of the status of the proposed merger. Representatives of United Financial’s senior management reported to United Financial’s board of directors on People’s United’s presentation to United Financial in Bridgeport, Connecticut. Representatives of Sandler O’Neill reviewed the financial analyses performed by Sandler O’Neill in connection with its evaluation of the consideration to be paid by People’s United in connection with the merger, including discussing the various financial methodologies used in its analysis. Representatives of RP Financial provided an update to its previous analyses that included an analysis of an additional strategic stand-alone scenario under various assumptions that differed from United Financial’s stand-alone strategic plan, as well as comparisons of United Financial’s stand-alone value to the value in connection with the proposed merger with People’s United based on, among other things, its estimates of future earnings per share and tangible book value. See “—RP Financial Analysis” beginning on page 64. A representative of Sullivan & Cromwell reviewed again with United Financial’s board of directors its fiduciary duties in connection with the potential transaction with People’s United and the key terms of the draft merger agreement delivered by Sullivan & Cromwell to Simpson Thacher on July 5, 2019. A representative of Sullivan & Cromwell also reviewed the regulatory requirements for a transaction with People’s United. Representatives of United Financial’s senior management and Sullivan & Cromwell also discussed with United Financial’s board of directors certain considerations in connection with the proposed merger with People’s United that would impact various constituencies, including (i) the long and short-term interests of United Financial, (ii) the long and short-term interests of United Financial’s shareholders, (iii) the interests of United Financial’s employees, customers, creditors and suppliers and (iv) community and societal considerations, including the communities that United Financial serves. Following robust discussion, United Financial’s board of directors authorized United Financial’s senior management to continue negotiations to reach a definitive agreement with People’s United.

Between July 11, 2019 and July 15, 2019, the parties and their respective legal advisors continued to negotiate the terms of the merger agreement.

On July 15, 2019, United Financial’s board of directors held a special meeting to consider the approval of the merger agreement and the transactions contemplated thereby, including the merger with People’s United. Representatives of United Financial’s senior management, Sandler O’Neill, RP Financial and Sullivan & Cromwell were also in attendance. Mr. Crawford updated and reviewed the status of discussions with People’s United with United Financial’s board of directors, noting that the open issues in the merger agreement were resolved. A representative of Sullivan & Cromwell summarized revisions to the merger agreement made subsequent to Sullivan & Cromwell’s prior presentation to United Financial’s board of directors regarding key terms of the proposed transaction. Representatives of Sandler O’Neill reviewed the updated financial analyses performed by Sandler O’Neill in connection with its evaluation of the consideration to be paid by People’s United in connection with the merger, including discussing the various financial methodologies used in its analysis. See “—Opinion of United Financial’s Financial Advisor” beginning on page 53. Representatives of

Sandler O’Neill then delivered its oral opinion to United Financial’s board of directors, which was subsequently confirmed in writing on the same date, to the effect that, as of such date and based upon and subject to the various factors, assumptions, considerations, qualifications and limitations set forth in its opinion, the exchange ratio set forth in the merger agreement was fair, from a financial point of view, to the holders of United Financial’s common stock. Based on United Financial’s board of directors’ discussions with its financial and legal advisors on July 15, 2019, and after extensive review and discussion, including consideration of the factors described under “—Recommendation of the United Financial Board of Directors and Reasons for the Merger” below, and consideration of the above referenced presentations and those made at the July 11, 2019 special meeting, United Financial’s board of directors unanimously approved and adopted the merger agreement, on the terms reviewed by United Financial’s board of directors, and the transactions contemplated thereby, and declared the merger and other transactions contemplated by the merger agreement to be in the best interests of United Financial and its shareholders. United Financial’s board of directors also directed that the merger agreement and the merger be submitted to United Financial’s shareholders for approval and recommended that United Financial’s shareholders approve and adopt the merger agreement, the proposed merger and any other matters submitted for shareholder approval in connection with the merger agreement and the proposed merger.

Later on July 15, 2019, the merger agreement was executed and delivered by United Financial and People’s United. The parties announced the transaction following the closing of the stock markets in New York on July 15, 2019.

United Financial’s Reasons for the Merger; Recommendation of United Financial’s Board of Directors

In reaching its unanimous decision to approve and adopt the merger agreement, the merger and the other transactions contemplated by the merger agreement, and to recommend that United Financial’s shareholders approve the merger proposal, United Financial’s board of directors evaluated the merger in consultation with United Financial’s senior management, as well as United Financial’s outside financial and legal advisors, and considered a number of factors, including the following factors:

•	an extensive review of strategic alternatives available to United Financial;

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a review of the risks and prospects of United Financial remaining independent, including (i) the challenges of the current financial, operating, regulatory and interest rate environment, generally; (ii) the additional risks associated with executing on any of the alternatives developed by United Financial senior management and RP Financial to support a stand-alone strategy, including the risk that United Financial could not achieve profitability consistent with its peers; (iii) the potential loss on United Financial’s investments in the D.C. Solar LLCs; (iv) the increasing costs associated with banking regulation, compliance and technology, generally; (v) the anticipated costs of continuing to develop and enhance United Financial’s business capabilities; and (vi) the risk that United Financial’s existing stock price already reflected speculation of a potential transaction, thereby making it more difficult to create shareholder value as an independent institution;

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United Financial’s board of directors’ consideration that the transaction with People’s United was more favorable to holders of United Financial common stock than the potential value that might result from other alternatives reasonably available to United Financial, including:

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the challenges facing United Financial as an independent company and United Financial’s board of directors’ belief that combining with a larger financial institution would benefit United Financial’s shareholders and other constituencies; and

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the fact that Sandler O’Neill had contacted a selected group of financial institutions believed by United Financial’s senior management, United Financial’s board of directors and Sandler O’Neill to have a significant likelihood of having a serious interest in a business combination with United Financial that resulted in only one other preliminary offer to United Financial regarding a business combination that was well below the price range indicated by People’s United;

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the fact that the implied value of the merger consideration as of July 12, 2019, the last full trading day before the announcement of the merger, of approximately $14.74 for each share of United Financial’s common stock, based on People’s United’s closing stock price of $16.85 per share on such date, represented a 4.5% premium over the closing price of United Financial’s common stock of $14.11 per share on such date;

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the fact that the dividends paid by People’s United to its stockholders were higher than dividends paid by United Financial to its shareholders and the potential for United Financial’s shareholders to participate in the future earnings and growth of the combined company;

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the fact that the consideration that United Financial’s shareholders will receive in the merger is in the form of a fixed exchange ratio of People’s United common stock and the fact that United Financial shareholders would own approximately 10% of the combined company;

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the expected pro forma financial impact of the transaction, taking into account anticipated cost savings and other factors, on both United Financial shareholders and People’s United shareholders, especially the fact that the transaction is expected to be accretive to the combined company;

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the soundness of People’s United’s business, financial condition, results of operations and management, and the performance and greater liquidity of People’s United’s common stock on both a historical and prospective basis;

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United Financial’s board of directors’ expectation that the combined company will have a strong capital position upon completion of the transaction, including with respect to maintenance of People’s United’s dividend;

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the ability of United Financial’s shareholders to participate in any future improvement in the combined company’s business and/or future appreciation in People United’s stock from improved conditions for financial institutions or to the general economy;

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the written opinion of Sandler, O’Neill, dated as of July 15, 2019, delivered to United Financial’s board of directors to the effect that, as of such date and based on and subject to the various factors, assumptions, considerations, qualifications and limitations set forth in the opinion, the exchange ratio was fair to the holders of United Financial’s common stock from a financial point of view, as more fully described below under “—Opinion of United Financial’s Financial Advisor” beginning on page 53;

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the financial analyses of RP Financial regarding the potential value of United Financial on a stand-alone basis as compared to the value in connection with the merger, as more fully described below under “—RP Financial Analyses,” beginning on page 64;

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the consideration by United Financial’s board of directors, consistent with United Financial’s certificate of incorporation, of the impact of the merger on (i) the long and short-term interests of United Financial, (ii) the long and short-term interests of United Financial’s shareholders, (iii) the interests of United Financial’s employees, customers, creditors and suppliers and (iv) community and societal considerations, including the communities that United Financial serves, which includes the factors described in this section and the following:

•	United Financial’s and People’s United’s shared corporate values and commitment to serve their customers and communities;

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the ability, following the merger, for United Financial customers to benefit from a broader array of retail and commercial products, enhanced access to technology and digital capabilities, as well branches that are open seven days a week; and

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People’s United’s obligations under the merger agreement to provide the salary and wages, target cash bonus opportunities and employee benefits to continuing employees, as well as severance benefits to certain employees terminated in connection with the merger, as described under

“The Merger Agreement—Covenants and Agreements—Employee Benefit Matters,” beginning on page 96, as well as the employment opportunities for certain United Financial employees with People’s United following the merger;

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The interests in the merger of certain of United Financial’s directors and executive officers, which are different from, or in addition to, those of United Financial shareholders generally, as described under “The Merger—Interests of United Financial’s Directors and Executive Officers in the Merger,” beginning on page 72;

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the geographic and strategic fit of the branch networks of the combined company and the scale, scope, strength and diversity of operations, product lines and delivery systems that could be achieved by the combined company;

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the terms of the merger agreement, including the expected tax treatment of the merger as a “reorganization” for U.S. federal income tax purposes and the size of the termination fee in relation to the overall transaction size;

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the fact that the merger agreement does not preclude a third party from making an unsolicited acquisition proposal to United Financial and that, under certain circumstances more fully described under “The Merger Agreement—Agreement Not to Solicit Other Offers” beginning on page 100, United Financial may furnish non-public information to, and enter into discussions with, such a third party regarding a qualifying acquisition proposal;

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United Financial’s board of directors’ review with United Financial’s outside legal counsel of the terms of the merger agreement, including both parties’ covenant to use their reasonable best efforts to obtain the required regulatory approvals for the merger;

•	the likelihood, based on People’s United’s recent track record, of receiving the required regulatory approvals and completing the merger in a timely manner;

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the potential risks associated with successfully integrating United Financial’s business, operations and workforce with those of People’s United, including the costs of successfully integrating the two companies;

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the potential for diversion of management and employee attention, and for employee attrition, during the period following announcement of the merger and prior to the completion of the merger and the potential effect on United Financial’s business and relations with customers, service providers and other stakeholders, whether or not the merger is completed;

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the merger agreement provisions generally requiring United Financial to conduct its business in the ordinary course and the other restrictions on the conduct of United Financial’s business prior to completion of the merger, which may delay or prevent United Financial from undertaking business opportunities that may arise pending completion of the merger;

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with share consideration based on a fixed exchange ratio, the risk that the consideration to be paid to United Financial shareholders could be adversely affected by a decrease in the trading price of People’s United common stock prior to the closing of the merger;

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the regulatory and other approvals required in connection with the merger and the possibility that such regulatory approvals may not be received in a timely manner and may include the imposition of burdensome conditions;

•	the risk of litigation arising from shareholders in respect of the merger agreement or transactions contemplated thereby; and

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the other risks described under “Risk Factors” beginning on page 23, and the risks of investing in People’s United common stock identified in the “Risk Factors” sections of People’s United’s periodic reports filed with the SEC and incorporated by reference herein.

The foregoing discussion of the information and factors considered by United Financial’s board of directors is not exhaustive, but includes the material factors considered by United Financial’s board of directors. The above factors are not presented in any order of priority. In view of the wide variety of factors considered by United Financial’s board of directors in connection with its evaluation of the merger and the complexity of these matters, United Financial’s board of directors did not attempt to quantify, rank or otherwise assign relative weights to specific factors that it considered in reaching its decision. Furthermore, in considering the factors described above, individual members of United Financial’s board of directors may have given different weights to different factors.

The foregoing discussion of the information and factors considered by United Financial’s board of directors is forward-looking in nature. This information should be read in light of the factors described under “Information Regarding Forward-Looking Statements” beginning on page 31.

On the basis of these considerations, United Financial’s board of directors unanimously approved and adopted the merger agreement and the transactions contemplated thereby and recommends that United Financial’s shareholders vote “FOR” the approval of the merger proposal, “FOR” the approval of the compensation proposal and “FOR” the approval of the adjournment proposal.

Opinion of United Financial’s Financial Advisor

United Financial retained Sandler O’Neill to act as financial advisor to its board of directors in connection with United Financial’s consideration of a possible business combination. Sandler O’Neill is a nationally recognized investment banking firm whose principal business specialty is financial institutions. In the ordinary course of its investment banking business, Sandler O’Neill is regularly engaged in the valuation of financial institutions and their securities in connection with mergers and acquisitions and other corporate transactions.

Sandler O’Neill acted as financial advisor in connection with the proposed merger and participated in certain of the negotiations leading to the execution of the merger agreement. At the July 15, 2019 meeting at which United Financial’s board of directors considered and approved the terms of the merger agreement and the merger, Sandler O’Neill delivered to United Financial’s board of directors its oral opinion, which was subsequently confirmed in writing on the same day, to the effect that, as of such date, the exchange ratio set forth in the merger agreement was fair to the holders of United Financial common stock, from a financial point of view. The full text of Sandler O’Neill’s opinion is attached as Annex B to this proxy statement/prospectus. The opinion outlines the procedures followed, assumptions made, matters considered and qualifications and limitations on the review undertaken by Sandler O’Neill in rendering its opinion. The description of the opinion set forth below is qualified in its entirety by reference to the full text of the opinion. United Financial’s shareholders are urged to read the entire opinion carefully in connection with their consideration of the merger proposal.

Sandler O’Neill’s opinion speaks only as of the date of the opinion. The opinion was directed to United Financial’s board of directors in connection with its consideration of the merger agreement and the transactions contemplated thereby and does not constitute a recommendation to any shareholder of United Financial as to how any such United Financial shareholder should vote at any meeting of shareholders called to consider and vote upon the merger proposal. Sandler O’Neill’s opinion was directed only to the fairness, from a financial point of view, of the exchange ratio to the holders of United Financial common stock and did not address the underlying business decision of United Financial to engage in the merger, the form or structure of the merger or any other transactions contemplated by the merger agreement, the relative merits of the merger as compared to any other alternative transactions or business strategies that might exist for United Financial or the effect of any other transaction in which United Financial might engage. Sandler O’Neill did not express any opinion as to the fairness of the amount or nature of the compensation to be received in the merger by any officer, director or employee of United Financial or People’s United, or any class of such persons, if any, relative to the compensation to be received in the merger by any other shareholder. Sandler O’Neill’s opinion was approved by Sandler O’Neill’s fairness opinion committee.

In connection with its opinion, Sandler O’Neill reviewed and considered, among other things:

•	an execution copy of the merger agreement;

•	certain publicly available financial statements and other historical financial information of United Financial that Sandler O’Neill deemed relevant;

•	certain publicly available financial statements and other historical financial information of People’s United that Sandler O’Neill deemed relevant;

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certain internal financial projections for United Financial for the years ending December 31, 2019 through December 31, 2021, as provided by the senior management of United Financial, as well as a long-term earnings per share growth rate for United Financial for the years ending December 31, 2022 through December 31, 2023, as provided by the senior management of United Financial, and estimated dividends per share for United Financial for the years ending December 31, 2019 through December 31, 2023, as confirmed with the senior management of United Financial;

•

publicly available mean analyst net income and earnings per share estimates for People’s United for the years ending December 31, 2019 and December 31, 2020, as, with respect to the earnings per share estimates only, confirmed by the senior management of People’s United, as well as a long-term earnings per share growth rate for People’s United for the years ending December 31, 2021 through December 31, 2023 based on publicly available mean analyst estimates, as approved by the senior management of United Financial for use in Sandler O’Neill’s analysis, and estimated dividends per share for People’s United for the years ending December 31, 2019 through December 31, 2020, based on guidance provided by the senior management of People’s United;

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the pro forma financial impact of the merger on People’s United based on certain assumptions relating to purchase accounting adjustments, cost savings and transaction expenses, as well as certain assumptions related to balance sheet restructuring activities following the closing of the merger, as provided by the senior management of People’s United;

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the publicly reported historical price and trading activity for United Financial common stock and People’s United common stock, including a comparison of certain stock market information for United Financial common stock and People’s United common stock and certain stock indices as well as publicly available information for certain other similar companies, the securities of which are publicly traded;

•	a comparison of certain financial information for United Financial and People’s United with similar financial institutions for which information was publicly available;

•	the financial terms of certain recent business combinations in the bank and thrift industry (on a regional basis), to the extent publicly available;

•	the current market environment generally and the banking environment in particular; and

•	such other information, financial studies, analyses and investigations and financial, economic and market criteria as Sandler O’Neill considered relevant.

Sandler O’Neill also discussed with certain members of the management of United Financial and its representatives the business, financial condition, results of operations and prospects of United Financial and held similar discussions with certain members of the management of People’s United and its representatives regarding the business, financial condition, results of operations and prospects of People’s United.

In performing its review, Sandler O’Neill relied upon the accuracy and completeness of all of the financial and other information that was available to and reviewed by Sandler O’Neill from public sources, that was provided to Sandler O’Neill by United Financial or People’s United or their respective representatives, or that was otherwise reviewed by Sandler O’Neill, and Sandler O’Neill assumed such accuracy and completeness for purposes of rendering its opinion without any independent verification or investigation. Sandler O’Neill relied on the assurances of the respective managements of United Financial and People’s United that they were not aware of any facts or circumstances that would have made any of such information inaccurate or misleading. Sandler O’Neill was not asked to and did not undertake an independent verification of any of such information and Sandler O’Neill did not assume any responsibility or liability for the accuracy or completeness thereof. Sandler O’Neill did not make an independent evaluation or perform an appraisal of the specific assets, the collateral securing assets or the liabilities (contingent or otherwise) of United Financial or People’s United or any of their respective subsidiaries, nor was Sandler O’Neill furnished with any such evaluations or appraisals. Sandler O’Neill rendered no opinion or evaluation on the collectability of any assets or the future performance of any loans of United Financial or People’s United. Sandler O’Neill did not make an independent evaluation of the adequacy of the allowance for loan losses of United Financial or People’s United, or of the combined entity after the merger, and Sandler O’Neill did not review any individual credit files relating to United Financial or People’s United. Sandler O’Neill assumed, with United Financial’s consent, that the respective allowances for loan losses for both United Financial and People’s United were adequate to cover such losses and would be adequate on a pro forma basis for the combined entity.

In preparing its analyses, Sandler O’Neill used certain internal financial projections for United Financial for the years ending December 31, 2019 through December 31, 2021, as provided by the senior management of United Financial, as well as a long-term earnings per share growth rate for United Financial for the years thereafter, as provided by the senior management of United Financial, and estimated dividends per share for United Financial for the years ending December 31, 2019 through December 31, 2023, as confirmed with the senior management of United Financial. In addition, Sandler O’Neill used publicly available mean analyst net income and earnings per share estimates for People’s United for the years ending December 31, 2019 and December 31, 2020, as, with respect to the earnings per share estimates only, confirmed by the senior management of People’s United, as well as a long-term earnings per share growth rate for People’s United for the years thereafter based on publicly available mean analyst estimates, as approved by the senior management of United Financial for use in Sandler O’Neill’s analysis, and estimated dividends per share for People’s United for the years ending December 31, 2019 through December 31, 2020, based on guidance provided by the senior management of People’s United. Sandler O’Neill also received and used in its pro forma analysis certain assumptions relating to purchase accounting adjustments, cost savings and transaction expenses, as well as certain assumptions related to balance sheet restructuring activities following the closing of the merger, as provided by the senior management of People’s United. With respect to the foregoing information, the respective senior managements of United Financial and People’s United confirmed to Sandler O’Neill that such information reflected (or, in the case of the publicly available mean analyst estimates referred to above, were consistent with) the best currently available projections, estimates and judgments of those respective managements as to the future financial performance of United Financial and People’s United, respectively, and the other matters covered thereby, which projections are subject to the numerous assumptions made at the time of preparation (See “—Certain Financial Forecasts of United Financial” beginning on page 70), and Sandler O’Neill assumed for purposes of its analyses that the future financial performance reflected in such information would be achieved. Sandler O’Neill did not express an opinion as to such information, or the assumptions on which such information was based. Sandler O’Neill assumed that there had been no material change in the respective assets, financial condition, results of operations, business or prospects of United Financial or People’s United since the date of the most recent financial statements made available to Sandler O’Neill. Sandler O’Neill assumed in all respects material to its analyses that United Financial and People’s United would remain as going concerns for all periods relevant to its analyses.

Sandler O’Neill also assumed, with United Financial’s consent, that (i) each of the parties to the merger agreement would comply in all material respects with all material terms and conditions of the merger agreement and all related agreements, that all of the representations and warranties contained in such agreements were true and correct in all material respects, that each of the parties to such agreements would perform in all material respects all of the covenants and other obligations required to be performed by such party under such agreements and that the conditions precedent in such agreements were not and would not be waived, (ii) in the course of obtaining the necessary regulatory or third party approvals, consents and releases with respect to the merger, no delay, limitation, restriction or condition would be imposed that would have an adverse effect on United Financial, People’s United, the merger or any related transactions, and (iii) the merger and any related transactions would be consummated in accordance with the terms of the merger agreement without any waiver, modification or amendment of any material term, condition or agreement thereof and in compliance with all applicable laws and other requirements. Finally, with United Financial’s consent, Sandler O’Neill relied upon the advice that United Financial received from its legal, accounting and tax advisors as to all legal, accounting and tax matters relating to the merger and the other transactions contemplated by the merger agreement. Sandler O’Neill expressed no opinion as to any such matters.

Sandler O’Neill’s opinion was necessarily based on financial, economic, regulatory, market and other conditions as in effect on, and the information made available to Sandler O’Neill as of, the date of its opinion. Events occurring after the date thereof could materially affect Sandler O’Neill’s opinion. Sandler O’Neill did not undertake to update, revise, reaffirm or withdraw its opinion or otherwise comment upon events occurring after the date thereof. Sandler O’Neill expressed no opinion as to the trading value of United Financial common stock or People’s United common stock at any time or what the value of People’s United common stock would be once it is actually received by the holders of United Financial common stock.

In rendering its opinion, Sandler O’Neill performed a variety of financial analyses. The summary below is not a complete description of the analyses underlying Sandler O’Neill’s opinion or the presentation made by Sandler O’Neill to United Financial’s board of directors, but is a summary of all material analyses performed and presented by Sandler O’Neill. The summary includes information presented in tabular format. In order to fully understand the financial analyses, these tables must be read together with the accompanying text. The tables alone do not constitute a complete description of the financial analyses. The preparation of a fairness opinion is a complex process involving subjective judgments as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. The process, therefore, is not necessarily susceptible to a partial analysis or summary description. Sandler O’Neill believes that its analyses must be considered as a whole and that selecting portions of the factors and analyses to be considered without considering all factors and analyses, or attempting to ascribe relative weights to some or all such factors and analyses, could create an incomplete view of the evaluation process underlying its opinion. Also, no company included in Sandler O’Neill’s comparative analyses described below is identical to United Financial or People’s United and no transaction is identical to the merger. Accordingly, an analysis of comparable companies or transactions involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading values or merger transaction values, as the case may be, of United Financial and People’s United and the companies to which they are being compared. In arriving at its opinion, Sandler O’Neill did not attribute any particular weight to any analysis or factor that it considered. Rather, Sandler O’Neill made qualitative judgments as to the significance and relevance of each analysis and factor. Sandler O’Neill did not form an opinion as to whether any individual factor (positive or negative) or analysis considered in isolation supported or failed to support its opinion, rather, Sandler O’Neill made its determination as to the fairness of the exchange ratio on the basis of its experience and professional judgment after considering the results of all its analyses taken as a whole.

In performing its analyses, Sandler O’Neill also made numerous assumptions with respect to industry performance, business and economic conditions and various other matters, many of which are beyond the control of United Financial, People’s United and Sandler O’Neill. The analyses performed by Sandler O’Neill are not necessarily indicative of actual values or future results, both of which may be significantly more or less favorable than suggested by such analyses. Sandler O’Neill prepared its analyses solely for purposes of rendering its opinion and provided such analyses to United Financial’s board of directors at its July 15, 2019 meeting. Estimates on the values of companies do not purport to be appraisals or necessarily reflect the prices at which companies or their securities may actually be sold. Such estimates are inherently subject to uncertainty and actual values may be materially different. Accordingly, Sandler O’Neill’s analyses do not necessarily reflect the value of United Financial common stock or the prices at which United Financial common stock or People’s United common stock may be sold at any time. The analyses of Sandler O’Neill and its opinion were among a number of factors taken into consideration by United Financial’s board of directors in making its determination to approve the merger agreement and should not be viewed as determinative of the merger consideration or the decision of United Financial’s board of directors or management with respect to the fairness of the merger. The type and amount of consideration payable in the merger were determined through negotiations between United Financial and People’s United.

Summary of Aggregate Merger Consideration and Implied Transaction Metrics

Sandler O’Neill reviewed the financial terms of the proposed merger. Pursuant to the terms of the merger agreement, (i) each share of United Financial common stock outstanding immediately prior to the effective time, except for specified shares of United Financial common stock owned by United Financial or People’s United (which will be cancelled), will be converted into the right to receive the merger consideration, and (ii) each United Financial PSU and other United Financial equity award will be converted into the right to receive a number of shares of People’s United common stock based on the number of shares of United Financial common stock subject to such United Financial PSU or other United Financial equity award, as applicable, multiplied by the exchange ratio. Based on the closing price per share of People’s United common stock on July 12, 2019 of $16.85 and based upon 50,884,457 shares of United Financial common stock outstanding (which included shares of United Financial restricted stock and shares of United Financial common stock reserved for issuance upon settlement of United Financial PSUs, but excluded the ESOP loan, which will be repaid pursuant to the merger agreement by delivering a sufficient number of unallocated shares of United Financial common stock to United Financial at least five business days prior to the closing date of the merger) and 1,303,937 United Financial stock options outstanding with a weighted average exercise price of $11.79, Sandler O’Neill calculated an aggregate implied transaction value of $754.1 million. Based upon publicly available historical financial information for United Financial as of or for the last twelve months (which we refer to as “LTM”) ended March 31, 2019, earnings per share estimates for United Financial for the year ending December 31, 2019 and December 31, 2020, as provided by United Financial senior management, adjusted tangible book value per share, as adjusted by United Financial senior management, and the closing price of United Financial common stock on July 12, 2019 of $14.11 per share, as well as the July 12, 2019 20-day volume-weighted average price (which we refer to as “VWAP”) United Financial stock price of $13.87, Sandler O’Neill calculated the following implied transaction metrics:

Transaction Price / United Financial LTM Earnings Per Share:	13.2	x
Transaction Price / United Financial 2019 Estimated Earnings Per Share(1):	15.4	x
Transaction Price / United Financial 2020 Estimated Earnings Per Share(1):	14.5	x
Transaction Price / United Financial March 31, 2019 Tangible Book Value Per Share:	125%
Transaction Price / United Financial March 31, 2019 Adjusted Tangible Book Value Per Share(1):	135%
Tangible Book Premium / Core Deposits(2):	3.4%
Adjusted Tangible Book Premium / Core Deposits(1)(2):	4.3%
Market Premium(3):	4.5%
Market Premium based on People’s United 20-Day VWAP(4):	6.3%

(1)	Based on adjusted tangible book value and adjusted 2019 and 2020 earnings per share estimates, as provided by United Financial senior management
(2)	Defined as total deposits excluding time deposits with balances greater than $100,000
(3)	Based on United Financial’s closing stock price on July 12, 2019 of $14.11
(4)	Based on United Financial’s 20-Day VWAP stock price on July 12, 2019 of $13.87

Stock Trading History

Sandler O’Neill reviewed the historical stock price performance of United Financial common stock for the one-year period and the three-year period ended July 12, 2019. Sandler O’Neill then compared the relationship between the stock price performance of United Financial common stock to movements in People’s United stock price performance as well as the United Financial Peer Group (as defined below) and certain stock indices.

United Financial One-Year Stock Price Performance

	July 12, 2018	July 12, 2019
United Financial	100%	80.2%
People’s United	100%	92.6%
United Financial Peer Group	100%	90.6%
NASDAQ Bank Index	100%	88.5%
S&P 500 Index	100%	107.7%

United Financial Three-Year Stock Price Performance

	July 12, 2016	July 12, 2019
United Financial	100%	104.4%
People’s United	100%	110.6%
United Financial Peer Group	100%	128.5%
NASDAQ Bank Index	100%	130.9%
S&P 500 Index	100%	140.0%

Sandler O’Neill also reviewed the historical stock price performance of People’s United common stock for the one-year period and three-year period ended July 12, 2019. Sandler O’Neill then compared the relationship between the stock price performance of People’s United common stock to movements in United Financial’s stock price performance as well as the People’s United Peer Group (as defined below) and certain stock indices.

People’s United One-Year Stock Price Performance

	July 12, 2018	July 12, 2019
People’s United	100%	92.6%
United Financial	100%	80.2%
People’s United Peer Group	100%	84.2%
NASDAQ Bank Index	100%	88.5%
S&P 500 Index	100%	107.7%

People’s United Stock Three-Year Stock Price Performance

	July 12, 2018	July 12, 2019
People’s United	100%	110.6%
United Financial	100%	104.4%
People’s United Peer Group	100%	132.8%
NASDAQ Bank Index	100%	130.9%
S&P 500 Index	100%	140.0%

Comparable Company Analyses

Sandler O’Neill used publicly available information to compare selected financial information for United Financial with a group of financial institutions selected by Sandler O’Neill (which we refer to as the “United Financial Peer Group”). The United Financial Peer Group consisted of major exchange traded banks headquartered in the Mid-Atlantic and Northeast regions with total assets between $5 billion and $10 billion, excluding announced merger targets and mutual holding companies. The United Financial Peer Group consisted of the following companies:

Provident Financial Services	Kearny Financial Corp.
NBT Bancorp Inc.	OFG Bancorp
Independent Bank Corp.	Dime Community Bancshares
Boston Private Financial	Lakeland Bancorp, Inc.
Eagle Bancorp, Inc.	TriState Capital Holdings, Inc.
Sandy Spring Bancorp, Inc.	Meridian Bancorp, Inc.
OceanFirst Financial Corp.	ConnectOne Bancorp, Inc.
First Commonwealth Financial	Century Bancorp, Inc.
Brookline Bancorp, Inc.	TrustCo Bank Corp NY
S&T Bancorp, Inc.	Washington Trust Bancorp
Flushing Financial Corporation	Univest Financial Corporation
Tompkins Financial Corporation

Sandler O’Neill compared publicly available financial information for United Financial and the United Financial Peer Group as of or for the LTM ended March 31, 2019, with pricing data as of July 12, 2019. The table below sets forth the data for United Financial and the high, low, median and mean data for the United Financial Peer Group.

	United Financial		United Financial Peer Group Median	United Financial Peer Group Mean	United Financial Peer Group High	United Financial Peer Group Low
Market Capitalization ($mm)	714		1,185	1,141	2,517	493
Price / LTM Earnings per Share (x)	12.6		13.1	14.2	30.2	10.6
Price / 2019E Earnings per Share (x)(1)	14.2 / 14.7	(2)	12.9	13.5	27.7	10.2
Price / 2020E Earnings per Share (x)(1)	13.2 / 13.8	(2)	12.0	12.5	25.1	9.0
Price / Tangible Book Value (%)	120 / 129	(2)	165	171	248	116
Dividend Yield (%)	3.40		2.88	2.65	4.06	0.54
Total Assets ($mm)	7,340		6,739	7,107	9,803	5,036
Loans / Deposits (%)	102		102	101	125	52
Non-performing Assets / Total Assets (%)	0.68		0.45	0.64	3.96	0.12
Tangible Common Equity / Tangible Assets (%)	8.34		9.28	9.36	14.61	5.78
Tier 1 Leverage Ratio (%)	8.43		9.96	10.04	14.64	6.92
Total Risk-Based Capital Ratio (%)	12.52		13.76	14.56	23.45	11.26
Commercial Real Estate Loans / Risk-Based Capital (%)	270.8		317.4	304.2	706.1	20.7
LTM Return on Average Assets (%)	0.79		1.22	1.18	1.84	0.62
LTM Return on Average Equity (%)	8.07		10.56	10.70	16.11	3.33
LTM Net Interest Margin (%)	2.92		3.37	3.34	5.44	2.16
LTM Efficiency Ratio (%)	67.49		54.47	55.43	68.95	38.44

1)	Based on publicly available median analyst consensus estimates
2)	Based on adjusted tangible book value and adjusted 2019 and 2020 earnings per share estimates, as provided by United Financial senior management

Sandler O’Neill used publicly available information to perform a similar analysis for People’s United and a group of financial institutions selected by Sandler O’Neill (which we refer to as the “People’s United Peer Group”). The People’s United Peer Group consisted of nationwide major exchange traded banks and thrifts with total assets between $30 billion and $80 billion, excluding announced merger targets and mutual holding companies. The People’s United Peer Group consisted of the following companies.

Comerica Incorporated	BOK Financial Corporation
Zions Bancorporation	First Citizens BancShares, Inc.
SVB Financial Group	Associated Banc-Corp
New York Community Bancorp	F.N.B. Corporation
CIT Group Inc.	BankUnited, Inc.
Signature Bank	Valley National Bancorp
Synovus Financial Corp.	Wintrust Financial Corporation
East West Bancorp, Inc.	Cullen/Frost Bankers, Inc.
First Horizon National Corp.	IBERIABANK Corporation

Sandler O’Neill compared publicly available financial information for People’s United and the People’s United Peer Group as of or for the LTM ended March 31, 2019, with pricing data as of July 12, 2019. The table below sets forth the data for People’s United and the high, low, median and mean data for the People’s United Peer Group.

	People’s United	People’s United Peer Group Median	People’s United Peer Group Mean	People’s United Peer Group High	People’s United Peer Group Low
Market Capitalization ($mm)	6,608	5,068	5,788	11,563	3,216
Price / LTM Earnings per Share (x)	13.1	11.3	11.3	13.5	8.9
Price / 2019E Earnings per Share (x)(1)	12.4	10.8	10.9	13.7	8.8
Price / 2020E Earnings per Share (x)(1)	11.7	10.1	10.3	13.5	8.6
Price / Tangible Book Value (%)	180	159	159	226	98
Dividend Yield (%)	4.21	2.65	2.79	6.46	0.00
Total Assets ($mm)	48,092	40,491	43,613	70,690	31,260
Loans / Deposits (%)	96.2	91.8	90.9	128.2	54.8
Non-performing Assets / Total Assets (%)	0.65	0.50	0.52	0.95	0.15
Tangible Common Equity / Tangible Assets (%)	7.70	8.68	8.51	10.20	6.70
Tier 1 Leverage Ratio (%)	8.76	9.10	9.23	11.00	7.58
Total Risk-Based Capital Ratio (%)	12.44	13.02	13.00	14.81	11.37
Commercial Real Estate Loans / Risk-Based Capital (%)	250.4	186.4	227.9	733.4	4.1
LTM Return on Average Assets (%)	1.03	1.25	1.29	1.94	0.81
LTM Return on Average Equity (%)	7.63	11.33	11.93	21.44	6.14
LTM Net Interest Margin (%)	3.16	3.52	3.41	3.81	2.15
LTM Efficiency Ratio (%)	58.12	54.97	55.10	64.57	35.77

1)	Based on median analyst consensus estimates

Analysis of Selected Merger Transactions

Sandler O’Neill reviewed a group of recent merger and acquisition transactions consisting of bank and thrift transactions where targets were headquartered in the Northeast region, New York and New Jersey, announced between January 1, 2016 and July 12, 2019 with disclosed deal values and target total assets between $1 billion and $10 billion and target LTM return on average assets between 0.00% and 1.00%; including Valley National Bancorp’s acquisition of Oritani Financial Corp., which had a target LTM return on average assets outside the range but that Sandler O’Neill determined in its professional judgment was a comparable transaction (which we refer to as the “Precedent Transactions”).

The Precedent Transactions group was composed of the following transactions:

Buyer	Target
Valley National Bancorp	Oritani Financial Corp.
Berkshire Hills Bancorp Inc.	SI Financial Group Inc.
People’s United	BSB Bancorp Inc.
Independent Bank Corp.	Blue Hills Bancorp Inc
People’s United	First Connecticut Bancorp, Inc.
Kearny Financial Corp.	Clifton Bancorp Inc.
Berkshire Hills Bancorp Inc.	Commerce Bancshares Corp.
Community Bank System Inc.	Merchants Bancshares Inc.
OceanFirst Financial Corp.	Ocean Shore Holding Co.
Berkshire Hills Bancorp Inc.	First Choice Bank
People’s United	Suffolk Bancorp
Bar Harbor Bankshares	Lake Sunapee Bank Group
OceanFirst Financial Corp.	Cape Bancorp Inc.

Using the latest publicly available information prior to the announcement of the relevant transactions, Sandler O’Neill reviewed the following transaction metrics for each transaction: transaction price to LTM earnings per share, transaction price to forward earnings per share, transaction price to tangible book value, core deposit premium and one-day market premium. Sandler O’Neill compared the indicated transaction multiples for the merger to the high, low, mean and median multiples of the Precedent Transactions group.

	United Financial / People’s United		Precedent Transactions Median	Precedent Transactions Mean	Precedent Transactions High	Precedent Transactions Low
Transaction Price / LTM Earnings (x)	13.2		21.7	27.9	65.1	14.1
Transaction Price / Forward Earnings (x)	15.4	(1)	19.8	25.0	59.7	14.2
Transaction Price / Tangible Book Value (%)	135	(1)	140	153	196	110
Core Deposit Premium (%)	4.3	(1)	8.0	8.8	19.2	1.5
1-Day Market Premium (%)	4.5		20.7	20.5	42.8	0.5

1)	Based on adjusted tangible book value and adjusted 2019 earnings per share estimates, as provided by United Financial senior management

Net Present Value Analyses

Sandler O’Neill performed an analysis that estimated the per share net present value of United Financial common stock assuming United Financial performed in accordance with internal financial projections for United Financial for the years ending December 31, 2019 through December 31, 2021, as provided by the senior management of United Financial, as well as a long-term earnings per share growth rate for the years thereafter, as provided by the senior management of United Financial, and estimated dividends per share for United Financial for the years ending December 31, 2019 through December 31, 2023, as confirmed with the senior management of United Financial. To approximate the terminal value per share of United Financial common stock at December 31, 2023, Sandler O’Neill applied price to 2023 earnings per share multiples ranging from 11.0x to 16.0x and price to December 31, 2023 tangible book value per share multiples ranging from 105% to 180%. The terminal values were then discounted to present values using different discount rates ranging from 9.0% to 13.0% which were chosen to reflect different assumptions regarding required rates of return of holders or prospective buyers of United Financial common stock. As illustrated in the following tables, the analysis indicated an imputed range of per share values of United Financial common stock of $8.90 to $14.36 when applying multiples of earnings and $9.90 to $18.61 when applying multiples of tangible book value.

Earnings Per Share Multiples

Discount Rate	11.0x	12.0x	13.0x	14.0x	15.0x	16.0x
9.0%	$10.43	$11.21	$12.00	$12.78	$13.57	$14.36
10.0%	$10.02	$10.77	$11.52	$12.27	$13.03	$13.78
11.0%	$9.63	$10.35	$11.07	$11.79	$12.51	$13.23
12.0%	$9.26	$9.95	$10.64	$11.33	$12.02	$12.71
13.0%	$8.90	$9.57	$10.23	$10.89	$11.55	$12.22

Tangible Book Value Per Share Multiples

Discount Rate	105%	120%	135%	150%	165%	180%
9.0%	$11.61	$13.01	$14.41	$15.81	$17.21	$18.61
10.0%	$11.15	$12.49	$13.83	$15.17	$16.51	$17.85
11.0%	$10.71	$12.00	$13.28	$14.57	$15.85	$17.13
12.0%	$10.30	$11.53	$12.76	$13.99	$15.22	$16.45
13.0%	$9.90	$11.08	$12.26	$13.44	$14.62	$15.80

Sandler O’Neill also considered and discussed with United Financial’s board of directors how this analysis would be affected by changes in the underlying assumptions, including variations with respect to net income. To illustrate this impact, Sandler O’Neill performed a similar analysis assuming United Financial’s net income varied from 20% above projections to 20% below projections. This analysis resulted in the following range of values per United Financial common share, applying the price to 2023 earnings per share multiples range of 11.0x to 16.0x referred to above and a discount rate of 11.35%.

Earnings Per Share Multiples

Annual Budget Variance	11.0x	12.0x	13.0x	14.0x	15.0x	16.0x
(20.0%)	$7.93	$8.50	$9.07	$9.64	$10.20	$10.77
(10.0%)	$8.71	$9.35	$9.99	$10.63	$11.27	$11.91
0.0%	$9.49	$10.20	$10.92	$11.63	$12.34	$13.05
10.0%	$10.28	$11.06	$11.84	$12.62	$13.40	$14.18
20.0%	$11.06	$11.91	$12.76	$13.61	$14.47	$15.32

Sandler O’Neill also performed an analysis that estimated the net present value per share of People’s United common stock assuming that People’s United performed in accordance with publicly available mean analyst net income and earnings per share estimates for People’s United for the years ending December 31, 2019 and December 31, 2020, as, with respect to the earnings per share estimates only, confirmed by People’s United senior management, as well as a long-term earnings per share growth rate for the years thereafter based on publicly available mean analyst estimates for the years ending December 31, 2019 and December 31, 2020, as approved by United Financial senior management for use in Sandler O’Neill’s analysis, and estimated dividends per share for the years ending December 31, 2019 through December 31, 2020, based on guidance provided by the senior management of People’s United. To approximate the terminal value per share of People’s United common stock at December 31, 2023, Sandler O’Neill applied price to 2023 earnings per share multiples ranging from 10.5x to 13.0x and price to December 31, 2023 tangible book value per share multiples ranging from 120% to 195%. The terminal values were then discounted to present values using different discount rates ranging from 8.0% to 12.0% chosen to reflect different assumptions regarding required rates of return of holders or prospective buyers of People’s United common stock. As illustrated in the following tables, the analysis indicated an imputed range of values per share of People’s United common stock of $13.07 to $18.29 when applying multiples of earnings per share and $11.85 to $20.79 when applying multiples of tangible book value per share.

Earnings Per Share Multiples

Discount Rate	10.5x	11.0x	11.5x	12.0x	12.5x	13.0x
8.0%	$15.31	$15.91	$16.50	$17.10	$17.69	$18.29
9.0%	$14.71	$15.28	$15.85	$16.42	$16.98	$17.55
10.0%	$14.13	$14.68	$15.22	$15.77	$16.31	$16.86
11.0%	$13.59	$14.11	$14.63	$15.15	$15.68	$16.20
12.0%	$13.07	$13.57	$14.07	$14.57	$15.07	$15.57

Tangible Book Value Per Share Multiples

Discount Rate	120%	135%	150%	165%	180%	195%
8.0%	$13.87	$15.25	$16.64	$18.02	$19.41	$20.79
9.0%	$13.33	$14.65	$15.98	$17.30	$18.63	$19.95
10.0%	$12.81	$14.08	$15.35	$16.62	$17.89	$19.16
11.0%	$12.32	$13.53	$14.75	$15.97	$17.18	$18.40
12.0%	$11.85	$13.02	$14.18	$15.35	$16.51	$17.68

Sandler O’Neill also considered and discussed with the United Financial’s board of directors how this analysis would be affected by changes in the underlying assumptions, including variations with respect to net income. To illustrate this impact, Sandler O’Neill performed a similar analysis assuming People’s United’s net income varied from 20% above estimates to 20% below estimates. This analysis resulted in the following range of per share values for People’s United shares, applying the price to 2023 earnings per share multiples range of 10.5x to 13.0x referred to above and a discount rate of 10.10%.

Earnings Per Share Multiples

Annual Budget Variance	10.5x	11.0x	11.5x	12.0x	12.5x	13.0x
(20.0%)	$11.79	$12.23	$12.66	$13.10	$13.53	$13.97
(10.0%)	$12.93	$13.42	$13.91	$14.40	$14.89	$15.38
0.0%	$14.07	$14.62	$15.16	$15.70	$16.25	$16.79
10.0%	$15.21	$15.81	$16.41	$17.00	$17.60	$18.20
20.0%	$16.35	$17.00	$17.66	$18.31	$18.96	$19.61

Sandler O’Neill noted that the net present value analysis is a widely used valuation methodology, but the results of such methodology are highly dependent upon the numerous assumptions that must be made, and the results thereof are not necessarily indicative of actual values or future results.

Pro Forma Merger Analysis

Sandler O’Neill analyzed certain potential pro forma effects of the merger on People’s United, assuming the merger closes at the end of the fourth calendar quarter of 2019. In performing this analysis, Sandler O’Neill utilized certain assumptions relating to purchase accounting adjustments, cost savings and transaction expenses, as well as certain assumptions related to balance sheet restructuring activities following the closing of the merger, as provided by the senior management of People’s United, and estimated earnings per share for United Financial for the years ending December 31, 2019 through December 31, 2021 as well as a long-term earnings per share growth rate for United Financial for the years ending December 31, 2022 through December 31, 2023, as provided by the senior management of United Financial and as adjusted for the years ending December 31, 2019 through December 31, 2020 based on discussions with representatives of People’s United. The analysis indicated that the merger could be accretive to People’s United’s estimated earnings per share (excluding one-time transaction costs and expenses) in the years ending December 31, 2020, December 31, 2021,

December 31, 2022 and December 31, 2023, dilutive to People’s United’s estimated tangible book value per share at closing, December 31, 2019 and December 31, 2020, and accretive to People’s United’s estimated tangible book value per share at December 31, 2021, December 31, 2022 and December 31, 2023. For more information about the assumptions provided by People’s United to Sandler O’Neill for use in Sandler O’Neill’s pro forma analysis, see the Investor Presentation, dated July 15, 2019, filed by People’s United with the SEC which is incorporated by reference herein.

In connection with this analysis, Sandler O’Neill considered and discussed with United Financial’s board of directors how the analysis would be affected by changes in the underlying assumptions, including the impact of final purchase accounting adjustments determined at the closing of the merger, and noted that the actual results achieved by the combined company may vary from projected results and the variations may be material.

Sandler O’Neill’s Relationship

Sandler O’Neill acted as financial advisor to United Financial in connection with the merger. United Financial has agreed to pay Sandler O’Neill a transaction fee in an amount equal to 1.00% of the aggregate merger consideration, which transaction fee is contingent upon the closing of the merger. At the time of announcement of the merger, based on People’s United’s closing stock price of $16.85 as of July 12, 2019, Sandler O’Neill’s transaction fee was approximately $7.5 million. Sandler O’Neill also received a $500,000 fee upon rendering its fairness opinion to United Financial’s board of directors. United Financial has also agreed to indemnify Sandler O’Neill against certain claims and liabilities arising out of its engagement and to reimburse Sandler O’Neill for certain of its out-of-pocket expenses incurred in connection with its engagement.

Sandler O’Neill did not provide any other investment banking services to United Financial, nor did Sandler O’Neill provide any investment banking services to People’s United, in the two years preceding the date of its opinion. In the ordinary course of Sandler O’Neill’s business as a broker-dealer, Sandler O’Neill may purchase securities from and sell securities to United Financial, People’s United and their respective affiliates. Sandler O’Neill may also actively trade the equity and debt securities of United Financial, People’s United and their respective affiliates for Sandler O’Neill’s own account and for the accounts of Sandler O’Neill’s customers.

RP Financial Analyses

United Financial’s board of directors initially engaged RP Financial on April 23, 2019 to provide certain strategic planning services in conjunction with its assessment of an internal strategic plan prepared by United Financial’s senior management including the independent evaluation of the forecasts that had been prepared by United Financial’s management (which we refer to in this section as “United Financial management’s forecasts” and are described in the section entitled “—Certain Financial Forecasts of United Financial” beginning on page 70) and related implications to shareholder value, as well as to assess potential alternative strategies that United Financial could feasibly implement to enhance shareholder value as an independent company. United Financial’s board of directors subsequently engaged RP Financial to also evaluate United Financial’s standalone value as compared to the value which might be generated in the proposed merger (which we refer to as the “subsequent planning analyses”). RP Financial also reviewed financial and other benefits of the merger, as well as key considerations in the event that United Financial did not complete the merger and continued to operated independently instead.

RP Financial’s subsequent planning analyses were based on public information and information made available to RP Financial by United Financial, including United Financial management’s forecasts, as well as prevailing economic, market and other conditions as of the date of the report or as otherwise indicated. In providing its strategic planning services, RP Financial discussed with certain United Financial senior management and members of United Financial’s board of directors, the overall business, historical and current financial condition and performance, capitalization, results of operations, future prospects and financial forecasts, historical and current stock pricing and trading characteristics, cash dividends, as well as their assessment of the rationale for the merger. RP Financial also had discussions with Sandler O’Neill regarding its financial assumptions pertaining to the merger. RP Financial was not engaged to conduct due diligence of People’s United, engage in merger negotiations directly or indirectly with People’s United’s financial advisor, or address the fairness of the merger consideration to the United Financial shareholders from a financial point of view.

United Financial selected RP Financial to evaluate its internal business plan as an independent company and to perform the related subsequent planning analyses described herein because of RP Financial’s qualifications, expertise and reputation and because it was not providing a fairness opinion on, or receiving compensation based upon, the outcome of any merger transaction.

The RP Financial reports expressed no opinion regarding (i) the fairness of the merger consideration to be paid to United Financial’s shareholders in the merger, (ii) the fairness of any consideration paid in connection with the merger to the holders of any other class of securities, creditors or other constituencies of United Financial or (iii) the underlying decision by United Financial to engage in the merger. RP Financial expressed no opinion with respect to the amount or nature of any compensation to any officers, directors or employees of any party to the merger, or any class of such persons relative to the merger consideration to be paid to United Financial’s shareholders pursuant to the merger agreement or with respect to the fairness of any such compensation. RP Financial was not involved in any discussions with any potential acquirors or their financial advisors regarding a prospective acquisition of United Financial.

RP Financial provided its analyses and estimates to United Financial’s board of directors (in its capacity as such) in connection with and for the purpose of its evaluation of United Financial’s internal strategic plan and its prospective merger with People’s United. RP Financial made no recommendation to United Financial’s management or United Financial’s board of directors and makes no recommendation to any United Financial shareholder as to how such shareholder should vote with respect to the merger or any other matter at the special meeting or whether to take any other action with respect to the merger. RP Financial’s analyses and estimates were among the many factors considered by United Financial’s board of directors in its evaluation of the transactions contemplated by the merger agreement and should not be viewed as determinative of the views of United Financial’s board of directors or management with respect to the merger consideration or the transactions contemplated by the merger agreement, and the decision to approve and recommend the transactions contemplated by the merger agreement to United Financial’s shareholders was made independently by United Financial’s board of directors.

RP Financial was not consulted by United Financial’s board of directors or management of United Financial with respect to the sufficiency of the merger consideration, or any decision with respect to whether to accept the offer of People’s United or any other party, nor did RP Financial express any opinion with respect to such matters at any time. RP Financial does not express any opinion with respect to such matters to any United Financial shareholder.

RP Financial is not, and was not acting in, a legal, regulatory or tax expert capacity and, if and where relevant, relied on the assessments made by United Financial with respect to such issues.

RP Financial Subsequent Planning Analyses

Alternative Stand-Alone Planning Scenario

As part of the subsequent planning analyses, RP Financial performed an analysis of an additional strategic stand-alone scenario under the assumptions described below, including a full write-down of United Financial’s investment in the D.C. Solar LLCs (which we refer to as the “D.C. Solar write-down”) and an updated lower adjustment for United Financial’s credit losses using the expected credit losses methodology (which we refer to as “CECL”). RP Financial also considered a hypothetical scenario assuming that if United Financial were to remain independent, it may need to raise additional equity if it intended to maintain its quarterly dividend practice due to the company’s weakened capital position after the D.C. Solar write-down and the adoption of the expected CECL (which we refer to as the “alternative stand-alone planning scenario”). These assumptions differed from United Financial’s senior management’s stand-alone strategic plan and the assumptions underlying United Financial management’s forecasts.

The following table presents select unaudited prospective financial data for fiscal years ending December 31, 2019 through December 31, 2021 prepared by RP Financial and used by RP Financial in its alternative stand-alone planning scenario which were developed by RP Financial based on numerous estimates, assumptions and professional judgments of RP Financial made at the time they were prepared. Such financial forecasts are not fact and should not be relied upon as being necessarily indicative or a reliable predictor of future results. Such information can be adversely affected by inaccurate assumptions or by known or unknown factors, including the risks and uncertainties described under “Information Regarding Forward-Looking Statements” beginning on page 31. The financial forecasts were not prepared for the purposes of, or with a view toward, public disclosure or with a view toward complying with the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information, published guidelines of the SEC regarding forward-looking statements or GAAP requirements. A summary of certain significant elements of this financial information is set forth below and does not comprise all of the prospective financial information employed, prepared or relied upon by RP Financial in its subsequent planning analyses:

	For the Year Ended
	December 31, 2019	December 31, 2020	December 31, 2021
(in thousands)
Earnings	$49,180	$54,189	$55,659
Tangible Common Equity	$627,617	$645,957	$675,841
Diluted Common Shares Outstanding for Earnings Per Share	52,194	57,096	57,660
Common Shares Outstanding	56,921	57,271	57,571

RP Financial used this forecasted financial information to prepare the alternative stand-alone planning scenario, which was based on the following assumptions:

(1)	a full write-down of investment in the D.C. Solar LLCs and the related impact on earnings;

(2)	the pre-tax impact of the adoption of CECL effective as of January 1, 2020, was $12.5 million;

(3)

the trading price of United Financial’s common stock would adjust downward to $11.00 per share based on RP Financial’s estimate of a normalized price-to-earnings multiple in a range of 11 times, which incorporates required discounting typically present in a secondary offering of common stock and United Financial’s and analysts’ consensus earnings estimate of $1.00 per share for 2019 which excludes potential acquisition speculation incorporated into existing trading value which would be eliminated in the absence of a merger transaction;

(4)

the completion of a $65 million stock offering in the December 2019 quarter to support future growth with the shares issued at $11.00 per share yielding net proceeds of $61.1 million after offering expenses (due to United Financial’s weakened capital position after the D.C. Solar write-down and the adoption of CECL); and

(5)	dividends would be held constant at $0.48 per share of United Financial common stock.

RP Financial estimated the trading value of United Financial at the end of fiscal 2019, 2020 and 2021 pursuant to the hypothetical stand-alone alternative planning scenario by applying a 12 times earnings multiple to the projected trailing 12-month earnings per share and by applying a 1.15 times multiple to tangible book value per share, weighting the earnings and tangible book value approaches equally. The foregoing price multiples were determined by RP Financial based on the price multiples observed pursuant to a peer group analysis of regionally and financially comparable public companies and RP Financial’s professional experience. RP Financial estimated the net present value at the end of each year incorporating an 11.5% discount rate to the estimated future trading value, which discount rate was based on the application of capital assets pricing model, assumed a bank holding company capital structure which included 90% equity/10% debt based on a regional peer group, and a company specific premium based on RP Financial’s professional judgment.

The following table presents prospective net present value of the trading price of United Financial common stock, including the net present value of dividends, for the years ending December 31, 2019 through December 31, 2021 prepared by RP Financial based on the assumptions incorporated into the alternative stand-alone planning scenario:

	For the Year Ended
	December 31, 2019	December 31, 2020	December 31, 2021
Net Present Value (per share)	$11.21	$10.65	$10.28

Value Comparison

RP Financial also provided a summary of the indicated value for United Financial on a stand-alone basis versus the value of United Financial’s stock in a merger with People’s United based on the value of People’s United at the proposed 0.875 exchange ratio. Based on United Financial management’s forecasts, RP Financial estimated that operating on a stand-alone basis as an independent entity, United Financial’s common stock had a trading value of $10.56 per share based on 2019 earnings per share of $0.96 per share, as included in United Financial management’s forecasts, and $11.22 per share based on 2020 earnings per share of $1.02 per share, as included in United Financial management’s forecasts, both of which were based on the assumption that United Financial would trade at 11 times normalized earnings per share, which excluded a speculative acquisition premium that RP Financial believed in its professional judgment was reflected in the then-existing trading price of United Financial common stock. RP Financial compared these stand-alone values to the per share value of the combined company on a merged basis. Assuming that People’s United earned $1.54 per share after the merger, which assumption was based on 2020 mean analyst earnings per share estimates for People’s United, as confirmed by the senior management of People’s United and included in Sandler O’Neill’s analysis, 2020 earnings per share estimates for United Financial, as provided by the senior management of United Financial and the pro forma impact of the completion of the merger, and People’s United’s stock traded in a range of 11 times to 13 times earnings, which assumption was consistent with the range of multiples for Peoples United’s stock based on the trailing 12 month earnings and analyst consensus earnings estimates for the next 12 months, RP Financial estimated the value of the merger consideration to range from $14.82 per share to $17.52 per share.

Merger Market Update

RP Financial also compared United Financial on a stand-alone basis on the basis of multiples and/or ratios involving reported earnings, tangible book value and tangible book premium to core deposits reported in a selected comparable group of completed and pending bank mergers and acquisitions. The comparable transaction groups consisted of sale of control transactions and included nationwide bank and thrift transactions announced during the period from January 1, 2018, through June 28, 2019, involving targets with total assets between $1 billion and $10 billion at the announcement date (which we refer to as the “Nationwide Transactions Group”); including Valley National Bancorp’s recent acquisition of Oritani Financial Corp. which was determined by RP Financial in its professional judgment to be a comparable transaction because the target was a New Jersey-based financial institution in a regionally comparable market, and the premium relative to the trading price one day prior to the announcement of the merger was less than 1%. In addition, RP Financial evaluated subsets of the comparable transactions, including transactions within the New England and Mid-Atlantic regions of the United States versus those transactions involving targets outside of United Financial’s regional market (which we refer to as the “Regional Subsets”) and transactions announced in 2018 versus transactions announced in 2019 (which we refer to as the “Annual Subsets”). The transactions included in RP Financial’s analysis are set forth below.

Acquirer	Target

Valley National Bancorp	Oritani Financial Corp.

Prosperity Bancshares Inc.	LegacyTexas Finl Group Inc

S&T Bancorp Inc.	DNB Financial Corp.

Hancock Whitney Corp.	MidSouth Bancorp Inc.

First Citizens BancShares Inc.	Entegra Financial

Ameris Bancorp	Fidelity Southern Corp.

Berkshire Hills Bancorp Inc.	SI Financial Group Inc.

People’s United Inc.	BSB Bancorp Inc.

CenterState Bank Corp.	National Commerce Corp.

Simmons First National Corp.	Reliance Bancshares Inc.

Enterprise Financial Services	Trinity Capital Corp.

First Merchants Corp.	MBT Financial Corp.

Union Bkshs Corp	Access National Corp.

Independent Bank Corp.	Blue Hills Bancorp Inc

WSFS Financial Corp.	Beneficial Bancorp Inc

Veritex Holdings Inc.	Green Bancorp Inc.

People’s United Inc.	First Connecticut Bancorp, Inc

BOK Financial Corp.	CoBiz Financial Inc.

Independent Bk Group Inc.	Guaranty Bancorp

Cadence Bancorp.	State Bank Financial Corp.

CenterState Bank Corp.	Charter Financial Corp.

WesBanco Inc.	Farmers Capital Bank Corp.

CVB Financial Corp.	Community Bank

Pacific Premier Bancorp	Grandpoint Capital Inc.

Ameris Bancorp	Hamilton State Bancshares

The average selected financial data and acquisition pricing multiples or ratios at announcement for the Nationwide Transactions Group, the Regional Subsets and the Annual Subsets are shown below:

	Assets	Tangible Equity/ Assets	Return on Average Assets	Return on Average Equity	Price/ Tangible Book	Price/ Earnings	Tangible Book Value Premium/ Core Deposits	1 Day Premium(2)
	($ Mil)	(%)	(%)	(%)	(%)	(x)	(%)	(%)
Comparable Transactions

Nationwide Transactions Group
All Deals 2018-Present Assets $1-$10 B	$3,159	9.99%	0.76%	6.97%	205%	25.3x	13.3%	13.20%
Oritani Financial Corp (Annd 6/26/19)	$4,075	13.02%	1.28%	9.62%	138%	13.7x	10.2%	0.50%

Regional Subsets
Outside New England & MidAtlantic	$3,195	9.64%	0.77%	7.03%	220%	24.3x	14.2%	12.60%
New England & MidAtlantic	$3,067	10.90%	0.73%	6.81%	166%	27.6x	11.6%	15.00%

Annual Subsets
2018 Announcements	$3,051	9.95%	0.78%	7.09%	213%	27.4x	13.9%	13.50%
2019 Announcements	$3,593	10.16%	0.67%	6.48%	175%	15.2x	11.3%	12.10%

United Financial Stand-Alone
United Financial– As Reported (1)	$7,340	8.34%	0.79%	8.07%	120%	12.6x	3.3%	4.60%
United Financial– Adjusted for DC Solar (1)					129%	13.1x	4.3%

(1)	Based on exchange ratio of 0.875x and People’s United closing stock price of $16.83 as of July 1, 2019.
(2)	Reflects premium relative to the trading price one day prior to public announcement of the merger.

Source: S&P Global Market Intelligence provided public market financial and stock pricing data and market medians and averages as well as United Financial data adjusted for the D.C. Solar LLCs was calculated by RP Financial, LC.

RP Financial made two observations regarding the pricing multiples of the comparable transactions. First, New England and Mid-Atlantic transactions reflect discounted price/tangible book values and tangible book value premiums/core deposit ratios relative to the ratios in other regions. Second, transactions announced in 2019 are discounted to the transactions announced in 2018.

Other Subsequent Planning Analyses

RP Financial also reviewed the interest rate and economic trends on a monthly basis from April 2019 to June 2019, including certain adverse earnings trends for United Financial which could negatively impact shareholder value on a stand-alone basis, and prepared an independent analysis of People’s United financial position relative to a peer group comprised of nine publicly-traded financial institutions in the New England and Mid-Atlantic region of the United States with assets between $25 billion and $125 billion. RP Financial’s evaluation of People’s United noted certain characteristics and trends, including that People’s United is more leveraged on a tangible equity basis given recent acquisitions to expand its regional footprint, has greater funding with deposits than peers and recent acquisition activity has contributed to its faster deposit and loan growth. Additionally, RP Financial reviewed key considerations in the event that the parties terminated the merger agreement and United Financial continued to operate independently, including consideration of the lack of other prospective merger partners for a potential business combination with United Financial, a potential for reduction in the price of United Financial common stock and the potential need to raise capital assuming the D.C. Solar write-down.

RP Financial’s Relationship

RP Financial provided strategic planning and advisory services to United Financial in conjunction with its assessment of United Financial’s internal strategic plan assuming United Financial continued to operate independently and to assist the board of directors in its evaluation of a prospective merger with People’s United. RP Financial did not provide any other strategic planning or advisory services to United Financial, nor did RP Financial provide any strategic planning or other advisory services to People’s United, in the two years preceding the date of this proxy statement/prospectus.

Certain Financial Forecasts of United Financial

United Financial does not, as a matter of course, publicly disclose forecasts or internal projections as to its future performance, earnings or other results due to, among other reasons, the uncertainty of the underlying assumptions and estimates, the risk that they will prove incorrect and the inherent difficulty of accurately predicting financial performance for future periods. However, in connection with the merger, United Financial’s management provided its financial advisor, Sandler O’Neill with certain nonpublic unaudited prospective financial information regarding United Financial, on a stand-alone basis, prepared by United Financial’s management that was considered by Sandler O’Neill for the purpose of preparing its fairness opinion to United Financial’s board of directors, as described in this proxy statement/prospectus under the heading “—Opinion of United Financial’s Financial Advisor” beginning on page 53. United Financial’s management also provided RP Financial with certain nonpublic unaudited prospective financial information regarding United Financial, prepared by United Financial’s management that was considered by RP Financial for the purpose of preparing its independent analyses, as described in this proxy statement/prospectus under the heading “—RP Financial Analyses” beginning on page 64. This nonpublic unaudited prospective financial information was prepared as part of United Financial’s overall process of analyzing various strategic initiatives, and was not prepared for the purposes of, or with a view toward, public disclosure or with a view toward complying with the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information, published guidelines of the SEC regarding forward-looking statements or GAAP. A summary of certain significant elements of this information is set forth below, and is included in this proxy statement/prospectus solely because such information was made available to Sandler O’Neill and RP Financial in connection with the preparation of their respective fairness opinions and analyses. The information included below does not comprise all of the prospective financial information provided by United Financial to Sandler O’Neill and RP Financial.

The financial forecasts set forth below were presented to the board of directors of United Financial on June 4, 2019. Although presented with numeric specificity, the financial forecasts reflect numerous estimates and assumptions of United Financial management made at the time they were prepared, including based on management’s expectation of low interest rates and low-growth economic environment. The financial forecasts also assumed a partial loss on United Financial’s investment in the D.C. Solar LLCs. These and the other estimates and assumptions underlying the financial forecasts involve judgments with respect to, among other things, the future interest rate environment and other economic, competitive, regulatory and financial market conditions and future business decisions that may not be realized and that are inherently subject to significant business, economic, competitive and regulatory uncertainties and contingencies, including, among other things, the inherent uncertainty of the business and economic conditions affecting the industry in which United Financial and People’s United operate, and the risks and uncertainties described under the sections entitled “Risk Factors”

and “Information Regarding Forward-Looking Statements” beginning on pages 23 and 31, respectively, all of which are difficult to predict and many of which are outside the control of United Financial and will be beyond the control of the combined company. There can be no assurance that the underlying assumptions would prove to be accurate or that the projected results would be realized, and actual results likely would differ materially from those reflected in the financial forecasts, whether or not the merger is completed. Further, these assumptions do not include all potential actions that management could or might have taken during these time periods. The inclusion in this proxy statement/prospectus of the unaudited prospective financial information below should not be regarded as an indication that United Financial, People’s United, their respective boards of directors, Sandler O’Neill or RP Financial considered, or now consider, these projections and forecasts to be a reliable predictor of future results or to be material information to any United Financial shareholder particularly in light of the inherent risks and uncertainties associated with such projections and forecasts. The financial forecasts are not fact and should not be relied upon as being necessarily indicative of future results, and this information should not be relied on as such. In addition, this information represents United Financial’s management’s evaluation at the time it was prepared of certain measures of United Financial’s expected future financial performance on a standalone basis, based on certain assumptions regarding strategic investment expenses and without reference to the proposed merger or transaction-related costs or benefits. No assurances can be given that these financial forecasts and the underlying assumptions are reasonable or that, if they had been prepared as of the date of this proxy statement/prospectus, similar assumptions would be used. In addition, the financial forecasts may not reflect the manner in which People’s United would operate the United Financial business after the merger.

The financial forecasts summarized in this section were prepared by and are the responsibility of the management of United Financial. Wolf & Company, P.C. (United Financial’s independent registered public accounting firm) has not examined, compiled or otherwise performed any procedures with respect to the prospective financial information contained in these financial forecasts and, accordingly, Wolf & Company, P.C. has not expressed any opinion or given any other form of assurance with respect thereto and they assume no responsibility for the prospective financial information. The reports of the independent registered public accounting firms either incorporated by reference or included in this proxy statement/prospectus relate to the historical financial information of People’s United and United Financial, respectively. Such reports do not extend to the financial forecasts and should not be read to do so. No independent registered public accounting firm has examined, compiled or otherwise performed any procedures with respect to the prospective financial information contained in these financial forecasts and, accordingly, no independent registered public accounting firm has expressed any opinion or given any other form of assurance with respect thereto and no independent registered public accounting firm assumes any responsibility for the prospective financial information. By including in this proxy statement/prospectus a summary of certain financial forecasts, neither People’s United nor United Financial nor any of their respective representatives has made or makes any representation to any person regarding the ultimate performance of United Financial or People’s United compared to the information contained in the financial forecasts. Neither United Financial, People’s United nor, after completion of the merger, the combined company undertakes any obligation to update or otherwise revise the financial forecasts or financial information to reflect circumstances existing since their preparation or to reflect the occurrence of subsequent or unanticipated events, even in the event that any or all of the underlying assumptions are shown to be in error, or to reflect changes in general economic or industry conditions.

The financial forecasts summarized in this section are not being included in this proxy statement/prospectus in order to induce any United Financial shareholder to vote in favor of the merger proposal or any of the other proposals to be voted on at the United Financial special meeting but are included solely for the purpose of providing United Financial shareholders with access to certain nonpublic information that was made available to United Financial’s financial advisors for the purposes of performing financial analyses regarding the proposed merger.

In light of the foregoing as well as the uncertainties inherent in any forecasted information, United Financial shareholders are strongly cautioned not to place unwarranted reliance on such information, and United Financial and People’s United urge all United Financial shareholders to review United Financial’s most recent SEC filings for a description of United Financial’s reported financial results. See “Where You Can Find More Information” beginning on page 121.

The following table presents select unaudited prospective financial data for the fiscal years ended December 31, 2019 through December 31, 2023 prepared by United Financial’s management and considered by Sandler O’Neill for the purpose of preparing its fairness opinion to United Financial’s board of directors, as described in this proxy statement/prospectus under the heading “—Opinion of United Financial’s Financial Advisor” beginning on page 53.

	For the Year Ended
	December 31, 2019	December 31, 2020	December 31, 2021	December 31, 2022(1)	December 31, 2023(1)
Net Income (in millions)	$7,026	$52,576	$55,395	$58,191	$61,128
Earnings Per Share	$0.96	$1.02	$1.07	$1.13	$1.18

(1)

Figures for the years ended December 31, 2022 and December 31, 2023 were calculated by Sandler O’Neill by using a growth rate of 5% for the years ended December 31, 2022 and December 31, 2023 that was provided by United Financial senior management.

The following table presents select unaudited prospective financial data for the fiscal years ending December 31, 2019 through December 31, 2021 prepared by United Financial’s management and considered by RP Financial for the purpose of preparing its analyses for United Financial’s board of directors, as described in this proxy statement/prospectus under the heading “—RP Financial Analyses” beginning on page 64.

	For the Year Ended
	December 31, 2019	December 31, 2020	December 31, 2021
Earnings Per Share	$0.96	$1.02	$1.07

Interests of United Financial’s Directors and Executive Officers in the Merger

In considering the recommendation of United Financial’s board of directors that you vote “FOR” the merger proposal, you should be aware that aside from their interests as United Financial shareholders, United Financial’s directors and executive officers have interests in the merger that are different from, or in addition to, those of United Financial shareholders generally. References to the named executive officers of United Financial include Messrs. Crawford, Eric R. Newell, John J. Smith, David C. Paulson and Brandon C. Lorey; however, Mr. Lorey submitted his resignation to United Financial and United Bank, effective June 3, 2019. Members of United Financial’s board of directors were aware of and considered these interests, among other matters, in evaluating and negotiating the merger agreement and the merger, and in recommending that United Financial shareholders vote in favor of the merger proposal. For more information, see “—Background of the Merger” beginning on page 43 and “—United Financial’s Reasons for the Merger; Recommendation of United Financial’s Board of Directors” beginning on page 50. These interests are described in more detail below, and certain of them are quantified in the narrative and in the section entitled “—Quantification of Potential Payments and Benefits to United Financial’s Named Executive Officers in Connection with the Merger” beginning on page 77.

Treatment of Existing United Financial Stock Awards

As described further in the section entitled “The Merger Agreement—Treatment of United Financial Stock Awards” beginning on page 89, United Financial stock awards will be subject to the following treatment:

•

United Financial stock options: At the effective time of the merger, subject to the terms and conditions of the merger agreement, each United Financial stock option, whether or not then vested or free of conditions to payment, automatically and without any action on the part of the holder thereof, will be cancelled and converted into the right to receive a number of shares of People’s United common stock equal to the quotient of (i) the product of (A) the number of shares of United Financial common stock subject to such United Financial stock option and (B) the excess, if any, of the per share stock consideration over the exercise price per share of United Financial common stock of such United Financial stock option, divided by (ii) the average of the closing-sale prices of People’s United common stock for the five full trading days ending on the trading day immediately preceding the closing date of the merger, with cash payable in lieu of any fractional shares. The consideration payable in respect of United Financial stock options will be issued net of applicable tax withholdings, which will be accomplished through the withholding of shares of People’s United common stock with a value equal to the applicable tax withholding obligation, within five business days following the closing date.

•

United Financial PSUs: At the effective time of the merger, subject to the terms and conditions of the merger agreement, each United Financial PSU, whether or not then vested or free of conditions to payment, automatically and without any action on the part of the holder thereof, will be cancelled and converted into the right to receive a number of shares of People’s United common stock equal to the product of (A) the number of shares of United Financial common stock subject to such United Financial PSU at the target level of performance applicable to such United Financial PSU, as determined in accordance with the applicable award agreement pursuant to which such United Financial PSU was granted multiplied by (B) the exchange ratio, with cash payable in lieu of fractional shares. The consideration payable in respect of United Financial PSUs will be issued net of applicable tax withholdings, which will be accomplished through the withholding of shares of People’s United common stock with a value equal to the applicable tax withholding obligation, within five business days following the closing date.

•

Other United Financial equity awards: At the effective time of the merger, subject to the terms and conditions of the merger agreement, each other United Financial equity award, whether or not then vested or free of conditions to payment, automatically and without any action on the part of the holder thereof, will be cancelled and converted into the right to receive a number of shares of People’s United common stock equal to the product of (A) the number of shares of United Financial common stock subject to such other United Financial equity award multiplied by (B) the exchange ratio, with cash payable in lieu of fractional shares. The consideration payable in respect of other United Financial equity awards will be issued net of applicable tax withholdings, which will be accomplished through the withholding of shares of People’s United common stock with a value equal to the applicable tax withholding obligation, within five business days following the closing date.

For an estimate of the amounts that would be payable to each of United Financial’s named executive officers on settlement of their unvested United Financial stock awards, see “—Quantification of Potential Payments and Benefits to United Financial’s Named Executive Officers in Connection with the Merger” beginning on page 77. The estimated aggregate amount that would be payable to United Financial’s four other executive officers who are not named executive officers in settlement of their unvested United Financial stock awards that are outstanding as of the date of this proxy statement/prospectus if the merger were to be completed on November 1, 2019 is $847,437. The estimated aggregate amount that would be payable to United Financial’s seven non-employee directors in settlement of their unvested United Financial stock awards that are outstanding as of the date of this proxy statement/prospectus if the effective time were to occur on November 1, 2019 is $213,530. The amounts in this paragraph were determined using a price per share of United Financial Common Stock of $14.10 (the average closing market price of United Financial common stock over the first five business days following the public announcement of the merger on July 15, 2019). These amounts do not include any other incentive award grants, issuances or forfeitures that may be made or occur, or future dividends or dividend equivalents that may be accrued, prior to the completion of the merger, and do not reflect any United Financial equity or other incentive awards that are expected to vest in accordance with their terms prior to November 1, 2019.

Executive Employment Agreements

United Financial has employment agreements with Messrs. Crawford, Newell, Smith and Paulson and two other executive officers who are not named executive officers (which we refer to as the “employment agreements”). The employment agreements provide that, upon a termination without cause or voluntary resignation for good reason within two years after a change in control, the named executive officer or other executive officer is entitled to the following benefits:

•

a lump-sum payment equal to three times the sum of such executive officer’s base salary immediately prior to termination, plus an amount equal to the named executive officer’s annual target incentive compensation payable in cash for the year of termination;

•

a lump-sum payment equal to such executive officer’s annual target incentive compensation (which for Mr. Crawford is prorated based on the number of days he was employed in the year of termination and in lieu of any annual incentive compensation for the year in which the termination occurs) payable in cash for the year of termination;

•

for such executive officers other than Mr. Crawford (for whom acceleration of unvested United Financial stock awards is set forth in his employment agreement), rights under any long term incentive plan will be determined in accordance with the controlling plan document and/or award agreements, which generally provide for accelerated vesting in the event of a qualifying termination; provided, however, that United Financial stock awards will be subject to accelerated vesting at the effective time of the merger, in accordance with the terms and conditions of the merger agreement as set forth above;

•

a lump-sum payment equal on an after-tax basis to the present value of the total cost of the medical coverage under United Financial’s health plan that would have been incurred by both the executive officer and United Financial for three years, provided that the named executive officer is not eligible for retiree benefits under United Financial’s health plan or Medicare; and

•	a lump-sum payment equal on an after-tax basis to the cost of continuing coverage under United Bank’s group long-term disability and group life insurance policies for three years.

For such executive officers, receipt of the severance benefits set forth above is conditioned upon the executive officer’s execution of a general release and compliance with restrictive covenants relating to non-competition and non-solicitation, in each case for a period of two years following the qualifying termination, indefinite confidentiality and non-disparagement requirements.

The above benefits, if any, due under the employment agreements are payable in the payroll period following the payroll period in which termination of employment occurs. However, any change in control benefits that are subject to Section 409A of the Code will be delayed six months following the date of termination if such executive officer is a “key employee” under applicable regulations. If payments are delayed for such six-month period, the executive officer is entitled to interest on the delayed payment at the six month CMT Treasury Bill annualized yield rate as published by the U.S. Treasury on the date such payment would have been made but for the delay.

If payments and benefits payable to the executive officers under the employment agreements, together with other payments and benefits they may have the right to receive on account of a change in control, would exceed the maximum limit imposed on the total of such payments by Section 280G of the Code (without triggering the excise tax imposed under Section 4999 of the Code), then payments to the executive officers will be reduced to the maximum amount that will not exceed that limit, provided that the net after-tax proceeds to the executive officer is not thereby decreased. Specifically, if the payments and benefits payable in connection with a change in control would be subject to the excise tax under Section 4999 of the Code, the executive officer will receive either (a) the payment reduced to the maximum amount that will not result in any excise tax under Code Section 4999 being triggered; or (b) the full payment, in which case, the executive officer will be responsible for paying the excise tax, but only if this alternative leaves the executive officer in a better after-tax position.

For an estimate of the value of the payments and benefits described above that would be payable to United Financial’s named executive officers under the employment agreements upon a qualifying termination in connection with the merger, see the section entitled “—Quantification of Potential Payments and Benefits to United Financial’s Named Executive Officers in Connection with the Merger” beginning on page 77. The estimated aggregate amount that would be payable to the two other United Financial executive officers (who are not named executive officers) with employment agreements if the merger were to be completed and they were to experience a qualifying termination on November 1, 2019 is $3,826,831, based on current base salary and target incentive compensation. These amounts do not reflect any possible reductions under the Section 280G “net-better” cutback provision included in the employment agreements.

Executive Severance Plan

United Financial maintains an Executive Change in Control Severance Plan for two other executive officers (excluding the named executive officers and two executive officers who are subject to the employment agreements), pursuant to which they are entitled to the following benefits upon a termination without cause or voluntary resignation for good reason within two years after a change in control or the six-month period prior to the date of any change in control if the participant is terminated during such six-month period in connection with or in anticipation of the change in control:

•

a multiple (either two, one and one half or one) times the sum of the participant’s then annual base salary and his or her target bonus for the fiscal year during which the termination occurs (or, in each case, if greater, the base salary or target bonus for the year immediately preceding the change in control);

•

an amount equal to a pro rata portion of the participant’s target bonus for the fiscal year during which the termination occurs (or, if greater, for the year immediately preceding the change in control) based on the total number of days in the performance cycle that the participant was employed by United Financial;

•	a cash allowance for outplacement and job search activities in the amount of the lesser of 10% of the base salary set forth above or $25,000;

•

continued health insurance coverage for 18 months following the date of termination at no cost to the participant; provided that such coverage will cease on the date the participant is eligible for medical coverage through another employer; and

•	such other compensation or benefits as are provided in accordance with the terms and conditions of any applicable plans and programs of United Financial.

Receipt of the severance benefits set forth above is conditioned upon the executive officer’s execution of a general release and compliance with indefinite confidentiality and non-disparagement requirements.

In the event the benefits described above, taken together with all other benefits payable to the participant in connection with a change in control, could subject the participant to an excise tax under Section 4999 of the Code, then notwithstanding the foregoing, United Financial will reduce the severance benefits by the amount necessary to result in the participant not being subject to the excise tax if such reduction would result in the participant’s “Net After Tax Amount” attributable to the severance benefits being greater than it would be if no benefit reduction was effected.

The estimated aggregate amount that would be payable to the two other United Financial executive officers (who are not named executive officers or the two other executive officers who do not have employment agreements described above) under the Executive Change in Control Severance Plan if the merger were to be completed and they were to experience a qualifying termination on November 1, 2019 is $1,867,473, based on current base salary, target incentive compensation, estimated continued health insurance coverage for 18 months following the date of termination and cash allowance for outplacement and job search activities. These amounts do not reflect any possible reductions under the Section 280G “net-better” cutback provision included in the Executive Change in Control Severance Plan.

Supplemental Executive Retirement Plan and Agreement

In December 2012, United Financial adopted a defined contribution Supplemental Executive Retirement Plan (which we refer to as the “SERP”) for Mr. Crawford to fulfill the promise made in Mr. Crawford’s 2011 employment agreement, as well as to encourage retention and provide an additional opportunity for long-term performance-based compensation. Upon involuntary termination (or termination for good reason) within two years following a change in control, the account balance becomes 100% vested and additional amounts are added to the account equal to the product of A and B, where:

•

A is an amount equal to 30% of annual salary, less all employer contributions (other than matching contributions) to Mr. Crawford’s accounts under the United 401(k) Plan and the Supplemental Savings and Retirement Plan for the respective plan year; and

•	B is the lesser of 10 or the number of years between Mr. Crawford’s age at separation from service and age 65.

All benefits under the SERP are forfeited if Mr. Crawford is terminated for cause. As the SERP is an unfunded, non-qualified plan, Mr. Crawford has the status of an unsecured general creditor of United Financial with respect to the benefits accrued under the SERP.

Pursuant to a Supplemental Executive Retirement Agreement with one other executive officer (who is not a named executive officer), upon a termination without cause (or termination for good reason) within two years after a change in control, the executive will be deemed to have completed five years of service as of his separation from service for purposes of determining his entitlement to the retirement benefit and payment will commence to be made on the first day of the month immediately following his separation from service regardless of whether he shall have attained age 60, subject, however, to a six month delay in payment under Section 409A of the Code if executive is a specified employee as of the date of his separation from service.

For an estimate of the value of the enhanced benefit that would be payable to Mr. Crawford under the SERP upon a qualifying termination in connection with the merger, see the section entitled “—Quantification of Potential Payments and Benefits to United Financial’s Named Executive Officers in Connection with the Merger” beginning on page 77. The estimated value of the enhanced benefit that would be payable to such other United Financial executive officer who is not a named executive officer under his Supplemental Executive Retirement Agreement if the merger were to be completed and he was to experience a qualifying termination is $276,585 (based on the valuation of such executive officer’s benefit as of December 31, 2018).

Annual Cash Incentive Awards for Calendar Year 2019

Pursuant to the terms of the merger agreement, if the effective time of the merger occurs before the payment of United Financial’s 2019 incentives, People’s United will cause to be paid to each employee of United Financial and its subsidiaries who is employed by United Financial or its subsidiaries immediately prior to the effective time (including the named executive officers (other than Mr. Lorey) and other executive officers) the prorated portion of such employee’s 2019 incentives on or as soon as practicable following the closing date of the merger. For more information, see “The Merger Agreement—Covenants and Agreements—Employee Benefit Matters” beginning on page 96.

Termination of United 401(k) Plan

In accordance with the merger agreement, United Financial will take action to terminate the United 401(k) Plan (including the ESOP) effective as of the day before the closing date of the merger. The ESOP previously purchased shares of United Financial common stock on the open market with the proceeds of a share acquisition loan from United Financial (which we refer to as the “ESOP loan”). The shares purchased with the ESOP loan have been held in a suspense account in the ESOP and are allocated to participants’ accounts as the loan is repaid. The merger agreement requires that the ESOP loan be repaid by delivering a sufficient number of unallocated shares of United Financial common stock to United Financial at least five business days prior to the closing date of the merger. All remaining shares of United Financial common stock held by the ESOP trust after repayment of the ESOP loan will be converted into shares of People’s United common stock in accordance with the merger agreement, and the balance of the unallocated shares and any other unallocated assets remaining in the ESOP’s suspense account after repayment of the ESOP loan and conversion of the shares into People’s United common stock will be allocated as earnings to the accounts of ESOP participants (including the named executive officers (other than Mr. Lorey) and other executive officers) who are employed as of the date of termination of the United 401(k) Plan based on their ESOP account balances as of such date. Following the receipt of a favorable determination letter from the Internal Revenue Service regarding the qualified status of the United 401(k) Plan upon its termination, the account balances in the United 401(k) Plan (including the ESOP account balance and the 401(k)/non-ESOP account balance) will either be distributed to participants (including the named executive officers (other than Mr. Lorey) and other executive officers) and beneficiaries or transferred to an eligible tax-qualified retirement plan or individual retirement account as a participant or beneficiary may direct. People’s United will take any actions required to permit continuing employees to make rollover contributions from the United 401(k) Plan in the form of cash, notes (in the case of participant loans) or a combination thereof, to a tax qualified retirement defined contribution plan sponsored by People’s United. For more information, see “The Merger Agreement—Covenants and Agreements—Employee Benefit Matters” beginning on page 96.

Indemnification and Insurance

The merger agreement provides that from and after the effective time of the merger, People’s United will indemnify and advance expenses to each present and former director, officer or employee of United Financial and its subsidiaries for matters existing or occurring at or prior to the effective time of the merger. For a period of six years after the effective time of the merger, People’s United will provide director and officer liability insurance to present and former directors and officers of United Financial and its subsidiaries that is no less advantageous to the insured than the coverage currently provided by United Financial, provided that People’s United will not be required to spend on an annual basis more than the premium cap. For more information, see “The Merger Agreement—Covenants and Agreements—Director and Officer Indemnification and Insurance” beginning on page 98.

Quantification of Potential Payments and Benefits to United Financial’s Named Executive Officers in Connection with the Merger

This section sets forth the information required by Item 402(t) of the SEC’s Regulation S-K regarding compensation for each “named executive officer” of United Financial that is based on, or otherwise relates to, the merger. This compensation is referred to as “golden parachute” compensation by the applicable SEC disclosure rules, and in this section we use such term to describe the merger-related compensation payable to United Financial’s named executive officers. The “golden parachute” compensation payable to these individuals is subject to a non-binding, advisory vote of United Financial’s shareholders, as described below in this section.

The table below sets forth, for the purposes of this golden parachute disclosure, the amount of payments and benefits (on a pre-tax basis) that each of United Financial’s named executive officers would receive, assuming that (i) the effective time will occur on November 1, 2019 (which is the assumed date solely for purposes of this golden parachute compensation disclosure), (ii) each of United Financial’s named executive officers will experience a qualifying termination at such time, (iii) the named executive officer’s base salary rate and annual target bonus remain unchanged from those in effect as of the date of this proxy statement/prospectus, (iv) equity awards that are outstanding as of the date of this proxy statement/prospectus, and (v) a price per share of $14.10

(the average closing market price of United Financial common stock over the first five business days following the public announcement of the merger on July 15, 2019). The calculations in the table below do not include amounts United Financial’s named executive officers were already entitled to receive or vested in as of the date hereof, and do not reflect any possible reductions under the Section 280G “net-better” cutback provisions included in the employment agreements described above beginning on page 74 in the section entitled “—Executive Employment Agreements.” In addition, these amounts do not include any other incentive award grants, issuances or forfeitures that may be made or occur, or future dividends or dividend equivalents that may be accrued, prior to the completion of the merger, and do not reflect any United Financial equity or other incentive awards that are expected to vest in accordance with their terms prior to November 1, 2019. Further, these amounts do not include the value of additional unallocated shares that will be allocated to the named executive officers (as with all other ESOP participants) upon termination of the ESOP in connection with the merger. As a result of the foregoing assumptions, which may or may not actually occur or be accurate on the relevant date, including the assumptions described in the footnotes to the table, the actual amounts, if any, to be received by a named executive officer may materially differ from the amounts set forth below.

As described above, on April 30, 2019, Mr. Lorey submitted his resignation to United Financial and United Bank and left his positions at United Financial and United Bank, primarily Executive Vice President and Head of Consumer Banking, effective June 3, 2019. Mr. Lorey is not entitled to any merger-related compensation, severance or benefits.

For purposes of this discussion, “single-trigger” refers to benefits that arise as a result of the closing of the merger and “double-trigger” refers to benefits that require two conditions, which are the closing of the merger as well as a qualifying termination of employment or specified date following the effective time of the merger, as applicable.

Golden Parachute Compensation

Name	Cash ($)(1)	Equity ($)(2)	Pension/ NQDC ($)(3)	Perquisites/ Benefits ($)(4)	Total ($)
William H. W. Crawford, IV	3,499,924	977,097	2,260,962	83,510	6,821,493
Eric R. Newell	1,640,125	428,383	—	57,673	2,126,181
John J. Smith	1,608,496	289,517	—	59,873	1,957,886
David C. Paulson	1,464,212	262,666	—	3,849	1,730,727
Brandon C. Lorey	—	—	—	—	—

(1)

Cash. The cash payments payable to the named executive officers consist of the following severance benefits payable on a qualifying termination within two years after closing: (a) a lump sum payment equal to three times the sum of (i) the named executive officer’s base salary immediately prior to termination, plus (ii) an amount equal to the named executive officer’s annual target incentive compensation for the year of termination; and (b) a lump sum payment equal to the named executive officer’s annual target incentive compensation (for Mr. Crawford, prorated based on the number of days he was employed in the year of termination) for the year of termination. The cash severance amounts above are “double-trigger” (i.e., the amounts are payable only upon a termination without cause or voluntary resignation for good reason within two years after a change in control). For the named executive officers, receipt of the cash severance payments is conditioned upon the named executive officer’s execution of a general release and compliance with restrictive covenants relating to non-competition and non-solicitation, in each case for a period of two years following the qualifying termination, indefinite confidentiality and non-disparagement requirements. For named executive officers, payment of the annual target incentive compensation described above in (b) is in lieu of any annual compensation for the year in which the named executive officer’s employment terminated. Accordingly, the prorated portion of such named executive officer’s 2019 incentives to be paid pursuant to the merger agreement (on or as soon as practicable following the closing date of the merger) is not reflected in this table.

Name	Cash Severance Payments	Annual Target Incentive Compensation	Total
William H. W. Crawford, IV	3,185,901	314,023	3,499,924
Eric R. Newell	1,497,506	142,620	1,640,125
John J. Smith	1,468,627	139,869	1,608,496
David C. Paulson	1,336,889	127,323	1,464,212

(2)

Equity. As of June 20, 2019, all United Financial stock options awarded to named executive officers are fully vested and are not reflected in this table. As described above, at the effective time, (a) each United Financial PSU, whether or not then vested or free of conditions to payment, automatically and without any action on the part of the holder thereof, will be cancelled and converted into the right to receive a number of shares of People’s United common stock equal to the product of (i) the number of shares of United Financial common stock subject to such United Financial PSU at the target level of performance applicable to such United Financial PSU, as determined in accordance with the applicable award agreement pursuant to which such United Financial PSU was granted multiplied by (ii) the exchange ratio, with cash payable in lieu of fractional shares; and (b) each other United Financial equity award, whether or not then vested or free of conditions to payment, automatically and without any action on the part of the holder thereof, will be cancelled and converted into the right to receive a number of shares of People’s United common stock equal to the product of (i) the number of shares of United Financial common stock subject to such other United Financial equity award multiplied by (ii) the exchange ratio, with cash payable in lieu of fractional shares. All such United Financial stock awards will vest in full at the closing of the merger (i.e., “single-trigger” vesting). Set forth below are the values of each type of unvested equity-based award that, in each case, would vest on closing.

Name	Stock Options ($)	PSUs ($)	Other ($)	Total ($)
William H. W. Crawford, IV	—	588,346	388,751	977,097
Eric R. Newell	—	243,772	184,611	428,383
John J. Smith	—	173,206	116,311	289,517
David C. Paulson	—	155,675	106,991	262,666

(3)

Pension/NQDC. Reflects for Mr. Crawford, acceleration of his account balance in the SERP plus additional amounts added to the account equal to the product of (a) an amount equal to 30% of annual salary, less all employer contributions (other than matching contributions) to Mr. Crawford’s accounts under the United 401(k) Plan and the Supplemental Savings and Retirement Plan for the respective plan year, and (b) the lesser of ten or the number of years between Mr. Crawford’s age at separation from service and age 65. This benefit is “double-trigger” (i.e., it is only payable upon an involuntary termination or termination for good reason within two years after a change in control).

(4)

Perquisites/Benefits. Reflects health and welfare benefit continuation consisting of (a) lump-sum payment equal on an after-tax basis to the present value of the total cost of the medical coverage under United Financial’s health plan that would have been incurred by both the named executive officer and United Financial’s for three years, provided that the named executive officer is not eligible for retiree benefits under United Bank’s health plan or Medicare; and (b) a lump-sum payment equal on an after-tax basis to the cost of continuing coverage under United Bank’s group long-term disability and group life insurance policies for three years. The benefits set forth above are all “double-trigger” (i.e., the benefits are payable only upon a termination without cause or voluntary resignation for good reason within two years after a change in control), with health and welfare benefit continuation subject to the execution of a release and compliance with the restrictive covenants described above in note (1). This column does not reflect the estimated dollar value of additional allocations to named executive officers in connection with the termination of the ESOP and repayment of the outstanding ESOP loan balance at closing.

People’s United’s Reasons for the Merger

People’s United’s reasons for entering into the merger agreement include:

•	the opportunity to bolster People’s United’s presence in a well-known, attractive banking market;

•	the opportunity to solidify People’s United’s presence in the central Connecticut market and strengthen its franchise in Western Massachusetts;

•	the opportunity to provide significant benefits to the customers and communities served by People’s United and its subsidiaries, including People’s United Bank;

•	the opportunity to market People’s United’s broader product suite and drive deeper product penetration within United Financial’s long tenured and well-established client base;

•	the opportunity to increasingly support clients and prospects with People’s United’s larger balance sheet;

•	the opportunity to provide more comprehensive financial solutions to United Financial’s larger clients;

•	the opportunity to provide enhanced technology and digital capabilities as well as seven-day a week supermarket branch locations; and

•	the opportunity to invest People’s United’s capital in a transaction that is expected to be earnings accretive and generate attractive returns by realizing sizeable cost synergies.

People’s United’s board of directors approved the merger agreement after People’s United’s senior management discussed with the board of directors a number of factors, including those described above and the business, assets, liabilities, results of operations, financial performance, strategic direction and prospects of United Financial. People’s United’s board of directors did not consider it practicable to, and did not attempt to, quantify or otherwise assign relative weights to the specific factors it considered in reaching its determination. People’s United’s board of directors viewed its position as being based on all the information and the factors presented to and considered by it. In addition, individual directors may have given different weights to different information and factors.

It should be noted that this explanation of the People’s United board of directors’ reasoning and all other information presented in this section is forward-looking in nature, and therefore should be read in light of the factors discussed under the heading “Information Regarding Forward-Looking Statements” beginning on page 31.

People’s United’s Board of Directors After the Merger

People’s United’s board of directors will not change in connection with the merger and the other transactions contemplated by the merger agreement. Information regarding current directors of People’s United, including biographical information, compensation and share ownership, can be found in People’s United’s proxy statement for its 2019 annual meeting of shareholders, which was filed with the SEC and is incorporated by reference into this proxy statement/prospectus. See “Where You Can Find More Information” beginning on page 121.

Material U.S. Federal Income Tax Consequences of the Merger

The following summary describes the anticipated material U.S. federal income tax consequences of the merger to U.S. holders (as defined below) of United Financial common stock. The following summary is based upon the Code, its legislative history, existing and proposed regulations thereunder and published rulings and decisions, all as currently in effect as of the date hereof, and all of which are subject to change, possibly with retroactive effect. Any such change could affect the accuracy of the statements and conclusions set forth in this discussion. Tax considerations under state, local and foreign laws, or federal laws other than those pertaining to income tax, or U.S. federal laws applicable to alternative minimum taxes, are not addressed in this proxy statement/prospectus.

For purposes of this discussion, we use the term “U.S. holder” to mean a beneficial owner of United Financial common stock which is:

•	an individual citizen or resident of the United States;

•	a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States or any of its political subdivisions;

•

a trust that (i) is subject to the supervision of a court within the United States and the control of one or more U.S. persons or (ii) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person; or

•	an estate that is subject to U.S. federal income taxation on its income regardless of its source.

This discussion addresses only those holders of United Financial common stock that hold their United Financial common stock as a capital asset within the meaning of Section 1221 of the Code and does not address all the U.S. federal income tax consequences that may be relevant to particular holders of United Financial common stock in light of their individual circumstances or to holders of United Financial common stock that are subject to special rules, such as:

•	financial institutions;

•	pass-through entities or investors in pass-through entities;

•	insurance companies;

•	mutual funds;

•	tax-exempt organizations;

•	dealers or brokers in securities or currencies;

•	persons that hold United Financial common stock that are subject to the alternative minimum tax;

•	persons that immediately before the merger owned at least 5% of United Financial common stock;

•	traders in securities that elect to use a mark to market method of accounting;

•	persons that hold United Financial common stock as part of a straddle, hedge, constructive sale or conversion transaction;

•	regulated investment companies;

•	real estate investment trusts;

•	persons whose “functional currency” is not the U.S. dollar;

•

persons required to accelerate the recognition of any item of gross income with respect to United Financial common stock as a result of such income being recognized on an applicable financial statement;

•	persons who are not U.S. holders; and

•	holders who acquired their shares of United Financial common stock through the exercise of an employee stock option or otherwise as compensation.

If a partnership or other entity taxed as a partnership holds United Financial common stock, the tax treatment of a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership. Partnerships and partners in such a partnership should consult their tax advisors about the tax consequences of the merger to them.

The actual tax consequences of the merger to you may be complex and will depend on your specific situation and on factors that are not within our control. You should consult with your own tax advisor as to the tax consequences of the merger in your particular circumstances, including the applicability and effect of the alternative minimum tax and any state, local or foreign and other tax laws and of changes in those laws.

Tax Consequences of the Merger Generally

The merger is intended to qualify as a “reorganization” within the meaning of Section 368(a) of the Code. Accordingly, the material U.S. federal income tax consequences will be as follows:

•

except as discussed below with respect to cash received instead of a fractional share of People’s United common stock, under “—Cash Received Instead of a Fractional Share of People’s United Common Stock,” no gain or loss will be recognized by U.S. holders of United Financial common stock on the exchange of United Financial common stock for People’s United common stock pursuant to the merger;

•

the aggregate basis of the People’s United common stock received by a U.S. holder of United Financial common stock in the merger (including fractional shares of People’s United common stock deemed received and redeemed as described below) will be the same as the aggregate basis of the United Financial common stock surrendered in the merger; and

•

the holding period of People’s United common stock received in exchange for shares of United Financial common stock (including fractional shares of People’s United common stock deemed received and redeemed as described below) will include the holding period of the United Financial common stock surrendered in the merger.

If a U.S. holder of United Financial common stock acquired different blocks of United Financial common stock at different times or at different prices, such U.S. holder’s holding period and basis will be determined separately with respect to each block of United Financial common stock.

Completion of the merger is conditioned on, among other things, the receipt by United Financial and People’s United of legal opinions from Sullivan & Cromwell and Simpson Thacher, respectively, each dated as of the closing date of the merger, that for U.S. federal income tax purposes the merger will be treated as a “reorganization” within the meaning of Section 368(a) of the Code. These opinions will be based on certain assumptions and on representation letters provided by United Financial and People’s United to be delivered at the time of closing. Although the merger agreement allows each of People’s United and United Financial to waive this condition to closing, neither People’s United nor United Financial currently anticipates doing so. Neither of the tax opinions will be binding on the Internal Revenue Service. Neither People’s United nor United Financial intends to request any ruling from the Internal Revenue Service as to the U.S. federal income tax consequences of the merger and there is no guarantee that the Internal Revenue Service will treat the merger as a “reorganization” within the meaning of Section 368(a) of the Code.

Cash Received Instead of a Fractional Share of People’s United Common Stock

A U.S. holder of United Financial common stock who receives cash instead of a fractional share of People’s United common stock will be treated as having received the fractional share pursuant to the merger and then as having exchanged the fractional share for cash in a redemption by People’s United. As a result, such U.S. holder of United Financial common stock will generally recognize gain or loss equal to the difference between the amount of cash received and the basis in his or her fractional share interest as set forth above. The gain or loss recognized by the U.S. holders described in this paragraph will generally be capital gain or loss, and will be long-term capital gain or loss if, as of the effective date of the merger, the U.S. holder’s holding period for the relevant shares is greater than one year. For U.S. holders of United Financial common stock that are non-corporate holders, long-term capital gain generally will be taxed at a preferential U.S. federal income tax rate. The deductibility of capital losses is subject to limitations.

You are urged to consult with your own tax advisors about the particular tax consequences of the merger to you, including the effects of U.S. federal, state or local, or foreign and other tax laws.

Backup Withholding and Information Reporting

Payments of cash in lieu of a fractional share to a U.S. holder of United Financial common stock pursuant to the merger may, under certain circumstances, be subject to information reporting and backup withholding unless the holder provides proof of an applicable exemption or, in the case of backup withholding, furnishes its taxpayer identification number and otherwise complies with all applicable requirements of the backup withholding rules. Any amounts withheld from payments to a U.S. holder under the backup withholding rules are not additional tax and generally will be allowed as a refund or credit against the U.S. holder’s U.S. federal income tax liability, provided the required information is timely furnished to the Internal Revenue Service.

This discussion does not address tax consequences that may vary with, or are contingent on, individual circumstances. Moreover, it does not address any non-income tax or any foreign, state or local tax consequences of the merger. Tax matters are very complicated, and the tax consequences of the merger to you will depend upon the facts of your particular situation. Accordingly, we strongly urge you to consult with a tax advisor to determine the particular U.S. federal, state, local or foreign income or other tax consequences to you of the merger.

Accounting Treatment of the Merger

The merger will be accounted for using the purchase method of accounting with People’s United treated as the acquirer. Under this method of accounting, United Financial’s assets and liabilities will be recorded by People’s United at their respective fair values as of the closing date of the merger and added to those of People’s United. Any excess of purchase price over the net fair values of United Financial’s assets and liabilities will be recorded as goodwill. Any excess of the fair value of United Financial’s net assets over the purchase price will be recognized in earnings by People’s United on the closing date of the merger. Financial statements of People’s United issued after the merger will reflect these values, but will not be restated retroactively to reflect the historical financial position or results of operations of United Financial prior to the merger. The results of operations of United Financial will be included in the results of operations of People’s United beginning on the effective date of the merger.

Regulatory Approvals Required for the Merger

Completion of the merger and the bank merger are subject to the receipt of all approvals and consents required to complete the transactions contemplated by the merger agreement from (i) the Federal Reserve Board (subject to the waiver request described below), (ii) the OCC, (iii) the Connecticut DOB and (iv) any other regulatory approval, the failure of which to obtain would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on People’s United, and the expiration of any applicable statutory waiting periods, in each case, without the imposition of a materially burdensome regulatory condition. Notifications regarding, and/or applications requesting approval for, the transactions contemplated by the merger agreement may also be submitted to various other federal and state regulatory authorities and self-regulatory organizations. United Financial and People’s United have agreed to use their reasonable best efforts to obtain as promptly as practicable all required regulatory approvals and consents. People’s United, United Financial and/or their respective subsidiaries have filed applications and/or notifications to obtain these required regulatory approvals and consents or applicable waivers therefrom.

Although we currently believe we should be able to obtain all required regulatory approvals in a timely manner, we cannot be certain when or if we will obtain them or, if obtained, whether they will contain terms, conditions or restrictions not currently contemplated that will be detrimental to People’s United after the completion of the merger, or will contain a materially burdensome regulatory condition.

Board of Governors of the Federal Reserve System

Completion of the merger would ordinarily be subject, among other things, to approval by the Federal Reserve Board pursuant to Section 3 of the BHC Act. Under Section 225.12(d)(2) of the Federal Reserve Board’s regulations (12 C.F.R. 225.12(d)(2)), the prior approval of the Federal Reserve Board under the BHC Act is not required in connection with the acquisition by a bank holding company of another bank holding company if the transaction is part of the merger of the bank to be acquired with a subsidiary bank of the acquiring bank holding company, and if the transaction satisfies certain other requirements including that the bank to be acquired not be operated by the bank holding company as a separate entity, and that the transaction requires the prior approval of a federal supervisory agency under the Bank Merger Act.

On August 30, 2019, People’s United received a determination from the Federal Reserve Board granting the waiver contemplated by Section 225.12(d)(2) from an application under Section 3 of the BHC Act. It is possible that the Federal Reserve Board may determine that an application under Section 3 of the BHC Act is required for the transactions contemplated by the merger agreement upon any material change in the facts presented to the Federal Reserve Board.

Office of the Comptroller of the Currency

In order to consummate the merger of United Bank with and into People’s United Bank, People’s United Bank must receive the approval of the OCC under Section 18(c) of the Federal Deposit Insurance Act (which we refer to as the “Bank Merger Act”). In considering an application under the Bank Merger Act, the OCC reviews certain factors, including: (i) the competitive impact of the transaction, (ii) the financial and managerial resources of the depository institutions party to the bank merger and future prospects of the resulting institution, (iii) the convenience and needs of the communities to be served, (iv) the depository institutions’ effectiveness in combating money-laundering activities and (v) the risk to the stability of the United States banking and financial system.

In considering an application under the Bank Merger Act, the OCC also reviews the records of performance of the relevant insured depository institutions under the Community Reinvestment Act of 1977 (which we refer to as the “CRA”). In addition, in connection with an interstate bank merger transaction, the OCC considers certain additional factors under the Riegle-Neal Act Interstate Banking and Branching Efficiency Act of 1994 (which we refer to as the “Riegle-Neal Act”), state laws regarding the minimum age of the bank to be acquired, the concentration of deposits on a nationwide and statewide basis, and compliance with any applicable state community reinvestment and antitrust laws. Under the Riegle-Neal Act, the OCC may approve an interstate merger transaction only if each constituent bank is adequately capitalized at the time the application for such transaction is filed with the OCC, and the OCC determines that the resulting bank will be well capitalized and well managed upon the closing of the transaction.

Furthermore, the Bank Merger Act and OCC regulations require published notice of, and the opportunity for public comment on, the application to the OCC, and authorize the OCC to hold a public hearing or meeting if the OCC determines that a hearing or meeting would be appropriate. The OCC takes into account the views of third-party commenters, particularly on the subject of the merging parties’ CRA performance and record of service to their communities. As part of the review process in merger transactions, the OCC frequently receives protests from community groups and others. Any hearing, meeting or comments provided by third parties could prolong the period during which the application is under review by the OCC.

People’s United Bank’s establishment and operation of branches at United Bank’s existing branch locations is also subject to approval by the OCC.

People’s United Bank filed its application for approval of the bank merger with the OCC on July 18, 2019.

State of Connecticut Department of Banking

Completion of the merger is subject to the non-objection of the Connecticut Commissioner of Banking (which we refer to as the “Connecticut Commissioner”) pursuant to Sections 36a-184 and 36a-185 of the Banking Law of the State of Connecticut. In considering the non-objection of an acquisition pursuant to Sections 36a-184 and 36a-185 of the Banking Law of the State of Connecticut, the Connecticut Commissioner reviews and considers, among other things, whether the investment and lending policies of People’s United Bank are consistent with safe and sound banking practices and will benefit the economy of the state of Connecticut, whether the services or proposed services of People’s United Bank are consistent with safe and sound banking practices and will benefit the economy of the state of Connecticut, the competitive effects of the transaction, and whether the financial and managerial resources of People’s United and People’s United Bank are adequate. The Connecticut Commissioner also reviews the records of People’s United Bank and United Bank under the CRA.

In addition, United Bank is required to provide notice regarding the bank merger to the Connecticut Commissioner pursuant to Sections 36a-125 and 36a-126 of the Banking Law of the State of Connecticut. In considering the notice under Sections 36a-125 and 36a-126 of the Banking Law of the State of Connecticut, the Connecticut Commissioner considers, among other things, whether the transaction will promote public convenience, whether benefits to the public clearly outweigh possible adverse effects, including, but not limited to, an undue concentration of resources and decreased or unfair competition, and whether the terms of the transaction are reasonable and in accordance with law and sound public policy. In addition, the Connecticut Commissioner considers whether the investment and lending policies of the constituent banks are consistent with safe and sound banking practices and will benefit the economy of the state of Connecticut, whether the services or proposed services of the constituent banks are consistent with safe and sound banking practices and will benefit the economy of the state of Connecticut, and whether the financial and managerial resources of the constituent banks are adequate. The Connecticut Commissioner also reviews the records of the constituent banks under the CRA.

People’s United filed an acquisition statement pursuant to Section 36a-184 of the Banking Law of the State of Connecticut, and United Bank filed a notice regarding the bank merger pursuant to Section 36a-126 of the Banking Law of the State of Connecticut, with the Connecticut Commissioner on July 18, 2019.

Department of Justice

In addition to the Federal Reserve Board and the OCC, the Department of Justice (which we refer to as the “DOJ”) conducts a concurrent competitive review of the merger to analyze the merger’s competitive effects and determine whether the merger would result in a violation of the antitrust laws. Transactions approved under the Bank Merger Act generally may not be completed until 30 days after the approval of the applicable federal banking agency is received, during which time the DOJ may challenge the transaction on antitrust grounds. With the approval of the applicable federal banking agency and the concurrence of the DOJ, the waiting period may be reduced to no less than 15 days. The commencement of an antitrust action would stay the effectiveness of such an approval unless a court specifically ordered otherwise. In reviewing the merger, the DOJ could analyze the merger’s effect on competition differently than the OCC, and thus it is possible that the DOJ could reach a different conclusion than the OCC regarding the merger’s effects on competition. A determination by the DOJ not to object to the merger may not prevent the filing of antitrust actions by private persons or state attorneys general.

People’s United and United Financial believe that the merger and the bank merger should not raise substantial antitrust or other significant regulatory concerns and that People’s United will be able to obtain all requisite regulatory approvals in a timely manner. However, there can be no assurance that all of the regulatory approvals described above will be obtained and, if obtained, as to the timing of any such approvals. In addition, there can be no assurance that such approvals will not impose conditions or requirements that would reasonably be likely to have a material adverse effect on People’s United and its subsidiaries, taken as a whole, after giving effect to the merger. There can likewise be no assurances that U.S. federal or state regulatory authorities will not attempt to challenge the merger on antitrust grounds or for other reasons, or if such a challenge is made, as to the result of such challenge.

Conversion of Shares, Exchange of Certificates, Withholding and Dividends and Distributions

Conversion of Shares and Exchange of Certificates

At or prior to the closing, People’s United will deposit or cause to be deposited with an exchange agent designated by People’s United and reasonably acceptable to United Financial, for the benefit of the holders of shares of United Financial common stock, sufficient cash and new certificates for shares of People’s United common stock to be exchanged in accordance with the merger agreement, including the merger consideration and payment of cash in lieu of fractional shares.

The conversion of United Financial common stock into the right to receive the merger consideration will occur automatically at the effective time of the merger. After completion of the merger, the exchange agent will exchange any certificates representing shares of United Financial common stock for the merger consideration to be received pursuant to the terms of the merger agreement. Promptly following the completion of the merger, shares of United Financial common stock held in book-entry form will automatically be exchanged for the merger consideration. Holders of shares of United Financial common stock held in book-entry form will not be required to take any additional actions.

Letter of Transmittal

As promptly as practicable after the effective time of the merger, and in any event within five days thereafter, the exchange agent will mail to each holder of record of United Financial common stock immediately prior to the effective time of the merger that has been converted at the effective time of the merger into the right to receive shares of People’s United common stock pursuant to the terms of the merger agreement, a letter of transmittal and instructions on how to surrender shares of United Financial common stock in exchange for the merger consideration the holder is entitled to receive under the merger agreement. From and after the effective time, United Financial’s shareholders who properly surrender their certificates to the exchange agent, together with a properly completed and duly executed letter of transmittal, and such other documents as may be required pursuant to such instructions, will receive for each share of United Financial common stock the merger consideration plus any cash payable in lieu of any fractional shares of People’s United common shares, and any dividends or distributions such holder has the right to receive pursuant to the merger agreement. No interest will be paid or accrue on any cash paid in lieu of fractional shares.

If a certificate for United Financial common stock has been lost, stolen, or destroyed, the exchange agent will issue the merger consideration upon receipt of (i) an affidavit of that fact by the claimant and (ii) if required by People’s United, the posting of a bond in an amount as People’s United may determine is reasonably necessary as indemnity against any claim that may be made against it with respect to such certificate.

After completion of the merger, there will be no further transfers on the stock transfer books of United Financial of shares of United Financial common stock that were issued and outstanding immediately prior to the effective time.

Fractional Shares

People’s United will not issue any fractional shares of People’s United common stock in the merger. Instead, a United Financial’s shareholder who otherwise would have received a fraction of a share of People’s United common stock will receive an amount in cash rounded to the nearest whole cent. This cash amount will be determined by multiplying (i) the average of the closing-sale prices of People’s United common stock for the five full trading days ending on the trading day immediately preceding the effective time of the merger by (ii) the fraction of a share (rounded to the nearest thousandth when expressed in decimal form) of People’s United common stock which such United Financial shareholder (taking into account all fractional share interests to be received by such shareholder) would otherwise be entitled to receive.

Withholding

People’s United and the exchange agent will be entitled to deduct and withhold from any cash paid in lieu of fractional shares of People’s United common stock or any other amounts otherwise payable pursuant to the merger agreement the amounts they are required to deduct and withhold under the Code or any provision of state, local, or foreign tax law. If any such amounts are withheld and paid over to the appropriate governmental authority, these amounts will be treated for all purposes of the merger agreement as having been paid to the holder of United Financial common stock or United Financial stock awards, as applicable, from whom they were withheld.

Dividends and Distributions

No dividends or other distributions declared with respect to People’s United common stock will be paid to the holder of any unsurrendered certificates of United Financial common stock until the holder surrenders such certificate in accordance with the merger agreement. After the surrender of a certificate in accordance with the merger agreement, the record holder thereof will be entitled to receive any such dividends or other distributions, without any interest, which had previously become payable with respect to the whole shares of People’s United common stock that the shares of United Financial common stock represented by such certificate have been converted into the right to receive under the merger agreement.

No Appraisal Rights

United Financial’s shareholders are not entitled to exercise any appraisal or dissenters’ rights in connection with any of the proposals to be voted upon at the special meeting. Under Section 33-856 of the CBCA, appraisal rights are not available for the holders of shares of any class or series of shares which is a “covered security” under Section 18(b)(1)(A) or (B) of the Securities Act when the terms of the corporate action requiring appraisal rights require such holders to accept shares of any class or any series of shares of any corporation. United Financial common stock is listed on NASDAQ and United Financial’s shareholders will receive People’s United common stock as the merger consideration. As NASDAQ-listed shares are “covered securities” under Section 18(b)(1)(A) of the Securities Act and the merger consideration United Financial’s shareholders are entitled to receive is shares of stock, appraisal rights are not available for United Financial’s shareholders.

Stock Exchange Listing

Following the merger, the shares of People’s United common stock will continue to trade on NASDAQ under the symbol “PBCT.”

Delisting and Deregistration of United Financial Common Stock After the Merger

When the merger is completed, the shares of United Financial common stock currently listed on NASDAQ will be delisted from NASDAQ and will be deregistered under the Exchange Act.

THE MERGER AGREEMENT

This section of the document describes the material terms of the merger agreement. The following summary is qualified in its entirety by reference to the complete text of the merger agreement, which is incorporated herein by reference and attached as Annex A to this proxy statement/prospectus. This summary may not contain all of the information about the merger agreement that may be important to you. You are urged to read the full text of the merger agreement.

Structure of the Merger

People’s United’s board of directors has unanimously approved and United Financial’s board of directors has unanimously approved and adopted the merger agreement and the transactions contemplated thereby. The merger agreement provides for the merger of United Financial with and into People’s United, with People’s United continuing as the surviving corporation. Immediately following the merger or at such later time as People’s United may determine, United Bank, a Connecticut-chartered stock savings bank and a wholly owned subsidiary of United Financial, will merge with and into People’s United Bank, a national banking association and a wholly owned subsidiary of People’s United, with People’s United Bank continuing as the surviving entity, pursuant to an agreement and plan of merger entered into by People’s United and United Financial on July 15, 2019, which agreement is in form and substance customary for mergers similar to such merger, including that such merger is conditioned on the prior occurrence of the merger contemplated in the merger agreement.

Merger Consideration

Each outstanding share of United Financial common stock, held immediately prior to the effective time of the merger, except for shares of United Financial common stock owned by United Financial or People’s United (in each case other than shares of United Financial common stock (1) held in any United Financial benefit plans (other than the United 401(k) Plan, including the ESOP) or trust accounts, managed accounts, mutual funds and the like or otherwise held in a fiduciary or agency capacity, or (2) held, directly or indirectly, in respect of debts previously contracted) (which will be cancelled), will be converted into the right to receive the merger consideration.

If the number of outstanding shares of People’s United common stock or United Financial common stock is increased, decreased, changed into or exchanged for a different number or kind of shares or securities as a result of a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in capitalization, or there is any extraordinary dividend or distribution, an appropriate and proportionate adjustment will be made to the exchange ratio to give the holders of United Financial common stock the same economic effect as contemplated by the merger agreement prior to such event.

Fractional Shares

People’s United will not issue any fractional shares of People’s United common stock in the merger. Instead, People’s United will pay to each former United Financial’s shareholder who otherwise would be entitled to receive a fractional share of People’s United common stock will receive an amount in cash (rounded to the nearest whole cent) determined by multiplying (i) the average of the closing-sale prices of People’s United common stock for the five full trading days ending on the trading day immediately preceding the closing date (which we refer to as the “per share closing price”) of the merger by (ii) the fraction of a share (rounded to the nearest thousandth when expressed in decimal form) of People’s United common stock which such United Financial’s shareholder would otherwise be entitled to receive, after taking into account all fractional share interests to be received by such United Financial’s shareholder.

Governing Documents

At the effective time of the merger, People’s United’s certificate of incorporation and People’s United’s bylaws in effect immediately prior to the effective time of the merger will be the certificate of incorporation and bylaws of the surviving corporation after completion of the merger, until thereafter amended in accordance with applicable law.

Treatment of United Financial Stock Awards

United Financial Stock Options

At the effective time of the merger, subject to the terms and conditions of the merger agreement, each United Financial stock option, whether or not then vested or free of conditions to payment, automatically and without any action on the part of the holder thereof, will be cancelled and converted into the right to receive a number of shares of People’s United common stock equal to the quotient of (i) the product of (A) the number of shares of United Financial common stock subject to such United Financial stock option and (B) the excess, if any, of the per share stock consideration over the exercise price per share of United Financial common stock of such United Financial stock option, divided by (ii) the average of the closing-sale prices of People’s United common stock for the five full trading days ending on the trading day immediately preceding the closing date of the merger, with cash payable in lieu of any fractional shares. The consideration payable in respect of United Financial stock options will be issued net of applicable tax withholdings, which will be accomplished through the withholding of shares of People’s United common stock with a value equal to the applicable tax withholding obligation, within five business days following the closing date.

United Financial PSUs

At the effective time of the merger, subject to the terms and conditions of the merger agreement, each United Financial PSU, whether or not then vested or free of conditions to payment, automatically and without any action on the part of the holder thereof, will be cancelled and converted into the right to receive a number of shares of People’s United common stock equal to the product of (A) the number of shares of United Financial common stock subject to such United Financial PSU at the target level of performance applicable to such United Financial PSU, as determined in accordance with the applicable award agreement pursuant to which such United Financial PSU was granted multiplied by (B) the exchange ratio, with cash payable in lieu of fractional shares. The consideration payable in respect of United Financial PSUs will be issued net of applicable tax withholdings, which will be accomplished through the withholding of shares of People’s United common stock with a value equal to the applicable tax withholding obligation, within five business days following the closing date.

Other United Financial Equity Awards

At the effective time of the merger, subject to the terms and conditions of the merger agreement, each other United Financial equity award, whether or not then vested or free of conditions to payment, automatically and without any action on the part of the holder thereof, will be cancelled and converted into the right to receive a number of shares of People’s United common stock equal to the product of (A) the number of shares of United Financial common stock subject to such other United Financial equity award multiplied by (B) the exchange ratio, with cash payable in lieu of fractional shares. The consideration payable in respect of other United Financial equity awards will be issued net of applicable tax withholdings, which will be accomplished through the withholding of shares of People’s United common stock with a value equal to the applicable tax withholding obligation, within five business days following the closing date.

Closing and Effective Time of the Merger

The merger will be completed only if all conditions to the merger discussed in this proxy statement/prospectus and set forth in the merger agreement are either satisfied or waived. For more information, see “—Conditions to Complete the Merger.”

The merger will become effective as set forth in the certificate of merger to be filed with the Secretary of State of the State of Connecticut and the certificate of merger to be filed with the Secretary of State of the State of

Delaware. The closing of the transactions contemplated by the merger will occur at 10:00 a.m. New York City time at the offices of Simpson Thacher, on a date no later than three business days after the satisfaction or waiver of the last to occur of the conditions set forth in the merger agreement, or such other date or time mutually agreed in writing by the parties. It currently is anticipated that the completion of the merger will occur during the fourth quarter of 2019, subject to the receipt of shareholder and regulatory approvals and other customary closing conditions, but neither United Financial nor People’s United can guarantee when or if the merger will be completed.

Conversion of Shares and Exchange of Certificates

The conversion of United Financial common stock into the right to receive the merger consideration will occur automatically at the effective time of the merger.

Letter of Transmittal

As promptly as practicable after the effective time of the merger, and in no event later than five days thereafter, the exchange agent will mail to each holder of record of one or more certificates representing United Financial common stock immediately prior to the effective time of the merger that have converted at the effective time of the merger into the right to receive People’s United common stock pursuant to the terms of the merger agreement, a letter of transmittal and instructions on how to surrender shares of United Financial common stock in exchange for the merger consideration the holder is entitled to receive under the merger agreement. Promptly following the completion of the merger, shares of United Financial common stock held in book-entry form will automatically be exchanged for the merger consideration. Holders of shares of United Financial common stock held in book-entry form will not be required to take any additional actions.

If a certificate for United Financial common stock has been lost, stolen, or destroyed, the exchange agent will issue the merger consideration upon receipt of an affidavit of that fact by the person claiming such certificate to be lost, stolen or destroyed and, if required by People’s United, the posting of a bond in an amount as People’s United may determine is reasonably necessary as indemnity against any claim that may be made against it with respect to such certificate.

After completion of the merger, there will be no further transfers on the stock transfer books of United Financial of shares of United Financial common stock that were issued and outstanding immediately prior to the effective time.

Withholding

People’s United or the exchange agent will be entitled to deduct and withhold from any cash in lieu of fractional shares of People’s United common stock or any other cash amounts otherwise payable pursuant to the merger agreement to any holder of United Financial common stock or United Financial stock awards, as applicable, such amounts as it is required to deduct and withhold under the Code or any provision of state, local, or foreign tax law. If any such amounts are withheld and paid over to the appropriate governmental authority, such amounts will be treated for all purposes of the merger agreement as having been paid to the holder of United Financial common stock or United Financial stock awards, as applicable, in respect of which the deduction and withholding was made.

Dividends and Distributions

No dividends or other distributions declared with respect to People’s United common stock will be paid to the holder of any unsurrendered certificates of United Financial common stock until the holder thereof surrenders such certificate in accordance with the merger agreement. After the surrender of a certificate in accordance with the merger agreement, the record holder thereof will be entitled to receive any such dividends or other distributions, without any interest thereon, which therefore had become payable with respect to the whole shares of People’s United common stock which the shares of United Financial common stock represented by such certificate have been converted into the right to receive under the merger agreement.

Representations and Warranties

The representations, warranties, and covenants described below and included in the merger agreement were made only for purposes of the merger agreement and as of specific dates, may be subject to limitations, qualifications, or exceptions agreed upon by the parties, including those included in confidential disclosures made for the purposes of, among other things, allocating contractual risk between People’s United and United Financial rather than establishing matters as facts, and may be subject to standards of materiality that differ from those standards relevant to investors. Moreover, information concerning the subject matter of the representations, warranties, and covenants may change after the date of the merger agreement, which subsequent information may or may not be fully reflected in public disclosures by People’s United or United Financial.

Therefore, the representations and warranties and other provisions of the merger agreement or any descriptions of those provisions should not be read alone or relied upon as characterizations of the actual state of facts or condition of People’s United, United Financial, or any of their respective subsidiaries or affiliates, without considering the foregoing. Instead, such provisions or descriptions should be read only in conjunction with the information provided elsewhere in this proxy statement/prospectus and in the documents incorporated by reference into this proxy statement/prospectus. For more information, see “Where You Can Find More Information” beginning on page 121. People’s United and United Financial will provide additional disclosure in their public reports to the extent that they are or become aware of the existence of any material facts that are required to be disclosed under federal securities law and that might otherwise contradict the representations and warranties contained in the merger agreement and will update such disclosure as required under federal securities laws.

The merger agreement contains customary representations and warranties of each of People’s United and United Financial relating to their respective businesses. The representations and warranties in the merger agreement do not survive the effective time of the merger.

The merger agreement contains representations and warranties made by each of United Financial and People’s United relating to a number of matters, including the following:

•	corporate matters, including due organization and qualification and subsidiaries;

•	capitalization;

•	authority relative to execution and delivery of the merger agreement and the absence of conflicts with, or violations of, organizational documents or other obligations as a result of the merger;

•	required governmental and other regulatory filings and consents and approvals in connection with the merger;

•	reports to regulatory authorities;

•	financial statements, internal controls, books and records, and absence of undisclosed liabilities;

•	broker’s fees payable in connection with the merger;

•	the absence of certain changes or events;

•	legal proceedings;

•	tax matters;

•	compliance with applicable laws;

•	certain material contracts;

•	absence of agreements with regulatory authorities;

•	inapplicability of takeover statutes;

•	absence of action or circumstance that would prevent the merger from qualifying as a “reorganization” under Section 368(a) of the Code; and

•	the accuracy of information supplied for inclusion in this proxy statement/prospectus and other similar documents.

In addition, certain representations and warranties relating to a number of matters are made only by United Financial to People’s United, including the following:

•	employee and employee benefit plan matters;

•	derivative instruments and transactions;

•	environmental matters;

•	investment securities;

•	real property;

•	intellectual property and information security matters;

•	related party transactions;

•	opinion from financial advisor;

•	loan matters; and

•	insurance matters.

In addition, certain representations and warranties relating to information technology are made only by People’s United to United Financial.

Certain representations and warranties of People’s United and United Financial are qualified as to knowledge, “materiality” or “material adverse effect.” For purposes of the merger agreement, a “material adverse effect,” when used in reference to United Financial or People’s United, as the case may be, means any event, circumstance, development, change or effect that, individually or in the aggregate, has a material adverse effect on (i) the business, properties, assets, liabilities, results of operations or financial condition of such person and its subsidiaries taken as a whole (provided, however, that, with respect to this clause (i), material adverse effect shall not be deemed to include the impact of (A) changes in U.S. generally accepted accounting principles (which we refer to as “GAAP”) or applicable regulatory accounting requirements or interpretations thereof, (B) changes, after the date of the merger agreement, in laws, rules, regulations or agency requirements of general applicability to companies in the industries in which such person and its subsidiaries operate, or interpretations thereof by courts or governmental entities, (C) changes, after the date of the merger agreement, in global, national or regional political conditions (including the outbreak of war or acts of terrorism) or in economic or market (including equity, credit and debt markets, as well as changes in interest rates) conditions, (D) public disclosure of the execution of the merger agreement, public disclosure or consummation of the transactions contemplated thereby (including any effect on such person’s or its subsidiaries’ relationships with its customers, employees or other persons) or actions expressly required by the merger agreement or actions or omissions that are taken with the prior written consent of or at the written direction of People’s United, in the case of United Financial, or United Financial, in the case of People’s United, (E) a decline in the trading price of such person’s common stock or the failure, in and of itself, to meet internal or other estimates, predictions, projections or forecasts of revenue, net income or any other measure of financial performance or budget, business or strategic plan for any period (it being understood that the underlying cause of such decline or failure may be taken into account in determining whether a material adverse effect on such person has occurred to the extent not otherwise excluded by this proviso) or (F) the expenses incurred by such person and its subsidiaries in negotiating, documenting, effecting and consummating the transactions contemplated by the merger agreement; except, with respect to subclauses (A), (B) or (C), to the extent that the effects of such change are disproportionately adverse to the business, properties, assets, liabilities, results of operations or financial condition of such person and its subsidiaries, taken as a whole, as compared to other companies in the industries in which such person and its subsidiaries operate); or (ii) prevents or materially impairs, or would be reasonably likely to prevent or materially impair, the ability of such person to timely consummate the transactions contemplated by the merger agreement.

Covenants and Agreements

Conduct of Businesses Prior to the Completion of the Merger

United Financial has agreed that, prior to the effective time of the merger (or earlier termination of the merger agreement), except as expressly contemplated by the merger agreement, required by law or as consented to in writing by People’s United (such consent not to be unreasonably withheld, conditioned or delayed), it will, and will cause each of its subsidiaries to, (a) conduct its business in the ordinary course in all material respects and (b) use commercially reasonable efforts to maintain and preserve intact its business organization, the services of its employees and its advantageous business relationships. In addition, United Financial and People’s United have agreed that, during the same period, except as expressly contemplated by the merger agreement, required by law or as consented to in writing by United Financial and People’s United (such consent not to be unreasonably withheld, conditioned or delayed), each party will not, and will cause each of its subsidiaries not to, knowingly take any action that would reasonably be expected to adversely affect or materially delay the ability to obtain any necessary approvals of any regulatory agency or governmental entity required for the transactions contemplated by the merger agreement, or to perform its respective covenants and agreements under the merger agreement or to consummate the transactions contemplated thereby on a timely basis.

In addition to the general covenants above, United Financial has agreed that prior to the effective time of the merger (or earlier termination of the merger agreement), except for specified actions agreed by the parties and as expressly contemplated by the merger agreement, required by law or as consented to in writing by People’s United (such consent not to be unreasonably withheld, conditioned or delayed), United Financial may not, and United Financial may not permit any of its subsidiaries to, undertake the following:

•

other than in the ordinary course of business, (i) incur any indebtedness for borrowed money (other than (x) indebtedness of United Financial or any of its wholly owned subsidiaries to United Financial or any of its subsidiaries and (y) Federal Home Loan Bank advances, deposits, purchases of federal funds and entering into repurchase agreements), or (ii) assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual, corporation or other entity (other than (x) a subsidiary of United Financial, (y) in connection with the presentation of items for collection (e.g., personal or business checks), and (z) letters of credit and similar instruments);

•	adjust, split, combine or reclassify any capital stock;

•

make, declare or pay any dividend, or make any other distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock or any securities or obligations convertible (whether currently convertible or convertible only after the passage of time or the occurrence of certain events) into or exchangeable for any shares of its capital stock (except (A) regular quarterly cash dividends by United Financial on United Financial common stock at a rate not in excess of $0.12 per share of United Financial common stock, (B) dividends paid by any of the subsidiaries of United Financial to United Financial or any of its wholly owned subsidiaries, (C) the acceptance of shares of United Financial common stock as payment for the exercise price of United Financial stock options or for withholding taxes incurred in connection with the exercise of United Financial stock options or the vesting or settlement of United Financial stock awards or (D) to satisfy obligations under the United Financial benefit plans);

•	grant any United Financial stock awards (or any similar award that would be a United Financial stock award had it been issued under the United Financial stock plans);

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issue, sell or otherwise permit to become outstanding any additional shares of capital stock or securities convertible or exchangeable into, or exercisable for, any shares of its capital stock or any options, warrants, or other rights of any kind to acquire any shares of capital stock, except for employee, consultant and non-employee director equity awards in the ordinary course of business, pursuant to the exercise of United Financial stock options or the vesting or settlement of United Financial stock awards;

•

sell, transfer, mortgage, encumber or otherwise dispose of any of its material properties or assets or any business to any person other than a wholly owned subsidiary, or cancel, release or assign any material indebtedness owed by any such person or any claims against any such person, in each case other than permitted encumbrances or in the ordinary course of business or pursuant to contracts or agreements in force at the date of the merger agreement;

•

except for transactions in the ordinary course of business (including by way of foreclosure or acquisitions of control in a fiduciary or similar capacity or in satisfaction of debts previously contracted in good faith), make any material investment either by purchase of stock or securities, contributions to capital, property transfers, or purchase of any property or assets of any other individual, corporation, or other entity other than a wholly owned subsidiary of United Financial;

•

except in the ordinary course of business (i) terminate, materially amend, or waive any material provision of, any United Financial material contract, other than any contract that terminates by its terms or normal renewals of contracts without material adverse changes of terms with respect to United Financial, or (ii) enter into any contract that would constitute a United Financial contract if it were in effect on the date of the merger agreement;

•

except as required under applicable law or the terms of any United Financial benefit plan that is in effect on the date of the merger agreement, or as otherwise agreed between the parties, (i) increase the compensation or benefits payable to any current or former employee or director except in the ordinary course of business consistent with past practice for current employees (A) whose annual compensation is expected to be less than $150,000, except with respect to increases that do not exceed 3% of such costs with respect to any one person and (B) who are not participants in the Executive Change in Control Severance Plan or have an employment agreement which provides for severance payments; (ii) enter into any new, or amend any existing, employment, severance, change in control, retention or similar agreement or arrangement, except (A) for agreements entered into with any newly hired employees whose annual compensation is expected to be less than $100,000 or (B) for severance agreements entered into with employees who are not executive officers in connection with terminations of employment, in each case, in the ordinary course of business; (iii) enter into, adopt or terminate any United Financial benefit plan, except as permitted by clause (ii); (iv) amend any United Financial benefit plan, other than amendments that do not materially increase the cost to United Financial of maintaining such United Financial benefit plan; (v) discretionarily accelerate the vesting or payment of any United Financial stock award; (vi) loan or advance of money or other property by United Financial or its subsidiaries to any of their present or former directors, officers or employees; (vii) enter into or adopt any collective bargaining agreement or recognize any union or other labor organization as the representative of any of the employees of United Financial or any of its subsidiaries; or (viii) increase the funding obligation or contribution rate of any United Financial benefit plan that is subject to Title IV of the Employee Retirement Income Security Act of 1974, as amended;

•

settle any material claim, suit, action or proceeding, except in the ordinary course of business in an amount and for consideration not in excess of $250,000 individually or $500,000 in the aggregate and that would not impose any material restriction on the business of it or its subsidiaries or the surviving corporation;

•

take any action or knowingly fail to take any action where such action or failure to act could reasonably be expected to prevent the merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code;

•	amend United Financial’s certificate of incorporation or United Financial’s bylaws or comparable governing documents of its subsidiaries;

•

merge or consolidate itself or any of its subsidiaries with any other person, or restructure, reorganize or completely or partially liquidate or dissolve it or any of its subsidiaries (other than mergers or consolidations solely involving its subsidiaries);

•

materially restructure or materially change its investment securities or derivatives portfolio or its interest rate exposure, through purchases, sales or otherwise, or the manner in which the portfolio is classified or reported, or purchase any security rated below investment grade, in each case, other than (i) in the ordinary course of business consistent with past practice or (ii) as may be required by GAAP or any applicable laws, regulations, guidelines or policies imposed by a governmental entity;

•

implement or adopt any change in its accounting principles, practices or methods, other than as may be required by generally accepted accounting principles or by any applicable law, regulations, guidelines or policies imposed by any governmental entity;

•	enter into any material new line of business;

•

make any loans or extensions of credit except in the ordinary course of business consistent with past practice or with aggregate outstanding commitments to any borrower or group of related borrowers not in excess of $5,000,000, except pursuant to existing commitments; provided, that People’s United must respond to any requests for a consent to make such loan or extension of credit in writing within two business days after the loan package is delivered to People’s United;

•

make any material changes in its policies and practices with respect to (i) underwriting, pricing, originating, acquiring, selling, servicing or buying or selling rights to service, loans or (ii) investment, risk and asset liability management or hedging practices and policies, in each case except as may be required by such policies and practices or by any applicable laws, regulations, guidelines or policies imposed by any governmental entity;

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make, or commit to make, any capital expenditures in excess of $300,000 in the aggregate, except as contemplated in the capital expenditure budget previously made available by United Financial to People’s United;

•

other than in the ordinary course of business, make, change or revoke any material tax election, change an annual tax accounting period, adopt or change any material tax accounting method, file any amended material tax return, enter into any closing agreement with respect to a material amount of taxes, or settle any material tax claim, audit, assessment or dispute or surrender any right to claim a refund of a material amount of taxes; or

•	agree to take, make any commitment to take, or adopt any resolutions of its board of directors or similar governing body in support of, any of the actions prohibited by the merger agreement.

People’s United has agreed to a more limited set of restrictions on its business prior to the effective time of the merger. Specifically, People’s United has agreed that prior to the effective time of the merger, except as expressly contemplated or permitted by the merger agreement, as required by law or as consented to in writing by United Financial (such consent not to be unreasonably withheld, conditioned or delayed), it will not and will not permit any of its subsidiaries to undertake the following:

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amend People’s United’s certificate of incorporation or People’s United’s bylaws in a manner that would adversely affect the economic benefits of the merger to the holders of United Financial common stock;

•	adjust, split, combine or reclassify any capital stock of People’s United;

•	adopt or publicly propose a plan of complete or partial liquidation or resolutions providing for or authorizing such a liquidation or a dissolution of People’s United;

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make any written communications to the employees of United Financial or any of its subsidiaries without prior consultation with United Financial and consideration of any United Financial comments in good faith;

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take any action or knowingly fail to take any action where such action or failure to act could reasonably be expected to prevent the merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code; or

•	agree to take, make any commitment to take, or adopt any resolutions of its board of directors or similar governing body in support of, any of the actions prohibited by the merger agreement.

Regulatory Matters

People’s United and United Financial have agreed to promptly prepare and file with the SEC a registration statement on Form S-4, of which this proxy statement/prospectus is a part. People’s United and United Financial have agreed to use reasonable best efforts to have the Form S-4 declared effective under the Securities Act as promptly as practicable after such filing and to keep the Form S-4 effective for so long as necessary to consummate the transactions contemplated by the merger agreement, and United Financial will thereafter as promptly as practicable mail or deliver the proxy statement/prospectus to United Financial’s shareholders. People’s United has also agreed to use its reasonable best efforts to obtain all necessary state securities law or “Blue Sky” permits and approvals required to carry out the transactions contemplated by the merger agreement, and United Financial has agreed to furnish all information concerning United Financial and the holders of United Financial common stock as may be reasonably requested in connection with any such action.

People’s United and United Financial have agreed to cooperate with each other and use, and cause their applicable subsidiaries to use, their reasonable best efforts to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, to obtain as promptly as practicable all permits, consents, approvals and authorizations of all third parties and governmental entities that are necessary or advisable to consummate the transactions contemplated by the merger agreement.

Additionally, each of People’s United and United Financial has agreed to furnish, upon request, to the other all information concerning itself, its subsidiaries, directors, officers and shareholders and such other matters as may be reasonably necessary or advisable in connection with this proxy statement/prospectus, the Form S-4 or any other statement, filing, notice or application made by or on behalf of People’s United, United Financial or any of their respective subsidiaries to any governmental entity in connection with the transactions contemplated by the merger agreement.

People’s United and United Financial have each agreed to use reasonable best efforts to (i) avoid the entry of, or to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order that would restrain, prevent or delay the closing of the merger and (ii) avoid or eliminate all impediments under applicable law so as to enable the closing of the merger to occur as soon as possible, provided that People’s United will not be required and United Financial will not be permitted to take, or agree to take, any actions or agree to any condition or restriction, in connection with the grant of certain required regulatory approvals, that would reasonably be expected to result in a materially burdensome regulatory condition.

Employee Benefit Matters

During the period commencing at the effective time and ending on the 12-month anniversary of the closing date of the merger (or, if shorter, during the period of employment of a United Financial continuing employee following the closing date of the merger), People’s United has agreed to provide to each of the employees of United Financial and its subsidiaries who continue to be employed by People’s United and its subsidiaries immediately following the effective time of the merger (each of whom we refer to as a “continuing employee”) with (i) a base salary or wage rate, as applicable, that is no less than that provided by United Financial to the continuing employee prior to the closing of the merger, (ii) target cash bonus opportunities that are no less favorable than the target cash bonus opportunities that are generally made available to similarly situated employees of People’s United and its subsidiaries and (iii) employee benefits that, in the aggregate, are substantially the same as those that are generally made available to similarly situated employees of People’s United and its subsidiaries. Any employee of United Financial and its subsidiaries who is terminated by United Financial without cause at the request of People’s United on the closing date of the merger or by People’s United without cause within 12 months following the closing date of the merger will be entitled to severance in accordance with People’s United severance practice as set forth in the disclosure schedules accompanying the merger agreement; provided, however, that the requirements of this sentence will not apply to any employee who is covered by an employment agreement or the Executive Change in Control Severance Plan.

At least 30 business days prior to the effective time of the merger, People’s United may request that United Financial take any and all actions, to the extent permitted by law and the terms of the applicable United Financial benefit plan to amend, freeze, and/or terminate any of the United Financial benefit plans that are effective as of immediately prior to the effective time of the merger, and if requested by People’s United, to implement any such actions.

In accordance with the merger agreement, United Financial will take action to terminate the United 401(k) Plan (including the ESOP) effective as of the day before the closing date of the merger and with the termination of the United 401(k) Plan and the merger, (i) all United 401(k) Plan participant accounts will be fully vested, (ii) all benefit accruals under the United 401(k) Plan will be frozen and no new participants will be admitted to the United 401(k) Plan on or after the United 401(k) Plan termination date, and (iii) any contributions due to the United 401(k) Plan for the period before the United 401(k) Plan termination date will be contributed by United Financial as soon as administratively feasible after the United 401(k) Plan termination date.

The ESOP previously purchased shares of United Financial common stock on the open market with the proceeds of the ESOP loan. The shares purchased with the ESOP loan have been held in a suspense account in the ESOP and are allocated to participants’ accounts as the loan is repaid. The merger agreement requires that the ESOP loan be repaid by delivering a sufficient number of unallocated shares of United Financial common stock to United Financial at least five business days prior to the closing date of the merger. All remaining shares of United Financial common stock held by the ESOP trust after repayment of the ESOP loan will be converted into shares of People’s United common stock in accordance with the merger agreement, and the balance of the unallocated shares and any other unallocated assets remaining in the ESOP’s suspense account after repayment of the ESOP loan and conversion of the shares into People’s United common stock will be allocated as earnings to the accounts of ESOP participants who are employed as of the date of termination of the United 401(k) Plan based on their ESOP account balances as of such date. Following the receipt of a favorable determination letter from the Internal Revenue Service regarding the qualified status of the United 401(k) Plan upon its termination, the account balances in the United 401(k) Plan (including the ESOP account balance and the 401(k)/non-ESOP account balance) will either be distributed to participants and beneficiaries or transferred to an eligible tax-qualified retirement plan or individual retirement account as a participant or beneficiary may direct. People’s United will take any actions required to permit continuing employees to make rollover contributions from the United 401(k) Plan in the form of cash, notes (in the case of participant loans) or a combination thereof, to a tax qualified retirement defined contribution plan sponsored by People’s United.

Subject to the terms and conditions of the merger agreement, if the effective time of the merger occurs before the payment of the 2019 incentives, (i) United Financial will be permitted to finally and conclusively determine, in good faith and consistent with the terms and conditions of the applicable United Financial benefit plans set forth in the disclosure schedules accompanying the merger agreement (and, to the extent based on business results, based on the most recent forecast or results available as of the closing date of the merger), the amount of the 2019 incentives earned by each employee of United Financial and its subsidiaries who is employed by United Financial or its subsidiaries immediately prior to the effective time of the merger (each, which we refer to as a “United Financial employee”) through the closing date of the merger, which may, by mutual agreement of the Chief Executive Officer of United Financial (or his designee) and People’s United, be prorated, if the effective time of the merger occurs in 2019, for the portion of the year elapsed between January 1, 2019 and the closing date of the merger) or through December 31, 2019 if the closing date of the merger is on or after December 31, 2019 (which we refer to as the “earned portion”) and (ii) People’s United as the surviving corporation to the merger will pay or cause to be paid to each United Financial employee (who is employed as of immediately prior to the effective time of the merger) the earned portion of such United Financial employee’s 2019 incentives on or as soon as practicable following the closing date of the merger. If the effective time of the merger occurs in 2019, for the balance of the 2019 calendar year following the closing date of the merger, People’s United will, or will cause its affiliates to, determine the incentive opportunities for continuing employees in accordance with the terms of the merger agreement.

Director and Officer Indemnification and Insurance

The merger agreement provides that from and after the effective time of the merger, People’s United will indemnify and hold harmless, to the fullest extent permitted by applicable law, United Financial’s certificate of incorporation and United Financial’s bylaws as in effect on the date of the merger agreement or any agreements providing for indemnification by United Financial or any of its subsidiaries, each present and former director, officer or employee of United Financial and its subsidiaries (in each case, when acting in such capacity) against any costs or expenses incurred in connection with any threatened or actual claim, action, suit, proceeding or investigation, whether arising before or after the effective time of the merger, arising in whole or in part out of, or pertaining to, the fact that such person is or was a director, officer or employee of United Financial or its subsidiaries, and pertaining to matters existing or occurring at or prior to the effective time of the merger, including matters occurring in connection with the merger agreement; and People’s United will also advance expenses to such persons to the fullest extent provided by applicable law, United Financial’s certificate of incorporation or United Financial’s bylaws as in effect on the date of the merger agreement or any agreements providing for indemnification by United Financial or any of its subsidiaries.

The merger agreement requires People’s United to maintain, for a period of six years after the effective time of the merger, United Financial’s existing directors’ and officers’ liability insurance policy, or policies with a substantially comparable insurer of at least the same coverage and amounts containing terms and conditions which are no less advantageous to the insured, with respect to claims against present and former officers and directors of United Financial or any of its subsidiaries arising from facts or events that occurred at or prior to the effective time of the merger, including the transactions contemplated by the merger agreement. However, People’s United is not required to spend on an annual basis, more than 300% of the current annual premium paid as of the date of the merger agreement by United Financial for such insurance (which we refer to as the “premium cap”), and if such premiums for such insurance would at any time exceed the premium cap, then People’s United will maintain policies of insurance which, in People’s United’s good faith determination, provide the maximum coverage available at an annual premium equal to the premium cap. In lieu of the foregoing, People’s United or (with People’s United’s permission, which shall not be unreasonably withheld, conditioned or delayed, after taking into account the purposes of this paragraph) United Financial may obtain at or prior to the effective time of the merger a six-year “tail” policy under United Financial’s existing directors and officers insurance policy providing equivalent coverage to that described in the preceding sentence if such a policy can be obtained for an amount that, in the aggregate, does not exceed the premium cap. If People’s United or United Financial purchases such a “tail policy,” People’s United must maintain the policy in full force and effect from and after the effective time and continue to honor its obligations thereunder.

Dividends

People’s United and United Financial must coordinate with the other for the declaration of any dividends in respect of People’s United common stock and United Financial common stock and the record dates and payment dates relating thereto to ensure that United Financial’s shareholders do not fail to receive a dividend (or receive two dividends) in any one quarter.

Certain Additional Covenants

The merger agreement also contains additional covenants, including, among others, covenants relating to the filing of this proxy statement/prospectus, obtaining required consents, the listing of the shares of People’s United common stock to be issued in the merger, access to information, exemption from takeover laws, public announcements with respect to the transactions contemplated by the merger agreement, advice of changes, the bank merger, assumption of United Financial debt, no control of each other’s business, certain pre-closing actions and the redemption of preferred shares of United Financial Business Trust I, a subsidiary of United Bank.

Shareholder Meeting of United Financial and Recommendation of United Financial’s Board of Directors

In accordance with applicable law, United Financial’s certificate of incorporation and United Financial’s bylaws, United Financial will hold a meeting of its shareholders as soon as reasonably practicable for the purpose of voting to approve the merger agreement and the merger and upon other related matters. United Financial’s board of directors has agreed to use its reasonable best efforts to obtain from its shareholders the vote required to approve the merger proposal, including by communicating to its shareholders its recommendation (and including such recommendation in this proxy statement/prospectus) that they approve the merger agreement and the merger. United Financial has also agreed to engage a proxy solicitor reasonably acceptable to People’s United to assist in the solicitation of proxies from the holders of United Financial common stock relating to the vote required to approve the merger and the merger agreement. However, subject to the terms of the merger agreement, if United Financial’s board of directors, after receiving the advice of its outside counsel and, with respect to financial matters, its financial advisor, determines in good faith that it would reasonably be expected to violate its fiduciary duties under applicable law to continue to recommend the merger agreement, then it may submit the merger agreement to its shareholders without recommendation or may change its recommendation (although the resolutions approving the merger agreement may not be rescinded or amended), in which event, United Financial’s board of directors may communicate the basis for its lack of a recommendation or a change in its recommendation to its shareholders in this proxy statement/prospectus or an amendment or supplement hereto to the extent required by law, provided that (i) it gives People’s United at least five business days’ prior written notice of its intention to take such action and a reasonable description of the event or circumstances giving rise to its determination to take such action (including, in the event such action is taken by United Financial’s board of directors in response to an acquisition proposal, the latest material terms and conditions of, and the identity of the third party making, any such acquisition proposal, or any amendment or modification thereof, or describing in reasonable detail such other event or circumstances) and (ii) at the end of such notice period, United Financial’s board of directors takes into account any amendment or modification to the merger agreement proposed by People’s United and after receiving the advice of its outside counsel and, with respect to financial matters, its financial advisor, determines in good faith that it would nevertheless reasonably be expected to violate its fiduciary duties under applicable law to continue to recommend the merger agreement. Any material amendment to any acquisition proposal will require a new notice period, except that the applicable period shall be three business days.

United Financial must adjourn or postpone such meeting if as of the time for which such meeting is originally scheduled, there are insufficient shares of United Financial common stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of such meeting, or if on the date of such meeting United Financial has not received proxies representing a sufficient number of shares necessary for approval of the merger proposal. Notwithstanding anything to the contrary, unless the merger agreement has been terminated in accordance with its terms, United Financial must call a meeting of its shareholders and submit the merger to its shareholders for the purpose of voting on the merger proposal.

Agreement Not to Solicit Other Offers

United Financial will not, and will cause its subsidiaries and use its reasonable best efforts to cause its and their officers, directors, agents, advisors and representatives not to, directly or indirectly, (i) initiate, solicit, knowingly encourage or knowingly facilitate inquiries or proposals with respect to any acquisition proposal, (ii) engage or participate in any negotiations with any person concerning any acquisition proposal or (iii) provide any confidential or nonpublic information or data to, or have or participate in any discussions with, any person relating to any acquisition proposal, except to (A) seek to clarify and understand the terms and conditions of any inquiry or proposal made by any person or (B) notify a person that has made or, to the knowledge of United Financial, is considering making, an acquisition proposal of the existence of this covenant. However, in the event that prior to the approval of the merger and the merger agreement by United Financial’s shareholders, United Financial receives an unsolicited bona fide written acquisition proposal, it may, and may permit its subsidiaries and its subsidiaries’ officers, directors, agents, advisors and representatives to, furnish or cause to be furnished nonpublic information or data and participate in negotiations or discussions to the extent that United Financial’s board of directors concludes in good faith (after receiving the advice of its outside counsel, and with respect to financial matters, its financial advisor) that failure to take such actions would reasonably be expected to violate its fiduciary duties under applicable law, provided that, prior to providing any such nonpublic information, United Financial enters into a confidentiality agreement with such third-party on terms no less favorable to it than the confidentiality agreement between People’s United and United Financial, and which confidentiality agreement does not provide such person with any exclusive right to negotiate with United Financial. United Financial will, and will use its reasonable best efforts to, cause its and its subsidiaries’ officers, directors, agents, advisors and representatives to, immediately cease and cause to be terminated any activities, discussions or negotiations conducted before the date of the merger agreement with any person other than People’s United with respect to any acquisition proposal. United Financial will promptly (and in any event within one business day) advise People’s United following receipt of any acquisition proposal or any inquiry which could reasonably be expected to lead to an acquisition proposal, and the substance thereof (including the material terms and conditions of; and the identity of the person making such inquiry or acquisition proposal, and copies of any proposed agreements, financing commitments, term sheets or letters of intent related thereto), and will keep People’s United reasonably apprised on a current basis of any related developments, discussions and negotiations, including any amendments to or revisions of the material terms of such inquiry or acquisition proposal.

For purposes of the merger agreement, an “acquisition proposal” means, other than the transactions contemplated by the merger agreement, any offer, proposal or inquiry relating to, or any third-party indication of interest in, (i) any acquisition or purchase, direct or indirect, of 25% or more of the consolidated assets of United Financial and its subsidiaries, or 25% or more of any class of equity or voting securities of United Financial or its subsidiaries whose assets, individually or in the aggregate, constitute 25% or more of the consolidated assets of United Financial, (ii) any tender offer (including a self-tender offer) or exchange offer that, if consummated, would result in such third-party beneficially owning 25% or more of any class of equity or voting securities of United Financial or its subsidiaries whose assets, individually or in the aggregate, constitute 25% or more of the consolidated assets of United Financial, or (iii) a merger, consolidation, share exchange, business combination, reorganization, recapitalization, liquidation, dissolution or other similar transaction involving United Financial or its subsidiaries whose assets, individually or in the aggregate, constitute 25% or more of the consolidated assets of United Financial.

Conditions to Complete the Merger

People’s United’s and United Financial’s respective obligations to complete the merger are subject to the satisfaction or waiver of the following conditions:

•	the receipt of the requisite approval of the merger agreement and merger by United Financial’s shareholders;

•	the authorization for listing on NASDAQ, subject to official notice of issuance, of the People’s United common stock to be issued upon the consummation of the merger;

•	the receipt of necessary regulatory approvals contemplated by the merger agreement and the expiration of all statutory waiting periods without the imposition of any materially burdensome condition;

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the effectiveness of the registration statement on Form S-4, of which this proxy statement/prospectus is a part, with respect to the People’s United common stock to be issued upon the consummation of the merger, and the absence of any stop order (or proceedings for that purpose initiated or threatened and not withdrawn);

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the absence of any order, injunction or decree by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the completion of the merger or the bank merger, and the absence of any statute, rule, regulation, order, injunction or decree enacted, entered, promulgated or enforced by any governmental entity which prohibits or makes illegal consummation of the merger;

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the accuracy of the representations and warranties of the other party contained in the merger agreement as of the date on which the merger agreement was entered into and as of the date on which the merger is completed (except to the extent such representations and warranties speak as of an earlier date), subject to materiality standards provided in the merger agreement (and the receipt by each party of an officer’s certificate from the other party to such effect);

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the performance by the other party in all material respects of all obligations required to be performed by it under the merger agreement at or prior to the date on which the merger is completed (and the receipt by each party of an officer’s certificate from the other party to such effect); and

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the receipt by such party of a written opinion of legal counsel based on the facts, representations, assumptions and exclusions set forth or described in such opinion, to the effect that the merger will be treated as a reorganization within the meaning of Section 368(a) of the Code.

Neither United Financial nor People’s United can provide assurance as to when or if all of the conditions to the merger can or will be satisfied or waived by the appropriate party. As of the date of this proxy statement/prospectus, neither United Financial nor People’s United has reason to believe that any of these conditions will not be satisfied.

Termination of the Merger Agreement

The merger agreement can be terminated at any time prior to completion of the merger in the following circumstances:

•	by mutual written consent of People’s United and United Financial;

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by either People’s United or United Financial, if any governmental entity that must grant a required regulatory approval has denied approval of the merger or the bank merger and such denial has become final and nonappealable, or any governmental entity of competent jurisdiction has issued a final nonappealable order permanently enjoining or otherwise prohibiting or making illegal the consummation of the merger or the bank merger, unless the failure to obtain a required regulatory approval is due to the failure of the party seeking to terminate the merger agreement to perform or observe its covenants and agreements under the merger agreement;

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by either People’s United or United Financial, if the merger has not been consummated on or before the termination date, unless the failure of the merger to be consummated by the termination date is due to the failure of the party seeking to terminate the merger agreement to perform or observe its covenants and agreements set forth in the merger agreement; provided, that the termination date may be extended to October 15, 2020 by either People’s United or United Financial by written notice to the other party if the closing of the merger does not occur by July 15, 2020, and on such date, the third bullet point under “—Conditions to Complete the Merger” above, has not been satisfied or waived and each of the other conditions precedent set forth in the merger agreement has been satisfied or waived (other than those conditions that by their nature are to be satisfied at the closing of the merger; provided, that such conditions would have been satisfied on the termination date) (United Financial’s and People’s United’s right to terminate the merger agreement pursuant to this sub-bullet, which we refer to as the “termination date termination right”);

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by either People’s United or United Financial (provided, that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained in the merger agreement) if there is a breach of any of the covenants or agreements or any of the representations or warranties (or any such representation or warranty ceases to be true) set forth in the merger agreement on the part of the other party which, either individually or in the aggregate, would constitute, if occurring or continuing on the date the merger is completed, the failure of a closing condition of the terminating party and which is not cured within the earlier of the termination date and 45 days following written notice to the party committing such breach, or by its nature or timing cannot be cured during such period (United Financial’s or People’s United’s right to terminate the merger agreement pursuant to this sub-bullet, which we refer to as the “material breach termination right”); or

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by People’s United, if (i) prior to obtaining the approval of the merger proposal by United Financial’s shareholders, United Financial or United Financial’s board of directors (A) submits the merger agreement to its shareholders without a recommendation for approval, or otherwise withdraws or materially and adversely modifies (or publicly discloses its intention to withdraw or materially and adversely modify) its recommendation as contemplated in the merger agreement, or recommends to its shareholders an acquisition proposal other than the merger, or (B) breaches the obligation to call and hold the special meeting or materially breaches its obligations not to solicit other offers in accordance with the terms of the merger agreement; or (ii) a tender offer or exchange offer for 25% or more of the outstanding shares of United Financial common stock is commenced (other than by People’s United or a subsidiary thereof), and United Financial’s board of directors recommends that United Financial’s shareholders tender their shares in such tender or exchange offer or otherwise fails to recommend that such shareholders reject such tender offer or exchange offer within the ten business day period specified in Rule 14e-2(a) under the Exchange Act (People’s United’s right to terminate the merger agreement pursuant to this sub-bullet, which we refer to as “People’s United’s change of recommendation termination right”).

Effect of Termination

If the merger agreement is terminated in accordance with its terms, it will become void and have no effect except that (i) both People’s United and United Financial will remain liable for any liabilities or damages arising out of its fraud or willful and material breach of any provision of the merger agreement (which, for United Financial, includes loss of economic benefits of the merger, including the loss of the premium, for United Financial’s shareholders and holders of United Financial stock awards) and (ii) designated provisions of the merger agreement will survive the termination, including those relating to payment of the termination fee and the confidential treatment of information.

Termination Fee

United Financial will pay People’s United a termination fee of $28,278,000 if the merger agreement is terminated in the following circumstances:

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In the event that after the date of the merger agreement and prior to the termination of the merger agreement, a bona fide acquisition proposal has been made known to senior management of United Financial or has been made directly to its shareholders generally or any person shall have publicly announced (and not withdrawn) an acquisition proposal with respect to United Financial and (i)(A) thereafter the merger agreement is terminated by either People’s United or United Financial pursuant to the termination date termination right and United Financial failed to obtain the required vote of its shareholders at the United Financial shareholder meeting to approve the merger (and all the other conditions to the obligations of United Financial to consummate the merger had been satisfied or were capable of being satisfied prior to such termination) or (B) thereafter the merger agreement is terminated by People’s United pursuant to its material breach termination right as a result of a willful breach of the merger agreement by United Financial, and (ii) prior to the date that is 12 months after the date of such termination, United Financial enters into a definitive agreement or consummates a transaction with respect to such acquisition proposal, then United Financial will, on the earlier of the date it enters into such definitive agreement and the date of consummation of such transaction, pay People’s United, by wire transfer of same day funds, the termination fee (provided that for purposes of the foregoing, all references in the definition of “acquisition proposal” to “25%” will instead refer to “50%”).

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In the event that the merger agreement is terminated by People’s United pursuant to People’s United’s change of recommendation termination right, then United Financial will pay People’s United, by wire transfer of same day funds, the termination fee within two business days of the date of termination.

Expenses and Fees

Except with respect to the termination fee, as described elsewhere in this proxy statement/prospectus, all costs and expenses incurred in connection with the merger agreement and the transactions contemplated thereby will be paid by the party incurring such expense, except that the costs and expenses of printing and mailing this proxy statement/prospectus and all filing and other fees paid to the SEC in connection with the merger will be borne equally by People’s United and United Financial.

Amendment, Waiver and Extension of the Merger Agreement

Subject to compliance with applicable law, the merger agreement may be amended by United Financial and People’s United in writing, by action taken or authorized by their respective boards of directors, at any time before or after approval of the matters presented in connection with the merger by United Financial’s shareholders, except that after the approval of the merger by United Financial’s shareholders, there may not be, without further approval of United Financial’s shareholders, any amendment of the merger agreement that requires such further approval under applicable law.

At any time prior to the effective time of the merger, United Financial and People’s United, with the authorization of their respective boards of directors, may, to the extent legally allowed, extend the time for the performance of any of the obligations or other acts of the other party, waive any inaccuracies in the representations and warranties contained in the merger agreement or in any document delivered pursuant to the merger agreement, and waive compliance with any of the agreements or satisfaction of any conditions contained in the merger agreement, except that after approval of the merger by United Financial’s shareholders, there may not be, without further approval of United Financial’s shareholders, any extension or waiver of the merger agreement or any portion thereof that requires further approval under applicable law. Any agreement on the part of a party to any extension or waiver must be in writing.

DESCRIPTION OF PEOPLE’S UNITED CAPITAL STOCK

The following summary is a description of the material terms of People’s United’s capital stock and should be read in conjunction with the section entitled “Comparison of Shareholder Rights” beginning on page 106. This summary is not meant to be complete and is qualified by reference to the applicable provisions of the DGCL, People’s United’s certificate of incorporation and United Financial’s bylaws. Copies of People’s United’s certificate of incorporation and People’s United’s bylaws are incorporated by reference into this proxy statement/prospectus. For more information, see “Where You Can Find More Information” beginning on page 121.

General

People’s United’s authorized capital stock consists of 1,950,000,000 shares of common stock, par value $0.01 per share, and 50,000,000 shares of preferred stock, par value $0.01 per share.

Upon completion of the merger, People’s United would have approximately 443,508,585 shares of People’s United common stock issued and outstanding. This amount, which may vary as of the actual closing date, was calculated by adding the aggregate number of shares of People’s United common stock expected to be issued in the merger (approximately 44,758,585, based on the 51,152,668 shares of United Financial common stock issued and outstanding (which includes the United Financial PSUs and shares held for exchange from previous United Financial mergers or other corporate transactions) on August 30, 2019) to the 398,750,070 shares of People’s United common stock issued and outstanding as of August 30, 2019.

Common Stock

Holders of People’s United common stock are entitled to dividends out of funds legally available for that purpose when, as, and if declared by the board of directors. The board of directors’ right to declare dividends will be subject to the rights of any holders of the Series A preferred stock (as defined below) or any other preferred stock that People’s United may issue in the future, or any other stock with superior dividend rights and People’s United’s legal ability to make certain other payments. People’s United’s board of directors may fix the dividend rights and rates of preferred stock when it is issued.

Each holder of People’s United common stock is entitled to one vote for each share held on each matter submitted for shareholder action. People’s United common stock has no preferences, preemptive rights, cumulative voting rights, conversion rights or redemption provisions.

In the event of People’s United’s liquidation, dissolution or winding up, the holders of People’s United’s common stock would be entitled to receive, after payment or provision for payment of all debts and liabilities and the full liquidation preferences of the Series A preferred stock, all of People’s United’s assets available for distribution. If People’s United issues preferred stock, the holders of the preferred stock may have a priority over the holders of the common stock in the event of liquidation or dissolution.

All outstanding shares of People’s United common stock are, and shares to be issued in the merger will be, when issued, fully paid and nonassessable.

Preferred Stock

People’s United’s board of directors is authorized to cause shares of preferred stock to be issued in one or more series and with respect to each such series fix (i) the designation of the series, (ii) the authorized number of shares of the series, which the board (except as otherwise provided in the creation of the series) may increase or decrease, (iii) the dividend rate or rates and the time or time sat which and conditions upon which the dividends, if declared, will be payable, (iv) redemption rights, if any, for the shares of the series, (v) the amounts payable on the shares of the series in any liquidation, dissolution or winding up of People’s United, (vi) whether the shares of the series will be convertible into another class of preferred stock or into common shares and (vii) any other powers, designations, preferences and other special rights that are not inconsistent with People’s United’s certificate of incorporation and the DGCL.

In October 2016, People’s United issued 10,000,000 shares of fixed-to-floating rate non-cumulative perpetual preferred stock, Series A (which we refer to as the “Series A preferred stock”). The Series A preferred stock: (i) is nonvoting, other than class voting rights on matters that could adversely affect the shares; (ii) pays a non-cumulative fixed-to-floating rate dividend; and (iii) is not redeemable, except, subject to receiving all required regulatory approvals, at People’s United’s option (A) in whole or in part, at any time, or from time to time, on or after December 15, 2026, and (B) in whole, but not in part, following the occurrence of a “regulatory capital event,” as defined with respect to the Series A preferred stock.

Through, but excluding December 15, 2026, dividends on the Series A preferred stock will accrue, on a non-cumulative basis, at an annual rate of 5.625%. Commencing on December 15, 2026 and continuing for so long as any shares of Series A preferred stock remain outstanding, dividends on the Series A preferred stock will accrue, on a non-cumulative basis, at an annual rate equal to three-month LIBOR plus a spread of 4.02%. The Series A preferred stock ranks senior to shares of People’s United common stock in the event of liquidation or dissolution of People’s United.

As of August 30, 2019, 10,000,000 shares of Series A preferred stock were outstanding.

Transfer Agent and Registrar

The transfer agent and registrar for People’s United’s common stock is Computershare Inc. The common stock is listed on NASDAQ under the symbol “PBCT.”

Restrictions on Ownership

The ability of a third party to acquire People’s United’s stock is limited under applicable U.S. banking laws. The BHC Act requires any bank holding company to obtain the approval of the Federal Reserve Board before acquiring, directly or indirectly, more than 5% of People’s United’s outstanding common stock. Any “company,” as defined in the BHC Act, other than a bank holding company, is required to obtain the approval of the Federal Reserve Board before acquiring “control” of People’s United. “Control” for purposes of the BHC Act generally means (i) the ownership or control of 25% or more of a class of voting securities, (ii) the ability to control the election of a majority of the directors or (iii) the ability otherwise to exercise a controlling influence over management and policies. A person, other than an individual, that controls People’s United for purposes of the BHC Act is subject to regulation and supervision as a bank holding company under the BHC Act. In addition, under the Change in Bank Control Act of 1978, as amended (which we refer to as the “Change in Bank Control Act”), and the Federal Reserve Board’s regulations thereunder, a person, entity, or group of persons or entities acting in concert, is prohibited from acquiring “control” of a bank holding company such as People’s United unless the Federal Reserve Board has been given prior notice and has not objected to the transaction. The acquisition of more than 10% of a class of voting stock of a bank holding company with publicly held securities, such as People’s United, generally would constitute the acquisition of control of the bank holding company under the Change in Bank Control Act.

COMPARISON OF SHAREHOLDER RIGHTS

People’s United is incorporated under the laws of the State of Delaware, and United Financial is incorporated under the laws of the State of Connecticut. Upon completion of the merger, the People’s United’s certificate of incorporation and People’s United’s bylaws in effect immediately prior to the effective time of the merger will be the certificate of incorporation and bylaws of the combined company. Consequently, the rights of United Financial’s shareholders who receive shares of People’s United common stock as a result of the merger will be governed by the DGCL, People’s United’s certificate of incorporation and People’s United’s bylaws. The following discussion summarizes certain material differences between the rights of holders of United Financial common stock and People’s United common stock resulting from the differences in their governing documents and in the CBCA and DGCL.

This discussion does not purport to be a complete statement of the rights of holders of People’s United common stock under the DGCL, People’s United’s certificate of incorporation and People’s United’s bylaws or the rights of holders of United Financial common stock under the CBCA, United Financial’s certificate of incorporation and United Financial’s bylaws, and is qualified in its entirety by reference to the governing corporate documents of People’s United and United Financial and applicable law. For more information, see “Where You Can Find More Information” beginning on page 121.

People’s United	United Financial
Capital Stock
People’s United’s certificate of incorporation authorizes 1,950,000,000 shares of common stock, par value $0.01 per share, and 50,000,000 shares of preferred stock, par value $0.01 per share. As of August 30, 2019, there were 398,750,070 shares of People’s United common stock and 10,000,000 shares of Series A preferred stock issued and outstanding.	United Financial’s certificate of incorporation authorizes 120,000,000 shares of common stock, no par value per share, and 2,000,000 shares of preferred stock, no par value per share. As of August 30, 2019, there were 51,152,668 shares of United Financial common stock issued and outstanding (which includes the United Financial PSUs and shares held for exchange from previous United Financial mergers or other corporate transactions) and no shares of United Financial preferred stock issued and outstanding.
Board of Directors
Section 141(b) of the DGCL provides that the number of directors constituting the board may be fixed by the certificate of incorporation or bylaws of a corporation. People’s United’s certificate of incorporation provides that the board of directors shall consist of not fewer than five nor more than 15 directors. People’s United currently has 12 directors. People’s United’s board of directors is declassified. All directors are elected annually to People’s United’s board of directors for one-year terms.	Section 33-735 of the CBCA provides that each corporation shall have a board of directors. United Financial’s bylaws provide that the number of directors on the board of directors shall be determined by a two-thirds vote of the entire board of directors. United Financial’s certificate of incorporation provides that the number of directors shall not be fewer than eight nor more than 16 directors. United Financial currently has eight directors. United Financial’s board of directors is divided into four classes, as nearly equal in number as possible, with each class consisting of no fewer than two or more than four directors. At each annual meeting, the successors, if any, to the class of directors whose terms expire at that meeting shall be elected to serve four-year terms until their successors are elected and qualified.

People’s United	United Financial
Director Qualifications
People’s United’s bylaws provide that a director must be at least 18 years of age and that no director may be or become affiliated with any other depository institution while a member of the People’s United board of directors if such affiliation would violate applicable law.	United Financial’s bylaws provide that a director need not be a resident of the State of Connecticut or a shareholder of the Corporation. However, each director must be at least 25 years of age and no person aged 70 years or more is eligible for election or re-election.
Removal of Directors
As described above under “—Board of Directors,” People’s United has a declassified board of directors.	As described above under “—Board of Directors,” United Financial has a classified board of directors divided into four classes.

Under Section 141(k) of the DGCL, in a corporation with a declassified board of directors, any director or the entire board of directors may be removed, with or without cause, by the affirmative vote of the holders of at least a majority of the outstanding shares of stock entitled to vote at an election of directors, unless the certificate of incorporation provides otherwise. People’s United’s certificate of incorporation provides that a director may be removed at any time, with or without cause, and upon the affirmative vote of the holders of at least two-thirds of the outstanding shares of stock entitled to vote thereon.	Under Section 33-742 of the CBCA, the shareholders of a corporation may remove one or more directors with or without cause if the number of votes cast to remove such director exceeds the number of votes cast not to remove such director, unless the certificate of incorporation provides otherwise. United Financial’s certificate of incorporation provides that a director may be removed at any time, only for cause, and upon the affirmative vote of at least two-thirds of the directors then in office or the affirmative vote of the holders of at least 80% of the voting power of the issued and outstanding shares of stock entitled to vote thereon.
Filling Vacancies on the Board of Directors
Section 142(e) of the DGCL and People’s United’s certificate of incorporation provide that all vacancies, including vacancies resulting from newly created directorships due to an increase in the number of directors, may be filled only by the affirmative vote of at least a majority of the remaining directors, whether or not a quorum. Pursuant to People’s United’s certificate of incorporation, a director elected to fill a vacancy shall serve until the next annual meeting of shareholders and until such director’s successor is elected and qualified.	Section 33-744 of the CBCA and United Financial’s bylaws provide that any vacancy, including a vacancy resulting from an increase in the number of directors, may be filled by the affirmative vote of at least a majority of the remaining directors even if less than a quorum of the board of directors. A director elected to fill a vacancy will be elected to serve for a term expiring at the next annual meeting at which directors are elected and which such director’s successor will have been elected and qualified.
Amendment of Certificate of Incorporation
People’s United’s certificate of incorporation provides that any alteration, amendment, repeal or rescission of any provision of the certificate of incorporation must be approved by the board of directors and by the affirmative vote of at least a majority (or such greater proportion as is otherwise required by any specific provision of the certificate of incorporation) of the total votes eligible to be cast by the holders of the outstanding shares of stock entitled to vote thereon.	United Financial’s certificate of incorporation provides that no amendment, addition, alteration, change or repeal of the certificate of incorporation may be made unless first proposed by the board of directors and thereafter approved by the affirmative vote of at least a majority of the total votes eligible to be cast by the holders of the outstanding shares of stock entitled to vote thereon at a meeting.

People’s United	United Financial

People’s United’s certificate of incorporation provides that certain provisions of the certificate of incorporation may not be altered, amended, repealed or rescinded without the affirmative vote of either (i) at least a majority of the authorized number of directors and, if one or more “interested shareholders” (as defined in People’s United’s certificate of incorporation) exist, by at least a majority of the “disinterested directors” (as defined in People’s United’s certificate of incorporation); or (ii) the holders of at least two-thirds of the total votes eligible to be cast by the holders of the outstanding shares of stock entitled to vote thereon and, if the alteration, amendment, repeal or rescission is proposed by or on behalf of an “interested shareholder” or a director who is an “affiliate” or “associate” (each as defined in People’s United’s certificate of incorporation) of an “interested shareholder,” by the affirmative vote of at least a majority of the total votes eligible to be cast by holders of the outstanding shares of stock entitled to vote thereon not beneficially owned by an “interested shareholder” or an “affiliate” or “associate” thereof. Amendment of the provision of People’s United’s certificate of incorporation relating to “business combinations” (as defined in People’s United’s certificate of incorporation) must also be approved by the affirmative vote of either: (A) at least a majority of the “disinterested directors” or (B) at least two-thirds of the total number of votes eligible to be cast by the holders of the outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class, together with the affirmative vote of at least 50% of the total number of votes eligible to be cast by the holders of the outstanding shares of stock entitled to vote generally in the election of directors not beneficially owned by any “interested shareholder” or “affiliate” or “associate” thereof, voting together as a single class.

United Financial’s certificate of incorporation provides that a vote of not less than 80% of the total votes eligible to be cast by shareholders will be required to amend provisions of the certificate of incorporation relating to authorized capital stock, restrictions on ownership of stock, preemptive rights, directors, consideration of a merger or other business combination, removal of directors, business combinations with interested persons, approval of other business combinations, the amendment of United Financial’s certificate of incorporation and United Financial’s liquidation account.

Amendment of Bylaws
People’s United’s certificate of incorporation provides that the bylaws may be altered, amended, rescinded or repealed by the affirmative vote of at least two-thirds of the board of directors. People’s United’s certificate of incorporation also provides that the bylaws adopted by the board of directors may be amended by the affirmative vote of the holders of at least two-thirds of the outstanding shares of stock entitled to vote on such matter at any annual meeting or at any special meeting called for that purpose. Both People’s United’s certificate of incorporation and People’s United’s	United Financial’s bylaws provide that the bylaws may be amended by: (i) a majority vote of the board of directors, unless a different vote requirement is prescribed by the bylaws, or (ii) a majority vote of the votes cast by the shareholders of United Financial at any meeting provided that an amendment by the shareholders to the provisions of United Financial’s bylaws relating to shareholders, the board of directors or amendments to United Financial’s bylaws require a vote of not less than 80% of the outstanding shares of stock of United Financial. The bylaws may not be

People’s United	United Financial
bylaws provide that provisions of the bylaws that contain supermajority voting requirements may not be altered, amended, rescinded or repealed without the affirmative vote of the board of directors or the holders of the outstanding shares of stock entitled to vote on the matter that is not less than the supermajority specified in such provision.	amended unless written notice of such proposed action is given with respect to the meeting at which such action will be taken.
Notice of Shareholder Meetings
In accordance with Section 222(b) of the DGCL, People’s United’s bylaws provide that written notice of any shareholders’ meeting must be given to each shareholder not less than 10 nor more than 60 days before the meeting date.	In accordance with Section 33-699(a) of the CBCA, United Financial’s bylaws provide that written notice of any shareholder meeting must be given to each shareholder not less than 10 nor more than 60 days before the meeting date.
Right to Call Special Meeting of Shareholders
People’s United’s bylaws authorize the calling of a special meeting of shareholders by the chairman of the board, the chief executive officer or the president or by resolution of at least three-fourths of the directors then in office, subject to the rights of the holders of any outstanding series of People’s United preferred stock.	United Financial’s bylaws authorize the calling of a special meeting of shareholders by the chairman of the board, the chief executive officer or the corporate secretary upon the written request of a majority of the directors or the holders of not less than 10% of all of the outstanding shares of stock of United Financial entitled to vote at such special meeting.

People’s United’s shareholders do not have the ability to call a special meeting.
Shareholder Nominations and Proposals
People’s United’s certificate of incorporation requires a shareholder who intends to nominate a candidate for election to the board of directors at an annual shareholders’ meeting to give not less than 120 days’ notice in advance of the annual shareholders’ meeting to the corporate secretary. In the event of a special meeting, such notice shall be given to the corporate secretary not later than the close of business on the seventh day following the earlier of (i) the date on which notice of such meeting is first given to shareholders or (ii) the date on which a public announcement of such meeting is first made. Similarly, People’s United’s bylaws generally require a shareholder who intends to raise new business at an annual meeting to deliver to notice to the People’s United secretary at the principal executive offices of People’s United not less than 90 days and not more than 120 days prior to the first anniversary of the preceding year’s annual meeting. However, if the annual meeting is more than 30 days before or more than 70 days after

United Financial’s bylaws require any nomination of directors by shareholders of record to be stated in writing and filed with the corporate secretary at least 100 days before any meeting of shareholders called for the election of directors, provided that if fewer than 100 days’ notice of the meeting is given to shareholders, such nomination must be filed with the corporate secretary not later than 10 business days following the earlier of: (i) the date on which notice of such meeting was given to shareholders; or (ii) the date on which a public announcement of such meeting was first made.

All nominations must comply with the board of directors’ nomination policy, which requires every shareholder nomination to contain (i) the name, age, business address and residence address of each proposed nominee; (ii) the principal occupation of each proposed nominee; (iii) the total number of shares of common stock of United Financial that will

People’s United	United Financial
such anniversary date, then such notice by the shareholder must be delivered not less than 90 days and not more than 120 days prior to such annual meeting or the tenth day following the date on which notice of such meeting is given to the shareholder. This advance notice provision requires a shareholder who desires to raise new business to provide certain information to People’s United concerning the nature of the new business, the shareholder and beneficial owner, if any, on whose behalf the proposal is made, the shareholder’s and beneficial owner’s interest in the matter and any voting arrangement or understandings entered into between shareholders (or beneficial owners) in connection with such proposal. Shareholders are required to update this information from time to time.

be voted for each proposed nominee; (iv) the name and address of the notifying shareholder; (v) the number of shares of common stock of United Financial that are beneficially owned by the notifying shareholder; (vi) any other information relating to the proposed nominee as required to be included in a proxy statement filed with the SEC; and (vii) the nominee’s written consent to serve as a director if elected.

A shareholder proposal regarding any new business to be taken up at an annual meeting must be stated in writing and filed with the corporate secretary at least 30 days before the annual shareholders’ meeting, and all business so stated, proposed and filed will be considered. However, no other proposal other than at the direction of the board of directors shall be acted upon at the annual meeting.

Limitation of Personal Liability of Directors

Section 102(b)(7) of the DGCL provides that a corporation’s certificate of incorporation may include a provision eliminating or limiting the personal liability of a director to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability: (i) for any breach of the director’s duty of loyalty; (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the DGCL; or (iv) for any transaction from which the director derived an improper personal benefit.

People’s United’s certificate of incorporation exempts directors from personal liability to People’s United or its shareholders for monetary damages for breach of fiduciary duty as a director to the extent not expressly prohibited in the DGCL.

Section 33-636(b)(4) of the CBCA provides that a corporation’s certificate of incorporation may include a provision limiting the personal liability of a director to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director to an amount not less than the compensation received by the director for serving the corporation during the year of the violation, except for liability: (i) involving a knowing and culpable violation of law by the director, (ii) enabling the director or an associate, as defined in Section 33-843(3) of the CBCA, to receive an improper personal gain, (iii) showing a lack of good faith and a conscious disregard for the duty of the director to the corporation under circumstances in which the director was aware that his or her conduct or omission created an unjustifiable risk of serious injury to the corporation, (iv) constituting a sustained and unexcused pattern of inattention that amounted to an abdication of the director’s duty to corporation, or (v) creating liability under Section 33-757 of the CBCA.

Consistent with Section 33-636(b)(4) of the CBCA and the exceptions provided thereto, United Financial’s certificate of incorporation limits the personal liability of any director to United Financial or its shareholders for monetary damages for breach of duty as a director to the amount of compensation received by the director for serving United Financial during the year of the violation.

People’s United	United Financial
Indemnification of Officers, Directors and Employees

Under Section 145 of the DGCL, a corporation may indemnify its directors, officers, employees or agents (or a person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. In the case of shareholder derivative suits, the corporation may indemnify its directors, officers, employees or agents (or a person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) against expenses (including attorneys’ fees) actually and reasonably incurred by him or her if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person has been adjudged to be liable to the corporation, unless and only to the extent a court finds that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses as the court deems proper.

The indemnification provisions of the DGCL require indemnification of a director or officer who has been successful on the merits in defense of any action, suit or proceeding that he or she was a party to by virtue of the fact that he or she is or was a director or officer of the corporation.

People’s United’s certificate of incorporation provides that People’s United shall indemnify, to the fullest extent permitted under the DGCL, any person who is or was or has agreed to become a director or officer of People’s United against costs, charges, expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person. This indemnification is conditioned upon the director or officer having acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the

Under Section 33-771 of the CBCA, a corporation may indemnify an individual who is a party to a proceeding because he or she is a director against liability incurred in the proceeding if: (i) he or she conducted himself or herself in good faith; (ii) he or she reasonably believed that (A) any conduct in his or her official capacity was in the best interests of the corporation and (B) all other conduct was at least not opposed to the best interests of the corporation; and (iii) with respect to any criminal proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful or he or she engaged in conduct for which broader indemnification has been made permissible or obligatory under a certain provision of the certificate of incorporation as authorized by Section 33-636(b)(5) of the CBCA. A director’s conduct with respect to an employee benefit plan for a purpose he or she reasonably believed to be in the interests of the participants in and beneficiaries of the plan will satisfy the requirements for indemnification. Unless ordered to do so by a court under Section 33-774 of the CBCA, a corporation may not indemnify a director either: (i) in connection with a proceeding by or in the right of the corporation except for reasonable expenses incurred in connection with the proceeding if it is determined that the director has met the relevant standard of conduct; or (ii) in connection with any proceeding with respect to conduct for which the director was adjudged liable on the basis that he or she received a financial benefit to which he or she was not entitled, whether or not involving action in his or her official capacity.

Section 33-772 of the CBCA requires indemnification of a director who has been wholly successful, on the merits or otherwise, in the defense of any proceeding to which he or she was a party because he or she was a director of the corporation against reasonable expenses incurred by him or her in connection with the proceeding.

United Financial’s bylaws provide that it shall indemnify and reimburse, to the fullest extent permitted by law, each current and former director, officer or employee of United Financial, or any other agent or person performing on behalf of United Financial. This includes, but is not limited to, those

People’s United	United Financial
best interest of People’s United and, with respect to any criminal proceeding, had no reasonable cause to believe that his or her conduct was unlawful. People’s United may, but is not required to, indemnify employees and agents under the same circumstances as directors and officers. The certificate of incorporation also provides that People’s United shall indemnify any present or former director or officer of People’s United to the extent such person has been successful, on the merits or otherwise (including, without limitation, the dismissal of an action without prejudice), in defense of any action, suit or proceeding against all costs, charges and expenses actually and reasonably incurred by such person.	situations for which reimbursement and indemnification are permitted under Sections 33-770 through 33-778 of the CBCA. Payments made by United Financial in connection with the indemnification provision of United Financial’s bylaws will in no event exceed the amount permissible under state or federal law, including but not limited to the limitations on indemnification imposed by Section 18(k) of the Federal Deposit Insurance Act and the regulations issued thereunder by the Federal Deposit Insurance Corporation.
Anti-Takeover Provisions

Under Section 203 of the DGCL, a corporation is prohibited from engaging in any business combination with an interested shareholder or any entity for a period of three years from the date on which the shareholder first becomes an interested shareholder if the transaction is caused by the interested shareholder. There is an exception to the three-year waiting period requirement if:

•  prior to the shareholder becoming an interested shareholder, the board of directors approves the business combination or the transaction in which the shareholder became an interested shareholder;

•  upon the completion of the transaction in which the shareholder became an interested shareholder, the interested shareholder owns at least 85% of the voting stock of the corporation other than shares held by directors who are also officers and certain employee stock plans; or

•  the business combination is approved by the board of directors and by the affirmative vote of at least 66 2/3% of the outstanding shares of stock entitled to vote not owned by the interested shareholder at a meeting of shareholders.

The DGCL defines the term “business combination” to include transactions such as mergers, consolidations or transfers of at least 10% of the assets of the corporation. The DGCL defines the term “interested shareholder” generally as any person who (together with affiliates and

Under Section 33-844 of the CBCA, a resident domestic corporation is prohibited from engaging in any business combination with any interested shareholder for a period of five years from the date on which the shareholder first becomes an interested shareholder. There is an exception to the five-year waiting period requirement if prior to the shareholder becoming an interested shareholder, the board of directors and a majority of non-employee directors (of which there shall be at least two) approves the business combination or the purchase of stock made in which the shareholder became an interested shareholder.

Section 33-845 of the CBCA also sets forth an exception to the five-year waiting period requirement, which includes the following scenarios:

•  the resident domestic corporation does not have a class of voting stock on the interested shareholder’s stock acquisition date, unless (A) the corporation’s certificate of incorporation provides at the time of such business combination that the provisions of Section 33-844 of the CBCA shall apply, or (B) the failure to have a class of voting stock results from the transaction in which such interested shareholder became an interested shareholder; or

•  the interested shareholder became an interested shareholder inadvertently, provided that the interested shareholder (A) divests itself of a sufficient amount of

People’s United	United Financial

associates) owns (or in certain cases, within the past three years did own) at least 15% of the outstanding shares of stock entitled to vote. A corporation can expressly elect not to be governed by the DGCL’s business combination provisions in its certificate of incorporation or bylaws, but People’s United has not done so.

In addition, People’s United’s certificate of incorporation requires the affirmative vote of the holders of at least two-thirds of the outstanding shares of stock entitled to vote, together with the affirmative vote of the holders of at least 50% of the outstanding shares of stock entitled to vote not beneficially owned by an “interested shareholder” (as defined in People’s United’s certificate of incorporation) to approve certain “business combinations” (as defined in People’s United’s certificate of incorporation) and related transactions with an “interested shareholder” that would result in People’s United or its subsidiaries being merged into or with another corporation or securities of People’s United being issued in a transaction that would permit control of People’s United to pass to another entity, or similar transactions having the same effect. The affirmative vote of the holders of at least two-thirds of the outstanding shares of stock is required in connection with any business combination except (i) in cases where the proposed transaction has been approved in advance by the affirmative vote of at least a majority of the directors who are unaffiliated with the “interested shareholder” and were directors prior to the time when the interested shareholder became an “interested shareholder” or (ii) if the proposed transaction meets certain conditions set forth in People’s United’s certificate of incorporation, which are designed to afford the shareholders a fair price in consideration for their shares in which case, if a shareholder vote is required, the affirmative vote of the holders of at least a majority of the outstanding shares of stock entitled to vote would be sufficient. The term “interested shareholder” is generally defined in People’s United’s certificate of incorporation to include any person or entity (subject to certain exceptions), which owns beneficially or controls, directly or indirectly, at least 15% of the outstanding shares of stock entitled to vote.

voting stock so that it is no longer a beneficial owner of 10% or more of the outstanding shares of voting stock, and (B) would not at any time within the five-year period have been an interested shareholder but for such inadvertent acquisition.

If a good faith proposal is made in writing to the board of directors regarding a business combination, the board of directors must respond in writing within 45 days (or such shorter period as may be required by the Exchange Act) setting forth its reasons for its decision regarding such proposal. If a good faith proposal to purchase stock is made in writing to the board of directors, the board of directors will be deemed to have disapproved such stock purchase unless it responds affirmatively in writing within 45 days (or such shorter period as may be required by the Exchange Act).

The CBCA defines the term “business combination” to include transactions such as mergers, consolidations or share exchanges with any interested shareholder or any other corporation, which is, or after the transaction would be, an affiliate or associate of an interested shareholder that was an interested shareholder prior to the transaction. The CBCA defines the term “interested shareholder” generally as any person who is the beneficial owner of 10% or more of the outstanding shares of stock entitled to vote.

United Financial’s certificate of incorporation also provides that no person shall directly or indirectly offer to acquire or acquire the beneficial ownership of 10% or more of any class of any equity security without the prior approval of two-thirds of the board of directors and the prior written approval of the Connecticut Commissioner. In the event such shares are acquired, all shares beneficially owned by any person in excess of 10% will be considered “excess shares,” which will not be counted as shares entitled to vote, will not be voted by any person or counted as voting shares in connection with any matters submitted to the shareholders for a vote and will not be counted as outstanding for purposes of determining the affirmative vote necessary to approve any matter submitted to the shareholders for a vote.

People’s United	United Financial
Shareholder Approval of a Merger
Under Section 251 of the DGCL, a merger must be approved by the board of directors and by the affirmative vote of the holders of at least a majority (unless the certificate of incorporation requires a higher percentage) of the outstanding shares of stock entitled to vote. However, no vote of shareholders of a constituent corporation surviving a merger is required (unless the corporation provides otherwise in its certificate of incorporation) if (i) the merger agreement does not amend such constituent corporation’s certificate of incorporation, (ii) each share of stock of such constituent corporation outstanding immediately before the merger is to be an identical outstanding or treasury share of the surviving corporation after the merger and (iii) the number of shares to be issued by the surviving corporation in the merger does not exceed 20% of the shares of such constituent corporation outstanding immediately before the merger. People’s United’s certificate of incorporation provides that a business combination involving an “interested shareholder” must be approved by the affirmative vote of the holders of at least two-thirds of the outstanding shares of stock entitled to vote not owned by the “interested shareholder” at a meeting (as defined in People’s United’s certificate of incorporation, as described above under “—Anti-Takeover Provisions”).

Under Section 33-817 of the CBCA, and subject to certain exceptions, a plan of merger must be adopted by the board of directors and approved by the affirmative vote of the holders of at least a majority (unless the certificate of incorporation or the board of directors sets conditions for approval that requires a higher percentage) of the outstanding shares of stock entitled to vote. In submitting the plan of merger to the shareholders for approval, the board of directors must recommend that the shareholders approve the plan unless the board of directors makes a determination that it should not do so. United Financial’s certificate of incorporation provides that United Financial may only engage in a merger, consolidation, share exchange or sale of substantially all of the assets of United Financial, other than in the ordinary course of business, upon approval by at least two-thirds of the directors then in office and by the holders of at least two-thirds of all issued and outstanding shares of United Financial stock entitled to vote upon such approval, authorization, ratification or determination.

However, under Section 33-817 of the CBCA, no vote of shareholders of a constituent corporation surviving a merger is required in certain circumstances (unless the corporation provides otherwise in its certificate of incorporation), including the following: (i) the plan of merger expressly permits the merger to be effected under Section 33-817(10) of the CBCA and the plan of merger provides that the merger will be effected as soon as practicable following the satisfaction of the requirements under Section 33-817(10)(F) of the CBCA (or the offer discloses that the plan of merger provides that the merger will be effected in such a manner); (ii) another party to the merger or parent of such party makes an offer to purchase all of the outstanding shares of the corporation that would be entitled to vote on the plan of merger; (iii) the offer remains open for at least 10 days; (iv) the offeror purchases all shares properly tendered in response to an offer and not properly withdrawn; and (v) each outstanding share of the corporation that is not purchased in accordance with the offer will be converted in the merger into an identical share to be paid or exchanged in accordance with the offer.

People’s United	United Financial
Shareholder Action Without a Meeting
Under Section 228 of the DGCL, unless otherwise provided in a corporation’s certificate of incorporation, any action that may be taken at a meeting of shareholders may be taken without a meeting by written consent of the holders of the outstanding shares of stock having not less than the minimum number of votes that would be necessary to authorize such action. However, People’s United’s certificate of incorporation prohibits shareholder action by written consent.	Under Section 33-698 of the CBCA, action required or permitted under any provision of the CBCA to be taken at a shareholders’ meeting may be taken without a meeting by written consent of all the shareholders entitled to vote on the action. Neither United Financial’s certificate of incorporation nor United Financial’s bylaws alter the CBCA standard.
Appraisal Rights

Under Section 262 of the DGCL, a shareholder has the right to receive a judicial appraisal of the fair value of his or her shares if the shareholder has neither voted in favor of nor consented in writing to the merger or consolidation.

Unless a corporation’s certificate of incorporation provides otherwise, these appraisal rights are not available:

•  with respect to the sale, lease or exchange of all or substantially all of the assets of the corporation;

•  with respect to a merger or consolidation by a corporation the shares of which either are listed on a national securities exchange or are held of record by more than 2,000 holders, if the terms of the merger or consolidation allow the shareholders to receive only shares of the surviving corporation or shares of any other corporation that either are listed on a national securities exchange or are held of record by more than 2,000 holders, plus cash in lieu of fractional shares; or

•  to shareholders of the corporation surviving a merger if no vote of the shareholders of the surviving corporation is required to approve the merger and if certain other conditions are met.

Neither People’s United’s certificate of incorporation nor People’s United’s bylaws grant appraisal rights in addition to those provided by the DGCL.

Under Sections 33-856(a)(1) and 33-861(a) of the CBCA, a shareholder is entitled to appraisal rights, and to obtain payment of the fair value of his or her shares, if (i) shareholder approval is required for the merger and the shareholder has not voted in favor of the merger, except that appraisal rights will not be available to any shareholder with respect to shares that remain outstanding after consummation of the merger or (ii) the corporation is a subsidiary corporation in a merger with a parent corporation governed by Section 33-818 of the CBCA.

These appraisal rights are not available to holders of shares of any class or series which are (i) covered securities under the Securities Act of 1933, (ii) traded in an organized market that has at least 2,000 shareholders and a market value of at least $20 million, or (iii) issued by an open-end management investment company registered with the SEC under the Investment Company Act of 1940 and which may be redeemed at the option of the holder at net asset value.

Neither United Financial’s certificate of incorporation nor United Financial’s bylaws grant appraisal rights in addition to those provided by the CBCA.

People’s United	United Financial
Dividends

People’s United can pay dividends out of statutory surplus (as defined and computed in accordance with the DGCL) or net profits (if no surplus), as and when declared by the board of directors. The holders of People’s United common stock will be entitled to receive and share equally in such dividends as may be declared by the board of directors out of funds legally available.

The holders of Series A preferred stock have a priority over the holders of the common stock with respect to dividends and if People’s United issues any additional preferred stock, such preferred stock may also have a priority over the holders of the common stock with respect to dividends.

United Financial’s bylaws provide that the board of directors may authorize and United Financial may pay dividends and make distributions to shareholders to the extent permitted by law. Such dividends will be payable to shareholders of record at the close of business on the date determined by the board of directors, provided that if the board of directors does not designate the record date for determining shareholders entitled to a distribution, it shall be the date the board of directors authorizes the distribution. Such distribution will be paid on a named day not more than 70 days thereafter, and the directors may further close the transfer books during the period from the day as of which the right to such dividend is determined through the day upon which the same is to be paid.

No dividend will be paid unless duly voted by the directors of United Financial. Dividends may be paid in cash, property or shares of United Financial.

OTHER MATTERS

As of the date of this proxy statement/prospectus, United Financial’s board of directors does not know of any matters that will be presented for consideration at the special meeting other than as described in this proxy statement/prospectus. If any other matters properly come before the special meeting, or any adjournment or postponement thereof, and are voted upon, the enclosed proxy will be deemed to confer discretionary authority on the individuals that it names as proxies to vote the shares represented by the proxy as to any of these matters.

LEGAL MATTERS

The validity of the shares of People’s United common stock to be issued in the merger will be passed upon for People’s United by Simpson Thacher. Simpson Thacher and Sullivan & Cromwell will deliver opinions to People’s United and United Financial, respectively, as to certain federal income tax consequences of the merger. For more information, see “The Merger—Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 80.

EXPERTS

The consolidated financial statements of People’s United as of December 31, 2018 and 2017, and for each of the years in the three-year period ended December 31, 2018, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2018 included in People’s United’s annual report on Form 10-K for the year ended December 31, 2018 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of United Financial Bancorp, Inc. as of December 31, 2018 and 2017, and for each of the years in the three-year period ended December 31, 2018, and the effectiveness of internal control over financial reporting as of December 31, 2018 incorporated into this proxy statement/prospectus and registration statement by reference from the United Financial Bancorp, Inc. Annual Report on Form 10-K for the year ended December 31, 2018, have been audited by Wolf & Company, P.C., an independent registered public accounting firm, as stated in their report, incorporated herein by reference, and have been incorporated in this proxy statement/prospectus and registration statement in reliance upon such reports and upon the authority of such firm as experts in accounting and auditing.

FUTURE SHAREHOLDER PROPOSALS

United Financial will hold a 2020 annual meeting of shareholders only if the merger is not completed. Shareholder proposals to be considered at the 2020 annual meeting of shareholders must be submitted in a timely fashion. Shareholder proposals pursuant to Rule 14a-8 of the Exchange Act to be considered for inclusion in the proxy statement for the 2020 annual meeting of the shareholders must have been received by the corporate secretary of United Financial at its principal executive offices at 225 Asylum Street, Hartford, Connecticut 06103 no later than December 5, 2019.

United Financial’s bylaws establish additional procedures with regard to other business proposals to be brought before the 2020 annual meeting of shareholders but not included in United Financial’s proxy statement or form of proxy for that meeting. Any new business to be taken up at the 2020 annual meeting of shareholders other than at the direction of United Financial’s board of directors must be stated in writing and filed with the corporate secretary of United Financial at least 30 days before the date of the 2020 annual meeting of shareholders, and all business so stated, proposed, and filed will be considered at such meeting; but no other proposal other than at the direction of United Financial’s board of directors will be acted upon at such meeting.

Any shareholder proposals will be subject to the requirements of United Financial’s certificate of incorporation and United Financial’s bylaws and Connecticut law.

WHERE YOU CAN FIND MORE INFORMATION

People’s United and United Financial file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information on file with the SEC at the SEC’s public reference room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. In addition, People’s United and United Financial file reports and other business and financial information with the SEC electronically, and the SEC maintains a website located at www.sec.gov containing this information. You will also be able to obtain these documents, free of charge, from People’s United at www.peoples.com under the tab “Investor Relations” and then under the heading “Regulatory Filings,” or from United Financial by accessing United Financial’s website at www.unitedfinancialinc.com under the heading “Investor Relations” and then under the tab “SEC Filings” and tab “Documents.” Except as specifically incorporated by reference into this proxy statement/prospectus, information on those websites is not part of this proxy statement/prospectus.

People’s United has filed a registration statement on Form S-4 to register with the SEC the shares of People’s United common stock that will be issued in the merger. This proxy statement/prospectus is part of the registration statement of People’s United on Form S-4 and is a prospectus of People’s United and a proxy statement of United Financial for the special meeting.

The SEC permits People’s United and United Financial to “incorporate by reference” information into this proxy statement/prospectus. This means that People’s United and United Financial can disclose important information to you by referring to another document filed separately with the SEC. The information incorporated by reference is considered a part of this proxy statement/prospectus, except for any information superseded by information contained directly in this proxy statement/prospectus or by information contained in documents filed with or furnished to the SEC after the date of this proxy statement/prospectus that is incorporated by reference into this proxy statement/prospectus.

This proxy statement/prospectus incorporates by reference the documents set forth below that have been previously filed with the SEC. These documents contain important information about People’s United and United Financial and their financial conditions.

People’s United SEC Filings (SEC File Number 001-33326):	Period or Date Filed
Annual Report on Form 10-K	Year ended December 31, 2018
Quarterly Reports on Form 10-Q	Quarters ended March 31, 2019 and June 30, 2019
Current Reports on Form 8-K	Filed on April 1, 2019, May 16, 2019, July 15, 2019 and July 17, 2019 (other than the portions of those documents not deemed to be filed)
Definitive Proxy Statement on Schedule 14A	Filed on April 2, 2019
Description of People’s United common stock contained in People’s United Registration Statement on Form 8-A and any amendment or report filed for the purpose of updating these descriptions	Filed on February 22, 2007

United Financial SEC Filings (SEC File Number 001-35028):	Period or Date Filed
Annual Report on Form 10-K	Year ended December 31, 2018
Quarterly Reports on Form 10-Q	Quarters ended March 31, 2019 and June 30, 2019
Current Reports on Form 8-K	Filed on April 16, 2019, May 2, 2019, May 14, 2019, July 15, 2019 and July 17, 2019 (other than the portions of those documents not deemed to be filed)
Definitive Proxy Statement on Schedule 14A	Filed on April 3, 2019

In addition, People’s United and United Financial also incorporate by reference all documents that either company may subsequently file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this proxy statement/prospectus and the date of the United Financial special meeting, provided that neither People’s United nor United Financial are incorporating by reference any information furnished to, but not filed with, the SEC.

Except where the context otherwise indicates, the information contained in this proxy statement/prospectus with respect to People’s United was provided by People’s United, and the information contained in this proxy statement/prospectus with respect to United Financial was provided by United Financial.

Documents incorporated by reference are available from People’s United and United Financial, without charge, excluding all exhibits unless an exhibit has been specifically incorporated by reference into this proxy statement/prospectus. You can obtain documents incorporated by reference into this proxy statement/prospectus by requesting them in writing or by telephone from the appropriate company at the following addresses and telephone numbers:

People’s United Financial, Inc.
850 Main Street
Bridgeport, Connecticut 06604
Attention: Investor Relations
Telephone: (203) 338-4581
www.peoples.com (“Investor Relations” tab under
the heading “Financial Information” and under
the subheading “Regulatory Filings”)

United Financial Bancorp, Inc.

225 Asylum Street

Hartford, Connecticut 06103

Attention: Investor Relations

Telephone: (860) 291-3600
www.unitedfinancialinc.com (“Investor Relations”
heading under the tab “SEC Filings” and under the
tab “Documents”)

You will not be charged for any of these documents that you request. To obtain timely delivery of these documents, you must request them no later than five business days before the date of the special meeting. This means that United Financial’s shareholders requesting documents must do so by October 15, 2019, in order to receive them before the special meeting.

Neither People’s United nor United Financial has authorized anyone to give any information or make any representation about the merger or the special meeting that is different from, or in addition to, that contained in this proxy statement/prospectus or in any of the materials that are incorporated by reference into this proxy statement/prospectus. Therefore, if anyone does give you information of this sort, you should not rely on it. This proxy statement/prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this proxy statement/prospectus, or the solicitation of a proxy, in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer, solicitation of an offer or proxy solicitation in such jurisdiction. Neither the delivery of this proxy statement/prospectus nor any distribution of securities pursuant to this proxy statement/prospectus shall, under any circumstances, create any implication that there has been no change in the information set forth or incorporated into this proxy statement/prospectus by reference or in our affairs since the date of this proxy statement/prospectus. The information contained in this proxy statement/prospectus speaks only as of the date of this proxy statement/prospectus unless the information specifically indicates that another date applies.

Annex A

EXECUTION VERSION

AGREEMENT AND PLAN OF MERGER

by and between

UNITED FINANCIAL BANCORP, INC.

and

PEOPLE’S UNITED FINANCIAL, INC.

Dated as of July 15, 2019

ARTICLE I

THE MERGER

1.1	The Merger	A-1
1.2	Closing	A-1
1.3	Effective Time	A-1
1.4	Effects of the Merger	A-2
1.5	Conversion of Company Common Stock	A-2
1.6	Purchaser Common Stock	A-2
1.7	Treatment of Company Equity Awards	A-3
1.8	Certificate of Incorporation of Surviving Corporation	A-4
1.9	Bylaws of Surviving Corporation	A-4
1.10	Tax Consequences	A-4
1.11	Bank Merger	A-4

ARTICLE II

EXCHANGE OF SHARES

2.1	Purchaser to Make Shares Available	A-4
2.2	Exchange of Shares	A-5

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF COMPANY

3.1	Corporate Organization	A-7
3.2	Capitalization	A-8
3.3	Authority; No Violation	A-9
3.4	Consents and Approvals	A-10
3.5	Reports	A-11
3.6	Financial Statements	A-11
3.7	Broker’s Fees	A-13
3.8	Absence of Certain Changes or Events	A-13
3.9	Legal Proceedings	A-13
3.10	Taxes and Tax Returns	A-13
3.11	Employees and Employee Benefit Plans	A-14
3.12	Compliance with Applicable Law	A-16
3.13	Certain Contracts	A-17
3.14	Agreements with Regulatory Agencies	A-18
3.15	Risk Management Instruments	A-18
3.16	Environmental Matters	A-18
3.17	Investment Securities and Commodities	A-19
3.18	Real Property	A-19
3.19	Intellectual Property	A-19
3.20	Related Party Transactions	A-20
3.21	State Takeover Laws	A-20
3.22	Reorganization	A-20
3.23	Opinion	A-20

A-i

3.24	Company Information	A-20
3.25	Loan Portfolio	A-20
3.26	Insurance	A-21
3.27	No Other Representations or Warranties	A-22

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PURCHASER

4.1	Corporate Organization	A-22
4.2	Capitalization	A-23
4.3	Authority; No Violation	A-24
4.4	Consents and Approvals	A-24
4.5	Reports	A-25
4.6	Financial Statements	A-26
4.7	Broker’s Fees	A-27
4.8	Absence of Certain Changes or Events	A-27
4.9	Legal Proceedings	A-27
4.10	Taxes and Tax Returns	A-27
4.11	Compliance with Applicable Law	A-28
4.12	Certain Contracts	A-28
4.13	Agreements with Regulatory Agencies	A-28
4.14	State Takeover Laws	A-29
4.15	Information Technology	A-29
4.16	Reorganization	A-29
4.17	Purchaser Information	A-29
4.18	No Other Representations or Warranties	A-29

ARTICLE V

COVENANTS RELATING TO CONDUCT OF BUSINESS

5.1	Conduct of Business of the Company Prior to the Effective Time	A-30
5.2	Company Forbearances	A-30
5.3	Purchaser Forbearances	A-32

ARTICLE VI

ADDITIONAL AGREEMENTS

6.1	Regulatory Matters	A-33
6.2	Access to Information	A-35
6.3	Shareholders’ Approval	A-35
6.4	Legal Conditions to Merger	A-36
6.5	Stock Exchange Listing	A-36
6.6	Employee Benefit Plans	A-36
6.7	Indemnification; Directors’ and Officers’ Insurance	A-39
6.8	Additional Agreements	A-40
6.9	Advice of Changes	A-40
6.10	Dividends	A-40
6.11	Acquisition Proposals	A-41
6.12	Public Announcements	A-42

A-ii

6.13	Takeover Statutes	A-42
6.14	Exemption from Liability under Section 16(b)	A-42
6.15	Bank Merger	A-42
6.16	Assumption of Company Debt	A-42
6.17	No Control of Other Party’s Business	A-42
6.18	Pre-Closing Actions	A-43
6.19	Redemption of Subsidiary Preferred Shares	A-43

ARTICLE VII

CONDITIONS PRECEDENT

7.1	Conditions to Each Party’s Obligation to Effect the Merger	A-43
7.2	Conditions to Obligations of Purchaser	A-43
7.3	Conditions to Obligations of the Company	A-44

ARTICLE VIII

TERMINATION AND AMENDMENT

8.1	Termination	A-45
8.2	Effect of Termination	A-46

ARTICLE IX

GENERAL PROVISIONS

9.1	Nonsurvival of Representations, Warranties and Agreements	A-47
9.2	Amendment	A-47
9.3	Extension; Waiver	A-47
9.4	Expenses	A-48
9.5	Notices	A-48
9.6	Interpretation	A-49
9.7	Counterparts	A-49
9.8	Entire Agreement	A-49
9.9	Governing Law; Jurisdiction	A-49
9.10	Waiver of Jury Trial	A-50
9.11	Assignment; Third Party Beneficiaries	A-50
9.12	Specific Performance	A-50
9.13	Severability	A-50
9.14	Delivery by Facsimile or Electronic Transmission	A-51

A-iii

INDEX OF DEFINED TERMS

Page
2019 Incentives	A-38
Acquisition Proposal	A-41
affiliate	A-49
Agreement	A-1
Bank Merger	A-4
Bank Merger Certificates	A-4
BHC Act	A-7
business day	A-49
CBCA	A-1
Certificate	A-2
Chosen Courts	A-49
Closing	A-1
Closing Date	A-1
Code	A-1
Company	A-1
Company Bank	A-4
Company Benefit Plans	A-14
Company Bylaws	A-8
Company Charter	A-8
Company Common Stock	A-2
Company Contract	A-17
Company Disclosure Schedule	A-7
Company Employee	A-38
Company Equity Awards	A-4
Company ESOP	A-8
Company Indemnified Parties	A-39
Company Insiders	A-42
Company Meeting	A-35
Company Owned Properties	A-19
Company Preferred Stock	A-8
Company PSU	A-3
Company Real Property	A-19
Company Regulatory Agreement	A-18
Company Reports	A-11
Company Restricted Stock Award	A-8
Company Stock Option	A-3
Company Stock Plans	A-4
Company Subsidiary	A-8
Confidentiality Agreement	A-35
Connecticut Certificate of Merger	A-1
Continuing Employees	A-36
CRA	A-17
Delaware Certificate of Merger	A-1
DGCL	A-1
dollars	A-49
Earned Portion	A-38
Effective Time	A-1
Enforceability Exceptions	A-10
Environmental Laws	A-18

A-iv

Page
ERISA	A-14
ESOP Loan	A-15
Exchange Act	A-12
Exchange Agent	A-4
Exchange Fund	A-5
FDIC	A-8
Federal Reserve Board	A-10
GAAP	A-7
Governmental Entity	A-10
Intellectual Property	A-19
IRS	A-13
knowledge	A-49
Liens	A-9
Loans	A-21
made available	A-49
Material Adverse Effect	A-7
Materially Burdensome Regulatory Condition	A-34
Merger	A-1
Multiemployer Plan	A-15
Multiple Employer Plan	A-15
New Plans	A-37
OCC	A-10
Other Company Equity Award	A-4
PBGC	A-15
Per Share Stock Consideration	A-4
Permitted Encumbrances	A-19
person	A-49
Premium Cap	A-39
Proxy Statement	A-10
Purchaser	A-1
Purchaser Bank	A-4
Purchaser Bylaws	A-4
Purchaser Certificate	A-4
Purchaser Common Stock	A-2
Purchaser Contract	A-28
Purchaser Disclosure Schedule	A-22
Purchaser Equity Awards	A-23
Purchaser Preferred Stock	A-23
Purchaser Regulatory Agreement	A-29
Purchaser Reports	A-25
Purchaser Restricted Stock Award	A-23
Purchaser Share Closing Price	A-6
Purchaser Stock Options	A-23
Purchaser Stock Plans	A-23
Purchaser Subsidiary	A-23
Regulatory Agencies	A-11
Representatives	A-41
Requisite Company Vote	A-9
Requisite Regulatory Approvals	A-34
S-4	A-10
Sarbanes-Oxley Act	A-11

A-v

Page
SEC	A-10
Securities Act	A-11
SRO	A-10
Subsidiary	A-8
Surviving Corporation	A-1
Takeover Statutes	A-20
Tax	A-14
Tax Return	A-14
Taxes	A-14
Termination Date	A-45
Termination Fee	A-47

A-vi

AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER, dated as of July 15, 2019 (this “Agreement”), by and between United Financial Bancorp, Inc., a Connecticut corporation (the “Company”), and People’s United Financial, Inc., a Delaware corporation (“Purchaser”).

W I T N E S S E T H:

WHEREAS, the Boards of Directors of Purchaser and the Company have determined that it is in the best interests of their respective companies and their shareholders to consummate the strategic business combination transaction provided for herein, pursuant to which the Company will, subject to the terms and conditions set forth herein, merge with and into Purchaser (the “Merger”), so that Purchaser is the surviving corporation (hereinafter sometimes referred to in such capacity as the “Surviving Corporation”) in the Merger;

WHEREAS, for Federal income tax purposes, it is intended that the Merger shall qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986 (the “Code”), and this Agreement is intended to be and is adopted as a “plan of reorganization” for purposes of Sections 354 and 361 of the Code; and

WHEREAS, the parties desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe certain conditions to the Merger.

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, and intending to be legally bound hereby, the parties agree as follows:

ARTICLE I

THE MERGER

1.1    The Merger. Subject to the terms and conditions of this Agreement, in accordance with the Connecticut Business Corporation Act (the “CBCA”) and the Delaware General Corporation Law (the “DGCL”), at the Effective Time, the Company shall merge with and into Purchaser. Purchaser shall be the Surviving Corporation in the Merger, and shall continue its corporate existence under the laws of the State of Delaware. Upon consummation of the Merger, the separate corporate existence of the Company shall terminate.

1.2    Closing. Subject to the terms and conditions of this Agreement, the closing of the Merger (the “Closing”) will take place at 10:00 a.m., New York City time, at the offices of Simpson Thacher & Bartlett LLP, on a date which shall be no later than three (3) business days after the satisfaction or waiver (subject to applicable law) of the latest to occur of the conditions set forth in Article VII hereof (other than those conditions that by their nature can only be satisfied at the Closing, but subject to the satisfaction or waiver thereof), or such other date or time mutually agreed in writing by the parties (the “Closing Date”).

1.3    Effective Time. Subject to the terms and conditions of this Agreement, on the Closing Date, the Company and Purchaser shall file or cause to be filed (a) a certificate of merger containing such information as is required by the relevant provisions of the CBCA in order to effect the Merger with the Secretary of State of the State of Connecticut (the “Connecticut Certificate of Merger”) and (b) a certificate of merger containing such information as is required by the relevant provisions of the DGCL in order to effect the Merger with the Secretary of State of the State of Delaware (the “Delaware Certificate of Merger”). The Merger shall become effective at such time as is specified in the Connecticut Certificate of Merger and the Delaware Certificate of Merger (such time, the “Effective Time”).

1.4    Effects of the Merger. At and after the Effective Time, the Merger shall have the effects set forth in the applicable provisions of the CBCA and the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of the Company shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company shall become the debts, liabilities and duties of the Surviving Corporation.

1.5    Conversion of Company Common Stock. At the Effective Time, by virtue of the Merger and without any action on the part of Purchaser, the Company or the holder of any of the following securities:

(a)    Subject to Section 2.2(e), each share of the common stock, no par value, of the Company (the “Company Common Stock”) issued and outstanding immediately prior to the Effective Time, except for shares of Company Common Stock owned by the Company or Purchaser (in each case other than shares of Company Common Stock (i) held in Company Benefit Plans (other than the Company ESOP) or trust accounts, managed accounts, mutual funds and the like or otherwise held in a fiduciary or agency capacity, or (ii) shares held, directly or indirectly, in respect of debts previously contracted, collectively the “Excluded Shares”), shall be converted into the right to receive, without interest, 0.875 shares (the “Exchange Ratio”) of the common stock, par value $0.01 per share, of Purchaser (the “Purchaser Common Stock”); it being understood that upon the Effective Time, pursuant to Section 1.6, the Purchaser Common Stock, including the shares issued to former holders of Company Common Stock, shall be the common stock of the Surviving Corporation.

(b)    All of the shares of Company Common Stock converted into the right to receive the Purchaser Common Stock pursuant to this Article I shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist as of the Effective Time, and each certificate (each, a “Certificate”; it being understood that any reference herein to “Certificate” shall be deemed to include reference to book-entry account statements relating to the ownership of shares of Company Common Stock) previously representing any such shares of Company Common Stock shall thereafter represent only the right to receive (i) the number of whole shares of Purchaser Common Stock which such shares of Company Common Stock have been converted into the right to receive pursuant to this Section 1.5, (ii) cash in lieu of fractional shares which the shares of Company Common Stock represented by such Certificate have been converted into the right to receive pursuant to this Section 1.5 and Section 2.2(e), without any interest thereon, and (iii) any dividends or distributions which the holder thereof has the right to receive pursuant to Section 2.2. Certificates previously representing shares of Company Common Stock shall be exchanged for certificates or, at Purchaser’s option, evidence of shares in book-entry form (collectively, the “New Certificates”) representing whole shares of Purchaser Common Stock (together with any dividends or distributions with respect thereto and cash in lieu of fractional shares issued in consideration therefor) upon the surrender of such Certificates in accordance with Section 2.2, without any interest thereon. If, prior to the Effective Time, the outstanding shares of Purchaser Common Stock or Company Common Stock shall have been increased, decreased, changed into or exchanged for a different number or kind of shares or securities in any such case as a result of a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in capitalization, or there shall be any extraordinary dividend or distribution, an appropriate and proportionate adjustment shall be made to the Exchange Ratio to give the holders of Company Common Stock the same economic effect as contemplated by this Agreement prior to such event.

(c)    Notwithstanding anything in this Agreement to the contrary, at the Effective Time, all shares of Company Common Stock that are owned by the Company or Purchaser (in each case other than the Excluded Shares) shall be cancelled and shall cease to exist and no Purchaser Common Stock or any other consideration shall be delivered in exchange therefor.

1.6    Purchaser Common Stock. At and after the Effective Time, each share of Purchaser Common Stock issued and outstanding immediately prior to the Effective Time shall remain an issued and outstanding share of common stock of the Surviving Corporation and shall not be affected by the Merger.

1.7    Treatment of Company Equity Awards.

(a)    Company Stock Options. At the Effective Time, each Company Stock Option, whether or not then vested or free of conditions to payment, automatically and without any action on the part of the holder thereof, shall be cancelled and converted into the right to receive a number of shares of Purchaser Common Stock equal to the quotient of (i) the product of (A) the number of shares of Company Common Stock subject to such Company Stock Option, multiplied by (B) the excess, if any, of the Per Share Stock Consideration over the exercise price per share of Company Common Stock of such Company Stock Option, divided by (ii) the Purchaser Share Closing Price, with cash payable in lieu of any fractional shares. The Surviving Corporation shall issue the consideration described in this Section 1.7(a), net of applicable tax withholdings, which shall be accomplished through the withholding of shares of Purchaser Common Stock with a value equal to the applicable tax withholding obligation, within five (5) business days following the Closing Date.

(b)    Company PSUs. At the Effective Time, each Company PSU, whether or not then vested or free of conditions to payment, automatically and without any action on the part of the holder thereof, shall be cancelled and converted into the right to receive a number of shares of Purchaser Common Stock equal to the product of (i) the number of shares of Company Common Stock subject to such Company PSU at the target level of performance applicable to such Company PSU, as determined in accordance with the applicable award agreement pursuant to which such Company PSU was granted multiplied by (ii) the Exchange Ratio, with cash payable in lieu of fractional shares. The Surviving Corporation shall issue the consideration described in this Section 1.7(b), net of applicable tax withholdings, which shall be accomplished through the withholding of shares of Purchaser Common Stock with a value equal to the applicable tax withholding obligation, within five (5) business days following the Closing Date.

(c)    Other Company Equity Awards. At the Effective Time, each Other Company Equity Award, whether or not then vested or free of conditions to payment, automatically and without any action on the part of the holder thereof, shall be cancelled and converted into the right to receive a number of shares of Purchaser Common Stock equal to the product of (i) the number of shares of Company Common Stock subject to such Other Company Equity Award multiplied by (ii) the Exchange Ratio, with cash payable in lieu of fractional shares. The Surviving Corporation shall issue the consideration described in this Section 1.7(c), net of applicable tax withholdings, which shall be accomplished through the withholding of shares of Purchaser Common Stock with a value equal to the applicable tax withholding obligation, within five (5) business days following the Closing Date.

(d)    Purchaser shall take all corporate action necessary to issue a sufficient number of shares of Purchaser Common Stock with respect to the settlement of Company Equity Awards contemplated by this Section 1.7. Any resolutions adopted or notices or other documents issued to award holders in connection with the Company’s implementation of this Section 1.7 shall be subject to Purchaser’s reasonable prior review and approval, which shall not be unreasonably withheld, conditioned or delayed.

(e)    At or prior to the Effective Time, the Company, the Board of Directors of the Company and its compensation committee, as applicable, shall adopt any resolutions and take any actions that are necessary to effectuate the provisions of this Section 1.7.

(f)    For purposes of this Agreement, the following terms shall have the following meanings:

(i)    “Company PSU” means each performance-based restricted stock unit granted by the Company under the Company Stock Plans that is outstanding immediately prior to the Effective Time.

(ii)    “Company Stock Option” means each option granted by the Company to purchase shares of Company Common Stock under the Company Stock Plans that is outstanding and unexercised immediately prior to the Effective Time.

(iii)    “Company Stock Plans” means collectively, the Rockville Financial, Inc. 2006 Stock Incentive Award Plan, the United Financial Bancorp, Inc. 2008 Equity Incentive Plan, the Rockville Financial, Inc. 2012 Stock Incentive Plan and the United Financial Bancorp, Inc. 2015 Omnibus Stock Incentive Plan.

(iv)    “Other Company Equity Award” means each other equity-based award granted by the Company under the Company Stock Plans that is outstanding immediately prior to the Effective Time and that is not a Company Stock Option or a Company PSU (and together with the Company Stock Options and the Company PSUs, the “Company Equity Awards”).

(v)    “Per Share Stock Consideration” means the product of (A) the Exchange Ratio multiplied by (B) the Purchaser Share Closing Price.

1.8    Certificate of Incorporation of Surviving Corporation. At the Effective Time, the certificate of incorporation of Purchaser (the “Purchaser Certificate”), as in effect immediately prior to the Effective Time, shall be the certificate of incorporation of the Surviving Corporation until thereafter amended in accordance with applicable law.

1.9    Bylaws of Surviving Corporation. At the Effective Time, the bylaws of Purchaser (the “Purchaser Bylaws”), as in effect immediately prior to the Effective Time, shall be the bylaws of the Surviving Corporation until thereafter amended in accordance with applicable law.

1.10    Tax Consequences. It is intended that the Merger shall qualify as a “reorganization” within the meaning of Section 368(a) of the Code, and that this Agreement is intended to be and is adopted as a “plan of reorganization” for the purposes of Sections 354 and 361 of the Code.

1.11    Bank Merger. Immediately following the Merger or at such later time as Purchaser may determine, United Bank, a Connecticut-chartered stock savings bank and a wholly owned Subsidiary of the Company (“Company Bank”) will merge (the “Bank Merger”) with and into People’s United Bank, National Association, a national banking association and a wholly owned Subsidiary of Purchaser (“Purchaser Bank”) pursuant to an agreement and plan of merger entered into by Purchaser and the Company on the date hereof, which agreement is in form and substance customary for mergers similar to the Bank Merger, including that the Bank Merger shall be conditioned on the prior occurrence of the Merger (the “Bank Merger Agreement”). Purchaser Bank shall be the surviving entity in the Bank Merger and, following the Bank Merger, the separate corporate existence of Company Bank shall cease. The parties agree that the Bank Merger shall become effective immediately after the Effective Time or at such later time as Purchaser may determine. The Company shall cause Company Bank, and Purchaser shall cause Purchaser Bank, to execute such certificates or statements of merger and articles of combination and such other documents and certificates as are necessary to make the Bank Merger effective (“Bank Merger Certificates”) immediately following the Effective Time or at such later time as Purchaser may determine.

ARTICLE II

EXCHANGE OF SHARES

2.1    Purchaser to Make Shares Available. At or prior to the Effective Time, Purchaser shall deposit, or shall cause to be deposited, with a bank or trust company designated by Purchaser and reasonably acceptable to the Company (the “Exchange Agent”) pursuant to an agreement entered into by Purchaser prior to the Closing that is reasonably acceptable to the Company, for the benefit of the holders of Certificates, for exchange in accordance with this Article II, (a) New Certificates to be issued pursuant to Section 1.5 and exchanged pursuant to Section 2.2(a) in exchange for outstanding shares of Company Common Stock and (b) cash in lieu of any fractional shares (such cash and New Certificates described in the foregoing clauses (a) and (b), together with any dividends or distributions with respect thereto (after giving effect to Section 6.10), being hereinafter referred to as the “Exchange Fund”). The Exchange Agent shall invest any cash included in the Exchange Fund as directed by Purchaser; provided, that no such investment or losses thereon shall affect the merger consideration payable to the holders of Certificates. Any interest and other income resulting from such investments shall be paid to Purchaser.

2.2    Exchange of Shares.

(a)    As promptly as practicable after the Effective Time, but in no event later than five (5) days thereafter, Purchaser shall cause the Exchange Agent to mail to each holder of record of one or more Certificates representing shares of Company Common Stock immediately prior to the Effective Time that have been converted at the Effective Time into the right to receive Purchaser Common Stock pursuant to Article I, a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent and shall be customary in form and substance and subject to the Company’s approval, not to be unreasonably withheld, conditioned or delayed) and instructions for use in effecting the surrender of the Certificates in exchange for certificates representing the number of whole shares of Purchaser Common Stock and any cash in lieu of fractional shares which the shares of Company Common Stock represented by such Certificate or Certificates shall have been converted into the right to receive pursuant to this Agreement as well as any dividends or distributions to be paid pursuant to Section 2.2(b). Upon proper surrender of a Certificate or Certificates for exchange and cancellation to the Exchange Agent, together with such properly completed letter of transmittal, duly executed, the holder of such Certificate or Certificates shall be entitled to receive in exchange therefor, as applicable, (i) a New Certificate representing that number of whole shares of Purchaser Common Stock to which such holder of Company Common Stock shall have become entitled pursuant to the provisions of Article I and (ii) a check representing the amount of (A) any cash in lieu of fractional shares which such holder has the right to receive in respect of the Certificate or Certificates surrendered pursuant to the provisions of this Article II and (B) any dividends or distributions which the holder thereof has the right to receive pursuant to this Section 2.2, and the Certificate or Certificates so surrendered shall forthwith be cancelled. No interest will be paid or accrued on any cash in lieu of fractional shares payable to holders of Certificates. Until surrendered as contemplated by this Section 2.2, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive, upon surrender, the number of whole shares of Purchaser Common Stock which the shares of Company Common Stock represented by such Certificate have been converted into the right to receive pursuant to this Agreement and any cash in lieu of fractional shares or in respect of dividends or distributions as contemplated by this Section 2.2.

(b)    No dividends or other distributions declared with respect to the Purchaser Common Stock shall be paid to the holder of any unsurrendered Certificate until the holder thereof shall surrender such Certificate in accordance with this Article II. After the surrender of a Certificate in accordance with this Article II, the record holder thereof shall be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofore had become payable with respect to the whole shares of the Purchaser Common Stock which the shares of Company Common Stock represented by such Certificate have been converted into the right to receive (after giving effect to Section 6.10).

(c)    If any certificate representing shares of the Purchaser Common Stock is to be issued in a name other than that in which the Certificate or Certificates surrendered in exchange therefor is or are registered, it shall be a condition of the issuance thereof that the Certificate or Certificates so surrendered shall be properly endorsed (or accompanied by an appropriate instrument of transfer) and otherwise in proper form for transfer, and that the person requesting such exchange shall pay to the Exchange Agent in advance any transfer or other similar Taxes required by reason of the issuance of a certificate representing shares of the Purchaser Common Stock in any name other than that of the registered holder of the Certificate or Certificates surrendered, or required for any other reason, or shall establish to the satisfaction of the Exchange Agent that such Tax has been paid or is not payable.

(d)    After the Effective Time, there shall be no transfers on the stock transfer books of the Company of the shares of Company Common Stock that were issued and outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates representing such shares are presented for transfer to the Exchange Agent, they shall be cancelled and exchanged for (i) New Certificates representing shares of Purchaser Common Stock and (ii) any cash in lieu of fractional shares or in respect of dividends or distributions as provided in this Article II.

(e)    Notwithstanding anything to the contrary contained herein, no certificates or scrip representing fractional shares of the Purchaser Common Stock shall be issued upon the surrender for exchange of Certificates, no dividend or distribution with respect to the Purchaser Common Stock shall be payable on or with respect to any fractional share, and such fractional share interests shall not entitle the owner thereof to vote or to any other rights of a shareholder of Purchaser. In lieu of the issuance of any such fractional share, Purchaser shall pay to each former shareholder of the Company who otherwise would be entitled to receive such fractional share an amount in cash (rounded to the nearest cent) determined by multiplying (i) the average of the closing sale prices of Purchaser Common Stock on the Nasdaq Global Select Market (“Nasdaq”) as reported by The Wall Street Journal for the five (5) full trading days ending on the trading day immediately preceding the Closing Date (the “Purchaser Share Closing Price”) by (ii) the fraction of a share (rounded to the nearest thousandth when expressed in decimal form) of the Purchaser Common Stock which such holder (taking into account all fractional share interests to be received by such holder) would otherwise be entitled to receive pursuant to Section 1.5.

(f)    Any portion of the Exchange Fund that remains unclaimed by the shareholders of the Company for twelve (12) months after the Effective Time shall be paid to Purchaser. Any former shareholders of the Company who have not theretofore complied with this Article II shall thereafter look only to Purchaser for payment of the shares of Purchaser Common Stock, cash in lieu of any fractional shares and any unpaid dividends and distributions on the Purchaser Common Stock deliverable in respect of each former share of Company Common Stock such shareholder holds as determined pursuant to this Agreement, in each case, without any interest thereon. Notwithstanding the foregoing, none of Purchaser, the Company, the Surviving Corporation, the Exchange Agent or any other person shall be liable to any former holder of shares of Company Common Stock for any amount delivered in good faith to a public official pursuant to applicable abandoned property, escheat or similar laws.

(g)    Purchaser shall be entitled to deduct and withhold, or cause the Exchange Agent to deduct and withhold, from any consideration, including cash in lieu of fractional shares of Purchaser Common Stock, cash dividends or distributions payable pursuant to this Section 2.2 or any other amounts otherwise payable pursuant to this Agreement to any holder of Company Common Stock or Company Equity Awards, as applicable, such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code or any provision of state, local or foreign Tax law. To the extent that amounts are so withheld by Purchaser or the Exchange Agent, as the case may be, and paid over to the appropriate governmental authority, the withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of Company Common Stock or Company Equity Awards, as applicable, in respect of which the deduction and withholding was made by Purchaser or the Exchange Agent, as the case may be.

(h)    In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by Purchaser, the posting by such person of a bond in such amount as Purchaser may determine is reasonably necessary as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed

Certificate the shares of Purchaser Common Stock, any cash in lieu of fractional shares and dividends or distributions deliverable in respect thereof pursuant to this Agreement.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF COMPANY

Except (a) as disclosed in the disclosure schedule delivered by the Company to Purchaser concurrently herewith (the “Company Disclosure Schedule”); provided, that (i) no such item is required to be set forth as an exception to a representation or warranty if its absence would not result in the related representation or warranty being deemed untrue or incorrect, (ii) the mere inclusion of an item in the Company Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission by the Company that such item represents a material exception or fact, event or circumstance or that such item is reasonably expected to result in a Material Adverse Effect on the Company and (iii) any disclosures made with respect to a section of Article III shall be deemed to qualify (1) any other section of Article III specifically referenced or cross-referenced and (2) other sections of Article III to the extent it is reasonably apparent on its face (notwithstanding the absence of a specific cross-reference) from a reading of the disclosure that such disclosure applies to such other sections or (b) as disclosed in any Company Reports filed by the Company prior to the date hereof (but disregarding risk factor disclosures contained under the heading “Risk Factors,” or disclosures of risks set forth in any “forward-looking statements” disclaimer or any other statements that are similarly non-specific or cautionary, predictive or forward-looking in nature), the Company hereby represents and warrants to Purchaser as follows:

3.1    Corporate Organization.

(a)    The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Connecticut and is a bank holding company duly registered under the Bank Holding Company Act of 1956 (the “BHC Act”), which has elected to be, and qualifies as, a financial holding company under the BHC Act. The Company has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted in all material respects and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company. As used in this Agreement, the term “Material Adverse Effect” means, with respect to the Company or Purchaser, as the case may be, any event, circumstance, development, change or effect that, individually or in the aggregate, has a material adverse effect on (i) the business, properties, assets, liabilities, results of operations or financial condition of such person and its Subsidiaries taken as a whole (provided, however, that, with respect to this clause (i), Material Adverse Effect shall not be deemed to include the impact of (A) changes in U.S. generally accepted accounting principles (“GAAP”) or applicable regulatory accounting requirements or interpretations thereof, (B) changes, after the date hereof, in laws, rules, regulations or agency requirements of general applicability to companies in the industries in which such person and its Subsidiaries operate, or interpretations thereof by courts or Governmental Entities, (C) changes, after the date hereof, in global, national or regional political conditions (including the outbreak of war or acts of terrorism) or in economic or market (including equity, credit and debt markets, as well as changes in interest rates) conditions, (D) public disclosure of the execution of this Agreement, public disclosure or consummation of the transactions contemplated hereby (including any effect on such person’s or its Subsidiaries’ relationships with its customers, employees or other persons) or action expressly required by this Agreement or actions or omissions that are taken with the prior written consent of or at the written direction of Purchaser, in the case of the Company, or the Company, in the case of Purchaser, (E) a decline in the trading price of such person’s common stock or the failure, in and of itself, to meet internal or other estimates, predictions, projections or forecasts of revenue, net income or any other measure of financial performance or budget, business or strategic plan for any period (it being understood that the underlying cause of such decline or failure may be taken into account in determining whether a Material Adverse Effect on such person has occurred to the extent not otherwise excluded by this proviso), or (F) the expenses incurred by such person and its Subsidiaries in negotiating, documenting, effecting and consummating the transactions contemplated by this Agreement; except, with respect to subclauses (A), (B), or (C), to the extent that the effects of such change are disproportionately adverse to the business, properties, assets, liabilities, results of operations or financial condition of such person and its Subsidiaries, taken as a whole, as compared to other companies in the industries in which such person and its Subsidiaries operate); or (ii) prevents or materially impairs, or would be reasonably likely to prevent or materially impair, the ability of such person to timely consummate the transactions contemplated hereby. As used in this Agreement, the word “Subsidiary” when used with respect to any person, means any other person Controlled by such person, whether directly or indirectly, or any other person who owns securities or other ownership interests having a majority of the economic interest or voting power of such person. As used in this Agreement, the word “Control” and the correlative terms “Controlling” and “Controlled,” mean, with respect to any specified person, the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise. True and complete copies of the Certificate of Incorporation of the Company, as amended (the “Company Charter”), and the Bylaws of the Company, as amended and restated (the “Company Bylaws”), as in effect as of the date of this Agreement, have previously been made available by the Company to Purchaser.

(b)    Each Subsidiary of the Company (a “Company Subsidiary”) (i) is duly organized and validly existing under the laws of its jurisdiction of organization, (ii) is duly qualified to do business and, where such concept is recognized under applicable law, in good standing in all jurisdictions (whether federal, state, local or foreign) where its ownership or leasing of property or the conduct of its business requires it to be so qualified and in which the failure to be so qualified would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on the Company and (iii) has all requisite corporate (or similar) power and authority to own or lease its properties and assets and to carry on its business as now conducted in all material respects. There are no restrictions on the ability of any Subsidiary of the Company to pay dividends or distributions except for restrictions on dividends or distributions under applicable law and, in the case of a Subsidiary that is a regulated entity, for restrictions on dividends or distributions generally applicable to all such regulated entities. The deposit accounts of the Company Bank are insured by the Federal Deposit Insurance Corporation (the “FDIC”) to the fullest extent permitted by law, all premiums and assessments required to be paid in connection therewith have been paid when due, and no proceedings for the termination of such insurance are pending or, to the knowledge of the Company, threatened. Section 3.1(b) of the Company Disclosure Schedule sets forth a true and complete list of all Subsidiaries of the Company as of the date hereof.

3.2    Capitalization.

(a)    The authorized capital stock of the Company consists of 120,000,000 shares of Company Common Stock, no par value and 2,000,000 shares of Company preferred stock, no par value (“Company Preferred Stock”). As of the date of this Agreement, there are (i) 51,094,995 shares of Company Common Stock issued and outstanding, including 212,882 shares of Company Common Stock granted in respect of outstanding awards of restricted Company Common Stock under the Company Stock Plans (a “Company Restricted Stock Award”) and 1,745,568 shares of Company Common Stock held by the employee stock ownership plan component (the “Company ESOP”) of the Company 401(k) Plan (the “Company 401(k) Plan”), of which 1,243,596 are allocated and 501,972 are unallocated, (ii) no shares of Company Common Stock held in treasury, (iii) 1,303,937 shares of Company Common Stock reserved for issuance upon the exercise of outstanding Company Stock Options, (iv) 129,267 shares of Company Common Stock reserved for issuance upon the settlement of outstanding Company PSUs, (v) no shares of Company Common Stock reserved for issuance upon the settlement of outstanding Other Company Equity Awards that are not Company Restricted Stock Awards, (vi) no shares of Company Preferred Stock are issued and outstanding and (vii) no other shares of capital stock or other voting securities of the Company are issued, reserved for issuance or outstanding. All of the issued and outstanding shares of Company Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights. There are no bonds, debentures, notes or other indebtedness that have the right to vote on any matters on which shareholders of the Company may vote. No Company Benefit Plan that is intended to be qualified under Section 401(a) of the Code, other than the Company ESOP, owns or holds Company Common Stock. As of the date of this Agreement no trust preferred or subordinated debt securities of the Company are issued or outstanding. Other than Company Stock Options, Company PSUs and Other Company Equity Awards, (i) there are no outstanding subscriptions, options, warrants, puts, calls, rights, exchangeable or convertible securities or other commitments or agreements obligating the Company to issue, transfer, sell, purchase, redeem or otherwise acquire, any such securities and (ii) there are no contingent value rights, “phantom” stock or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value of or price of, Company Common Stock or other equity interests of the Company. There are no voting trusts, shareholder agreements, proxies or other agreements in effect pursuant to which the Company or any of the Company Subsidiaries has a contractual obligation with respect to the voting or transfer of Company Common Stock or other equity interests of the Company. All grants of Company Equity Awards were validly issued and properly approved by the Board of Directors of the Company (or a committee thereof) in accordance with the applicable Company Stock Plan and applicable law, in each case in all material respects. All Company Stock Options have been granted having a per share exercise price at least equal to the fair market value of the underlying Company Common Stock on the date such Company Stock Option was granted, and have not otherwise been modified within the meaning of Section 409A of the Code and associated Treasury Department guidance.

(b)    The Company owns, directly or indirectly, all of the issued and outstanding shares of capital stock or other equity ownership interests of each of the Company Subsidiaries, free and clear of any liens, pledges, charges, encumbrances and security interests whatsoever (“Liens”), and all of such shares or equity ownership interests are duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights. No Company Subsidiary has or is bound by any outstanding subscriptions, options, warrants, calls, rights, commitments or agreements of any character calling for the purchase or issuance of any shares of capital stock or any other equity security of such Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of such Subsidiary.

3.3    Authority; No Violation.

(a)    The Company has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the Merger have been duly and validly approved by the Board of Directors of the Company. The Board of Directors of the Company has determined that the Merger, on the terms and conditions set forth in this Agreement, is in the best interests of the Company and its shareholders and has directed that this Agreement and the transactions contemplated hereby be submitted to the Company’s shareholders for approval at a meeting of such shareholders and has adopted a resolution to the foregoing effect. The execution and delivery of the Bank Merger Agreement and the consummation of the Bank Merger have been duly and validly approved by the board of directors of the Company Bank and the Company as its sole shareholder. Except for the approval of this Agreement and the Merger contemplated hereby by the affirmative vote of the holders of at least two-thirds (2/3) of the outstanding Company Common Stock entitled to vote (the “Requisite Company Vote”), no other corporate proceedings on the part of the Company are necessary to approve this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Company and (assuming due authorization, execution and delivery by Purchaser) constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms (except in all cases as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, preferential transfer, moratorium, rehabilitation, liquidation, reorganization or similar laws affecting insured depository institutions or their parent companies or the rights of creditors generally and the availability of equitable remedies (the “Enforceability Exceptions”)).

(b)    Neither the execution and delivery of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby, nor compliance by the Company with any of the terms or provisions hereof, will (i) violate any provision of the Company Charter or the Company Bylaws or (ii) assuming that the consents, approvals and filings referred to in Sections 3.4 and 4.4 are duly obtained and/or made, (x) violate any law, statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to the Company or any of its Subsidiaries or any of their respective properties or assets or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of the Company or any of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Company or any of its Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound, except (in the case of clause (ii) above) for such violations, conflicts, breaches, defaults, terminations, cancellations, accelerations or creations which, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company.

3.4    Consents and Approvals. Except for (a) the filing of applications, filings and notices, as applicable, with the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”), the Office of the Comptroller of the Currency (the “OCC”) and the State of Connecticut Department of Banking, and the approval or waiver of such applications, filings and notices, (b) the filing of any required applications, filings or notices with any other banking or other regulatory authorities listed on Section 3.4(b) of the Company Disclosure Schedule or Section 4.4(b) of the Purchaser Disclosure Schedule and the approval of such applications, filings and notices, (c) the filing with the Securities and Exchange Commission (the “SEC”) of a proxy statement in definitive form relating to the meeting of the Company’s shareholders to be held in connection with this Agreement and the transactions contemplated hereby (including any amendments or supplements thereto, the “Proxy Statement”), and of the registration statement on Form S-4 in which the Proxy Statement will be included as a prospectus, to be filed with the SEC by Purchaser in connection with the transactions contemplated by this Agreement (the “S-4”) and declaration of effectiveness of the S-4, (d) the filing of the Connecticut Certificate of Merger with the Secretary of State of the State of Connecticut pursuant to the CBCA and the filing of the Delaware Certificate of Merger with the Secretary of State of the State of Delaware pursuant to the DGCL, the filing of the Bank Merger Certificates, and (e) such filings and approvals as are required to be made or obtained under the securities or “Blue Sky” laws of various states in connection with the issuance of the shares of Purchaser Common Stock pursuant to this Agreement and the approval of the listing of such Purchaser Common Stock on Nasdaq, no consents or approvals of or filings or registrations with any court, administrative agency or commission or other governmental authority or instrumentality or self-regulatory organization (an “SRO”) (each a “Governmental Entity”) are necessary in connection with (i) the execution and delivery by the Company of this Agreement or (ii) the consummation by the Company of the Merger and the other transactions contemplated hereby (including the Bank Merger). As of the date hereof, the Company is not aware of any reason why the necessary regulatory approvals and consents will not be received in order to permit consummation of the Merger and the Bank Merger on a timely basis.

3.5    Reports.

(a)    The Company and each of its Subsidiaries have timely filed or furnished, as applicable, all reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file or furnish, as applicable, since January 1, 2017 with (i) any state regulatory authority, (ii) the SEC, (iii) the Federal Reserve Board, (iv) the FDIC, (v) any foreign regulatory authority and (vi) any SRO (clauses (i) through (vi), collectively “Regulatory Agencies”), including any report, registration or statement required to be filed or furnished, as applicable, pursuant to the laws, rules or regulations of the United States, any state, any foreign entity or any Regulatory Agency, and have paid all fees and assessments due and payable in connection therewith, except where the failure to file such report, registration or statement or to pay such fees and assessments, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company. Except for normal examinations conducted by a Regulatory Agency in the ordinary course of business of the Company and its Subsidiaries, (i) no Regulatory Agency has initiated or has pending any proceeding or, to the knowledge of the Company, investigation into the business or operations of the Company or any of its Subsidiaries since January 1, 2017, (ii) there is no unresolved violation, criticism or exception by any Regulatory Agency with respect to any report or statement relating to any examinations or inspections of the Company or any of its Subsidiaries, and (iii) there have been no formal or informal inquiries by, or disagreements or disputes with, any Regulatory Agency with respect to the business, operations, policies or procedures of the Company or any of its Subsidiaries since January 1, 2017, in each case of clauses (i) through (iii), which would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on the Company.

(b)    An accurate and complete copy of each final registration statement, prospectus, report, schedule and definitive proxy statement filed with or furnished to the SEC by the Company or any of its Subsidiaries since January 1, 2017 pursuant to the Securities Act of 1933 (the “Securities Act”), or the Exchange Act (the “Company Reports”) is publicly available. No such Company Report, as of the date thereof (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of the relevant meetings, respectively), contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading, except that information filed or furnished as of a later date (but before the date of this Agreement) shall be deemed to modify information as of an earlier date. Since January 1, 2017, as of their respective dates, all Company Reports filed under the Securities Act and the Exchange Act complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto. As of the date of this Agreement, no executive officer of the Company has failed in any respect to make the certifications required of him or her under Section 302 or 906 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”). As of the date of this Agreement, there are no outstanding comments from or unresolved issues raised by the SEC with respect to any of the Company Reports.

3.6    Financial Statements.

(a)    The financial statements of the Company and its Subsidiaries included (or incorporated by reference) in the Company Reports (including the related notes, where applicable) (i) have been prepared from, and are in accordance with, the books and records of the Company and its Subsidiaries, (ii) fairly present in all material respects the consolidated results of operations, cash flows, changes in shareholders’ equity and consolidated financial position of the Company and its Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth (subject in the case of unaudited statements to year-end audit adjustments normal in nature and amount), (iii) complied, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto and (iv) have been prepared in all material respects in accordance with GAAP consistently applied during the periods involved, except, in each case, as indicated in such statements or in the notes thereto. The books and records of the Company and its Subsidiaries have been, since January 1, 2017, and are being, maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements. Wolf & Company, P.C. has not resigned (or informed the Company that it intends to resign) or been dismissed as independent public accountants of the Company as a result of or in connection with any disagreements with the Company on a matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

(b)    Except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on the Company, neither the Company nor any of its Subsidiaries has any liability (whether absolute, accrued, contingent or otherwise and whether due or to become due) required by GAAP to be included on a consolidated balance sheet of the Company, except for those liabilities that are reflected or reserved against on the consolidated balance sheet of the Company included in its Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2019 (including any notes thereto), and for liabilities incurred in the ordinary course of business consistent with past practice since March 31, 2019, or in connection with this Agreement and the transactions contemplated hereby.

(c)    The records, systems, controls, data and information of the Company and its Subsidiaries are recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the exclusive ownership and direct control of the Company or its Subsidiaries or accountants (including all means of access thereto and therefrom), except for any non-exclusive ownership and non-direct control that, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company. The Company (x) has implemented and maintains disclosure controls and procedures (as defined in Rule 13a-15(e) of the Securities Exchange Act of 1934 (the “Exchange Act”)) to ensure that material information relating to the Company, including its Subsidiaries, is made known to the chief executive officer and the chief financial officer of the Company by others within those entities as appropriate to allow timely decisions regarding required disclosures and to make the certifications required by the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act, and (y) has disclosed, based on its most recent evaluation prior to the date hereof, to the Company’s outside auditors and the audit committee of the Company’s Board of Directors (i) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information, and (ii) to the knowledge of the Company, any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting. To the knowledge of the Company, there is no reason to believe that the Company’s outside auditors and its chief executive officer and chief financial officer will not be able to give the certifications and attestations required pursuant to the rules and regulations adopted pursuant to Section 404 of the Sarbanes-Oxley Act, without qualification, when next due.

(d)    Since January 1, 2017, (i) neither the Company nor any of its Subsidiaries, nor, to the knowledge of the Company, any director, officer, auditor, accountant or representative of the Company or any of its Subsidiaries, has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods (including with respect to loan loss reserves, write-downs, charge-offs and accruals) of the Company or any of its Subsidiaries or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that the Company or any of its Subsidiaries has engaged in questionable accounting or auditing practices, and (ii) no attorney representing the Company or any of its Subsidiaries, whether or not employed by the Company or any of its Subsidiaries, has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by the Company or any of its officers, directors, employees or agents to the Board of Directors of the Company or any committee thereof or to the knowledge of the Company, to any director or officer of the Company.

3.7    Broker’s Fees. With the exception of the engagement of Sandler O’Neill & Partners, LP, neither the Company nor any Company Subsidiary nor any of their respective officers or directors has employed any broker, finder or similar financial advisor or incurred any liability for any broker’s fees, commissions or finder’s fees in connection with the Merger or related transactions contemplated by this Agreement. The Company has disclosed to Purchaser as of the date hereof the aggregate fees payable to Sandler O’Neill & Partners, LP pursuant to its engagement by the Company in connection with the Merger and the other transactions contemplated hereunder.

3.8    Absence of Certain Changes or Events.

(a)    Since December 31, 2018, no event or events have occurred that have had or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on the Company.

(b)    Except for the negotiation and execution of this Agreement, the transactions contemplated hereby or as set forth on Section 3.8(b) of the Company Disclosure Schedule, since December 31, 2018, the Company and its Subsidiaries have carried on their respective businesses in all material respects in the ordinary course.

3.9    Legal Proceedings.

(a)    In each case, except as would not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect on the Company, neither the Company nor any of its Subsidiaries is a party to any, and there are no pending or, to the knowledge of the Company, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature against the Company or any of its Subsidiaries or any of their current directors or executive officers in their capacities as such or challenging the validity or propriety of the transactions contemplated by this Agreement.

(b)    There is no injunction, order, judgment, decree or regulatory restriction imposed upon the Company, any of its Subsidiaries or the assets of the Company or any of its Subsidiaries (or that, upon consummation of the Merger, would apply to the Surviving Corporation or any of its affiliates), that would reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole.

3.10    Taxes and Tax Returns.

(a)    Each of the Company and its Subsidiaries has duly and timely filed (including all applicable extensions) all material Tax Returns in all jurisdictions in which Tax Returns are required to be filed by it, and all such Tax Returns are true, correct, and complete in all material respects. Neither the Company nor any of its Subsidiaries is the beneficiary of any extension of time within which to file any material Tax Return (other than extensions to file Tax Returns obtained in the ordinary course). Neither the Company nor any of its Subsidiaries has granted any extension or waiver of the limitation period applicable to any material Tax that remains in effect. All material Taxes of the Company and its Subsidiaries (whether or not shown on any Tax Returns) that are due have been fully and timely paid. Each of the Company and its Subsidiaries has withheld and paid all material Taxes (determined both individually and in the aggregate) required to have been withheld and paid in connection with amounts paid or owing to any employee, creditor, stockholder, independent contractor or other third party and has complied with all information reporting regimes relating to Taxes in all material respects. The federal income Tax Returns of the Company and its Subsidiaries for all years to and including 2014 have been examined by the Internal Revenue Service (the “IRS”) or are Tax Returns with respect to which the applicable period for assessment under applicable law, after giving effect to extensions or waivers, has expired. Neither the Company nor any of its Subsidiaries has received written notice of assessment or proposed assessment in connection with any material amount of Taxes, and there are no threatened in writing or pending disputes, claims, audits, examinations or other proceedings regarding any material Tax of the Company and its Subsidiaries or the assets of the Company and its Subsidiaries. There are no Liens for material Taxes (except Taxes not yet due and payable) on any of the assets of the Company or any of its Subsidiaries. The Company has made available to Purchaser true and complete copies of any private letter ruling requests, closing agreements or gain recognition agreements with respect to Taxes requested or executed in the last six (6) years. Neither the Company nor any of its Subsidiaries is a party to or is bound by any Tax sharing, allocation or indemnification agreement or arrangement (other than such an agreement or arrangement exclusively between or among the Company and its Subsidiaries). Neither the Company nor any of its Subsidiaries (A) has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was the Company) or (B) has any liability for the Taxes of any person (other than the Company or any of its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise. Neither the Company nor any of its Subsidiaries has been, within the past two (2) years or otherwise as part of a “plan (or series of related transactions)” within the meaning of Section 355(e) of the Code of which the Merger is also a part, a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock intending to qualify for tax-free treatment under Section 355 of the Code. Neither the Company nor any of its Subsidiaries has participated in or has been a material advisor with respect to a “listed transaction” within the meaning of Treasury Regulation section 1.6011-4(b)(2). At no time during the past five (5) years has the Company been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code.

(b)    As used in this Agreement, the term “Tax” or “Taxes” means all federal, state, local, and foreign income, excise, gross receipts, ad valorem, profits, gains, property, capital, sales, transfer, use, license, payroll, employment, social security, severance, unemployment, withholding, duties, excise, windfall profits, intangibles, franchise, backup withholding, value added, alternative or add-on minimum, estimated and other taxes, charges, levies or like assessments, in each case in the nature of a tax, together with all penalties and additions to tax and interest thereon.

(c)    As used in this Agreement, the term “Tax Return” means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof, supplied or required to be supplied to a Governmental Entity.

3.11    Employees and Employee Benefit Plans.

(a)    Section 3.11(a) of the Company Disclosure Schedule lists all material Company Benefit Plans. For purposes of this Agreement, “Company Benefit Plans” means all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 (“ERISA”)), whether or not subject to ERISA, and all stock option, stock purchase, restricted stock, incentive, deferred compensation, retiree medical or life insurance, pension, supplemental retirement, severance, retention, bonus, employment, termination or severance plans, programs, agreements or arrangements that are maintained, contributed to or sponsored by the Company or any of its Subsidiaries for the benefit of any current or former employee, officer or director of the Company or any of its Subsidiaries, or under which the Company or any Subsidiaries has any liability, contingent or otherwise.

(b)    The Company has heretofore made available to Purchaser true and complete copies of (i) each material Company Benefit Plan and (ii) to the extent applicable, (A) the most recent summary plan description, if any, required under ERISA with respect to such Company Benefit Plan, (B) the most recent annual report (Form 5500), if any, filed with the IRS and attached schedules, (C) the most recently received IRS determination letter, if any, relating to such Company Benefit Plan and (D) the most recently prepared actuarial report for each Company Benefit Plan (if applicable).

(c)    Each Company Benefit Plan has been established, operated and administered in all material respects in compliance with its terms and the requirements of all applicable laws, including ERISA and the Code. The IRS has issued a favorable determination letter with respect to each Company Benefit Plan that is intended to be qualified under Section 401(a) of the Code, and, to the knowledge of the Company, there are no existing circumstances and no events have occurred that would reasonably be expected to adversely affect the qualified status of any such Company Benefit Plan.

(d)    With respect to the Company ESOP, and without limiting the other provisions of this Section 3.11: (i) all “employer securities” (as defined in Section 407(d)(1) of ERISA) at any time held by the Company ESOP have at all times been “employer securities” as defined in Section 409(l) of the Code and “qualifying employer securities” as defined in Section 4975(e)(8) of the Code and Section 407(d)(5) of ERISA; (ii) the terms, provisions, use of the proceeds and repayment of any loan to the Company ESOP (an “ESOP Loan”) satisfied in all respects the applicable requirements for an “exempt loan” within the meaning of Section 4975(d) of the Code and the regulations thereunder or Prohibited Transaction Exemption 80-26; (iii) no event of default has occurred or presently exists with respect to any ESOP Loan; (iv) the Company has the right under any ESOP Loan document to prepay at any time the principal amount of the applicable notes without penalty and subject only to payment of accrued interest through the date of prepayment; (v) all such loans have been (or will be upon the Closing) fully repaid and there are (or will be upon the Closing) no outstanding amounts due by the Company ESOP with respect to any ESOP Loan; (vi) neither the Company ESOP nor any fiduciary of the Company ESOP has at any time engaged in any non-exempt prohibited transaction (as defined in Section 406 of ERISA and Section 4975 of the Code) with respect to the Company ESOP; (vii) the Company ESOP has at all times been maintained in form and in operation in compliance in all material respects with Section 401(a) of the Code and Section 4975 of the Code; and (viii) to the knowledge of the Company, any transaction to which the Company ESOP was at any time a party involving the purchase, sale or exchange of any employer security complied in all respects with the applicable requirements of ERISA and the Code.

(e)    With respect to each Company Benefit Plan that is subject to Title IV or Section 302 of ERISA or Section 412 or 4971 of the Code: (i) no Company Benefit Plan has failed to satisfy the minimum funding standard (within the meaning of Sections 412 and 430 of the Code or Section 302 of ERISA) applicable to such Company Benefit Plan, whether or not waived and no application for a waiver of the minimum funding standard with respect to any Company Benefit Plan has been submitted; (ii) no reportable event within the meaning of Section 4043(c) of ERISA for which the 30-day notice requirement has not been waived has occurred; (iii) no liability (other than for premiums to the Pension Benefit Guaranty Corporation (the “PBGC”)) under Title IV of ERISA has been or is expected to be incurred by the Company or any of its Subsidiaries, assuming such plan is not terminated upon request of Purchaser pursuant to Section 6.6(d); (iv) the PBGC has not instituted proceedings to terminate any such plan or made any inquiry which would reasonably be expected to lead to termination of any such plan, and no condition exists that presents a risk that such proceedings will be instituted or which would constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any such plan; and (v) no plan is, or is expected to be, in “at-risk” status (as defined in Section 303(i)(4) of ERISA or Section 430(i)(4) of the Code).

(f)    Neither the Company nor any of its Subsidiaries has in the last six (6) years ever maintained, contributed to, been required to contribute, or otherwise had any liability with respect to any plan that is a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA (a “Multiemployer Plan”) or a plan that has two or more contributing sponsors at least two of whom are not under common control, within the meaning of Section 4063 of ERISA (a “Multiple Employer Plan”). None of the Company and its Subsidiaries has incurred any liability to a Multiemployer Plan as a result of a complete or partial withdrawal (as those terms are defined in Part I of Subtitle E of Title IV of ERISA) that has not been satisfied in full or has withdrawn from a Multiple Employer Plan during a plan year in which such entity was a “substantial employer” (as defined in Section 4001(a)(2) of ERISA).

(g)    Neither the Company nor any of its Subsidiaries sponsors any employee benefit plan that provides for any post-employment or post-retirement health or medical or life insurance benefits for retired or former employees or their dependents, except as required by Section 4980B of the Code.

(h)    Except as would not, either individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, (i) all contributions required to be made to any Company Benefit Plan by applicable law or by any plan document, and all premiums due or payable with respect to insurance policies funding any Company Benefit Plan, for any period through the date hereof, have been timely made or paid in full or, to the extent not required to be made or paid on or before the date hereof, have been fully reflected on the books and records of the Company, (ii) there are no pending or, to the knowledge of the Company, threatened claims (other than claims for benefits in the ordinary course), lawsuits or arbitrations that have been asserted or instituted, and, to the knowledge of the Company, no set of circumstances exists that would reasonably be expected to give rise to a claim or lawsuit, against the Company Benefit Plans, any fiduciaries thereof with respect to their duties to the Company Benefit Plans or the assets of any of the trusts under any of the Company Benefit Plans and (iii) no administrative investigation, audit or other administrative proceeding by the Department of Labor, the PBGC, the IRS or other governmental agencies are pending, threatened or in progress (including, without limitation, any routine requests for information from the PBGC). No written or oral communication has been received from the PBGC in respect of any Company Benefit Plan subject to Title IV of ERISA concerning the funded status of any such plan or any transfer of assets and liabilities from any such plan in connection with the transactions contemplated herein.

(i)    Except as set forth on Section 3.11(i) of the Company Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (either alone or in conjunction with any other event) (i) entitle any employee, director or independent contractor to any payment or benefit, including any bonus, retention, severance, retirement or job security payment or benefit, (ii) accelerate the time of payment or vesting or trigger any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, or increase the amount payable or trigger any other material obligation under, any Company Benefit Plan or (iii) give rise to the payment of any amount under any Company Benefit Plan that would not be deductible pursuant to the terms of Section 280G of the Code.

(j)    Except as would not, either individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, there are no pending or, to the knowledge of the Company, threatened labor grievances or unfair labor practice claims or charges against the Company or any of its Subsidiaries, or any strikes, work stoppages, lockouts, slowdowns or other labor disputes against the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries is party to or bound by any collective bargaining or similar agreement with any labor organization, or work rules or practices agreed to with any labor organization or employee association applicable to employees of the Company or any of its Subsidiaries, nor is any such contract or agreement presently being negotiated. To the knowledge of the Company, there are no organizing efforts by any union or other group seeking to represent any employees of the Company or any of its Subsidiaries.

3.12    Compliance with Applicable Law. The Company and each of its Subsidiaries hold, and have at all times since January 1, 2017, held, all licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses and ownership of their respective properties, rights and assets under and pursuant to each (and have paid all fees and assessments due and payable in connection therewith), except where neither the cost of failure to hold nor the cost of obtaining and holding such license, franchise, permit or authorization (nor the failure to pay any fees or assessments) would, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company, and, to the knowledge of the Company, no suspension or cancellation of any such necessary license, franchise, permit or authorization is threatened. Since January 1, 2017, the Company and each of its Subsidiaries have complied in all material respects with and are not in material default or violation under any applicable law, statute, order, rule, regulation, policy and/or guideline of any Governmental Entity relating to the Company or any of its Subsidiaries, including (to the extent applicable to the Company or its Subsidiaries) all laws related to data protection or privacy, the USA PATRIOT Act, the Bank Secrecy Act, the Equal Credit Opportunity Act and Regulation B, the Fair Housing Act, the Community Reinvestment Act of 1977 (the “CRA”), the Fair Credit Reporting Act, the Truth in Lending Act and Regulation Z, the Home Mortgage Disclosure Act, the Fair Debt Collection Practices Act, the Electronic Fund Transfer Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act, any regulations promulgated by the Consumer Financial Protection Bureau, the Foreign Corrupt Practices Act, the Interagency Policy Statement on Retail Sales of Nondeposit Investment Products, the SAFE Mortgage Licensing Act of 2008, the Real Estate Settlement Procedures Act and Regulation X, and any other law relating to bank secrecy, discriminatory lending, financing or leasing practices, money laundering prevention, Sections 23A and 23B of the Federal Reserve Act, the Sarbanes-Oxley Act, and all agency requirements relating to the origination, sale and servicing of mortgage and consumer loans. The Company and its Subsidiaries are, and since January 1, 2017 have been, conducting operations at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of all money laundering laws administered or enforced by any Governmental Entity in jurisdictions where the Company and its Subsidiaries conduct business. The Company and its Subsidiaries have established and maintain a system of internal controls designed to ensure compliance by the Company and its Subsidiaries in all material respects with applicable financial recordkeeping and reporting requirements of the money laundering laws. Company Bank is in compliance in all material respects with the applicable provisions of the CRA and has received a CRA rating of “satisfactory” or better in its most recently completed exam.

3.13    Certain Contracts.

(a)    Except for those agreements and other documents filed as exhibits or incorporated by reference to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 or a Quarterly Report on Form 10-Q or Current Report on Form 8-K filed subsequent thereto and prior to the date of this Agreement, neither the Company nor any of its Subsidiaries is a party to or bound by any contract, arrangement, commitment or understanding (whether written or oral) (i) which is a “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC), (ii) which contains a non-compete or client or customer non-solicit requirement or any other provision that materially restricts the conduct of any line of business by the Company or any of its Subsidiaries or upon consummation of the Merger will materially restrict the ability of Purchaser or any of its Subsidiaries to engage in any line of business that is material to the Company and its Subsidiaries, taken as a whole, (iii) with or to a labor union or guild (including any collective bargaining or similar agreement with any labor organization, or work rules or practices agreed to with any labor organization or employee association applicable to employees of the Company or any of its Subsidiaries) or (iv) that grants any right of first refusal, right of first offer or similar right with respect to any material assets, rights or properties of the Company or its Subsidiaries, taken as a whole. Each contract, arrangement, commitment or understanding of the type described in this Section 3.13(a) (excluding any Company Benefit Plan), whether or not filed with the SEC or set forth in the Company Disclosure Schedule, is referred to herein as a “Company Contract.”

(b)    In each case, except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on the Company, (i) each Company Contract is valid and binding on the Company or one of its Subsidiaries, as applicable, and in full force and effect, (ii) the Company and each of its Subsidiaries has performed all obligations required to be performed by it prior to the date hereof under each Company Contract, (iii) to the knowledge of the Company each third party counterparty to each Company Contract has performed all obligations required to be performed by it to date under such Company Contract, and (iv) no event or condition exists which constitutes or, after notice or lapse of time or both, will constitute, a default on the part of the Company or any of its Subsidiaries under any such Company Contract.

3.14    Agreements with Regulatory Agencies. Neither the Company nor any of its Subsidiaries is subject to any cease-and-desist or other order or enforcement action issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or has been ordered to pay any civil money penalty by, or has been since January 1, 2017, a recipient of any supervisory letter from, or since January 1, 2017, has adopted any policies, procedures or board resolutions at the request or suggestion of any Regulatory Agency or other Governmental Entity that currently restricts in any material respect the conduct of its business or that in any material manner relates to its capital adequacy, its ability to pay dividends, its credit or risk management policies, its management or its business (each, whether or not set forth in the Company Disclosure Schedule, a “Company Regulatory Agreement”), nor has the Company or any of its Subsidiaries been advised in writing since January 1, 2017, by any Regulatory Agency or other Governmental Entity that it is considering issuing, initiating, ordering or requesting any such Company Regulatory Agreement.

3.15    Risk Management Instruments. Except as would not, either individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, all interest rate swaps, caps, floors, option agreements, futures and forward contracts and other similar derivative transactions and risk management arrangements, whether entered into for the account of the Company, any of its Subsidiaries or for the account of a customer of the Company or one of its Subsidiaries, were entered into in the ordinary course of business and in accordance with prudent business practices and applicable rules, regulations and policies of any Regulatory Agency and with counterparties believed to be financially responsible at the time and are legal, valid and binding obligations of the Company or one of its Subsidiaries enforceable in accordance with their terms (except as may be limited by the Enforceability Exceptions), and are in full force and effect. The financial position of the Company and its Subsidiaries on a consolidated basis under any such derivative transaction has been reflected in the books and records of the Company and its Subsidiaries in accordance with GAAP consistently applied. The Company and each of its Subsidiaries have duly performed in all respects all of their material obligations thereunder to the extent that such obligations to perform have accrued, and, to the knowledge of the Company, there are no material breaches, violations or defaults or allegations or assertions of such by any party thereunder.

3.16    Environmental Matters. Except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on the Company, the Company and its Subsidiaries are in compliance, and have complied since January 1, 2017, with any federal, state or local law, regulation, order, decree, permit, authorization, common law or agency requirement concerning: (a) the protection or restoration of the environment, health and safety as it relates to hazardous substance exposure or natural resource damages, (b) the handling, use, presence, disposal, release or threatened release of, or exposure to, any hazardous substance, or (c) noise, odor, wetlands, indoor air, pollution, contamination or any injury to persons or property from exposure to any hazardous substance (collectively, “Environmental Laws”). There are no legal, administrative, arbitral or other proceedings, claims or actions, or to the knowledge of Company any private environmental investigations or remediation activities or governmental investigations of any nature, seeking to impose, or that could reasonably be expected to result in the imposition, on the Company or any of its Subsidiaries of any liability or obligation arising under any Environmental Law, pending or, to the knowledge of the Company, threatened against the Company, which liability or obligation would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on the Company. To the knowledge of the Company, there is no reasonable basis for any such proceeding, claim, action or governmental investigation that would impose any liability or obligation that would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on the Company. The Company is not subject to any agreement, order, judgment, decree, letter agreement or memorandum of agreement by or with any court, Governmental Entity or regulatory agency imposing any liability or obligation with respect to any Environmental Law that would reasonably be likely to have, either individually or in the aggregate, a Material Adverse Effect on the Company.

3.17    Investment Securities and Commodities.

(a)    Each of the Company and its Subsidiaries has good title in all material respects to all securities and commodities owned by it (except those sold under repurchase agreements or held in any fiduciary or agency capacity), free and clear of any Lien, except as set forth in the financial statements included in the Company Reports or to the extent such securities or commodities are pledged in the ordinary course of business to secure obligations of the Company or its Subsidiaries. Such securities and commodities are valued on the books of the Company in accordance with GAAP consistently applied.

(b)    The Company and its Subsidiaries and their respective businesses employ investment, securities, commodities, risk management and other policies, practices and procedures that the Company believes are prudent and reasonable in the context of such businesses as currently conducted, and the Company and its Subsidiaries have, since January 1, 2017, been in compliance with such policies, practices and procedures in all material respects.

3.18    Real Property. Except as would not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect on the Company, the Company or a Company Subsidiary (a) has good and marketable title to all the real property reflected in the latest audited balance sheet included in the Company Reports as being owned by the Company or a Company Subsidiary or acquired after the date thereof (except properties sold or otherwise disposed of since the date thereof in the ordinary course of business) (the “Company Owned Properties”), free and clear of all Liens, except (i) statutory Liens securing payments not yet due, (ii) Liens for real property Taxes not yet due and payable, (iii) easements, rights of way, and other similar encumbrances that do not materially affect the value or use of the properties or assets subject thereto or affected thereby or otherwise materially impair business operations at such properties and (iv) such imperfections or irregularities of title or Liens as do not materially affect the value or use of the properties or assets subject thereto or affected thereby or otherwise materially impair business operations at such properties (clauses (i) through (iv), collectively, “Permitted Encumbrances”), and (b) is the lessee of all leasehold estates reflected in the latest audited financial statements included in such the Company Reports or acquired after the date thereof (except for leases that have expired by their terms since the date thereof) (collectively with the Company Owned Properties, the “Company Real Property”), free and clear of all Liens of any nature whatsoever, except for Permitted Encumbrances, and is in possession of the properties purported to be leased thereunder, and each such lease is valid without default thereunder by the lessee or, to the knowledge of the Company, the lessor. There are no pending or, to the knowledge of the Company, threatened condemnation proceedings against the Company Real Property. The Company has previously made available to Purchaser a complete list of all Company Real Property as of the date of this Agreement.

3.19    Intellectual Property. Except as would not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect on the Company, (a) the Company and each of its Subsidiaries owns, or is licensed to use (in each case, free and clear of any Liens other than Permitted Encumbrances and licenses, covenants not to assert and similar rights granted with respect to Intellectual Property), all Intellectual Property necessary for the conduct of its business as currently conducted, (b) (i) the use of any Intellectual Property by the Company and its Subsidiaries does not infringe, misappropriate or otherwise violate the rights of any person and such use is in accordance with any applicable license pursuant to which the Company or any Company Subsidiary has the right to use such Intellectual Property, and (ii) no person has asserted in writing to the Company that the Company or any of its Subsidiaries has infringed, misappropriated or otherwise violated the Intellectual Property rights of such person, (c) no person is challenging or, to the knowledge of the Company, infringing on or otherwise violating, any right of the Company or any of its Subsidiaries with respect to any Intellectual Property owned by the Company or its Subsidiaries, (d) neither the Company nor any Company Subsidiary has received any notice of any pending claim with respect to any Intellectual Property owned by the Company or any Company Subsidiary and (e) to the knowledge of the Company, since January 1, 2017, no third party has gained unauthorized access to any information technology networks controlled by and material to the operation of the business of the Company and its Subsidiaries. For purposes of this Agreement, “Intellectual

Property” means trademarks, service marks, brand names, internet domain names, logos, symbols, certification marks, trade dress and other indications of origin, the goodwill associated with the foregoing and registrations in any jurisdiction of, and applications in any jurisdiction to register, the foregoing, including any extension, modification or renewal of any such registration or application; patents, applications for patents (including divisions, continuations, continuations in part and renewal applications), all improvements thereto, and any re-examinations, renewals, extensions or reissues thereof, in any jurisdiction; trade secrets; and copyrights registrations or applications for registration of copyrights in any jurisdiction, and any renewals or extensions thereof.

3.20    Related Party Transactions. There are no transactions or series of related transactions, agreements, arrangements or understandings, nor are there any currently proposed transactions or series of related transactions, between the Company or any of its Subsidiaries, on the one hand, and any current director or “executive officer” (as defined in Rule 3b-7 under the Exchange Act) of the Company or any of its Subsidiaries or any person who beneficially owns (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) 5% or more of the outstanding Company Common Stock (or any of such person’s immediate family members or affiliates) (other than Subsidiaries of the Company) on the other hand, of the type required to be reported in any Company Report pursuant to Item 404 of Regulation S-K promulgated under the Exchange Act, which have not been so reported on a timely basis.

3.21    State Takeover Laws. The Board of Directors of the Company has approved this Agreement and the transactions contemplated hereby as required to render inapplicable to such agreements and transactions any “moratorium,” “control share acquisition,” “fair price,” “business combination” or other anti-takeover law (any such laws, “Takeover Statutes”).

3.22    Reorganization. The Company has not taken any action and is not aware of any fact or circumstance that could reasonably be expected to prevent the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code.

3.23    Opinion. Prior to the execution of this Agreement, the Board of Directors of the Company has received an opinion (which, if initially rendered orally, has been or will be confirmed by a written opinion, dated the same date) of Sandler O’Neill & Partners, LP to the effect that, as of the date of such opinion, and based upon and subject to the factors, assumptions, and limitations set forth therein, the Exchange Ratio in the Merger is fair from a financial point of view to the holders of Company Common Stock. Such opinion has not been amended or rescinded as of the date of this Agreement.

3.24    Company Information. The information relating to the Company and its Subsidiaries which is provided in writing by the Company or its representatives specifically for inclusion in (a) the Proxy Statement, on the date it (or any amendment or supplement thereto) is first mailed to holders of Company Common Stock at the time of the Company Meeting, (b) the S-4, when it or any amendment thereto becomes effective under the Securities Act, (c) the documents and financial statements of the Company incorporated by reference in the Proxy Statement, the S-4 or any amendment or supplement thereto, or (d) any other document filed with any other Regulatory Agency in connection herewith, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading. The portions of the Proxy Statement relating to the Company and its Subsidiaries will comply in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder. Notwithstanding the foregoing, no representation or warranty is made by the Company with respect to statements made or incorporated by reference therein based on information provided or supplied by or on behalf of Purchaser or its Subsidiaries for inclusion in the Proxy Statement or the S-4.

3.25    Loan Portfolio.

(a)    As of the date hereof, neither the Company nor any of its Subsidiaries is a party to any written or oral (i) loan, loan agreement, note or borrowing arrangement (including leases, credit enhancements, commitments, guarantees and interest-bearing assets) (collectively, “Loans”) in which the Company or any Subsidiary of the Company is a creditor which as of March 31, 2019, had an outstanding balance of $1,000,000 or more and under the terms of which the obligor was, as of March 31, 2019, over ninety (90) days or more delinquent in payment of principal or interest, or (ii) Loans with any director or executive officer of the Company or any of its Subsidiaries, or to the knowledge of the Company, any affiliate of any of the foregoing (other than the Company and its Subsidiaries). Set forth in Section 3.25(a) of the Company Disclosure Schedule is a true, correct and complete list of all of the Loans of the Company and its Subsidiaries that, as of March 31, 2019, were classified by the Company as “Other Loans Specially Mentioned,” “Special Mention,” “Substandard,” “Doubtful,” “Loss,” “Classified,” “Criticized,” “Credit Risk Assets,” “Concerned Loans,” “Watch List” or words of similar import, together with the principal amount of and accrued and unpaid interest on each such Loan, together with the aggregate principal amount of and accrued and unpaid interest on such Loans.

(b)    Except as would not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect on the Company, each Loan of the Company and its Subsidiaries (i) is evidenced by notes, agreements or other evidences of indebtedness that are true, genuine and what they purport to be, (ii) to the extent carried on the books and records of the Company and its Subsidiaries as secured Loans, has been secured by valid charges, mortgages, pledges, security interests, restrictions, claims, liens or encumbrances, as applicable, which have been perfected, except as may be limited by the Enforceability Exceptions and (iii) to the knowledge of the Company, is the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, subject to the Enforceability Exceptions.

(c)    Except as would not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect on the Company, each outstanding Loan of the Company and its Subsidiaries (including Loans held for resale to investors) was solicited and originated, and is and has been administered and, where applicable, serviced, and the relevant Loan files are being maintained, in accordance with the relevant notes or other credit or security documents, the written underwriting standards of the Company and its Subsidiaries (and, in the case of Loans held for resale to investors, the underwriting standards, if any, of the applicable investors) and with all applicable federal, state and local laws, regulations and rules.

(d)    None of the agreements pursuant to which the Company or any of its Subsidiaries has sold Loans or pools of Loans or participations in Loans or pools of Loans contains any obligation to repurchase such Loans or interests therein solely on account of a payment default by the obligor on any such Loan.

(e)    There are no outstanding Loans made by the Company or any of its Subsidiaries to any “executive officer” or other “insider” (as each such term is defined in Regulation O promulgated by the Federal Reserve Board) of the Company or its Subsidiaries, other than Loans that are subject to and that were made and continue to be in compliance with Regulation O or that are exempt therefrom.

(f)    Neither the Company nor any of its Subsidiaries is now nor has ever been, since January 1, 2017, subject to any fine, suspension, settlement or other administrative agreement or sanction by, or any reduction in any loan purchase commitment from, any Governmental Entity or Regulatory Agency relating to the origination, sale or servicing of mortgage or consumer Loans.

3.26    Insurance. Except as would not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect on the Company, the Company and its Subsidiaries are insured with reputable insurers against such risks and in such amounts as the management of the Company reasonably has determined to be prudent and consistent with industry practice, and the Company and its Subsidiaries are in compliance in all material respects with their insurance policies and are not in default under any of the terms thereof, each such policy is outstanding and in full force and effect and, except for policies insuring against potential liabilities of officers, directors and employees of the Company and its Subsidiaries, the Company or the relevant Subsidiary thereof is the sole beneficiary of such policies, and all premiums and other payments due under any such policy have been paid, and all claims thereunder have been filed in due and timely fashion.

3.27    No Other Representations or Warranties.

(a)    Except for the representations and warranties made by the Company in this Article III, neither the Company nor any other person makes any express or implied representation or warranty with respect to the Company, its Subsidiaries or their respective businesses, operations, assets, liabilities, conditions (financial or otherwise) or prospects, or the transactions contemplated hereby, and the Company, on behalf of itself and its Subsidiaries, hereby disclaims any such other representations or warranties. In particular, without limiting the foregoing disclaimer, neither the Company nor any other person makes or has made any representation or warranty to Purchaser or any of its affiliates or representatives with respect to (i) any financial projection, forecast, estimate, budget or prospective information relating to the Company, any of its Subsidiaries or their respective businesses, or (ii) except for the representations and warranties made by the Company in this Article III, any oral or written information presented to Purchaser or any of its affiliates or representatives in the course of their due diligence investigation of the Company, the negotiation of this Agreement or in the course of the transactions contemplated hereby.

(b)    The Company acknowledges and agrees that neither Purchaser nor any other person has made or is making any express or implied representation or warranty with respect to Purchaser, its Subsidiaries, or their respective businesses, operations, assets, liabilities, conditions (financial or otherwise) or prospects, or the transactions contemplated hereby, other than those contained in Article IV. The Company has not relied on any representations and warranties of Purchaser other than the representations and warranties of Purchaser that are expressly set forth in Article IV.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PURCHASER

Except (a) as disclosed in the disclosure schedule delivered by Purchaser to the Company concurrently herewith (the “Purchaser Disclosure Schedule”); provided, that (i) no such item is required to be set forth as an exception to a representation or warranty if its absence would not result in the related representation or warranty being deemed untrue or incorrect, (ii) the mere inclusion of an item in the Purchaser Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission by Purchaser that such item represents a material exception or fact, event or circumstance or that such item is reasonably expected to result in a Material Adverse Effect on Purchaser, and (iii) any disclosures made with respect to a section of this Article IV shall be deemed to qualify (1) any other section of this Article IV specifically referenced or cross-referenced and (2) other sections of Article IV to the extent it is reasonably apparent on its face (notwithstanding the absence of a specific cross-reference) from a reading of the disclosure that such disclosure applies to such other sections or (b) as disclosed in any Purchaser Reports filed by Purchaser prior to the date hereof (but disregarding risk factor disclosures contained under the heading “Risk Factors,” or disclosures of risks set forth in any “forward-looking statements” disclaimer or any other statements that are similarly non-specific or cautionary, predictive or forward-looking in nature), Purchaser hereby represents and warrants to the Company as follows:

4.1    Corporate Organization.

(a)    Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is a bank holding company duly registered under the BHC Act, which has elected to be, and qualifies as, a financial holding company under the BHC Act. Purchaser has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted in all material respects, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Purchaser. True and complete copies of the Purchaser Certificate of Incorporation and Purchaser Bylaws, as in effect as of the date of this Agreement, have previously been made available by Purchaser to the Company.

(b)    Each Subsidiary of Purchaser (a “Purchaser Subsidiary”) (i) is duly organized and validly existing under the laws of its jurisdiction of organization, is (ii) duly qualified to do business and, where such concept is recognized under applicable law, in good standing in all jurisdictions (whether federal, state, local or foreign) where its ownership or leasing of property or the conduct of its business requires it to be so qualified and in which the failure to be so qualified would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Purchaser, and (iii) has all requisite corporate (or similar) power and authority to own or lease its properties and assets and to carry on its business as now conducted in all material respects. There are no restrictions on the ability of any Subsidiary of Purchaser to pay dividends or distributions except for restrictions on dividends or distributions under applicable law and, in the case of a Subsidiary that is a regulated entity, for restrictions on dividends or distributions generally applicable to all such regulated entities. The deposit accounts of each Subsidiary of Purchaser that is an insured depository institution are insured by the FDIC to the fullest extent permitted by law, all premiums and assessments required to be paid in connection therewith have been paid when due, and no proceedings for the termination of such insurance are pending or, to the knowledge of Purchaser, threatened.

4.2    Capitalization.

(a)    The authorized capital stock of Purchaser consists of 1,950,000,000 shares of Purchaser Common Stock and 50,000,000 shares of preferred stock, par value $0.01 per share (“Purchaser Preferred Stock”). As of the date of this Agreement, there are (i) 398,541,302 shares of Purchaser Common Stock issued and outstanding, including 782,702 shares of Purchaser Common Stock granted in respect of outstanding awards of restricted Purchaser Common Stock under a Purchaser Stock Plan (a “Purchaser Restricted Stock Award”), and excluding 1,573,036 shares of Purchaser Common Stock that may become outstanding if the performance conditions under which such shares were granted are subsequently achieved, (ii) 10,000,000 shares of Purchaser Preferred Stock issued and outstanding, (iii) 88,806,563 shares of Purchaser Common Stock held in treasury, (iv) 16,603,043 shares of Purchaser Common Stock reserved for issuance upon the exercise of outstanding stock options to purchase shares of Purchaser Common Stock granted under a Purchaser Stock Plan (“Purchaser Stock Options” and, together with the Purchaser Restricted Stock Awards, the “Purchaser Equity Awards”), (v) 34,829,387 shares of Purchaser Common Stock reserved for issuance pursuant to future grants under the Purchaser Stock Plans, and (vi) no other shares of capital stock or other voting securities of Purchaser issued, reserved for issuance or outstanding. As used herein, the “Purchaser Stock Plans” shall mean all employee and director equity incentive plans of Purchaser in effect as of the date of this Agreement and agreements for equity awards in respect of Purchaser Common Stock granted by Purchaser under the inducement grant exception. All of the issued and outstanding shares of Purchaser Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights. There are no bonds, debentures, notes or other indebtedness that have the right to vote on any matters on which shareholders of Purchaser may vote. No trust preferred or subordinated debt securities of Purchaser are issued or outstanding. Other than Purchaser Equity Awards issued prior to the date of this Agreement, as of the date of this Agreement there are no outstanding subscriptions, options, warrants, puts, calls, rights, exchangeable or convertible securities or other commitments or agreements obligating Purchaser to issue, transfer, sell, purchase, redeem or otherwise acquire, any such securities. There are no voting trusts, shareholder agreements, proxies or other agreements in effect pursuant to which Purchaser or any of its Subsidiaries has a contractual obligation with respect to the voting or transfer of the Purchaser Common Stock or other equity interests of Purchaser. All grants of Purchaser Equity Awards were validly issued and properly approved by the Board of Directors of Purchaser (or a committee thereof) in accordance with the applicable Purchaser Stock Plan and applicable law, in each case in all material respects.

(b)    Purchaser owns, directly or indirectly, all of the issued and outstanding shares of capital stock or other equity ownership interests of each of the Purchaser Subsidiaries, free and clear of any Liens, and all of such shares or equity ownership interests are duly authorized and validly issued and are fully paid, nonassessable (except, with respect to Purchaser Bank, as provided under 12 U.S.C. §55) and free of preemptive rights. No Purchaser Subsidiary has or is bound by any outstanding subscriptions, options, warrants, calls, rights, commitments or agreements of any character calling for the purchase or issuance of any shares of capital stock or any other equity security of such Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of such Subsidiary.

4.3    Authority; No Violation.

(a)    Purchaser has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the Merger have been duly and validly approved by the Board of Directors of Purchaser. The execution and delivery of the Bank Merger Agreement and the consummation of the Bank Merger have been duly and validly approved by the board of directors of the Purchaser Bank and the Purchaser as its sole shareholder. No other corporate proceedings on the part of Purchaser are necessary to approve this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Purchaser and (assuming due authorization, execution and delivery by the Company) constitutes a valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms (except in all cases as such enforceability may be limited by the Enforceability Exceptions). The shares of Purchaser Common Stock to be issued in the Merger have been validly authorized when issued, will be validly issued, fully paid and nonassessable, and no current or past shareholder of Purchaser will have any preemptive right or similar rights in respect thereof.

(b)    Neither the execution and delivery of this Agreement by Purchaser, nor the consummation by Purchaser of the transactions contemplated hereby, nor compliance by Purchaser with any of the terms or provisions hereof, will (i) violate any provision of the Purchaser Certificate or the Purchaser Bylaws, or (ii) assuming that the consents, approvals and filings referred to in Sections 3.4 and 4.4 are duly obtained and/or made, (x) violate any law, statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Purchaser or any of its Subsidiaries or any of their respective properties or assets or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of Purchaser or any of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Purchaser or any of its Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound, except (in the case of clause (ii) above) for such violations, conflicts, breaches, defaults, terminations, cancellations, accelerations or creations which, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Purchaser.

4.4    Consents and Approvals. Except for (a) the filing of applications, filings and notices, as applicable, with the Federal Reserve Board, the OCC and the State of Connecticut Department of Banking and the approval or waiver of such applications, filings and notices, (b) the filing of any required applications, filings or notices with any other banking or other regulatory authorities listed on Section 3.4(b) of the Company

Disclosure Schedule or Section 4.4(b) of the Purchaser Disclosure Schedule and the approval of such applications, filings and notices, (c) the filing with the SEC of the Proxy Statement and the S-4, and declaration of effectiveness of the S-4, (d) the filing of the Connecticut Certificate of Merger with the Secretary of State of the State of Connecticut pursuant to the CBCA and the filing of the Delaware Certificate of Merger with the Secretary of State of the State of Delaware pursuant to the DGCL, the filing of the Bank Merger Certificates, and (e) such filings and approvals as are required to be made or obtained under the securities or “Blue Sky” laws of various states in connection with the issuance of the shares of Purchaser Common Stock pursuant to this Agreement and the approval of the listing of such Purchaser Common Stock on Nasdaq, no consents or approvals of or filings or registrations with any Governmental Entity are necessary in connection with (i) the execution and delivery by Purchaser of this Agreement or (ii) the consummation by Purchaser of the Merger and the other transactions contemplated hereby (including the Bank Merger). As of the date hereof, Purchaser is not aware of any reason why the necessary regulatory approvals and consents will not be received in order to permit consummation of the Merger and Bank Merger on a timely basis.

4.5    Reports.

(a)    Purchaser and each of its Subsidiaries have timely filed or furnished, as applicable, all reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file or furnish, as applicable, since January 1, 2017 with any Regulatory Agencies, including any report, registration or statement required to be filed or furnished, as applicable, pursuant to the laws, rules or regulations of the United States, any state, any foreign entity, or any Regulatory Agency, and have paid all fees and assessments due and payable in connection therewith, except where the failure to file such report, registration or statement or to pay such fees and assessments, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Purchaser. Except for normal examinations conducted by a Regulatory Agency in the ordinary course of business of Purchaser and its Subsidiaries, (i) no Regulatory Agency has initiated or has pending any proceeding or, to the knowledge of Purchaser, investigation into the business or operations of Purchaser or any of its Subsidiaries since January 1, 2017, (ii) there is no unresolved violation, criticism or exception by any Regulatory Agency with respect to any report or statement relating to any examinations or inspections of Purchaser or any of its Subsidiaries, and (iii) there have been no formal or informal inquiries by, or disagreements or disputes with, any Regulatory Agency with respect to the business, operations, policies or procedures of Purchaser or any of its Subsidiaries since January 1, 2017, in each case of clauses (i) through (iii), which would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Purchaser.

(b)    An accurate and complete copy of each final registration statement, prospectus, report, schedule and definitive proxy statement filed with or furnished to the SEC by Purchaser since January 1, 2017 pursuant to the Securities Act or the Exchange Act (the “Purchaser Reports”) is publicly available. No such Purchaser Report as of the date thereof (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of the relevant meetings, respectively), contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading, except that information filed or furnished as of a later date (but before the date of this Agreement) shall be deemed to modify information as of an earlier date. Since January 1, 2017, as of their respective dates, all Purchaser Reports filed or furnished under the Securities Act and the Exchange Act complied in all material respects as to form with the published rules and regulations of the SEC with respect thereto. As of the date of this Agreement, no executive officer of Purchaser has failed in any respect to make the certifications required of him or her under Section 302 or 906 of the Sarbanes-Oxley Act. As of the date of this Agreement, there are no outstanding comments from or unresolved issues raised by the SEC with respect to any of the Purchaser Reports.

4.6    Financial Statements.

(a)    The financial statements of Purchaser and its Subsidiaries included (or incorporated by reference) in the Purchaser Reports (including the related notes, where applicable) (i) have been prepared from, and are in accordance with, the books and records of Purchaser and its Subsidiaries, (ii) fairly present in all material respects the consolidated results of operations, cash flows, changes in shareholders’ equity and consolidated financial position of Purchaser and its Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth (subject in the case of unaudited statements to year-end audit adjustments normal in nature and amount), (iii) complied, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto and (iv) have been prepared in all material respects in accordance with GAAP consistently applied during the periods involved, except, in each case, as indicated in such statements or in the notes thereto. The books and records of Purchaser and its Subsidiaries have been, since January 1, 2017, and are being, maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements. KPMG has not resigned (or informed Purchaser that it intends to resign) or been dismissed as independent public accountants of Purchaser as a result of or in connection with any disagreements with Purchaser on a matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

(b)    Except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Purchaser, neither Purchaser nor any of its Subsidiaries has any liability (whether absolute, accrued, contingent or otherwise and whether due or to become due) required by GAAP to be included on a consolidated balance sheet of Purchaser, except for those liabilities that are reflected or reserved against on the consolidated balance sheet of Purchaser included in its Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2019 (including any notes thereto), and for liabilities incurred in the ordinary course of business consistent with past practice since March 31, 2019, or in connection with this Agreement and the transactions contemplated hereby.

(c)    The records, systems, controls, data and information of Purchaser and its Subsidiaries are recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the exclusive ownership and direct control of Purchaser or its Subsidiaries or accountants (including all means of access thereto and therefrom), except for any non-exclusive ownership and non-direct control that, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Purchaser. Purchaser (x) has implemented and maintains disclosure controls and procedures (as defined in Rule 13a-15(e) of the Exchange Act) to ensure that material information relating to Purchaser, including its Subsidiaries, is made known to the chief executive officer and the chief financial officer of Purchaser by others within those entities as appropriate to allow timely decisions regarding required disclosures and to make the certifications required by the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act, and (y) has disclosed, based on its most recent evaluation prior to the date hereof, to Purchaser’s outside auditors and the audit committee of Purchaser’s Board of Directors (i) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) which are reasonably likely to adversely affect Purchaser’s ability to record, process, summarize and report financial information, and (ii) to the knowledge of Purchaser, any fraud, whether or not material, that involves management or other employees who have a significant role in Purchaser’s internal controls over financial reporting. To the knowledge of Purchaser, there is no reason to believe that Purchaser’s outside auditors and its chief executive officer and chief financial officer will not be able to give the certifications and attestations required pursuant to the rules and regulations adopted pursuant to Section 404 of the Sarbanes-Oxley Act, without qualification, when next due.

(d)    Since January 1, 2017, (i) neither Purchaser nor any of its Subsidiaries, nor, to the knowledge of Purchaser, any director, officer, auditor, accountant or representative of Purchaser or any of its Subsidiaries, has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods (including with respect to loan loss reserves, write-downs, charge-offs and accruals) of Purchaser or any of its Subsidiaries or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that Purchaser or any of its Subsidiaries has engaged in questionable accounting or auditing practices, and (ii) no attorney representing Purchaser or any of its Subsidiaries, whether or not employed by Purchaser or any of its Subsidiaries, has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by Purchaser or any of its officers directors, employees or agents to the Board of Directors of Purchaser or any committee thereof or to the knowledge of Purchaser, to any director or officer of Purchaser.

4.7    Broker’s Fees. With the exception of the engagement of Keefe, Bruyette & Woods, Inc., neither Purchaser nor any Purchaser Subsidiary nor any of their respective officers or directors has employed any broker, finder or financial advisor or incurred any liability for any broker’s fees, commissions or finder’s fees in connection with the Merger or related transactions contemplated by this Agreement.

4.8    Absence of Certain Changes or Events. Since December 31, 2018, no event or events have occurred that have had or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Purchaser.

4.9    Legal Proceedings.

(a)    In each case, except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Purchaser, neither Purchaser nor any of its Subsidiaries is a party to any, and there are no pending or, to the knowledge of Purchaser, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature against Purchaser or any of its Subsidiaries or any of their current directors or executive officers in their capacities as such or challenging the validity or propriety of the transactions contemplated by this Agreement.

(b)    There is no material injunction, order, judgment, decree, or regulatory restriction imposed upon Purchaser, any of its Subsidiaries or the assets of Purchaser or any of its Subsidiaries.

4.10    Taxes and Tax Returns. Each of Purchaser and its Subsidiaries has duly and timely filed (including all applicable extensions) all material Tax Returns in all jurisdictions in which Tax Returns are required to be filed by it, and all such Tax Returns are true, correct, and complete in all material respects. Neither Purchaser nor any of its Subsidiaries is the beneficiary of any extension of time within which to file any material Tax Return (other than extensions to file Tax Returns obtained in the ordinary course). Neither Purchaser nor any of its Subsidiaries has granted any extension or waiver of the limitation period applicable to any material Tax that remains in effect. All material Taxes of Purchaser and its Subsidiaries (whether or not shown on any Tax Returns) that are due have been fully and timely paid. Each of Purchaser and its Subsidiaries has withheld and paid all material taxes (determined both individually and in the aggregate) required to have been withheld and paid in connection with amounts paid or owing to any employee, creditor, stockholder, independent contractor or other third party and has complied with all information reporting regimes relating to Taxes in all material respects. The federal income Tax Returns of Purchaser and its Subsidiaries for all years to and including 2013 have been examined by the IRS or are Tax Returns with respect to which the applicable period for assessment under applicable law, after giving effect to extensions or waivers, has expired. Neither Purchaser nor any of its Subsidiaries has received written notice of assessment or proposed assessment in connection with any material amount of Taxes, and there are no threatened in writing or pending disputes, claims, audits, examinations or other proceedings regarding any material Tax of Purchaser and its Subsidiaries or the assets of Purchaser and its Subsidiaries. There are no Liens for material Taxes (except Taxes not yet due and payable) on any of the assets of the Company or any of its Subsidiaries. Neither Purchaser nor any of its Subsidiaries is a party to or is bound by any Tax sharing, allocation or indemnification agreement or arrangement (other than such an agreement or arrangement exclusively between or among Purchaser and its Subsidiaries). Neither Purchaser nor any of its Subsidiaries (A) has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was Purchaser) or (B) has any liability for the Taxes of any person (other than Purchaser or any of its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise. Neither Purchaser nor any of its Subsidiaries has been, within the past two (2) years or otherwise as part of a “plan (or series of related transactions)” within the meaning of Section 355(e) of the Code of which the Merger is also a part, a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock intending to qualify for tax-free treatment under Section 355 of the Code. Neither Purchaser nor any of its Subsidiaries has participated in or has been a material advisor with respect to a “listed transaction” within the meaning of Treasury Regulation section 1.6011-4(b)(2). At no time during the past five (5) years has Purchaser been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code.

4.11    Compliance with Applicable Law. Purchaser and each of its Subsidiaries hold, and have at all times since January 1, 2017, held, all licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses and ownership of their respective properties, rights and assets under and pursuant to each (and have paid all fees and assessments due and payable in connection therewith), except where neither the cost of failure to hold nor the cost of obtaining and holding such license, franchise, permit or authorization (nor the failure to pay any fees or assessments) would, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Purchaser, and, to the knowledge of Purchaser, no suspension or cancellation of any such necessary license, franchise, permit or authorization is threatened. Since January 1, 2017, Purchaser and each of its Subsidiaries have complied in all material respects with and are not in material default or violation under any, applicable law, statute, order, rule, regulation, policy and/or guideline of any Governmental Entity relating to Purchaser or any of its Subsidiaries. Purchaser Bank has a CRA rating of “satisfactory” or better in its most recently completed exam.

4.12    Certain Contracts. (a) Each contract, arrangement, commitment or understanding (whether written or oral) which is a “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) to which Purchaser or any of its Subsidiaries is a party or by which Purchaser or any of its Subsidiaries is bound as of the date hereof has been filed as an exhibit to the most recent Annual Report on Form 10-K filed by Purchaser, or a Quarterly Report on Form 10-Q or Current Report on Form 8-K subsequent thereto (each, a “Purchaser Contract”).

(b)    In each case, except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Purchaser, (i) each Purchaser Contract is valid and binding on Purchaser or one of its Subsidiaries, as applicable, and in full force and effect, (ii) Purchaser and each of its Subsidiaries has performed all obligations required to be performed by it prior to the date hereof under each Purchaser Contract, (iii) to the knowledge of Purchaser each third party counterparty to each Purchaser Contract has performed all obligations required to be performed by it to date under such Purchaser Contract, and (iv) no event or condition exists which constitutes or, after notice or lapse of time or both, will constitute, a default on the part of Purchaser or any of its Subsidiaries under any such Purchaser Contract.

4.13    Agreements with Regulatory Agencies. Neither Purchaser nor any of its Subsidiaries is subject to any cease-and-desist or other order or enforcement action issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or has been ordered to pay any civil money penalty by, or has been since January 1, 2017, a recipient of any supervisory letter from, or since January 1, 2017, has adopted any policies, procedures or board resolutions at the request or suggestion of any Regulatory Agency or other Governmental Entity that currently restricts in any material respect the conduct of its business or that in any material manner relates to its capital adequacy, its ability to pay dividends, its credit or risk management policies, its management or its business (each, whether or not set forth in the Purchaser Disclosure Schedule, a “Purchaser Regulatory Agreement”), nor has Purchaser or any of its Subsidiaries been advised in writing since January 1, 2017, by any Regulatory Agency or other Governmental Entity that it is considering issuing, initiating, ordering or requesting any such Purchaser Regulatory Agreement.

4.14    State Takeover Laws. The Board of Directors of Purchaser has approved this Agreement and the transactions contemplated hereby as required to render inapplicable to such agreements and transactions any Takeover Statutes.

4.15    Information Technology. To the knowledge of Purchaser, since January 1, 2017, no third party has gained unauthorized access to any information technology networks controlled by and material to the operation of the business of Purchaser and its Subsidiaries, except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Purchaser.

4.16    Reorganization. Purchaser has not taken any action and is not aware of any fact or circumstance that could reasonably be expected to prevent the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code.

4.17    Purchaser Information. The information relating to Purchaser and its Subsidiaries which is provided in writing by Purchaser or its representatives specifically for inclusion in (a) the Proxy Statement, on the date it (or any amendment or supplement thereto) is first mailed to holders of Company Common Stock at the time of the Company Meeting, (b) the S-4, when it or any amendment thereto becomes effective under the Securities Act, (c) the documents and financial statements of Purchaser incorporated by reference in the Proxy Statement, the S-4 or any amendment or supplement thereto or (d) any other document filed with any other Regulatory Agency in connection herewith, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading. The Proxy Statement (except for such portions thereof that relate only to the Company or any of its Subsidiaries) will comply in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder. The S-4 (except for such portions thereof that relate only to the Company or any of its Subsidiaries) will comply in all material respects with the provisions of the Securities Act and the rules and regulations thereunder. Notwithstanding the foregoing, no representation or warranty is made by Purchaser with respect to statements made or incorporated by reference therein based on information provided or supplied by or on behalf of the Company or its Subsidiaries for inclusion in the Proxy Statement or the S-4.

4.18    No Other Representations or Warranties.

(a)    Except for the representations and warranties made by Purchaser in this Article IV, neither Purchaser nor any other person makes any express or implied representation or warranty with respect to Purchaser, its Subsidiaries, or their respective businesses, operations, assets, liabilities, conditions (financial or otherwise) or prospects, or the transactions contemplated hereby, and Purchaser, on behalf of itself and its Subsidiaries, hereby disclaims any such other representations or warranties. In particular, without limiting the foregoing disclaimer, neither Purchaser nor any other person makes or has made any representation or warranty to the Company or any of its affiliates or representatives with respect to (i) any financial projection, forecast, estimate, budget or prospective information relating to Purchaser, any of its Subsidiaries or their respective businesses, or (ii) except for the representations and warranties made by Purchaser in this Article IV, any oral or written information presented to the Company or any of its affiliates or representatives in the course of their due diligence investigation of Purchaser, the negotiation of this Agreement or in the course of the transactions contemplated hereby.

(b)    Purchaser acknowledges and agrees that neither the Company nor any other person has made or is making any express or implied representation or warranty with respect to the Company, its Subsidiaries, or their respective businesses, operations, assets, liabilities, conditions (financial or otherwise) or prospects, or the transactions contemplated hereby, other than those contained in Article III. Purchaser has not relied on any representations and warranties of the Company other than the representations and warranties of the Company that are expressly set forth in Article III.

ARTICLE V

COVENANTS RELATING TO CONDUCT OF BUSINESS

5.1    Conduct of Business of the Company Prior to the Effective Time. During the period from the date of this Agreement to the Effective Time or earlier termination of this Agreement, except as expressly contemplated or permitted by this Agreement (including as set forth in the Company Disclosure Schedule), required by law or as consented to in writing by Purchaser (or, in the case of clause (b), the Company) (such consent not to be unreasonably withheld, conditioned or delayed), (a) the Company shall, and shall cause its Subsidiaries to, conduct its business in the ordinary course in all material respects and use commercially reasonable efforts to maintain and preserve intact its business organization, the services of its employees and its advantageous business relationships, and (b) except as expressly required by this Agreement (including as set forth in the Company Disclosure Schedule or the Purchaser Disclosure Schedule), required by law or as consented to in writing by the other party, each of the Company and Purchaser shall not, and shall cause their respective Subsidiaries not to, knowingly take any action that would reasonably be expected to adversely affect or materially delay the ability to obtain any necessary approvals of any Regulatory Agency or other Governmental Entity required for the transactions contemplated hereby or to perform its respective covenants and agreements under this Agreement or to consummate the transactions contemplated hereby on a timely basis.

5.2    Company Forbearances. During the period from the date of this Agreement to the Effective Time or earlier termination of this Agreement, except as expressly contemplated or permitted by this Agreement (including as set forth in the Company Disclosure Schedule), required by law or as consented to in writing by Purchaser (such consent not to be unreasonably withheld, conditioned or delayed), the Company shall not, and shall not permit any of its Subsidiaries to:

(a)    other than in the ordinary course of business, (i) incur any indebtedness for borrowed money (other than (x) indebtedness of the Company or any of its wholly owned Subsidiaries to the Company or any of its Subsidiaries and (y) Federal Home Loan Bank advances, deposits, purchases of federal funds and entering into repurchase agreements), or (ii) assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual, corporation or other entity (other than (x) a Subsidiary of the Company, (y) in connection with the presentation of items for collection (e.g., personal or business checks), and (z) letters of credit and similar instruments);

(b)    (i)    adjust, split, combine or reclassify any capital stock;

(ii)    make, declare or pay any dividend, or make any other distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock or any securities or obligations convertible (whether currently convertible or convertible only after the passage of time or the occurrence of certain events) into or exchangeable for any shares of its capital stock (except (A) regular quarterly cash dividends by the Company on Company Common Stock at a rate not in excess of $0.12 per share of Company Common Stock, (B) dividends paid by any of the Subsidiaries of the Company to the Company or any of its wholly owned Subsidiaries, (C) the acceptance of shares of Company Common Stock as payment for the exercise price of Company Stock Options or for withholding Taxes incurred in connection with the exercise of Company Stock Options or the vesting or settlement of Company Equity Awards, or (D) to satisfy obligations under Company Benefit Plans;

(iii)    grant any Company Equity Awards (or any similar award that would be a Company Equity Award had it been issued under the Company Stock Plans); or

(iv)    issue, sell or otherwise permit to become outstanding any additional shares of capital stock or securities convertible or exchangeable into, or exercisable for, any shares of its capital stock or any options, warrants, or other rights of any kind to acquire any shares of capital stock, except for employee, consultant and non-employee director equity awards in the ordinary course of business, pursuant to the exercise of Company Stock Options or the vesting or settlement of Company Equity Awards;

(c)    sell, transfer, mortgage, encumber or otherwise dispose of any of its material properties or assets or any business to any person other than a wholly owned Subsidiary, or cancel, release or assign any material indebtedness owed by any such person or any claims against any such person, in each case other than Permitted Encumbrances or in the ordinary course of business or pursuant to contracts or agreements in force at the date of this Agreement and set forth on Section 5.2(c) of the Company Disclosure Schedule;

(d)    except for transactions in the ordinary course of business (including by way of foreclosure or acquisitions of control in a fiduciary or similar capacity or in satisfaction of debts previously contracted in good faith), make any material investment either by purchase of stock or securities, contributions to capital, property transfers, or purchase of any property or assets of any other individual, corporation or other entity other than a wholly owned Subsidiary of the Company;

(e)    except in the ordinary course of business (i) terminate, materially amend, or waive any material provision of, any Company Contract, other than any contract that terminates by its terms or normal renewals of contracts without material adverse changes of terms with respect to the Company, or (ii) enter into any contract that would constitute a Company Contract if it were in effect on the date of this Agreement;

(f)    except as required under applicable law or the terms of any Company Benefit Plan, (i) increase the compensation or benefits payable to any current or former employee or director except in the ordinary course of business consistent with past practice for current employees (A) whose annual compensation is expected to be less than $150,000, except with respect to increases that do not exceed 3% of such costs with respect to any one person and (B) who are not participants in the Company Executive Change in Control Severance Plan or have an employment agreement which provides for severance payments; (ii) enter into any new, or amend any existing, employment, severance, change in control, retention or similar agreement or arrangement, except (A) for agreements entered into with any newly hired employees whose annual compensation is expected to be less than $100,000 or (B) for severance agreements entered into with employees who are not executive officers in connection with terminations of employment, in each case, in the ordinary course of business; (iii) enter into, adopt or terminate any Company Benefit Plan, except as permitted by clause (ii); (iv) amend any Company Benefit Plan, other than amendments that do not materially increase the cost to the Company of maintaining such Company Benefit Plan; (v) discretionarily accelerate the vesting or payment of any Company Equity Award; (vi) loan or advance of money or other property by the Company or its Subsidiaries to any of their present or former directors, officers or employees; (vii) enter into or adopt any collective bargaining agreement or recognize any union or other labor organization as the representative of any of the employees of the Company or any of its Subsidiaries; or (viii) increase the funding obligation or contribution rate of any Company Benefit Plan that is subject to Title IV of ERISA;

(g)    settle any material claim, suit, action or proceeding, except in the ordinary course of business in an amount and for consideration not in excess of $250,000 individually or $500,000 in the aggregate and that would not impose any material restriction on the business of it or its Subsidiaries or the Surviving Corporation;

(h)    take any action or knowingly fail to take any action where such action or failure to act could reasonably be expected to prevent the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code;

(i)    amend the Company Charter or Company Bylaws or comparable governing documents of its Subsidiaries;

(j)    merge or consolidate itself or any of its Subsidiaries with any other person, or restructure, reorganize or completely or partially liquidate or dissolve it or any of its Subsidiaries (other than mergers or consolidations solely involving its subsidiaries);

(k)    materially restructure or materially change its investment securities or derivatives portfolio or its interest rate exposure, through purchases, sales or otherwise, or the manner in which the portfolio is classified or reported, or purchase any security rated below investment grade, in each case, other than (i) in the ordinary course of business consistent with past practice or (ii) as may be required by GAAP or any applicable laws, regulations, guidelines or policies imposed by a Governmental Entity;

(l)    implement or adopt any change in its accounting principles, practices or methods, other than as may be required by GAAP or by any applicable law, regulations, guidelines or policies imposed by any Governmental Entity;

(m)    enter into any material new line of business;

(n)    make any loans or extensions of credit except in the ordinary course of business consistent with past practice or with aggregate outstanding commitments to any borrower or group of related borrowers not in excess of $5,000,000, except pursuant to existing commitments; provided, that Purchaser shall be required to respond to any requests for a consent to make such loan or extension of credit in writing within two (2) business days after the loan package is delivered to Purchaser;

(o)    make any material changes in its policies and practices with respect to (i) underwriting, pricing, originating, acquiring, selling, servicing or buying or selling rights to service, Loans or (ii) investment, risk and asset liability management or hedging practices and policies, in each case except as may be required by such policies and practices or by any applicable laws, regulations, guidelines or policies imposed by any Governmental Entity;

(p)    make, or commit to make, any capital expenditures in excess of $300,000 in the aggregate, except as contemplated in the capital expenditure budget previously made available by the Company to Purchaser;

(q)    other than in the ordinary course of business, make, change or revoke any material Tax election, change an annual Tax accounting period, adopt or change any material Tax accounting method, file any amended material Tax Return, enter into any closing agreement with respect to a material amount of Taxes, or settle any material Tax claim, audit, assessment or dispute or surrender any right to claim a refund of a material amount of Taxes; or

(r)    agree to take, make any commitment to take, or adopt any resolutions of its board of directors or similar governing body in support of, any of the actions prohibited by this Section  5.2.

5.3    Purchaser Forbearances. During the period from the date of this Agreement to the Effective Time or earlier termination of this Agreement, except as expressly contemplated or permitted by this Agreement (including as set forth in the Purchaser Disclosure Schedule), required by law or as consented to in writing by the Company (such consent not to be unreasonably withheld, conditioned or delayed), Purchaser shall not, and shall not permit any of its Subsidiaries to:

(a)    amend the Purchaser Certificate of Incorporation or Purchaser Bylaws in a manner that would adversely affect the economic benefits of the Merger to the holders of the Company Common Stock;

(b)    adjust, split, combine or reclassify any capital stock of Purchaser;

(c)    adopt or publicly propose a plan of complete or partial liquidation or resolutions providing for or authorizing such a liquidation or a dissolution of Purchaser;

(d)    make any written communications to the employees of the Company or any of its Subsidiaries without prior consultation with the Company and consideration of any Company comments in good faith;

(e)    take any action or knowingly fail to take any action where such action or failure to act could reasonably be expected to prevent the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code; or

(f)    agree to take, make any commitment to take, or adopt any resolutions of its board of directors or similar governing body in support of, any of the actions prohibited by this Section 5.3.

ARTICLE VI

ADDITIONAL AGREEMENTS

6.1    Regulatory Matters.

(a)    Purchaser and the Company shall promptly prepare and file with the SEC, no later than thirty (30) calendar days after the date of this Agreement, the Proxy Statement and Purchaser shall promptly prepare and file with the SEC the S-4, in which the Proxy Statement will be included as a prospectus. Each of Purchaser and the Company shall use its reasonable best efforts to have the S-4 declared effective under the Securities Act as promptly as practicable after such filing and to keep the S-4 effective for so long as necessary to consummate the transactions contemplated by this Agreement, and the Company shall thereafter as promptly as practicable mail or deliver the Proxy Statement to its shareholders. Purchaser shall also use its reasonable best efforts to obtain all necessary state securities law or “Blue Sky” permits and approvals required to carry out the transactions contemplated by this Agreement, and the Company shall furnish all information concerning the Company and the holders of Company Common Stock as may be reasonably requested in connection with any such action.

(b)    The parties hereto shall cooperate with each other and use, and cause their applicable Subsidiaries to use, their reasonable best efforts to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, to obtain as promptly as practicable all permits, consents, approvals and authorizations of all third parties and Governmental Entities which are necessary or advisable to consummate the transactions contemplated by this Agreement (including the Requisite Regulatory Approvals), and to comply with the terms and conditions of all such permits, consents, approvals and authorizations of all such third parties and Governmental Entities. Without limiting the generality of the foregoing, as soon as practicable and in no event later than thirty (30) calendar days after the date of this Agreement, Purchaser and the Company shall, and shall cause their respective Subsidiaries to, each prepare and file any applications, notices, petitions and filings required to be filed with any Governmental Entity in order to obtain the Requisite Regulatory Approvals.

(c)    Purchaser and the Company shall have the right to review in advance, and, to the extent practicable, each will consult the other on, in each case subject to applicable laws relating to the exchange of information, all the information relating to the Company or Purchaser, as the case may be, and any of their respective Subsidiaries, which appears in any filing made with, or written materials submitted to, any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto shall act reasonably and as promptly as practicable. The parties hereto agree that they will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental Entities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other apprised of the status of matters relating to completion of the transactions contemplated hereby. Each party hereto shall consult with the other in advance of any meeting or conference with any Governmental Entity in connection with the transactions contemplated by this Agreement and, to the extent permitted by such Governmental Entity, give the other party and/or its counsel the opportunity to attend and participate in such meetings and conferences.

(d)    In furtherance and not in limitation of the foregoing, each of Purchaser and the Company shall use its respective reasonable best efforts to (i) avoid the entry of, or to have vacated, lifted, reversed or overturned, any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that would restrain, prevent or delay the Closing, and (ii) avoid or eliminate each and every impediment, including with respect to obtaining the Requisite Regulatory Approvals, so as to enable the Closing to occur as soon as possible. Notwithstanding anything to the contrary in this Agreement, nothing contained in this Agreement shall require Purchaser or permit the Company to take, or agree to take, any action or agree to any condition or restriction, in connection with the grant of a Requisite Regulatory Approval, that would reasonably be expected to have a Material Adverse Effect on Purchaser and its Subsidiaries, taken as a whole, after giving effect to the Merger (measured on a scale relative to the Company and its Subsidiaries, taken as a whole) (a “Materially Burdensome Regulatory Condition”).

(e)    Purchaser and the Company shall, upon request, furnish each other with all information concerning themselves, their Subsidiaries, directors, officers and shareholders and such other matters as may be reasonably necessary or advisable in connection with the Proxy Statement, the S-4 or any other statement, filing, notice or application made by or on behalf of Purchaser, the Company or any of their respective Subsidiaries to any Governmental Entity in connection with the Merger, the Bank Merger and the other transactions contemplated by this Agreement. Each of Purchaser and the Company agrees, as to itself and its Subsidiaries, that none of the information supplied or to be supplied by it for inclusion or incorporation by reference in (i) the S-4 will, at the time the S-4 and each amendment or supplement thereto, if any, becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) the Proxy Statement and any amendment or supplement thereto will, at the date of mailing to Company’s shareholders and at the time of the Company’s Meeting to consider and vote upon approval of the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which such statement was made, not misleading. Each of Purchaser and the Company further agrees that if it becomes aware that any information furnished by it would cause any of the statements in the S-4 or the Proxy Statement and each amendment or supplement thereto to be false or misleading with respect to any material fact, or to omit to state any material fact necessary to make the statements therein not false or misleading, to promptly inform the other party thereof and to take appropriate steps to correct the S-4 or the Proxy Statement and any amendment or supplement thereto.

(f)    Purchaser and the Company shall promptly advise each other upon receiving any communication from any Governmental Entity whose consent or approval is required for consummation of the transactions contemplated by this Agreement that causes such party to believe that there is a reasonable likelihood that any Requisite Regulatory Approval will not be obtained or that the receipt of any such approval will be materially delayed.

(g)    As used in this Agreement, the “Requisite Regulatory Approvals” shall mean all regulatory authorizations, consents, orders or approvals, or waiver thereof (i) from the Federal Reserve Board, the OCC and the State of Connecticut Department of Banking and (ii) any other approvals set forth in Sections 3.4 and 4.4 that are necessary to consummate the transactions contemplated by this Agreement, including the Merger and the Bank Merger, except for any such authorizations, consents, orders or approvals the failure of which to be obtained would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Purchaser.

6.2    Access to Information.

(a)    Upon reasonable notice and subject to applicable laws, the Company shall, and shall cause each of its Subsidiaries to, afford to the officers, employees, counsel, accountants and advisors of Purchaser, reasonable access, during normal business hours during the period prior to the Effective Time, to all its properties, books, personnel and records, and shall cooperate with Purchaser in preparing to execute after the Effective Time conversion or consolidation of systems and business operations generally, and, during such period, the Company shall, and shall cause its Subsidiaries to, make available to Purchaser all other information concerning its business, properties and personnel as Purchaser may reasonably request. Upon reasonable notice and subject to applicable laws, Purchaser shall, and shall cause each of its Subsidiaries to, afford to the officers, employees, counsel, accountants and advisors of the Company, reasonable access, during normal business hours during the period prior to the Effective Time, and solely for purposes of verifying the representations and warranties of Purchaser in Article IV, to the Purchaser’s properties, books, personnel and records. Each party shall use commercially reasonable efforts to minimize any interference with the other party’s regular business operations during any such access. Neither Purchaser nor the Company nor any of their respective Subsidiaries shall be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of Purchaser’s or the Company’s, as the case may be, customers, jeopardize the attorney-client privilege or other legal privilege of the party in possession or control of such information (after giving due consideration to the existence of any common interest, joint defense or similar agreement between the parties) or contravene any law, rule, regulation, order, judgment, decree, fiduciary duty, duty of confidentiality or binding agreement entered into prior to the date of this Agreement. The parties hereto will use reasonable best efforts to cooperate and request waivers or make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply.

(b)    Each of Purchaser and the Company shall hold all information furnished by or on behalf of the other party or any of such party’s Subsidiaries or representatives pursuant to Section 6.2(a) in confidence to the extent required by, and in accordance with, the provisions of the confidentiality agreement, dated March 23, 2018, between Purchaser and the Company (the “Confidentiality Agreement”).

(c)    No investigation by either of the parties or their respective representatives shall affect or be deemed to modify or waive the representations and warranties of the other set forth herein.

6.3    Shareholders’ Approval.

(a)    The Company shall, in accordance with applicable law and the Company Charter and Company Bylaws, call, give notice of, convene and hold a meeting of its shareholders (the “Company Meeting,”) as soon as reasonably practicable after the S-4 is declared effective, for the purpose of obtaining the Requisite Company Vote required in connection with this Agreement and the Merger and, if so desired and mutually agreed, upon other matters of the type customarily brought before an annual or special meeting of shareholders to approve a merger. The Board of Directors of the Company shall use its reasonable best efforts to obtain from the shareholders of the Company the Requisite Company Vote, including by communicating to its shareholders its recommendation (and including such recommendation in the Proxy Statement) that they approve this Agreement and the transactions contemplated hereby and by engaging a proxy solicitor reasonably acceptable to Purchaser to assist in the solicitation of proxies from the holders of Company Common Stock relating to the Requisite Company Vote. However, subject to Sections 8.1 and 8.2, if the Board of Directors of the Company, after receiving the advice of its outside counsel and, with respect to financial matters, its financial advisor, determines in good faith that it would reasonably be expected to violate its fiduciary duties under applicable law to continue to recommend this Agreement, then in submitting this Agreement to its shareholders, the Board of Directors of the Company may submit this Agreement to its shareholders without recommendation or may change its recommendation (although the resolutions approving this

Agreement as of the date hereof may not be rescinded or amended), in which event the Board of Directors of the Company may communicate the basis for its lack of a recommendation or a change in its recommendation to its shareholders in the Proxy Statement or an appropriate amendment or supplement thereto to the extent required by law; provided, that the Board of Directors of the Company may not take any actions under this sentence unless (i) it gives the Purchaser at least five (5) business days’ prior written notice of its intention to take such action and a reasonable description of the event or circumstances giving rise to its determination to take such action (including, in the event such action is taken by the Board of Directors of the Company in response to an Acquisition Proposal, the latest material terms and conditions of, and the identity of the third party making, any such Acquisition Proposal, or any amendment or modification thereof, or describing in reasonable detail such other event or circumstances) and (ii) at the end of such notice period, the Board of Directors of the Company takes into account any amendment or modification to this Agreement proposed by the Purchaser and after receiving the advice of its outside counsel and, with respect to financial matters, its financial advisor, determines in good faith that it would nevertheless reasonably be expected to violate its fiduciary duties under applicable law to continue to recommend this Agreement. Any material amendment to any Acquisition Proposal will be deemed to be a new Acquisition Proposal for purposes of this Section 6.3(a) and will require a new notice period as referred to in this Section 6.3(a), except that the applicable period shall be three (3) business days.

(b)    The Company shall adjourn or postpone the Company Meeting if, as of the time for which such meeting is originally scheduled, there are insufficient shares of Company Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of such meeting, or if on the date of such meeting the Company has not received proxies representing a sufficient number of shares necessary to obtain the Requisite Company Vote. Notwithstanding anything to the contrary herein, unless this Agreement has been terminated in accordance with its terms, the Company Meeting shall be convened and the Merger shall be submitted to the shareholders of the Company at the Company Meeting for the purpose of voting on the approval of the Merger, and nothing contained herein shall be deemed to relieve the Company of such obligation.

6.4    Legal Conditions to Merger. Subject in all respects to Sections 6.1, 6.3 and 6.11 of this Agreement, each of Purchaser and the Company shall, and shall cause its Subsidiaries to, use their respective reasonable best efforts (a) to take, or cause to be taken, all actions necessary, proper or advisable to comply promptly with all legal and regulatory requirements that may be imposed on such party or its Subsidiaries with respect to the Merger and the Bank Merger and, subject to the conditions set forth in Article VII hereof, to consummate the transactions contemplated by this Agreement, and (b) to obtain (and to cooperate with the other party to obtain) any material consent, authorization, order or approval of, or any exemption by, any Governmental Entity and any other third party that is required to be obtained by the Company or Purchaser or any of their respective Subsidiaries in connection with the Merger, the Bank Merger and the other transactions contemplated by this Agreement.

6.5    Stock Exchange Listing. Purchaser shall use its reasonable best efforts to cause the shares of Purchaser Common Stock to be issued in the Merger to be approved for listing on Nasdaq, subject to official notice of issuance, prior to the Effective Time.

6.6    Employee Benefit Plans.

(a)    During the period commencing at the Effective Time and ending on the twelve (12) month anniversary of the Closing Date or, if shorter, during the period of employment of a Continuing Employee following the Closing, the Surviving Corporation shall provide each of the employees of the Company and its Subsidiaries who continue to be employed by the Surviving Corporation and its Subsidiaries immediately following the Effective Time (each a “Continuing Employee”) with (i) a base salary or wage rate, as applicable, that is no less than the base salary or wage rate, as applicable, provided to the Continuing Employee prior to Closing, (ii) target cash bonus opportunities that are no less favorable than the target cash bonus opportunities that are generally made available to similarly situated employees of Purchaser and its Subsidiaries and (iii) employee benefits that, in the aggregate, are substantially the same as those that are generally made available to similarly situated employees of Purchaser and its Subsidiaries. Any employee of the Company and its Subsidiaries who is terminated by the Company without cause, at the Purchaser’s request on the Closing Date or by Purchaser without cause within twelve (12) months following the Closing Date shall be entitled to severance in accordance with Purchaser’s severance practice as set forth on Section 6.6(a) of the Purchaser Disclosure Schedule, provided, however, that the requirements of this sentence shall not apply to any employee who is covered by an employment agreement or the Company Executive Change in Control Severance Plan.

(b)    With respect to any employee benefit plans of the Surviving Corporation or its Subsidiaries in which any Continuing Employees become eligible to participate on or after the Effective Time (the “New Plans”), the Surviving Corporation shall use commercially reasonable efforts to: (i) waive all pre-existing conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to such employees and their eligible dependents under any New Plans, except to the extent such pre-existing conditions, exclusions or waiting periods would apply under the analogous Company Benefit Plan, (ii) provide each such employee and his or her eligible dependents with credit for any eligible expenses incurred by such employee or dependent prior to the Effective Time under a Company Benefit Plan (to the same extent that such credit was given under the analogous Company Benefit Plan prior to the Effective Time) in satisfying any applicable deductible, co-payment or out-of-pocket requirements under any New Plans, and (iii) recognize all service of such employees with the Company and its Subsidiaries for all purposes in any New Plan to the same extent that such service was taken into account under the analogous Company Benefit Plan prior to the Effective Time; provided, that the foregoing service recognition shall not apply (A) to the extent it would result in duplication of benefits for the same period of services, (B) for benefit accrual purposes under any employee benefit plan of Purchaser or any of its affiliates that is a defined benefit pension or post-retirement welfare plan or (C) where such service is with respect to a newly established benefit plan of Purchaser for which similarly situated employees of Purchaser do not receive past service credit.

(c)    Subject to Section 6.6(d) hereof, Purchaser shall, or shall cause one of its Subsidiaries to, assume and honor all Company Benefit Plans in accordance with their terms. Purchaser hereby acknowledges that a “change in control” (or similar phrase) for purposes of the Company Benefit Plans set forth on Schedule 3.11(a) of the Company Disclosure Schedule (to the extent they include such a definition or phrase) will occur at the Effective Time.

(d)    If Purchaser so requests (which request shall be made not less than thirty (30) days prior to the Effective Time), the Company shall take any and all actions, to the extent permitted by law and the terms of the applicable plan, required (including without limitation, the adoption of resolutions by its Board of Directors) to amend, freeze and/or terminate any or all Company Benefit Plans immediately prior to the Effective Time (as permitted by the terms of the applicable Company Benefit Plan), and, if requested by Purchaser, to implement any such actions.

(e)    Without limiting the generality of the foregoing Section 6.6(d) hereof, prior to the Effective Time, the Company shall take any and all actions and adopt such necessary resolutions to terminate the Company 401(k) Plan (including the Company ESOP) effective as of the date immediately preceding the Closing Date and adopt such amendments to the Company 401(k) Plan to terminate the Company 401(k) Plan and effectuate the provisions of this Section 6.6(e). In addition to the foregoing, prior to the Effective Time, the Company shall take any and all actions as may be required, including amendments to the Company 401(k) Plan to permit each participant in the Company 401(k) Plan who has a loan outstanding at the Effective Time to make arrangements to continue to repay such loan in accordance with the original amortization schedule until such time as the participant’s 401(k) account balance is distributed. The form and substance of all such resolutions and amendments shall be subject to the review and approval of Purchaser, which shall not be unreasonably withheld, and the Company shall deliver to Purchaser an executed copy of the resolutions and amendment as soon as practicable following their adoption by the Board of Directors of the Company and shall fully comply with such resolutions and amendments. In connection with the termination of the Company 401(k) Plan and the Merger, the Company shall, or shall cause its applicable Affiliate to, provide that (i) all Company 401(k) Plan participant accounts shall be fully vested, (ii) all benefit accruals under the Company 401(k) Plan will be frozen and no new participants will be admitted to the Company 401(k) Plan on or after the Company 401(k) Plan termination date, (iii) any contributions due to the Company 401(k) Plan for the period before the Company 401(k) Plan termination date and not yet paid on the Company 401(k) Plan termination date will be contributed by the Company as soon as administratively feasible after the Company 401(k) Plan termination date, (iv) all outstanding indebtedness of the Company ESOP (including any ESOP Loan) be repaid by delivering a sufficient number of unallocated shares of Company Common Stock to the Company at least five (5) business days prior to the Closing Date, and (v) all remaining shares of Company Common Stock held by the Company ESOP trust after repayment of the ESOP Loan be converted into shares of Purchaser Common Stock in accordance with Section 1.5 hereof, and the balance of the unallocated shares and any other unallocated assets remaining in the Company ESOP’s suspense account after repayment of the ESOP Loan and conversion of the shares into Purchaser Common Stock be allocated as earnings to the accounts of the Company ESOP participants who are employed as of the date of termination of the Company 401(k) Plan based on their account balances under the Company ESOP as of such date. Prior to the Closing Date, the Company shall provide Purchaser documentary evidence sufficient to show that all outstanding indebtedness of the Company ESOP (including any ESOP Loan) has been paid in full. As soon as practicable after the adoption of required amendments to the Company 401(k) Plan in connection with the termination of the Company 401(k) Plan, the Company shall file or cause to be filed (in consultation with Purchaser) all necessary documents with the IRS for a determination letter for termination of the Company 401(k) Plan. As soon as practicable following the receipt of a favorable determination letter from the IRS regarding the qualified status of the Company 401(k) Plan upon its termination, the account balances in the Company 401(k) Plan (including the Company ESOP account balance and the 401(k)/non-Company ESOP account balance in the Company 401(k) Plan) shall either be distributed to participants and beneficiaries or transferred to an eligible tax-qualified retirement plan or individual retirement account as a participant or beneficiary may direct. Prior to the distribution of account balances in the Company 401(k) Plan, Purchaser shall take any and all actions as may be required, including amendments to the tax-qualified defined contribution retirement plan designated by Purchaser (the “Purchaser 401(k) Plan”) to permit each Continuing Employee to make rollover contributions of “eligible rollover distributions” (within the meaning of Section 401(a)(31) of the Code, including of loans) at the time of such distribution from the Company 401(k) Plan in the form of cash, notes (in the case of loans) or a combination thereof, in an amount equal to the full account balance (i.e., the Company ESOP account balance and the 401(k)/non-Company ESOP account balance in the Company 401(k) Plan) distributed to such Continuing Employee from the Company 401(k) Plan to the Purchaser 401(k) Plan.

(f)    Notwithstanding anything in this Agreement to the contrary, if the Effective Time occurs before the payment of the Company’s annual cash incentive awards relating to calendar year 2019 (the “2019 Incentives”), (i) the Company shall be permitted to finally and conclusively determine, in good faith and consistent with the terms and conditions of the applicable Company Benefit Plans set forth on Schedule 3.11(a) of the Company Disclosure Schedule (and, to the extent based on business results, based on the most recent forecast or results available as of the Closing Date), the amount of the 2019 Incentives earned by each employee of the Company and its Subsidiaries who is employed by the Company or its Subsidiaries immediately prior to the Effective Time (each a “Company Employee”) through the Closing Date, which may, by mutual agreement of the Chief Executive Officer of the Company (or his designee) and the Purchaser, be prorated, if the Effective Time occurs in 2019, for the portion of the year elapsed between January 1, 2019 and the Closing Date) or through December 31, 2019 if the Closing Date is on or after December 31, 2019 (the “Earned Portion”) and (ii) the Surviving

Corporation shall pay or cause to be paid to each Company Employee (who is employed as of immediately prior to the Effective Time) the Earned Portion of such Company Employee’s 2019 Incentives on or as soon as practicable following the Closing Date. If the Effective Time occurs in 2019, for the balance of the 2019 calendar year following the Closing Date, Purchaser shall, or shall cause its Affiliates to, determine the incentive opportunities for Continuing Employees in accordance with Section 6.6(a) hereof.

(g)    Nothing in this Agreement shall confer upon any employee, officer, director or consultant of the Company or any of its Subsidiaries or affiliates any right to continue in the employ or service of the Surviving Corporation, the Company, or any Subsidiary or affiliate thereof, or shall interfere with or restrict in any way the rights of the Surviving Corporation, the Company, Purchaser or any Subsidiary or affiliate thereof to discharge or terminate the services of any employee, officer, director or consultant of the Company or any of its Subsidiaries or affiliates at any time for any reason whatsoever, with or without cause. Nothing in this Agreement shall be deemed to (i) establish, amend, or modify any Company Benefit Plan, New Plan or any other benefit or employment plan, program, agreement or arrangement, or (ii) alter or limit the ability of the Surviving Corporation or any of its Subsidiaries or affiliates to amend, modify or terminate any particular Company Benefit Plan, New Plan or any other benefit or employment plan, program, agreement or arrangement after the Effective Time. Without limiting the generality of the final sentence of Section 9.11, nothing in this Agreement, express or implied, is intended to or shall confer upon any person, including any current or former employee, officer, director or consultant of the Company or any of its Subsidiaries or affiliates, any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

6.7    Indemnification; Directors’ and Officers’ Insurance.

(a)    From and after the Effective Time, Purchaser shall indemnify and hold harmless, to the fullest extent permitted by applicable law, the Company Charter or Company Bylaws as in effect on the date of this Agreement or any agreements providing for indemnification by the Company or any of its Subsidiaries, each present and former director, officer or employee of the Company and its Subsidiaries (in each case, when acting in such capacity) (collectively, the “Company Indemnified Parties”) against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, damages or liabilities incurred in connection with any threatened or actual claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, whether arising before or after the Effective Time, arising in whole or in part out of, or pertaining to, the fact that such person is or was a director, officer or employee of the Company or any of its Subsidiaries or is or was serving at the request of the Company or any of its Subsidiaries as a director or officer of another person and pertaining to matters, acts or omissions existing or occurring at or prior to the Effective Time, including matters, acts or omissions occurring in connection with the consideration and approval of this Agreement and the transactions contemplated by this Agreement; and Purchaser shall also advance expenses as incurred by such Company Indemnified Party to the fullest extent provided by applicable law, the Company Charter and Company Bylaws as in effect on the date of this Agreement or any agreements providing for indemnification by the Company or any of its Subsidiaries.

(b)    For a period of six (6) years after the Effective Time, Purchaser shall cause to be maintained in effect the current policies of directors’ and officers’ liability insurance maintained by the Company (provided, that Purchaser may substitute therefor policies with a substantially comparable insurer of at least the same coverage and amounts containing terms and conditions which are no less advantageous to the insured) with respect to claims against the present and former officers and directors of the Company or any of its Subsidiaries arising from facts or events which occurred at or before the Effective Time (including the transactions contemplated by this Agreement); provided, however, that Purchaser shall not be obligated to expend, on an annual basis, an amount in excess of 300% of the current annual premium paid as of the date hereof by the Company for such insurance (the “Premium Cap”), and if such premiums for such insurance would at any time exceed the Premium Cap, then

Purchaser shall cause to be maintained policies of insurance which, in Purchaser’s good faith determination, provide the maximum coverage available at an annual premium equal to the Premium Cap. In lieu of the foregoing, the Purchaser or (with the Purchaser’s permission, which shall not be unreasonably withheld, conditioned or delayed, after taking into account the purposes of this Section 6.7(b)) the Company may obtain at or prior to the Effective Time a six-year “tail” policy under the Company’s existing directors and officers insurance policy providing equivalent coverage to that described in the preceding sentence if and to the extent that the same may be obtained for an amount that, in the aggregate, does not exceed the Premium Cap. If the Purchaser or Company purchases such a “tail policy,” Purchaser shall maintain such “tail policy” in full force and effect from and after the Effective Time and continue to honor its obligations thereunder.

(c)    The obligations of the Purchaser and the Company under this Section 6.7 shall not be terminated or modified after the Effective Time in a manner so as to adversely affect any Company Indemnified Party or any other person entitled to the benefit of this Section 6.7 without the prior written consent of the affected Company Indemnified Party or affected person. The rights of each Company Indemnified Party under this Section 6.7 shall be in addition to any rights such person may have under the CBCA, any other applicable law or agreement.

(d)    The provisions of this Section 6.7 shall survive the Effective Time and are intended to be for the benefit of, and shall be enforceable by, each Company Indemnified Party and his or her heirs and representatives. If Purchaser or any of its successors or assigns will consolidate with or merge into any other entity and not be the continuing or surviving entity of such consolidation or merger, transfer all or substantially all of its assets or deposits to any other entity or engage in any similar transaction, then in each case, Purchaser will cause proper provision to be made so that the successors and assigns of Purchaser will expressly assume the obligations set forth in this Section 6.7. For the avoidance of doubt, to the extent required by any agreement previously entered into by the Company in connection with a merger, acquisition or other business combination, the provisions of this Section 6.7 shall apply to directors, officers, employees and fiduciaries of predecessor entities previously acquired by the Company or any of its Subsidiaries.

6.8    Additional Agreements. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of any of the parties to the Merger, the proper officers and directors of each party to this Agreement and their respective Subsidiaries shall take all such necessary action as may be reasonably requested by the other party.

6.9    Advice of Changes. Each of Purchaser and the Company shall promptly advise the other party of any fact, change, event or circumstance known to it (i) that has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on it or (ii) which it believes would or would be reasonably likely to cause or constitute a material breach of any of its representations, warranties or covenants contained herein or that reasonably could be expected to give rise, individually or in the aggregate, to the failure of a condition in Article VII; provided, that any failure to give notice in accordance with the foregoing with respect to any breach shall not be deemed to constitute a violation of this Section 6.9 or the failure of any condition set forth in Section 7.2 or Section 7.3 to be satisfied, or otherwise constitute a breach of this Agreement by the party failing to give such notice, in each case unless the underlying breach would independently result in a failure of the conditions set forth in Section 7.2 or Section 7.3 to be satisfied.

6.10    Dividends. After the date of this Agreement, each of Purchaser and the Company shall coordinate with the other the declaration of any dividends in respect of Purchaser Common Stock and Company Common Stock and the record dates and payment dates relating thereto, it being the intention of the parties hereto that holders of Company Common Stock shall not receive two dividends, or fail to receive one dividend, in any quarter with respect to their shares of Company Common Stock and any shares of Purchaser Common Stock any such holder receives in exchange therefor in the Merger.

6.11    Acquisition Proposals.

(a)    The Company shall not, and shall cause its Subsidiaries and use its reasonable best efforts to cause its and their officers, directors, agents, advisors and representatives (collectively, “Representatives”) not to, directly or indirectly, (i) initiate, solicit, knowingly encourage or knowingly facilitate inquiries or proposals with respect to any Acquisition Proposal, (ii) engage or participate in any negotiations with any person concerning any Acquisition Proposal or (iii) provide any confidential or nonpublic information or data to, or have or participate in any discussions with, any person relating to any Acquisition Proposal, except to (A) seek to clarify and understand the terms and conditions of any inquiry or proposal made by any person or (B) notify a person that has made or, to the knowledge of the Company, is considering making, an Acquisition Proposal, of the existence of the provisions of this Section 6.11(a); provided, that, prior to the approval of the Merger by the shareholders of the Company by the Requisite Company Vote, in the event the Company receives an unsolicited bona fide written Acquisition Proposal, it may, and may permit its Subsidiaries and its and its Subsidiaries’ Representatives to, furnish or cause to be furnished nonpublic information or data and participate in such negotiations or discussions to the extent that the Board of Directors of the Company concludes in good faith (after receiving the advice of its outside counsel, and with respect to financial matters, its financial advisor) that failure to take such actions would reasonably be expected to violate its fiduciary duties under applicable law; provided, further, that, prior to providing any nonpublic information permitted to be provided pursuant to the foregoing proviso, the Company shall have entered into a confidentiality agreement with such third party on terms no less favorable to it than the Confidentiality Agreement, which confidentiality agreement shall not provide such person with any exclusive right to negotiate with the Company. The Company will, and will use its reasonable best efforts to cause its Representatives to, immediately cease and cause to be terminated any activities, discussions or negotiations conducted before the date of this Agreement with any person other than Purchaser with respect to any Acquisition Proposal. The Company will promptly (and in any event within one business day) advise Purchaser following receipt of any Acquisition Proposal or any inquiry which could reasonably be expected to lead to an Acquisition Proposal, and the substance thereof (including the material terms and conditions of and the identity of the person making such inquiry or Acquisition Proposal, and copies of any proposed agreements, financing commitments, term sheets or letters of intent related thereto), and will keep Purchaser reasonably apprised on a current basis of any related developments, discussions and negotiations, including any amendments to or revisions of the material terms of such inquiry or Acquisition Proposal. As used in this Agreement, “Acquisition Proposal” shall mean, other than the transactions contemplated by this Agreement, any offer, proposal or inquiry relating to, or any third party indication of interest in, (i) any acquisition or purchase, direct or indirect, of 25% or more of the consolidated assets of the Company and its Subsidiaries or 25% or more of any class of equity or voting securities of the Company or its Subsidiaries whose assets, individually or in the aggregate, constitute 25% or more of the consolidated assets of the Company, (ii) any tender offer (including a self-tender offer) or exchange offer that, if consummated, would result in such third party beneficially owning 25% or more of any class of equity or voting securities of the Company or its Subsidiaries whose assets, individually or in the aggregate, constitute 25% or more of the consolidated assets of the Company, or (iii) a merger, consolidation, share exchange, business combination, reorganization, recapitalization, liquidation, dissolution or other similar transaction involving the Company or its Subsidiaries whose assets, individually or in the aggregate, constitute 25% or more of the consolidated assets of the Company.

(b)    Nothing contained in this Agreement shall prevent the Company or its Board of Directors from complying with Rules 14d-9 and 14e-2 under the Exchange Act or Item 1012(a) of Regulation M-A with respect to an Acquisition Proposal or from making any legally required disclosure to the Company’s shareholders; provided, that such Rules will in no way eliminate or modify the effect that any action pursuant to such Rules would otherwise have under this Agreement.

6.12    Public Announcements. Each of the Company and Purchaser shall each use their reasonable best efforts to develop a joint communications plan, to ensure that all press releases and other public statements with respect to the transactions contemplated hereby shall be consistent with such joint communications plan, and except in respect of any announcement required by applicable law or regulation, a request by a Governmental Entity or by obligations pursuant to any listing agreement with or rules of any securities exchange, to consult with each other and provide each other the opportunity to review and comment before issuing, any press release or, to the extent practical, otherwise making any public statement with respect to this Agreement or the transactions contemplated hereby. The parties hereto agree that any initial press release to be issued with respect to the transactions contemplated hereby shall be in mutually agreed form.

6.13    Takeover Statutes. None of the Company, Purchaser or their respective Boards of Directors shall take any action that would cause any Takeover Statute to become applicable to this Agreement, the Merger, or any of the other transactions contemplated hereby, and each shall take all necessary steps within its control to exempt (or ensure the continued exemption of) the Merger and the other transactions contemplated hereby from any applicable Takeover Statute now or hereafter in effect. If any Takeover Statute may become, or may purport to be, applicable to the transactions contemplated hereby, each party and the members of their respective Boards of Directors will grant such approvals and take such actions as are necessary so that the transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated hereby and thereby and otherwise act to eliminate or minimize the effects of any Takeover Statute on any of the transactions contemplated by this Agreement, including, if necessary, challenging the validity or applicability of any such Takeover Statute.

6.14    Exemption from Liability under Section 16(b). The Company and Purchaser agree that, in order to most effectively compensate and retain those officers and directors of the Company subject to the reporting requirements of Section 16(a) of the Exchange Act (the “Company Insiders”), both prior to and after the Effective Time, it is desirable that Company Insiders not be subject to a risk of liability under Section 16(b) of the Exchange Act to the fullest extent permitted by applicable law in connection with the conversion of shares of Company Common Stock and Company Equity Awards in the Merger, and for that compensatory and retentive purpose agree to the provisions of this Section 6.14. The Board of Directors of Purchaser and of the Company, or a committee of non-employee directors thereof (as such term is defined for purposes of Rule 16b-3(d) under the Exchange Act), shall reasonably promptly, and in any event prior to the Effective Time, take all such steps as may be required to cause (in the case of the Company) any dispositions of Company Common Stock or Company Equity Awards by the Company Insiders, and (in the case of Purchaser) any acquisitions of Purchaser Common Stock by any Company Insiders who, immediately following the Merger, will be officers or directors of the Surviving Corporation subject to the reporting requirements of Section 16(a) of the Exchange Act, in each case pursuant to the transactions contemplated by this Agreement, to be exempt from liability pursuant to Rule 16b-3 under the Exchange Act to the fullest extent permitted by applicable law.

6.15    Bank Merger. Prior to the Effective Time, the Company shall use its reasonable best efforts to cooperate with Purchaser, including by causing the Company Bank to execute, if requested by Purchaser, such certificates or articles of merger and such other documents and certificates as are necessary, to effect, immediately following the Effective Time or at such later time as Purchaser may determine, the Bank Merger pursuant to the Bank Merger Agreement.

6.16    Assumption of Company Debt. Purchaser agrees to execute and deliver, or cause to be executed and delivered, by or on behalf of the Surviving Corporation or Purchaser Bank (as the case may be), at or prior to the Effective Time, one or more supplemental indentures, guarantees and other instruments required for the due assumption of the Company’s or Company Bank’s outstanding debt, guarantees, securities and other agreements to the extent required by the terms of such debt, guarantees, securities and other agreements.

6.17    No Control of Other Party’s Business. Nothing contained in this Agreement shall give Purchaser, directly or indirectly, the right to control or direct the operations of the Company or its Subsidiaries prior to the Effective Time, and nothing contained in this Agreement shall give the Company, directly or indirectly, the right to control or direct the operations of Purchaser or its Subsidiaries prior to the Effective Time. Prior to the Effective Time, each of Purchaser and the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and its Subsidiaries’ respective operations.

6.18    Pre-Closing Actions. Prior to the Closing Date, the Company shall use its reasonable best efforts to take the actions set forth on Schedule 6.18 of the Company Disclosure Schedule.

6.19    Redemption of Subsidiary Preferred Shares. Prior to the Closing Date, at the request of Purchaser, the Company shall take all actions required in order to redeem the outstanding preferred shares of United Financial Business Trust I, a subsidiary of the Company Bank, on a redemption date specified by Purchaser; provided, that such date is no earlier than the Closing Date. The Company shall provide Purchaser a reasonable opportunity to review and to comment on any such documents or instruments and shall take into account in good faith any such comments as reasonably proposed by Purchaser or its counsel.

ARTICLE VII

CONDITIONS PRECEDENT

7.1    Conditions to Each Party’s Obligation to Effect the Merger. The respective obligations of the parties to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

(a)    Shareholder Approval. The Merger shall have been approved by the shareholders of the Company by the Requisite Company Vote.

(b)    Nasdaq Listing. The shares of the Purchaser Common Stock that shall be issuable pursuant to this Agreement shall have been authorized for listing on Nasdaq, subject to official notice of issuance.

(c)    Regulatory Approvals. All Requisite Regulatory Approvals shall have been obtained and shall remain in full force and effect without the imposition of any Materially Burdensome Regulatory Condition and all statutory waiting periods in respect thereof shall have expired or been earlier terminated.

(d)    S-4. The S-4 shall have become effective under the Securities Act and no stop order suspending the effectiveness of the S-4 shall have been issued and in effect and no proceedings for that purpose shall have been initiated or threatened by the SEC and not withdrawn.

(e)    No Injunctions or Restraints; Illegality. No order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger or the Bank Merger shall be in effect. No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any Governmental Entity which prohibits or makes illegal consummation of the Merger.

7.2    Conditions to Obligations of Purchaser. The obligation of Purchaser to effect the Merger is also subject to the satisfaction, or waiver by Purchaser, at or prior to the Effective Time, of the following conditions:

(a)    Representations and Warranties. The representations and warranties of the Company set forth in Sections 3.2(a) and 3.8(a) (in each case after giving effect to the lead in to Article III) shall be true and correct (other than, in the case of Section 3.2(a), such failures to be true and correct as are de minimis) in each case as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, and the representations and warranties of the Company set forth in Sections 3.1(a), 3.1(b), 3.2(b) and 3.3(a) (in each case, after giving effect to the lead in to Article III) shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date. All other representations and warranties of the Company set forth in this Agreement (read without giving effect to any qualification as to materiality or Material Adverse Effect on the Company set forth in such representations or warranties but, in each case, after giving effect to the lead in to Article III) shall be true and correct in all respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date; provided, that, for purposes of this sentence, such representations and warranties shall be deemed to be true and correct unless the failure or failures of such representations and warranties to be so true and correct, either individually or in the aggregate, and without giving effect to any qualification as to materiality or Material Adverse Effect set forth in such representations or warranties, has had or would reasonably be expected to have a Material Adverse Effect on the Company. Purchaser shall have received a certificate signed on behalf of the Company by an authorized officer of the Company to the foregoing effect.

(b)    Performance of Obligations of the Company. The Company shall have performed in all material respects the obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Purchaser shall have received a certificate signed on behalf of the Company by an authorized officer of the Company to such effect.

(c)    Federal Tax Opinion. Purchaser shall have received the written opinion from Simpson Thacher & Bartlett LLP, counsel to Purchaser (or other counsel reasonably satisfactory to Purchaser), dated as of the Closing Date, and based on the facts, representations, assumptions and exclusions set forth or described in such opinion, to the effect that the Merger will be treated as a reorganization within the meaning of Section 368(a) of the Code. Such counsel shall be entitled to rely upon representation letters from each of Purchaser and the Company, in each case, in form and substance reasonably satisfactory to such counsel. Each such representation letter shall be dated as of the date of such opinion.

7.3    Conditions to Obligations of the Company. The obligation of the Company to effect the Merger is also subject to the satisfaction, or waiver by the Company, at or prior to the Effective Time, of the following conditions:

(a)    Representations and Warranties. The representations and warranties of Purchaser set forth in Section 4.2(a), the last sentence of Section 4.3(a) and Section 4.8 (in each case, after giving effect to the lead in to Article IV) shall be true and correct (other than, in the case of Section 4.2(a), such failures to be true and correct as are de minimis) in each case as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, and the representations and warranties of Purchaser set forth in Sections 4.1(a), 4.1(b), 4.2(b) and 4.3(a) (other than the last sentence of Section 4.3(a)) (in each case, after giving effect to the lead in to Article IV) shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date. All other representations and warranties of Purchaser set forth in this Agreement (read without giving effect to any qualification as to materiality or Material Adverse Effect on Purchaser set forth in such representations or warranties but, in each case, after giving effect to the lead in to Article IV) shall be true and correct in all respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date; provided, that, for purposes of this sentence, such representations and warranties shall be deemed to be true and correct unless the failure or failures of such representations and warranties to be so true and correct, either individually or in the aggregate, and without giving effect to any qualification as to materiality or Material Adverse Effect on Purchaser set forth in such representations or warranties, has had or would reasonably be expected to have a Material Adverse Effect on Purchaser. The Company shall have received a certificate signed on behalf of Purchaser by an authorized officer of Purchaser to the foregoing effect.

(b)    Performance of Obligations of Purchaser. Purchaser shall have performed in all material respects the obligations required to be performed by it under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate signed on behalf of Purchaser by an authorized officer of Purchaser to such effect.

(c)    Federal Tax Opinion. The Company shall have received a written opinion from Sullivan & Cromwell LLP, counsel to the Company (or other counsel reasonably satisfactory to the Company), dated as of the Closing Date, and based on the facts, representations, assumptions and exclusions set forth or described in such opinion, to the effect that the Merger will be treated as a reorganization within the meaning of Section 368(a) of the Code. Such counsel shall be entitled to rely upon representation letters from each of Purchaser and the Company, in each case, in form and substance reasonably satisfactory to such counsel. Each such representation letter shall be dated as of the date of such opinion.

ARTICLE VIII

TERMINATION AND AMENDMENT

8.1    Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the Merger by the shareholders of the Company:

(a)    by mutual consent of Purchaser and the Company in a written instrument;

(b)    by either Purchaser or the Company if any Governmental Entity that must grant a Requisite Regulatory Approval has denied approval of the Merger or the Bank Merger and such denial has become final and nonappealable or any Governmental Entity of competent jurisdiction shall have issued a final nonappealable order permanently enjoining or otherwise prohibiting or making illegal the consummation of the Merger or the Bank Merger, unless the failure to obtain a Requisite Regulatory Approval shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth herein;

(c)    by either Purchaser or the Company if the Merger shall not have been consummated on or before July 15, 2020 (the “Termination Date”), unless the failure of the Closing to occur by the Termination Date shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth herein; provided, that the Termination Date may be extended to October 15, 2020 by either Purchaser or the Company by written notice to the other party if the Closing shall not have occurred by July 15, 2020, and on such date, the condition set forth in Section 7.1(c) has not been satisfied or waived and each of the other conditions set forth in Article VII has been satisfied or waived (other than those conditions that by their nature are to be satisfied at the Closing; provided, that such conditions would have been satisfied on the Termination Date);

(d)    by either Purchaser or the Company (provided, that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein) if there shall have been a breach of any of the covenants or agreements or any of the representations or warranties (or any such representation or warranty shall cease to be true) set forth in this Agreement on the part of the Company, in the case of a termination by Purchaser, or Purchaser, in the case of a termination by the Company, which breach or failure to be true, either individually or in the aggregate with all other breaches by such party (or failures of such representations or warranties to be true), would constitute, if occurring or continuing on the Closing Date, the failure of a condition set forth in Section 7.2, in the case of a termination by Purchaser, or Section 7.3, in the case of a termination by the Company, and which is not cured within the earlier of the Termination Date and forty-five (45) days following written notice to the Company, in the case of a termination by Purchaser, or Purchaser, in the case of a termination by the Company, or by its nature or timing cannot be cured during such period; or

(e)    by Purchaser, if (i) prior to such time as the Requisite Company Vote is obtained, the Company or the Board of Directors of the Company (A) submits this Agreement to its shareholders without a recommendation for approval, or otherwise withdraws or materially and adversely modifies (or publicly discloses its intention to withdraw or materially and adversely modify) its recommendation as contemplated by Section 6.3, or recommends to its shareholders an Acquisition Proposal other than the Merger, or (B) shall have breached Section 6.3 by failing to call and hold the Company Meeting, as provided therein, or materially breached Section 6.11; or (ii) a tender offer or exchange offer for 25% or more of the outstanding shares of Company Common Stock is commenced (other than by Purchaser or a Subsidiary thereof), and the Board of Directors of the Company recommends that the shareholders of the Company tender their shares in such tender or exchange offer or otherwise fails to recommend that such shareholders reject such tender offer or exchange offer within the ten (10) business day period specified in Rule 14e-2(a) under the Exchange Act;

The party desiring to terminate this Agreement pursuant to clause (b), (c), (d) or (e) of this Section 8.1 shall give written notice of such termination to the other party in accordance with Section 9.5, specifying the provision or provisions hereof pursuant to which such termination is effected.

8.2    Effect of Termination.

(a)    In the event of termination of this Agreement by either Purchaser or the Company as provided in Section 8.1, this Agreement shall forthwith become void and have no effect, and none of Purchaser, the Company, any of their respective Subsidiaries or any of the officers, directors, employees, shareholders, agents or representatives of any of them shall have any liability of any nature whatsoever hereunder, or in connection with the transactions contemplated hereby, except that (i) Section 6.2(b), this Section 8.2 and Article IX shall survive any termination of this Agreement, and (ii) notwithstanding anything to the contrary contained in this Agreement, neither Purchaser nor the Company shall be relieved or released from any liabilities or damages arising out of its fraud or willful and material breach of any provision of this Agreement occurring prior to termination (which, in the case of the Company, shall include the loss to the holders of Company Common Stock and Company Equity Awards of the economic benefits of the Merger, including the loss of the premium offered to the holders of Company Common Stock and Company Equity Awards, it being understood that the Company shall be entitled to pursue damages for such losses and to enforce the right to recover such losses on behalf of its shareholders and the holders of Company Equity Awards in its sole and absolute discretion, and any amounts received by the Company in connection therewith may be retained by the Company).

(b)    (i) In the event that after the date of this Agreement and prior to the termination of this Agreement, a bona fide Acquisition Proposal shall have been made known to senior management of the Company or has been made directly to its shareholders generally or any person shall have publicly announced (and not withdrawn) an Acquisition Proposal with respect to the Company and (A) (x) thereafter this Agreement is terminated by either Purchaser or the Company pursuant to Section 8.1(c) without the Requisite Company Vote having been obtained at the Company Meeting (and all other conditions set forth in Sections 7.1 and 7.3 had been satisfied or were capable of being satisfied prior to such termination) or (y) thereafter this Agreement is terminated by Purchaser pursuant to Section 8.1(d) as a result of a willful breach of this Agreement, and (B) prior to the date that is twelve

(12) months after the date of such termination, the Company enters into a definitive agreement or consummates a transaction with respect to such Acquisition Proposal, then the Company shall, on the earlier of the date it enters into such definitive agreement and the date of consummation of such transaction, pay Purchaser, by wire transfer of same day funds, a fee equal to $28,278,000 (the “Termination Fee”); provided, that, for purposes of this Section 8.2(b), all references in the definition of Acquisition Proposal to “25%” shall instead refer to “50%.”

(ii)    In the event that this Agreement is terminated by Purchaser pursuant to Section 8.1(e), then the Company shall pay Purchaser, by wire transfer of same day funds, the Termination Fee within two (2) business days of the date of termination.

(c)    Notwithstanding anything to the contrary herein, the maximum aggregate amount of fees, liabilities or damages payable by the Company under this Agreement shall be equal to the Termination Fee and any amounts payable under Section 8.2(d). In no event shall the Company be obligated to pay the Termination Fee on more than one occasion.

(d)    Each of Purchaser and the Company acknowledges that the agreements contained in this Section 8.2 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, the other party would not enter into this Agreement; accordingly, if the Company fails promptly to pay any amount due pursuant to Section 8.2, and, in order to obtain such payment, Purchaser commences a suit which results in a judgment against Purchaser or the Company, the Company shall pay the costs and expenses of Purchaser (including reasonable attorneys’ fees and expenses) in connection with such suit. In addition, if the Company fails to pay any amount due pursuant to Section 8.2, then it shall pay interest on such overdue amount (for the period commencing as of the date that such overdue amount was originally required to be paid and ending on the date that such overdue amount is actually paid in full) at a rate per annum equal to the “prime rate” (as announced by JPMorgan Chase & Co. or any successor thereto) in effect on the date on which such payment was required to be made, for the period commencing as of the date that such overdue amount was originally required to be paid. The amounts payable by the Company pursuant to Section 8.2(b) constitute liquidated damages and not a penalty, and shall be the sole and exclusive remedy of the Purchaser in the event of a termination of this Agreement specified in such section.

ARTICLE IX

GENERAL PROVISIONS

9.1    Nonsurvival of Representations, Warranties and Agreements. None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement (other than the Confidentiality Agreement, which shall survive in accordance with its terms) shall survive the Effective Time, except for Sections 6.6 and 6.7 and for those other covenants and agreements contained herein and therein which by their terms apply or are to be performed in whole or in part after the Effective Time.

9.2    Amendment. Subject to compliance with applicable law, this Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the shareholders of the Company; provided, that after the approval of the Merger by the shareholders of the Company, there may not be, without further approval of the shareholders of the Company, any amendment of this Agreement that requires such further approval under applicable law. This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing specifically designated as an amendment hereto, signed on behalf of each of the parties hereto.

9.3    Extension; Waiver. At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or satisfaction of any conditions contained herein; provided, that after approval of the Merger by the shareholders of the Company, there may not be, without further approval of the shareholders of the Company, any extension or waiver of this Agreement or any portion thereof that requires such further approval under applicable law. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

9.4    Expenses. Except as otherwise provided in Section 8.2, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense; provided, that the costs and expenses of printing and mailing the Proxy Statement and all filing and other fees paid to the SEC in connection with the Merger shall be borne equally by Purchaser and the Company.

9.5    Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or if by facsimile, upon confirmation of receipt, or if by email so long as such email states it is a notice delivered pursuant to this Section 9.5 and a duplicate copy of such email is promptly given by one of the other methods described in this Section 9.5, (b) on the first business day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier or (c) on the earlier of confirmed receipt or the fifth (5th) business day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered to the addresses set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

(a)	if to the Company, to:

United Financial Bancorp, Inc.

225 Asylum Street

Hartford, CT 06103

Attention:	Betsy Kenney Wynnick, Executive Vice President and Chief Risk Officer
Email:	bwynnick@bankatunited.com

With a copy (which shall not constitute notice) to:

Sullivan & Cromwell LLP

125 Broad Street

New York, NY 10014

Attention:	C. Andrew Gerlach
Facsimile:	212-291-9299
Email:	gerlacha@sullcrom.com

(b)	if to Purchaser, to:

People’s United Financial, Inc.

850 Main Street

Bridgeport, CT 06604

Attention:	Kristy Berner, Executive Vice President and General Counsel
Email:	kristy.berner@peoples.com

With a copy (which shall not constitute notice) to:

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, NY 10017

Attention:	Lee Meyerson
Email:	lmeyerson@stblaw.com

9.6    Interpretation. The parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement. When a reference is made in this Agreement to Articles, Sections, Exhibits or Schedules, such reference shall be to an Article or Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” References to “the date hereof” shall mean the date of this Agreement. As used in this Agreement, the “knowledge” of the Company means the actual knowledge of the officers of the Company listed on Section 9.6 of the Company Disclosure Schedule, and the “knowledge” of Purchaser means the actual knowledge of the officers of Purchaser listed on Section 9.6 of the Purchaser Disclosure Schedule. As used herein, (i) “business day” means any day other than a Saturday, a Sunday or a day on which banks in New York, New York are authorized by law or executive order to be closed, (ii) “person” means any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, Governmental Entity or other entity of any kind or nature, (iii) an “affiliate” of a specified person is any person that directly or indirectly controls, is controlled by, or is under common control with, such specified person and (iv) “made available” means any document or other information that was (A) provided by one party or its representatives to the other party and its representatives prior to the date hereof, (B) included in the virtual data room of a party prior to the date hereof or (C) filed by a party with the SEC and publicly available on EDGAR prior to the date hereof. The Company Disclosure Schedule and the Purchaser Disclosure Schedule, as well as all other schedules and all exhibits hereto, shall be deemed part of this Agreement and included in any reference to this Agreement. All references to “dollars” or “$” in this Agreement are to United States dollars. This Agreement shall not be interpreted or construed to require any person to take any action, or fail to take any action, if to do so would violate any applicable law. References to any statute or regulation refer to such statute or regulation as amended, modified, supplemented or replaced from time to time (and, in the case of statutes, include any rules and regulations promulgated under the statute) and references to any section of any statute or regulation include any successor to such section.

9.7    Counterparts. This Agreement may be executed in two or more counterparts (including by facsimile or other electronic means), all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

9.8    Entire Agreement. This Agreement (including the documents and the instruments referred to herein) together with the Confidentiality Agreement constitutes the entire agreement among the parties and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

9.9    Governing Law; Jurisdiction. (a) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to any applicable principles of conflicts of law or choice of law that would cause the application of the law of any other jurisdiction (except that matters relating to the fiduciary duties of the Board of Directors of the Company shall be subject to the laws of the State of Connecticut).

(b)    Each party agrees that it will bring any action or proceeding in respect of any claim arising out of or related to this Agreement or the transactions contemplated hereby exclusively in the Court of Chancery of the State of Delaware (or, if the Court of Chancery determines that it lacks subject matter jurisdiction, any federal court sitting in the State of Delaware and, if both the Court of Chancery and the federal courts sitting in the State of Delaware determine that they lack subject matter jurisdiction, any state court sitting in the State of Delaware) (and any courts from which appeals may be taken) (the “Chosen Courts”), and, solely in connection with claims arising under this Agreement or the transactions that are the subject of this Agreement, (i) irrevocably submits to the exclusive jurisdiction of the Chosen Courts, (ii) waives any objection to laying venue in any such action or proceeding in the Chosen Courts, (iii) waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any party and (iv) agrees that service of process upon such party in any such action or proceeding will be effective if notice is given in accordance with Section 9.5.

9.10    Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW AT THE TIME OF INSTITUTION OF THE APPLICABLE SUIT, ACTION OR OTHER PROCEEDING, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR OTHER PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT: (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF SUIT, ACTION OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND (D) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.10.

9.11    Assignment; Third Party Beneficiaries. Neither this Agreement nor any of the rights, interests or obligations contained herein shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party. Any purported assignment in contravention hereof shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. Except as otherwise specifically provided in Section 6.7, which is intended to benefit each Company Indemnified Party and his or her representatives, and subject to the right of the Company to enforce the rights of its shareholders and the holders of Company Equity Awards pursuant to Section 8.2(a), this Agreement (including the documents and instruments referred to herein) is not intended to, and does not, confer upon any person other than the parties hereto any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein. The representations and warranties in this Agreement are the product of negotiations among the parties hereto and are for the sole benefit of the parties. Any inaccuracies in such representations and warranties are subject to waiver by the parties hereto in accordance herewith without notice or liability to any other person. In some instances, the representations and warranties in this Agreement may represent an allocation among the parties hereto of risks associated with particular matters regardless of the knowledge of any of the parties hereto. Consequently, persons other than the parties may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date.

9.12    Specific Performance. The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with its specific terms or otherwise breached. Accordingly, the parties shall be entitled to specific performance of the terms hereof, including an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof (including the parties’ obligation to consummate the Merger), in addition to any other remedy to which they are entitled at law or in equity. Each of the parties hereby further waives (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement under any law to post security or a bond as a prerequisite to obtaining equitable relief.

9.13    Severability. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction such that the invalid, illegal or unenforceable provision or portion thereof shall be interpreted to be only so broad as is enforceable, so long as the economic or legal substance of the transactions contemplated by this Agreement are not affected in any manner materially adverse to any party hereto.

9.14    Delivery by Facsimile or Electronic Transmission. This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any amendments or waivers hereto or thereto, to the extent signed and delivered by means of a facsimile machine or by e-mail delivery of a “.pdf” format data file, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine or e-mail delivery of a “.pdf” format data file to deliver a signature to this Agreement or any amendment hereto or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or email delivery of a “.pdf” format data file as a defense to the formation of a contract and each party hereto forever waives any such defense.

[Signature Page Follows]

IN WITNESS WHEREOF, Purchaser and the Company have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

UNITED FINANCIAL BANCORP, INC.

By:	/s/ William H.W. Crawford, IV
	Name:	William H.W. Crawford, IV
	Title:	Chief Executive Officer & President

[Signature Page to Agreement and Plan of Merger]

PEOPLE’S UNITED FINANCIAL, INC.

By:	/s/ John P. Barnes
Name: John P. Barnes
Title: Chief Executive Officer

[Signature Page to Agreement and Plan of Merger]

Annex B

July 15, 2019

Board of Directors

United Financial Bancorp, Inc.

225 Asylum Street

Hartford, CT 06103

Ladies and Gentlemen:

United Financial Bancorp, Inc. (“Company”) and People’s United Financial, Inc. (“Purchaser”) are proposing to enter into an Agreement and Plan of Merger (the “Agreement”) pursuant to which, at the Effective Time, Company will merge with and into Purchaser with Purchaser as the surviving entity (the “Merger”). Pursuant to the terms and conditions of the Agreement, each share of Company common stock, no par value (the “Company Common Stock”), issued and outstanding as of the Effective Time, except for certain shares of Company Common Stock as specified in the Agreement, will be converted into the right to receive 0.875 shares of common stock, par value $0.01 per share, of Purchaser (“Purchaser Common Stock”) (the “Exchange Ratio”). Capitalized terms used herein without definition shall have the meanings assigned to them in the Agreement. The terms and conditions of the Merger are more fully set forth in the Agreement. You have requested our opinion as to the fairness, from a financial point of view, of the Exchange Ratio to the holders of Company Common Stock.

Sandler O’Neill & Partners, L.P. (“Sandler O’Neill”, “we” or “our”), as part of its investment banking business, is regularly engaged in the valuation of financial institutions and their securities in connection with mergers and acquisitions and other corporate transactions. In connection with this opinion, we have reviewed and considered, among other things: (i) an execution copy of the Agreement; (ii) certain publicly available financial statements and other historical financial information of Company that we deemed relevant; (iii) certain publicly available financial statements and other historical financial information of Purchaser that we deemed relevant; (iv) certain internal financial projections for Company for the years ending December 31, 2019 through December 31, 2021, as provided by the senior management of Company, as well as a long-term earnings per share growth rate for Company for the years ending December 31, 2022 through December 31, 2023, as provided by the senior management of Company, and estimated dividends per share for Company for the years ending December 31, 2019 through December 31, 2023, as confirmed with the senior management of Company; (v) publicly available mean analyst net income and earnings per share estimates for Purchaser for the years ending December 31, 2019 and December 31, 2020, as, with respect to the earnings per share estimates only, confirmed by the senior management of Purchaser, as well as a long-term earnings per share growth rate for Purchaser for the years ending December 31, 2021 through December 31, 2023 based on publicly available mean analyst estimates, as approved by the senior management of Company for use in Sandler O’Neill’s analysis, and estimated dividends per share for Purchaser for the years ending December 31, 2019 through December 31, 2020, based on guidance provided by the senior management of Purchaser; (vi) the pro forma financial impact of the Merger on Purchaser based on certain assumptions relating to purchase accounting adjustments, cost savings and transaction expenses, as well as certain assumptions related to balance sheet restructuring activities following the closing of the Merger, as provided by the senior management of Purchaser; (vii) the publicly reported historical price and trading activity for Company Common Stock and Purchaser Common Stock, including a comparison of certain stock market information for Company Common Stock and Purchaser Common Stock and certain stock indices as well as publicly available information for certain other similar companies, the securities of which are publicly traded; (viii) a comparison of certain financial information for Company and Purchaser with similar financial institutions for which information is publicly available; (ix) the financial terms of certain recent business combinations in the bank and thrift industry (on a regional basis), to the extent publicly available; (x) the current market environment generally and the banking environment in particular; and (xi) such other information, financial studies, analyses and investigations and financial, economic and market criteria as we considered relevant. We also discussed with certain members of the management of Company and its representatives the business, financial condition, results of operations and prospects of Company and held similar discussions with certain members of the management of Purchaser and its representatives regarding the business, financial condition, results of operations and prospects of Purchaser.

In performing our review, we have relied upon the accuracy and completeness of all of the financial and other information that was available to and reviewed by us from public sources, that was provided to us by Company or Purchaser or their respective representatives, or that was otherwise reviewed by us, and we have assumed such accuracy and completeness for purposes of rendering this opinion without any independent verification or investigation. We have relied on the assurances of the respective managements of Company and Purchaser that they are not aware of any facts or circumstances that would make any of such information inaccurate or misleading. We have not been asked to and have not undertaken an independent verification of any of such information and we do not assume any responsibility or liability for the accuracy or completeness thereof. We did not make an independent evaluation or perform an appraisal of the specific assets, the collateral securing assets or the liabilities (contingent or otherwise) of Company or Purchaser or any of their respective subsidiaries, nor have we been furnished with any such evaluations or appraisals. We render no opinion or evaluation on the collectability of any assets or the future performance of any loans of Company or Purchaser. We did not make an independent evaluation of the adequacy of the allowance for loan losses of Company or Purchaser, or of the combined entity after the Merger, and we have not reviewed any individual credit files relating to Company or Purchaser. We have assumed, with your consent, that the respective allowances for loan losses for both Company and Purchaser are adequate to cover such losses and will be adequate on a pro forma basis for the combined entity.

In preparing its analyses, Sandler O’Neill used certain internal financial projections for Company for the years ending December 31, 2019 through December 31, 2021, as provided by the senior management of Company, as well as a long-term earnings per share growth rate for Company for the years ending December 31, 2022 through December 31, 2023, as provided by the senior management of Company, and estimated dividends per share for Company for the years ending December 31, 2019 through December 31, 2023, as confirmed with the senior management of Company. In addition, Sandler O’Neill used publicly available mean analyst net income and earnings per share estimates for Purchaser for the years ending December 31, 2019 and December 31, 2020, as, with respect to the earnings per share estimates only, confirmed by the senior management of Purchaser, as well as a long-term earnings per share growth rate for Purchaser for the years ending December 31, 2021 through December 31, 2023 based on publicly available mean analyst estimates, as approved by the senior management of Company for use in Sandler O’Neill’s analysis, and estimated dividends per share for Purchaser for the years ending December 31, 2019 through December 31, 2020, based on guidance provided by the senior management of Purchaser. Sandler O’Neill also received and used in its pro forma analysis certain assumptions relating to purchase accounting adjustments, cost savings and transaction expenses, as well as certain assumptions related to balance sheet restructuring activities following the closing of the Merger, as provided by the senior management of Purchaser. With respect to the foregoing information, the respective senior managements of Company and Purchaser confirmed to us that such information reflected (or, in the case of the publicly available mean analyst estimates referred to above, were consistent with) the best currently available projections, estimates and judgments of those respective managements as to the future financial performance of Company and Purchaser, respectively, and the other matters covered thereby, and we assumed that the future financial performance reflected in such information would be achieved. We express no opinion as to such information, or the assumptions on which such information is based. We have also assumed that there has been no material change in the respective assets, financial condition, results of operations, business or prospects of Company or Purchaser since the date of the most recent financial statements made available to us. We have assumed in all respects material to our analysis that Company and Purchaser will remain as going concerns for all periods relevant to our analysis.

We have also assumed, with your consent, that (i) each of the parties to the Agreement will comply in all material respects with all material terms and conditions of the Agreement and all related agreements, that all of the representations and warranties contained in such agreements are true and correct in all material respects, that each of the parties to such agreements will perform in all material respects all of the covenants and other obligations required to be performed by such party under such agreements and that the conditions precedent in such agreements are not and will not be waived, (ii) in the course of obtaining the necessary regulatory or third party approvals, consents and releases with respect to the Merger, no delay, limitation, restriction or condition will be imposed that would have an adverse effect on Company, Purchaser, the Merger or any related transactions, and (iii) the Merger and any related transactions will be consummated in accordance with the terms of the Agreement without any waiver, modification or amendment of any material term, condition or agreement thereof and in compliance with all applicable laws and other requirements. Finally, with your consent, we have relied upon the advice that Company has received from its legal, accounting and tax advisors as to all legal, accounting and tax matters relating to the Merger and the other transactions contemplated by the Agreement. We express no opinion as to any such matters.

Our opinion is necessarily based on financial, economic, regulatory, market and other conditions as in effect on, and the information made available to us as of, the date hereof. Events occurring after the date hereof could materially affect this opinion. We have not undertaken to update, revise, reaffirm or withdraw this opinion or otherwise comment upon events occurring after the date hereof. We express no opinion as to the trading value of Company Common Stock or Purchaser Common Stock at any time or what the value of Purchaser Common Stock will be once it is actually received by the holders of Company Common Stock.

We have acted as Company’s financial advisor in connection with the Merger and will receive a fee for our services, which fee is contingent upon closing of the Merger. We will also receive a fee for rendering this opinion. Company has also agreed to indemnify us against certain claims and liabilities arising out of our engagement and to reimburse us for certain of our out-of-pocket expenses incurred in connection with our engagement. Sandler O’Neill did not provide any other investment banking services to Company, nor did Sandler O’Neill provide any investment banking services to Purchaser, in the two years preceding the date hereof. In the ordinary course of our business as a broker-dealer, we may purchase securities from and sell securities to

Company, Purchaser and their respective affiliates. We may also actively trade the equity and debt securities of Company, Purchaser and their respective affiliates for our own account and for the accounts of our customers.

Our opinion is directed to the Board of Directors of Company in connection with its consideration of the Agreement and the Merger and does not constitute a recommendation to any shareholder of Company as to how any such shareholder should vote at any meeting of shareholders called to consider and vote upon the approval of the Agreement and the Merger. Our opinion is directed only to the fairness, from a financial point of view, of the Exchange Ratio to the holders of Company Common Stock and does not address the underlying business decision of Company to engage in the Merger, the form or structure of the Merger or any other transactions contemplated in the Agreement, the relative merits of the Merger as compared to any other alternative transactions or business strategies that might exist for Company or the effect of any other transaction in which Company might engage. We also do not express any opinion as to the fairness of the amount or nature of the compensation to be received in the Merger by any officer, director or employee of Company or Purchaser, or any class of such persons, if any, relative to the compensation to be received in the Merger by any other shareholder. This opinion has been approved by Sandler O’Neill’s fairness opinion committee. This opinion may not be reproduced without Sandler O’Neill’s prior written consent; provided, however, Sandler O’Neill will provide its consent for the opinion to be included in regulatory filings to be completed in connection with the Merger.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Exchange Ratio is fair to holders of Company Common Stock from a financial point of view.

Very truly yours,

/s/ Sandler O’Neill & Partners, L.P.

UNITED FINANCIAL BANCORP, INC.

Special Meeting of Shareholders

Date and Time: October 22, 2019 at 10:00 a.m. (Eastern Time)

Place: Connecticut Science Center, 250 Columbus Boulevard, Hartford, Connecticut 06103

This proxy is solicited by the Board of Directors

P R O X Y	The shareholder(s) hereby appoint(s) Michael A. Bars, Michael F. Crawley and Robert A. Stewart, Jr., or any of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of UNITED FINANCIAL BANCORP, INC. that the shareholder(s) is/are entitled to vote at the Special Meeting of Shareholders to be held at Connecticut Science Center, 250 Columbus Boulevard, Hartford, Connecticut 06103, EDT on October 22, 2019, at 10:00 a.m., and any adjournments thereof. The undersigned shareholder(s) hereby revoke(s) any proxy or proxies heretofore given.
C A R	This proxy, when properly executed, will be voted as directed or, if no direction is given, will be voted “FOR” the merger proposal in Proposal 1, “FOR” on a non-binding, advisory basis, the compensation proposal in Proposal 2, and “FOR” the adjournment proposal in Proposal 3.
D	If you receive more than one proxy card, please sign and return all cards in the accompanying envelopes.

YOUR VOTE IS VERY IMPORTANT - PLEASE VOTE TODAY

(Continued and to be signed and dated on reverse side)

---------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

~	TO VOTE BY MAIL, PLEASE DETACH HERE, SIGN AND DATE PROXY CARD, AND RETURN IN THE POSTAGE-PAID ENVELOPE PROVIDED	~

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:

The Notice of Special Meeting of Shareholders and Proxy Statement/Prospectus are available at www.unitedfinancialinc.com - click on “Financial Information” and “Special Meeting Materials”

The Board of Directors recommends you vote “FOR” proposals 1, 2 and 3.	Please mark vote as indicated in this example

1. To approve the Agreement and Plan of Merger, dated as of July 15, 2019, by and between United Financial Bancorp, Inc. and People’s United Financial, Inc., as such agreement may be amended from time to time, which is referred to as the merger agreement, and the merger contemplated by the merger agreement;

	FOR ☐	AGAINST ☐	ABSTAIN ☐

2. To approve, on a non-binding, advisory basis, compensation that certain executive officers of United Financial Bancorp, Inc. may receive that is based on or otherwise relates to the merger contemplated by the merger agreement;

	FOR ☐	AGAINST ☐	ABSTAIN ☐

3. To adjourn the special meeting one or more times if necessary, advisable or appropriate to solicit additional proxies in favor of Proposal 1.	FOR ☐	AGAINST ☐	ABSTAIN ☐
Yes No Please indicate if you plan to attend this meeting ☐ ☐

The shares represented by this proxy will be voted in the manner directed by the undersigned shareholder or, if no direction is given, shares will be voted for the proposals in items 1, 2 and 3.

Date

Signature

Signature (if jointly held)

Title(s)

NOTE: Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

PLEASE SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED POSTAGE PAID ENVELOPE

~	TO VOTE BY MAIL, PLEASE DETACH HERE, SIGN AND DATE PROXY CARD, AND RETURN IN THE POSTAGE-PAID ENVELOPE PROVIDED	~

Your telephone or internet proxy authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your WHITE proxy card.

AUTHORIZE YOUR PROXY BY INTERNET: THE WEB ADDRESS IS www.proxyvoting.com/ubnk. You will be asked to enter a CONTROL NUMBER which is located in the lower right hand corner of this form.

AUTHORIZE YOUR PROXY BY PHONE: You will be asked to enter a CONTROL NUMBER which is located in the lower right hand corner of this form.

Call « « Toll Free « «

(877) 482-6153

There is NO CHARGE to you for this call

OPTION A:	You are encouraged to review each proposal and select a voting choice before you submit your proxy. Please press 0 in order to vote on each proposal separately.

OPTION B:	If you prefer not to select a voting choice with respect to each proposal you may press 1 to submit a proxy. If you select this option, your shares will be voted in accordance with the recommendations made by the Board of Directors.

Internet and Telephone voting is available through 11:59 P.M.	CONTROL NUMBER
Eastern Time on October 21, 2019.	for Telephone/Internet Proxy Authorization

UNITED FINANCIAL BANCORP, INC.

Special Meeting of Shareholders

Date and Time: October 22, 2019 at 10:00 a.m. Eastern Time

Place: Connecticut Science Center, 250 Columbus Boulevard, Hartford, Connecticut 06103

This proxy is solicited by the Board of Directors

As you know, the United Bank 401(k) Plan (“United 401(k) Plan”) includes an employee stock ownership plan (“ESOP”) component and allows for investment in shares of common stock of United Financial Bancorp, Inc. (the “Company”). This means that participants in the United 401(k) Plan may hold shares of the Company’s common stock in their accounts under the United 401(k) Plan.

In accordance with the United 401(k) Plan document, shares of the Company’s common stock held by the United 401(k) Plan are eligible to be counted toward the shareholder vote at the United Financial Bancorp, Inc. Special Meeting of Shareholders to be held on October 22, 2019 (the “Special Meeting”). Therefore, as a participant in the United 401(k) Plan with an investment in shares of the Company’s common stock as of August 27, 2019, the record date of the Special Meeting, you are eligible to direct the vote of your proportionate share of the Company’s common stock held in the United 401(k) Plan.

Principal Trust Company is the Trustee (the Trustee) for the United 401(k) Plan; the Trustee has been directed to vote those shares of the Company’s common stock held in the United 401(k) Plan proportionately in accordance with the timely voting instructions it receives from participants. The Trustee has requested Morrow Sodali (“Morrow”) to prepare a proxy card for you so that you may convey your individual voting instructions to the Trustee on the matters set forth in the Proxy Statement/Prospectus at the Special Meeting or any adjournment thereof.

The Trustee is not aware of any other business to be brought before the Special Meeting. You may obtain copies of the Proxy Statement/Prospectus from the following website www.unitedfinancialinc.com (click on “Financial Information, Special Meeting Materials and then on “Proxy Statement/Prospectus, unless you hold the Company’s common stock outside of the United 401(k) Plan, in which case, you will receive both of these documents under separate cover from Morrow or your broker.) Hard copy materials are also available by contacting Marliese Shaw, EVP, Investor Relations Officer at (860) 291-3622.

In order to direct the voting of the shares of the Company’s common stock held in the United 401(k) Plan as of August 27, 2019, you must complete, sign and date the proxy card provided and return it to Morrow in the accompanying postage paid envelope. Your Confidential Voting proxy card must be received by Morrow no later than 11:59 p.m. Eastern Time on October 17, 2019.

Your vote and the votes of other participants will be tallied by Morrow who will relay the results to the Trustee who in turn will:

1. Vote the shares held in the United 401(k) Plan FOR, AGAINST or ABSTAIN based on the timely voting instructions it has received from participants; and

2. Vote all shares held in the unallocated account, and the remaining shares in the allocated position for which it has not received timely instructions, in the same proportion as shares for which it has received timely voting instructions to vote the proposals; and in either case, so long as such vote is solely in the interests of participants and beneficiaries and in accordance with the requirements of the Employee Retirement Income Security Act of 1974, as amended. The effect of the foregoing procedure is that all shares of the Company’s common stock held in the United 401(k) Plan will be voted.

(Continued and to be signed and dated on reverse side)

---------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

~	TO VOTE BY MAIL, PLEASE DETACH HERE, SIGN AND DATE PROXY CARD, AND RETURN IN THE POSTAGE-PAID ENVELOPE PROVIDED	~

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:

The Notice of Special Meeting of Shareholders and Proxy Statement/Prospectus are available at www.unitedfinancialinc.com - click on “Financial Information” and “Special Meeting Materials”

The Board of Directors recommends you vote “FOR” proposals 1, 2 and 3.	Please mark vote as indicated in this example

1. To approve the Agreement and Plan of Merger, dated as of July 15, 2019, by and between United Financial Bancorp, Inc. and People’s United Financial, Inc., as such agreement may be amended from time to time, which is referred to as the merger agreement, and the merger contemplated by the merger agreement;

	FOR ☐	AGAINST ☐	ABSTAIN ☐

2. To approve, on a non-binding, advisory basis, compensation that certain executive officers of United Financial Bancorp, Inc. may receive that is based on or otherwise relates to the merger contemplated by the merger agreement;

	FOR ☐	AGAINST ☐	ABSTAIN ☐

3. To adjourn the special meeting one or more times if necessary, advisable or appropriate to solicit additional proxies in favor of Proposal 1.	FOR ☐	AGAINST ☐	ABSTAIN ☐

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Date

Signature

Signature (if jointly held)

Title(s)

NOTE: Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

PLEASE SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED POSTAGE PAID ENVELOPE

~	TO VOTE BY MAIL, PLEASE DETACH HERE, SIGN AND DATE PROXY CARD, AND RETURN IN THE POSTAGE-PAID ENVELOPE PROVIDED	~

Your telephone or internet proxy authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your WHITE proxy card.

AUTHORIZE YOUR PROXY BY INTERNET: THE WEB ADDRESS IS www.proxyvoting.com/ubnk. You will be asked to enter a CONTROL NUMBER which is located in the lower right hand corner of this form.

AUTHORIZE YOUR PROXY BY PHONE: You will be asked to enter a CONTROL NUMBER which is located in the lower right hand corner of this form.

Call « « Toll Free « «

(877) 482-6153

There is NO CHARGE to you for this call

OPTION A:	You are encouraged to review each proposal and select a voting choice before you submit your proxy. Please press 0 in order to vote on each proposal separately.

OPTION B:	If you prefer not to select a voting choice with respect to each proposal you may press 1 to submit a proxy. If you select this option, your shares will be voted in accordance with the recommendations made by the Board of Directors.

Internet and Telephone voting is available through 11:59 P.M.	CONTROL NUMBER
Eastern Time on October 17, 2019.	for Telephone/Internet Proxy Authorization